AS FILED WITH THE SECURITIES AND EXCHANGE
                                                      COMMISSION ON MAY 18, 2004
                                                     REGISTRATION NO. 333-113140
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


             INN OF THE MOUNTAIN GODS RESORT AND CASINO (Exact Name
                   of Registrant as Specified in its Charter)

         Not Applicable                         7990                        85-0098966
(State or Other Jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)      Classification Code Number)        Identification No.)


                             287 CARRIZO CANYON ROAD
                           MESCALERO, NEW MEXICO 88340
                                 (505) 464-6595
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of registrant's principal executive offices)

                                 MICHAEL FRENCH
                             CHIEF OPERATING OFFICER
                             287 CARRIZO CANYON ROAD
                           MESCALERO, NEW MEXICO 88340
                                 (505) 464-7777
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:

------------------------------------------------- -----------------------------------------------
           C.N. FRANKLIN REDDICK III                          F. RANDOLPH BURROUGHS
                  LEE KOLODNY                                   BURROUGHS & RHODES
       AKIN GUMP STRAUSS HAUER & FELD LLP             906 VIRGINIA AVENUE, P.O. DRAWER 5008
       2029 CENTURY PARK EAST, SUITE 2400               ALAMOGORDO, NEW MEXICO 88311-5008
         LOS ANGELES, CALIFORNIA 90067                            (505) 434-1010
                 (310) 229-1000
------------------------------------------------- -----------------------------------------------

                       SEE TABLE OF ADDITIONAL REGISTRANTS

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OF THE SECURITIES: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                           --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) , MAY DETERMINE.


================================================================================

                    TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                        PRIMARY
                             STATE OR OTHER            STANDARD
    EXACT NAME OF            JURISDICTION OF          INDUSTRIAL           I.R.S. EMPLOYER
REGISTRANT GUARANTOR       INCORPORATION AND        CLASSIFICATION         IDENTIFICATION
         (1)                  ORGANIZATION            CODE NUMBER              NUMBER
----------------------    --------------------     -----------------      ------------------
Casino Apache                Not Applicable              7990                85-0098966
Inn of the Mountain          Not Applicable              7990                85-0098966
Gods
Casino Apache Travel         Not Applicable              7990                85-0098966
Center
Ski Apache                   Not Applicable              7990                85-0098966

----------------
(1)  The address and telephone number for each registrant guarantor is 287
     Carrizo Canyon Road, Mescalero, New Mexico 88340 and (505) 464-7777.


                    SUBJECT TO COMPLETION, DATED MAY 18, 2004

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER, EXCHANGE OR SALE IS NOT PERMITTED.

PROSPECTUS
                                  $200,000,000


                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

                                OFFER TO EXCHANGE
                           12% SENIOR NOTES DUE 2010,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
                           FOR ANY AND ALL OUTSTANDING
                            12% SENIOR NOTES DUE 2010
                                    ........



     We are offering to exchange up to $200,000,000 aggregate principal amount of our new 12% senior notes due 2010, which we refer to as the exchange notes, which will be freely transferable, for any and all of our outstanding 12% senior notes due 2010, which we refer to as the original notes, which were issued in a private offering on November 3, 2003, which we refer to as the offering, and which have certain transfer restrictions.

     o The exchange offer expires at 5:00 p.m., New York City time, on ______, 2004, the 21st business day following the date of this prospectus, unless extended in our sole and absolute discretion.

     o The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will be freely transferable and issued free of any covenants regarding exchange and registration rights.

     o All original notes that are validly tendered and not validly withdrawn will be exchanged.

     o Tenders of original notes may be withdrawn at any time prior to expiration of the exchange offer.

     o    We will not receive any proceeds from the exchange offer.

     o The exchange of the original notes for exchange notes will not constitute a taxable exchange for United States federal income tax purposes.

     o    No separate consideration will be received for the guarantees.

                              --------------------


     SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER.

     None of the National Indian Gaming Commission, or the NIGC, the Bureau of Indian Affairs, or the BIA, the Securities and Exchange Commission, or the SEC, or any state securities commission or any other federal or state regulatory authority has approved or disapproved of the securities to be distributed in the exchange offer, nor have any of the foregoing authorities passed upon or endorsed the merits of this offering or the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying letter of transmittal and related documents and any amendments or supplements to this prospectus carefully before making your investment decision.

                              --------------------

               The date of this prospectus is ____________, 2004.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES OR SOLICITING ANY OFFER TO PURCHASE THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.
                                ---------------

                                TABLE OF CONTENTS

           Prospectus Summary.....................................   1
           Risk Factors...........................................   16
           Forward-Looking Statements.............................   25
           Use of Proceeds........................................   26
           Capitalization.........................................   27
           Selected Historical Financial and Other Data...........   28
           Management's Discussion and Analysis of Financial
             Condition and Results of Operations..................   31
           Business...............................................   44
           Management.............................................   52
           Mescalero Apache Tribe.................................   56
           Certain Relationships and Related Transactions.........   58
           Government Regulation..................................   60
           Description of Material Agreements.....................   63
           Description of Exchange Notes..........................   68
           The Exchange Offer.....................................   116
           Book Entry; Delivery and Form..........................   127
           Material U.S. Federal Income Tax Consequences..........   130
           Plan of Distribution...................................   133
           Legal Matters..........................................   135
           Independent Auditors...................................   135
           Where You Can Find More Information....................   135
           Annex A - Letter of Transmittal........................   A-1
           Index to Financial Statements..........................   F-1


                                 ---------------

                               PROSPECTUS SUMMARY


     THIS PROSPECTUS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND RELATED NOTES CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION. REFERENCES IN THIS PROSPECTUS TO (A) THE "TRIBE" REFERS TO THE MESCALERO APACHE TRIBE, A FEDERALLY RECOGNIZED INDIAN TRIBE, (B) "IMG RESORT AND CASINO" AND "ISSUER" REFERS TO INN OF THE MOUNTAIN GODS RESORT AND CASINO, A BUSINESS ENTERPRISE OF THE TRIBE AND THE ISSUER OF THE NOTES, (C) "CASINO APACHE" REFERS TO CASINO APACHE, A BUSINESS ENTERPRISE OF THE TRIBE, (D) THE "INN" REFERS TO INN OF THE MOUNTAIN GODS, A BUSINESS ENTERPRISE OF THE TRIBE, (E) THE "TRAVEL CENTER" REFERS TO CASINO APACHE TRAVEL CENTER, A BUSINESS ENTERPRISE OF THE TRIBE AND (F) "SKI APACHE" REFERS TO SKI APACHE, A BUSINESS ENTERPRISE OF THE TRIBE. EACH OF CASINO APACHE, THE INN, THE TRAVEL CENTER AND SKI APACHE IS A WHOLLY-OWNED SUBSIDIARY OF IMG RESORT AND CASINO AND A GUARANTOR OF THE NOTES AND ARE COLLECTIVELY REFERRED TO IN THIS PROSPECTUS AS THE "GUARANTORS." REFERENCES IN THIS PROSPECTUS TO "WE," "OUR," "OUR" AND "US" COLLECTIVELY REFERS TO IMG RESORT AND CASINO, THE ISSUER OF THE EXCHANGE NOTES, AND THE TRAVEL CENTER, CASINO APACHE, THE INN AND SKI APACHE, THE GUARANTORS OF THE EXCHANGE NOTES.


                              ORGANIZATIONAL CHART

     The following is an organizational chart which shows the relationship between the Tribe, us and the guarantors of the exchange notes.


                             MESCALERO APACHE TRIBE
                             ----------------------


                              IMG RESORT AND CASINO
          ---------------     ---------------------       ----------------


          CASINO            CASINO          INN OF THE            SKI
          APACHE            APACHE           MOUNTAIN            APACHE
                            TRAVEL             GODS
         -------          ---------        ------------         ---------

                     IMG RESORT AND CASINO AND THE PROJECT


IMG RESORT AND CASINO

     We operate New Mexico's only all-season gaming destination resort. The Tribe's 725 square mile reservation is located in the forests of the Sacramento Mountains in south-central New Mexico and our operations include: two full-service casinos offering 39,600 square feet of gaming space including 1,180 slot machines and 38 table games as of January 31, 2004; a new resort hotel and casino on the banks of Lake Mescalero (currently under construction); the second largest ski resort in New Mexico; a championship golf course; big-game hunting and various other outdoor recreational activities. We are located approximately 120 miles north of El Paso, Texas and the Mexican border and approximately 200 miles south of Albuquerque, New Mexico. Our casinos and resort hotel are conveniently located off of a heavily traveled four-lane highway, U.S. Highway
70. According to the New Mexico State Highway and Transportation Department, approximately 5.9 million vehicles travel across U.S. Highway 70 each year.

THE PROJECT

     We are currently engaged in a two-phase construction project, which we refer to as the Project. We successfully completed Phase I of the Project, construction of our new Casino Apache Travel Center in May 2003, at a cost of $16.0 million. We are currently constructing Phase II of the Project, the Inn of the Mountain Gods Resort and Casino, or the Resort. We have entered into a fixed price contract for the Phase II construction costs and expect to complete the Resort in April 2005 at a cost of $171.3 million.

     Management believes the Project will position us as the "Southwest's Best All-Season Resort" by expanding and modernizing our gaming and hotel facilities to meet customer demand and address the limitations of our existing casino, Casino Apache, and our old hotel, the Inn of the Mountain Gods. Casino Apache currently operates at capacity on weekends, holidays and during promotional events even though it was originally designed as a two-floor convention space and not a high-traffic casino. Casino Apache is also affected by poor ventilation and limited parking and gaming space. Although it was opened in 1975 as a luxury resort hotel, by 2002 the Inn of the Mountain Gods hotel was an aging and dated facility that required significant modernization to serve the needs of our customers. These capacity and design issues have limited our ability to attract additional gaming and resort customers from both within and beyond our primary market area. Nevertheless, our gaming revenues have continued to grow, experiencing a compound annual growth rate of approximately 13.9% from our fiscal year ended April 30, 2000 through January 31, 2004.

PHASE I -- THE TRAVEL CENTER

     In May 2003, we successfully completed Phase I of the Project, construction of the Travel Center, on time and on budget. The Travel Center targets locals and casual day-trip visitors and complements our gaming operations at Casino Apache. The Tribe funded the entire construction cost of Phase I with equity contributions to us from cash on hand.

     The 14-acre Travel Center is located on U.S. Highway 70 and, at January 31, 2004, featured:

     o 17,000 square feet of gaming space including 502 slot machines and 13 table games, including blackjack and roulette;

     o two video poker bars -- a 12-seat circular bar located in the center of the facility, which features video poker at all 12 seats, and an 11-seat full-service bar, which features video poker at five seats;

     o "Smokey B's Grill," a 2,300 square foot, 135-seat casual dining restaurant;

     o a 2,500 square foot convenience store, which carries food, candy, hot and cold beverages and travel and sundry items;

     o an 800 square foot tax-free smoke shop, which offers a variety of brand-name carton cigarettes at discounted prices;

     o a Conoco-branded fuel station with 12 gasoline and eight diesel pumping stations;

     o    a 2,000 square foot shower and laundry facility;

     o approximately 725 on-site parking spaces, including a separate parking area for semi-trucks, with 25 over-sized spaces; and

     o    shuttle service to Casino Apache.

PHASE II -- INN OF THE MOUNTAIN GODS RESORT AND CASINO

     In January 2003, we demolished the existing Inn of the Mountain Gods hotel and began Phase II of the Project, construction of the new Resort, on the site of the old hotel. Construction of the Resort has been designed to minimize disruption of our existing Casino Apache operations, which has been and will remain open during the construction period. We expect to complete the Resort in April 2005.

     We intend to fund the construction of the Resort from proceeds of the sale of the notes, cash on hand, equity contributions from the Tribe, operating cash flows and permitted equipment financing. We have approximately $85.1 million of construction and equipment costs remaining to be paid to complete the Resort. As of January 31, 2004, we had approximately $55.4 in a construction disbursement account to pay for the remaining costs of the Resort. We intend to fund the remaining $29.7 million from operating cash flow and permitted indebtedness.



     Upon completion of the Resort, Casino Apache will be relocated into the Resort and repositioned as an upscale destination casino offering higher table gaming and slot machine limits and a broader mix of table games than the Travel Center. After completion, the Resort is expected to feature:

     o 38,000 square feet of gaming space with approximately 1,000 slot machines (and capacity for 1,500 slot machines) and 34 table games;

     o a 273-room modern luxury hotel, with 246 deluxe rooms and 27 suites, all with a balcony view of Lake Mescalero and either Sierra Blanca Mountain or our forest-lined golf course;

     o a 37,000 square foot events center designed to host entertainment and sporting events, including boxing and concerts, as well as trade shows and exhibitions;

     o an indoor swimming pool and fitness center, including a yoga and aerobics workout room, steam and sauna facilities for both men and women and a family locker area;

     o various food and beverage venues, including a 150-seat indoor/outdoor casual and fine dining restaurant, a 250-seat buffet-style restaurant, a 100-seat sports bar, a 75-seat nightclub featuring live entertainment and dancing and a "quiet" lounge featuring an oversized fireplace; and

     o approximately 2,200 parking spaces, consisting of a 1,700 space underground parking structure and 500 spaces of surface parking.

     We believe that upon completion of the Resort, the combination of our expanded and modernized facilities, attractive and natural resort surroundings, geographic location, all-season gaming and non-gaming amenities and new business and marketing strategies will enable the Resort to become the "Southwest's Best All-Season Resort."

                             OUR BUSINESS ACTIVITIES

     IMG Resort and Casino was formed by the Tribe on April 2, 2003 to be the holding company for all of the Tribe's gaming and resort enterprises. Prior to the formation of IMG Resort and Casino, the Tribe had been operating its gaming and resort activities through four separate tribal enterprises: Casino Apache, which owned and operated the Tribe's original casino, Casino Apache, since the commencement of its operations in 1992; Ski Apache, which owned and operated the Tribe's ski resort, since the commencement of its operations in 1964; Inn of the Mountain Gods, which owned and operated the Tribe's resort hotel, the Inn of the Mountain Gods, since the commencement of its operations in 1975; and the Travel Center, which owned and operated the Tribe's second gaming facility, Casino Apache Travel Center, since the commencement of its operations in April 2003. On April 2, 2003, each of the Tribe's gaming and resort enterprises - the Travel Center, Casino Apache, Ski Apache and Inn of the Mountain Gods - were contributed to IMG Resort and Casino by the Tribe and are wholly-owned subsidiaries of IMG Resort and Casino.

GAMING

     We currently operate two gaming facilities, the Travel Center and Casino Apache. The Travel Center, opened on May 21, 2003, is located directly on U.S. Highway 70 and is highly visible to drivers in both directions. Casino Apache, opened in 1992, is located two miles off of U.S. Highway 70, adjacent to the future site of the Resort. As of January 31, 2004, Casino Apache featured 22,600 square feet of gaming space, 678 slot machines and 25 table games, including craps, blackjack, roulette, three-card poker and "Let it Ride;" a 100-seat buffet restaurant; a gift shop and approximately 400 customer parking spaces.

     Our gaming operations have experienced continued growth since fiscal 2000. Casino Apache's gross slot win per day has increased from $104 in fiscal 2000 to $155 in fiscal 2003, a 14.2% compound annual growth rate. In May 2003, we opened the Travel Center with approximately 500 slot machines, comprised of approximately 200 slot machines moved from Casino Apache and approximately 300 new slot machines. Gross slot win per day from our gaming operations decreased from $161 for the nine months ended January 31, 2003 to $142 for the nine months ended January 31, 2004; in this period the weighted average number of slot machines increased by 288.

RESORT AMENITIES

     Since opening the original 118-room hotel as a five-star resort facility in 1975, we have built a strong reputation as a leading destination resort in our region. Our cool mountain climate and resort amenities typically attract capacity crowds from May through September. Our resort amenities include our championship golf course, rated the 35th "Best Golf Resort" in the country in 2002 by Golf Week(TM), a golf pro shop, big game hunts, shooting ranges, horseback riding, boating, fishing and a casual dining restaurant and bar. During construction of the Resort, we have been and will continue to operate substantially all of our resort amenities. In addition, we have instituted a partnership with more than a dozen local hotels to provide our regular lodging patrons with accommodations throughout this period.

SKIING

     We have owned and operated Ski Apache since 1964. Ski Apache has 750-acres of ski area and is the second largest snow ski area (based upon acres of ski area) in the State of New Mexico. Our ski resort is located on U.S. Forest Service and Tribal land on the 12,003-foot Sierra Blanca Mountain, on the southern tip of the Rocky Mountains, approximately 20 miles from the site of the Resort. Approximately 200,000 skiers, primarily from New Mexico, Texas, Arizona and Mexico, visited Ski Apache during each of our last three ski seasons, which typically run from Thanksgiving to Easter. Ski Apache features 11 lifts, including New Mexico's only gondola lift, providing the largest lift capacity in New Mexico, 55 ski trails, extensive snow making capability, a ski and snowboarding school, and a full service ski and snowboard rental shop. Ski Apache has a 30-year land lease with the U.S. Forest Service, which expires in 2014.

                                BUSINESS STRATEGY

     We are the only full-service casino operator offering both slot machines and table games within our primary market area, which encompasses Southern New Mexico, including the cities of Ruidoso, Alamogordo, Las Cruces and Roswell, western Texas, including the cities of El Paso, Lubbock and Odessa and northern Mexico, including Ciudad Juarez. According to the U.S. Census Bureau and Desarrollo Economico de Ciudad Juarez/INEGI, there are approximately 3.1 million people in our primary market area, including 1.8 million adults.

     Based on information we have obtained from our approximately 90,000 member customer loyalty program, the Apache Spirit Club, our primary feeder markets include cities over 200 miles away. We believe that our facilities will continue to be attractive to these customers because of our location. Within our primary market area, we are the closest gaming facility to offer both slot machines and table games and we are the closest resort destination offering all-season amenities, including skiing and championship golf.

     Upon completion of the Project, we believe we will be able to increase penetration within our existing primary market and expand our market to include a greater number of customers from New Mexico, Texas, Mexico, Oklahoma, Colorado, Arizona and California. In connection with the Project, we also intend to implement a comprehensive business and marketing strategy to enhance operations at our facilities. Key measures include:

     o CROSS MARKET OUR RESORT FACILITIES - Cross market all of our resort facilities to increase market penetration and expand our market by highlighting our diverse range of attractive all-season activities;

     o INTEGRATE MANAGEMENT - Further expand our management team and consolidate our management structure across our resort enterprises, which were formerly operated as separate businesses, to drive greater operating efficiencies and economies of scale for our business as a whole;

     o BROADEN CUSTOMER BASE - Offer different gaming and slot machine limits, mixes of table games and non-gaming amenities across our casino and new resort facilities to broaden our customer base;

     o IMPLEMENT PREMIUM PRICING - Capitalize on our new resort facilities, including luxury accommodations, to implement premium pricing to target a more affluent customer base;

     o SHOULDER AND OFF-PEAK MARKETING - Create targeted promotions to achieve higher utilization during shoulder and off-peak periods; and

     o EXPAND CUSTOMER LOYALTY PROGRAM - Continue to expand the Apache Spirit Club across all of our resort facilities to recognize gaming and non-gaming spending habits and create individually targeted promotions for our customers. We have increased membership in the Apache Spirit Club by approximately 61.0% from March 2003 through March 2004.

     The Project is part of our business strategy to develop an integrated resort, increase our market reach and realize operating benefits from business synergies. We may not be able to fully implement this strategy if we experience changes in general or local economic conditions, increased competition, other changes in our industry, or our plan to promote our customers' utilization of our various resort amenities, including our gaming, hotel, entertainment and other amenities does not achieve its intended results.

                                    THE TRIBE

     The Tribe is a federally recognized, self-governing Indian tribe with approximately 4,100 members. The ten-member Tribal Council, including a President, Vice President and eight other elected Tribal Council members, governs the Tribe. The Executive Committee, comprised of the President, Vice President, Secretary and Treasurer, oversees all of the Tribe's business activities. IMG Resort and Casino is governed by a Management Board comprised of between seven to nine members, including: the four members of the Executive Committee of the Tribe (including, the President of the Tribe who serves as Chairperson, as well as the Vice President, Secretary and Treasurer of the Tribe); the Chief Operating Officer of IMG Resort and Casino; and at least one, and up to three, independent members.

                                   THE COMPACT


     In 1997, the Tribe entered into the 1997 Compact with the State of New Mexico, which permits Class III gaming on the Tribe's reservation pursuant to the Indian Gaming Regulatory Act of 1988, or IGRA. In the State of New Mexico, the execution of an Indian gaming compact is conditioned upon execution of a revenue sharing agreement providing for limited exclusivity of gaming activities to the tribal entity in exchange for an agreement to make quarterly revenue sharing payments to the State. At the time the 1997 Compact was entered into by the Tribe, this revenue sharing agreement provided for a revenue sharing fee equal to 16% of the Tribe's "net win" from gaming. See "Description of Material Agreements - The 1997 Compact" for a discussion of the material provisions of the 1997 Compact.


     From the time the Tribe signed the 1997 Compact, the Tribe has contested the legality of the 16% revenue sharing fees and certain other regulatory fees imposed by the State of New Mexico and has not made any payments under the revenue sharing agreement. However, it has continued to accrue on its financial statements the full 16% revenue share and other regulatory fees claimed by the State, which at January 31, 2004 amounted to a $47.5 million accrued liability. On April 20, 2004, the Tribe and the State of New Mexico entered into a settlement agreement which resolved all of their disputes regarding the 1997 Compact.



     Under the settlement agreement, the State of New Mexico and the Tribe agreed that the Tribe would pay the State of New Mexico $25.0 million and that they would enter into a new gaming compact, the 2001 Compact, which was enacted pursuant to Senate Joint Resolution 37 during the 2001 session of the New Mexico State Legislature. The settlement agreement provides that the $25.0 million payment settles all revenue sharing and regulatory fees payable under the 1997 Compact as well as all revenue sharing fees payable under the 2001 Compact through March 2005. The 2001 Compact provides for a revenue sharing amount equal to 8% of "net win" from gaming machines, payable no later than 25 days after the last day of each calendar quarter and an annual regulatory fee of $100,000, paid in quarterly installments of $25,000 on the first day of each calendar quarter. Pursuant to the terms of the settlement agreement, we will begin incurring revenue sharing payments to the State of New Mexico at the rate of 8% of "net win" pursuant to the 2001 Compact in March 2005, with our first revenue sharing payment under the 2001 Compact due in July 2005. In addition, pursuant to the terms of the settlement agreement, we will begin incurring regulatory fees, at the rate of $100,000 per year, from the date the approval of the 2001 Compact is published in the Federal Register with our first payment for regulatory fees under the 2001 Compact due on the first day of the first full calendar quarter thereafter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Events - Settlement Agreement with State of New Mexico/2001 Compact" for a discussion of the settlement agreement and the 2001 Compact.


                                ---------------

     Our mailing address is Inn of the Mountain Gods Resort and Casino, P.O. Box 269, Mescalero, New Mexico, 88340. Our telephone number is (505) 464-5141.

                               THE EXCHANGE OFFER

Initial Offering of Original       We sold the original notes on November 3, 2003 to
Notes..........................    the initial purchaser, Citigroup Global Markets,
                                   Inc., who subsequently resold the original notes to
                                   qualified institutional buyers pursuant to an
                                   exemption from the registration requirements
                                   of the Securities Act of 1933, as amended, or
                                   the Securities Act.

Exchange and Registration Rights
Agreement......................    Simultaneously with our sale of the original
                                   notes, we entered into a registration rights
                                   agreement in which we agreed to:

                                   o       no later than 210 days after the
                                           issue date of the original notes,
                                           file a registration statement with
                                           the SEC with respect to a registered
                                           offer to exchange the original notes
                                           for the exchange notes having terms
                                           substantially identical in all
                                           material respects to the original
                                           notes (except that the exchange notes
                                           will not contain terms with respect
                                           to transfer restrictions);

                                   o       use our respective reasonable best
                                           efforts to cause the exchange offer
                                           registration statement to be declared
                                           effective under the Securities Act
                                           not later than 240 days after the
                                           issue date of the original notes;

                                   o       use our respective reasonable best
                                           efforts to cause the exchange offer
                                           to be completed not later than 270
                                           days after the issue date of the
                                           original notes;

                                   o       upon the effectiveness of the
                                           exchange offer registration
                                           statement, offer to exchange the
                                           exchange notes for any and all
                                           outstanding original notes and to
                                           keep the exchange offer open for not
                                           less than 30 days (or longer if
                                           required by law) issued; and

                                   o       to issue exchange notes for all
                                           original notes validly tendered and
                                           not withdrawn before the expiration
                                           of the exchange offer.

                                   The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding original notes.

Exchange Offer.................    We are offering to exchange $1,000 principal amount
                                   of our exchange notes for each $1,000 principal amount
                                   of our original notes.  We will issue exchange notes
                                   promptly after the expiration of the exchange offer.

Resales........................    We believe that the exchange notes issued pursuant
                                   to the exchange offer may be offered for resale,
                                   resold and otherwise transferred by you (unless
                                   you are an affiliate of ours) without compliance
                                   with the registration and prospectus delivery
                                   provisions of the Securities Act, so long as you
                                   are acquiring the exchange notes in the ordinary
                                   course of your business and you have not engaged in,
                                   do not intend to engage in and have no arrangement
                                   or understanding with any person to participate in,
                                   a distribution of the exchange notes.  Each
                                   participating broker-dealer that

                                       7


                                   receives exchange notes for its own account under the
                                   exchange offer in exchange for original notes that were
                                   acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will
                                   deliver a prospectus in connection with any resale of the
                                   exchange notes.  Any holder of original notes who is an
                                   affiliate of ours, does not acquire exchange notes in the
                                   ordinary course of its business or exchanges original notes in the exchange offer with the intention to participate or for the purpose of participating, or has an arrangement or understanding with any person to participate, in a
                                   distribution of exchange notes, must, in the absence of an exemption, comply with the registration and prospectus
                                   delivery requirements of the Securities Act in connection
                                   with the resale of the exchange notes.  See "The Exchange
                                   Offer - Resale of the Exchange Notes; Plan of Distribution."

Consequences of Failure to         If you do not exchange your original notes for exchange
Exchange Your Outstanding Notes    note in the exchange offer, the restrictions on transfer
                                   provided in the outstanding notes and in the indenture
                                   will still apply to your original notes. In general,
                                   the original notes may not be offered or sold unless
                                   registered or exempt from registration under the Securities
                                   Act, or in a transaction not subject to the Securities
                                   Act and applicable state securities laws. We do not plan
                                   to register any original notes under the Securities Act.

Expiration Date................    The exchange offer expires at 5:00 p.m., New York City time, on ____, 2004, the 21st business day following the date of this prospectus, unless extended at our sole and absolute
                                   discretion, in which case the term "expiration date" means the latest date and time to which the exchange offer is
                                   extended.
Conditions to Exchange Offer...    The exchange offer is subject to the following conditions:

                                   o       the SEC has issued an order or orders
                                           declaring the indenture governing the
                                           exchange notes qualified under the
                                           Trust Indenture Act of 1939;

                                   o       the exchange offer, or the making of
                                           any exchange by a holder, does not
                                           violate applicable law or any
                                           applicable interpretation of the
                                           staff of the SEC;

                                   o       no action or proceeding shall have
                                           been instituted or threatened in any
                                           court or by or before any
                                           governmental agency with respect to
                                           the exchange offer, which, in our
                                           judgment, might impair our ability to
                                           proceed with the exchange offer;

                                   o       there shall not have been adopted or
                                           enacted any law, statute, rule or
                                           regulation which, in our judgment,
                                           would materially impair our ability
                                           to proceed with the exchange offer;
                                           or

                                   o       there shall not have occurred any
                                           material change in the financial
                                           markets in the United States or any
                                           outbreak of hostilities or escalation
                                           thereof or other calamity or crisis
                                           the effect of which on the financial
                                           markets of the United States, in our
                                           judgment, would materially impair our
                                           ability to proceed with the exchange
                                           offer.


                                   We may assert or waive these conditions in our sole discretion at any time prior to the expiration date. See "The Exchange Offer -
                                   Conditions to the Exchange Offer."



                                       8



Procedures for Tendering
Original Notes.................    Each holder of original notes wishing to accept the
                                   exchange offer must complete, sign and date the
                                   accompanying letter of transmittal in accordance with
                                   the instructions, and mail or otherwise deliver the
                                   letter of transmittal together with the original notes
                                   and any other required documentation to the exchange
                                   agent identified below under "Exchange Agent" at the
                                   address set forth in this prospectus.  By executing
                                   the letter of transmittal, a holder will make the
                                   following representations to us:

                                   o       the exchange notes are being acquired in the
                                           ordinary course of business of the holder and any
                                           beneficial owner(s);

                                   o       the holder and each beneficial owner
                                           are not participating, do not intend
                                           to participate, and have no
                                           arrangement or understanding with any
                                           person to participate, in a
                                           distribution of the exchange notes;

                                   o       any person participating in the
                                           exchange offer for the purpose of
                                           distributing the exchange notes must
                                           comply with the registration and
                                           prospectus delivery requirements of
                                           the Securities Act in connection with
                                           a secondary resale transaction with
                                           respect to the exchange notes
                                           acquired by such person;

                                   o       any broker-dealer that receives
                                           exchange notes for its own account
                                           must deliver a prospectus in
                                           connection with any resale of such
                                           exchange notes; and

                                   o       neither the holder nor any beneficial owner is an
                                           "affiliate."

                                   See "The Exchange Offer - Purpose of the
                                   Exchange Offer; The Exchange and Registration
                                   Rights Agreement" and "The Exchange Offer -
                                   Procedures for Tendering Original Notes."

Special Procedures for
Beneficial Owners..............    Any beneficial owner whose original notes are registered
                                   in the name of a broker, dealer, commercial bank, trust
                                   company or other nominee and who wishes to tender should
                                   contact the registered holder promptly and instruct the
                                   registered holder to tender on its behalf.  See "The
                                   Exchange Offer - Procedures for Tendering Original Notes."

Guaranteed Delivery Procedures.    Holders of original notes who wish to tender their original notes when those securities are not immediately available or who cannot deliver their original notes, the letter of
                                   transmittal or any other documents required by the letter of transmittal to the Exchange Agent prior to the expiration
                                   date must tender their original notes according to the
                                   guaranteed delivery procedures set forth in "The Exchange
                                   Offer - Procedures for Tendering Original Notes - Guaranteed
                                   Delivery."

Withdrawal Rights..............    Tenders of original notes may be withdrawn at any time prior to the expiration date.

Acceptance of Original Notes and   We will accept for exchange any and all original
Delivery of Exchange Notes.....    notes that are properly tendered in the exchange offer,
                                   and not withdrawn, prior to the expiration date. The
                                   exchange notes issued pursuant to the exchange offer
                                   will be issued promptly after the expiration of the
                                   exchange offer. See "The


                                       9


                                   Exchange Offer - Terms of the Exchange Offer."

Exchange Agent.................    U.S. Bank National Association is serving as exchange
                                   agent in connection with the exchange offer.  See "The
                                   Exchange Offer - Exchange Agent."

Federal Income Tax Consequences    The exchange of original notes for exchange notes in the
                                   exchange offer will not be treated as a taxable event for
                                   U.S. federal income tax purposes.  See "Material U.S.
                                   Federal Income Tax Consequences."
Use of Proceeds................    We will not receive any proceeds from the issuance of the
                                   exchange notes in the exchange offer.


                                  RISK FACTORS

     You should consider carefully all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled "Risk Factors" before investing in the exchange notes.

                               THE EXCHANGE NOTES

     The exchange offer relates to the exchange of up to $200.0 million principal amount of exchange notes for up to an equal principal amount of original notes. The form and terms of the exchange notes are substantially identical to the form and terms of the original notes, except the exchange notes will be registered under the Securities Act. Therefore, the exchange notes will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the original notes (which they replace). The original notes and the exchange notes are governed by the same indenture, which we refer to as the indenture, and are collectively referred to in this prospectus as the "notes."

Issuer...................................  IMG Resort and Casino, a business enterprise of the Tribe.

Securities Offered.......................  $200.0 million aggregate principal amount of 12%
                                           senior notes due 2010.

Maturity.................................  November 15, 2010.

Interest Payments........................  May 15 and November 15, beginning on May 15, 2004.

Guarantors...............................  Casino Apache, Inn of the Mountain Gods, Casino
                                           Apache Travel Center and Ski Apache, each a
                                           wholly-owned subsidiary of IMG Resort and Casino,
                                           will jointly and severally guarantee the exchange
                                           notes.

Ranking..................................  The exchange notes will:

                                           o     be senior obligations of the issuer;

                                           o     be secured, until completion of the Resort
                                                 (unless a default or event of default has
                                                 occurred and is continuing), by first
                                                 priority security interests in the following
                                                 accounts:

                                                  o    an interest reserve account, which was
                                                       funded at the time the original notes were
                                                       sold with approximately $36.4 million,
                                                       which, together with interest earned
                                                       thereon, will be used to make the first
                                                       three (3) interest payments on the exchange
                                                       notes.  As of January 31, 2004, the balance
                                                       in the interest reserve account is $36.4
                                                       million;

                                                 o     a construction disbursement account,
                                                       which was funded at the time the original notes
                                                       were sold with approximately $94.3
                                                       million and will be used to fund completion of
                                                       the Resort. As of January 31, 2004, the
                                                       balance in the construction disbursement account
                                                       was $55.4 million;

                                                 o     a construction reserve account, which was
                                                       funded at the time the original notes were
                                                       sold approximately $53.6 million and will
                                                       be used to (i) fund contingencies related
                                                       to the construction of the Resort and (ii)
                                                       fund a resolution of the Tribe's
                                                       disagreement relating to the 1997 Compact. See
                                                       "Business - Legal Proceedings - Settlement of

                                       11

                                                       Compact Dispute" for a discussion of our settlement
                                                       with the State of New Mexico regarding the 1997
                                                       Compact. As of January 31, 2004, the balance in the
                                                       construction reserve account was $53.6 million; and

                                                 o     certain of our bank accounts.  As of
                                                       January 31, 2004, the balance in these
                                                       accounts was $6.0 million;

                                             o   rank senior in right of payment to all of the
                                                 issuer's future indebtedness or other
                                                 obligations that are, by their terms, expressly
                                                 subordinated in right of payment to the exchange
                                                 notes;

                                             o   rank equal in right of payment to all of the
                                                 issuer's existing and future senior unsecured
                                                 indebtedness and other obligations that are not,
                                                 by their terms, expressly subordinated in right of
                                                 payment to the exchange notes; and

                                             o   effectively rank junior in right of payment to
                                                 all of the issuer's secured indebtedness and other
                                                 obligations to the extent of the value of the
                                                 assets securing that indebtedness and other
                                                 obligations.

                                             The guarantee of each guarantor will:

                                             o   be senior obligations of each of the guarantors;

                                             o   be secured by a first priority security interest
                                                 in certain of the guarantor's bank accounts
                                                 which will be released upon completion of the Resort
                                                 (unless a default or event of default has occurred
                                                 and is continuing);

                                             o   rank senior in right of payment to any future
                                                 indebtedness or other obligations of each
                                                 guarantor that are, by their terms, expressly
                                                 subordinated in right of payment to the guarantee;

                                             o   rank equal in right of payment to all existing and
                                                 future senior unsecured indebtedness or other
                                                 obligations of each guarantor that are not, by
                                                 their terms, expressly subordinated in right of
                                                 payment to the guarantee; and

                                             o   effectively rank junior in right of payment to all
                                                 secured indebtedness and other obligations of that
                                                 subsidiary guarantor to the extent of the value of the
                                                 assets securing that indebtedness and other
                                                 obligations.

                                                 As of January 31, 2004, we had an aggregate of
                                                 approximately $202.7 million of indebtedness
                                                 outstanding, which includes $200.0 million of
                                                 debt on the original notes. Of this amount,
                                                 approximately $200.9 million, including the
                                                 indebtedness under the original notes, is
                                                 secured.


                                       12


Gaming Redemption.............................   The exchange notes will be subject to disposal and
                                                 redemption requirements imposed by gaming
                                                 regulatory authorities.  See "Description of Notes
                                                 - Gaming Redemption."

Optional Redemption...........................   After November 15, 2007, we may redeem all or part
                                                 of the exchange notes at any time at the
                                                 redemption prices set forth in the section
                                                 "Description of Exchange Notes - Optional
                                                 Redemption," plus accrued and unpaid interest, if
                                                 any, to the date of redemption.

Mandatory Offers to
Repurchase....................................   In certain circumstances, if we experience
                                                 specific kinds of changes in control or, under
                                                 certain circumstances, if we sell assets or
                                                 experience events of loss, we must repurchase the
                                                 exchange notes at the prices set forth in the
                                                 section "Description of Notes-- Repurchase at the
                                                 Option of Holders," plus accrued and unpaid
                                                 interest, if any, to the date of redemption.

                                                 If we exceed a certain minimum cash threshold
                                                 at the last day of the fiscal quarter in which
                                                 the Resort is completed, we will offer to
                                                 repurchase $15.0 million of the notes at a price
                                                 set forth in the section "Description of
                                                 Exchange Notes - Repurchase at Option of
                                                 Holders - Excess Unrestricted Cash Offer," plus
                                                 accrued and unpaid interest, if any, to the
                                                 date of redemption.

Certain Covenants.............................   The indenture contains covenants that will limit,
                                                 among other things, our ability to:

                                                      o pay dividends and make distributions;

                                                      o make investments;

                                                      o incur additional debt or types of debt;

                                                      o create liens;

                                                      o sell equity interests in our subsidiaries;

                                                      o enter into transactions with affiliates;

                                                      o enter into sale and leaseback transactions;

                                                      o engage in other businesses;

                                                      o transfer or sell assets; and

                                                      o merge or consolidate with or into other
                                                         entities.

                                                 The indenture will also impose covenants on
                                                 the Tribe with respect to its authority over
                                                 and control of us and future potential equity
                                                 contributions. The covenants regarding us and
                                                 the Tribe are subject to a number of important
                                                 exceptions and limitations, which are
                                                 described under the heading "Description of
                                                 Exchange Notes."


                   SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

     The following table summarizes the information in the section entitled "Selected Historical Financial and Other Data." You should read this information with our financial statements and the related notes included in this prospectus beginning on page F-1. You also should read the following information in conjunction with the section in this prospectus entitled "Capitalization," "Selected Historical Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                        FISCAL YEAR ENDED      NINE MONTHS ENDED
                                            APRIL 30,              JANUARY 31,

                                    2001     2002      2003      2003      2004
                                  -------- --------  --------  --------  ------
                                                                   (UNAUDITED)
                                              (DOLLARS IN THOUSANDS)
STATEMENTS OF INCOME DATA:
Revenues:
 Gaming........................   $ 39,655  $41,845  $ 46,942   $ 36,541  $45,364
 Food and beverage.............      5,152    5,287     4,894      3,883    4,056
 Rooms.........................      4,777    4,608     3,394      3,355
 Recreation and other..........     11,713   11,229    11,953      7,936   10,281
                                   -------  -------   -------   --------- ---------
Gross revenues.................     61,297   62,969    67,183     51,715   59,700
 Less: promotional allowances..        408      783       931        711      901
                                   -------  -------   -------   --------- ---------
Net revenues...................     60,889   62,186    66,252     51,003   58,799
                                   -------  -------   -------   --------- ---------
Income from operations.........     19,609   19,379    14,244     17,073   11,096
Interest income ...............      1,545      289       190         16      329
Interest expense, net of amounts
 capitalized ..................       (497)    (196)        -       (114)  (1,297)
Other non-operating income.....        198       75       171        107      194
                                   -------  -------   -------   --------- ---------
Net income.....................   $ 20,855  $19,546  $ 14,605   $ 17,227  $10,322
                                   =======  =======   =======   ========= =========

OTHER FINANCIAL DATA:
EBITDA(1)......................   $ 23,884  $23,370  $ 23,628   $ 19,931  $14,888
Depreciation and amortization..      4,077    3,916     9,213      2,858    3,792
Capital expenditures...........        928    1,633    30,699     10,957   85,215
Cash provided by operating
 activities....................     26,614   57,783    39,176     26,538   38,603
Ratio of earnings to fixed
 charges(2)....................      43.0x   100.7x     84.2x     152.3x     1.8x
Pro forma ratio of earnings to
 fixed charges(3)..............          -        -       .6x       1.0x      .5x

PROPERTY DATA (AT END OF
PERIOD EXCEPT FOR WIN PER DAY
DATA, UNAUDITED):
Gross slot win per day.........    $   125      134   $   155    $  161   $   142
Table game win per day.........    $   550      505   $   632       655       593
Number of slot machines........        827      839       803       815     1,180
Number of table games..........         25       25        25        25        38
Number of hotel rooms..........        252      252        --        --        --
Number of restaurant seats.....        450      450       200       200       335
Gaming square footage..........     22,600   22,600    22,600    22,600    39,600




                                             AS OF                AS OF
                                           APRIL 30,           JANUARY 31,
                                   ------------------------ --------------
                                     2001    2002     2003    2003     2004
                                   ------- -------  ------- -------  ------
                                                               (UNAUDITED)
                                             (DOLLARS IN THOUSANDS)
    BALANCE SHEET DATA:
    Cash and cash equivalents...   $15,188 $21,810   $9,332  $18,935  $14,417
    Total assets................    74,438  82,506   96,595   59,861  308,947
    Total debt and capital lease     2,729   2,104    7,453    2,784  278,945
      obligations...............
    Total equity................    37,609  38,747   38,254   11,565   30,001

----------
(1) We define EBITDA as earnings before interest, taxes, depreciation and amortization. We are instrumentalities of a sovereign Indian nation and are not subject to federal or state income tax. Below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which is net income:


                                                                         NINE MONTHS
                                        FISCAL YEAR ENDED APRIL 30,   ENDED JANUARY 31,
                                       2001       2002       2003       2003        2004
                                    ---------- ---------- ---------- ----------  -------
                                                                           (UNAUDITED)
                                                   (DOLLARS IN THOUSANDS)
  Net income......................     $20,855    $19,546     $14,605    $17,227  $10,322
   Interest income, net...........      (1,048)       (92)       (190)        47     (968)
   Depreciation and amortization..       4,077      3,916       9,213      2,858    3,792
                                      --------    -------    --------    --------  -------
  EBITDA..........................     $23,884    $23,370     $23,628    $19,931  $14,888


     We caution you that amounts presented in accordance with our definition of EBITDA may not be comparable to similar measures disclosed by other issues because not all issuers and analysts calculate EBITDA in the same manner. EBITDA is presented in this prospectus because management believes it is a useful supplement to income from operations and cash provided by operating activities in understanding cash flows available for debt service, capital expenditures and Tribal distributions. Accordingly, our management utilizes EBITDA along with net income, income from operations and other GAAP measures in evaluating our operations and performance. EBITDA should not be considered as an alternative measure of our net income, income from operations, cash flow or liquidity. EBITDA is not a measurement of financial performance or liquidity in accordance with GAAP. Although we believe EBITDA enhances your understanding of our financial condition and results of operations, this non-GAAP financial measure, when viewed individually, is not necessarily a better indicator of any trend as compared to GAAP financial measures (E.G., income from operations, net revenues, cash provided by operating activities) conventionally computed in accordance with GAAP.

(2) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For purposes of determining this ratio the term "earnings" represents the sum of (i) net income, (ii) fixed charges and
     (iii) amortization of capitalized interest less amount of interest capitalized. The term "fixed charges" represents the sum of (i) interest expense, whether expensed or capitalized and (ii) amortization of debt financing costs.


(3) Our interest expense would have increased by $24.0 million, $18.0 million and $18.0 million, for the fiscal year ended April 30, 2003 and for the nine months ended January 31, 2003 and January 31, 2004, respectively, assuming we had issued the notes at May 1, 2002. Pro forma earnings to fixed charges assumes issuance of the notes at May 1, 2002.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO TENDER YOUR ORIGINAL NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER. IF ANY OF THE MATERIAL RISKS DISCUSSED BELOW ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, OPERATING RESULTS OR CASH FLOWS COULD BE MATERIALLY AND ADVERSELY AFFECTED. THIS COULD CAUSE US TO BE UNABLE TO MAKE PAYMENTS UNDER THE NOTES OR COULD DECREASE THE VALUE OF THE EXCHANGE NOTES.

                         RISKS RELATING TO OUR BUSINESS

WE HAVE A SUBSTANTIAL AMOUNT OF INDEBTEDNESS, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

     As of January 31, 2004, we had an aggregate of approximately $202.7 million of indebtedness outstanding, which includes $200.0 million of debt on the original notes. This substantial indebtedness could have important consequences to you and significant effects on our business and future operations. For example, it could:

     o make it more difficult for us to satisfy our obligations under the exchange notes;

     o increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

     o limit our ability to fund future working capital, capital expenditures and other general operating requirements;

     o require us to dedicate a substantial portion of our cash flow from operations to service our outstanding indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, the Project and other general operating requirements;

     o place us at a competitive disadvantage compared to our competitors that have less debt; and

     o    limit our ability to borrow additional funds.

     Our indebtedness could result in a material adverse effect on our business, financial condition, results of operations and ability to make payments on the exchange notes. Also, in certain circumstances, the indenture permits us to incur debt in addition to the exchange notes and the other indebtedness existing. If we incur additional debt in the future, these adverse consequences could intensify.

OUR FAILURE TO GENERATE SUFFICIENT CASH FLOW FROM OUR GAMING AND OTHER RESORT OPERATIONS COULD ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE EXCHANGE NOTES.

     Our ability to make payments on and repay or refinance our debt, including the exchange notes, will depend on our ability to generate cash flow from the operations of our gaming and other resort operations. Our ability to generate sufficient cash flow from operations to satisfy our obligations will depend on our future operating performance, which is subject to many economic, competitive, regulatory and other business factors that are beyond our control. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. For the following reasons, among others, these alternatives may not be available to us on reasonable terms or at all, or, if available, they may not be available in amounts adequate to enable us to satisfy our obligations under the exchange notes:

     o unlike non-governmental businesses, we are prohibited by law from generating cash through an offering of equity securities;

     o our ability to incur additional debt is limited by the covenants of the indenture governing the exchange notes; and

     o the indenture governing the exchange notes includes covenants which limit our ability to create liens on or sell our assets.

     If our cash flow is insufficient and we are unable to raise additional capital, we may not be able to service our debt obligations, including making payments on the exchange notes.

WE MAY NOT BE ABLE TO GENERATE ENOUGH CASH FLOW TO COMPLETE THE RESORT.


     In May 2003, we successfully completed Phase I of the Project, construction of the Travel Center, at a cost of $16.0 million. In January 2003, we began construction of Phase II of the Project, construction of the Resort, and expect to complete construction of the Resort in April 2005 at a cost of $171.3 million. We expect the remaining cost of designing, developing, constructing, equipping and operating the Resort to be approximately $85.1 million, comprised of $53.5 million of remaining construction costs and $31.6 million of furniture, fixtures and equipment and pre-opening costs. As of January 31, 2004, we had approximately $55.4 in a construction disbursement account to pay for the remaining costs of the Resort. We will need approximately $29.7 of cash flow from operations and permitted indebtedness to complete the Resort.


     We cannot assure you that we will be able to generate the required amount of cash from our operations. If we are not able to generate enough cash to pay for the Project, or if we cannot meet our budget, we will need to find additional sources of funds to pay for the Resort. We may not be able to raise any additional funds that are required on terms acceptable to us, if at all. Further, if we incur additional debt to cover the cost of the Resort, risks related to our substantial indebtedness could intensify. If we cannot generate enough cash or find alternative sources of funding to complete the Resort, our business, financial condition and results of operations could be materially adversely affected and we may not be able to make payments on the exchange notes.

CONSTRUCTION OF THE RESORT IS SUBJECT TO CONTINGENCIES ASSOCIATED WITH CONSTRUCTION AND FAILURE TO COMPLETE THE RESORT ON TIME OR ON BUDGET COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Construction projects such as the Resort are subject to significant development and construction risks, any of which could cause unanticipated cost increases and delays. These include, among others, the following:

     o    shortages of energy, material and skilled labor;

     o    weather interference or delays;

     o    engineering problems;

     o    environmental problems;

     o    changes in the scope of the Resort or to the plans or specifications;

     o    labor disputes and work stoppages;

     o fire, earthquake, flood and other natural disasters or acts of war or terrorism; and

     o    geological, construction, excavation and equipment problems.

     If we cannot meet our construction schedule, we may need to devote additional resources to construction of the Resort, which could increase costs and divert management time and attention away from our existing operations and could cause our business to suffer. If we cannot complete the Resort on budget or on time, our business, financial condition and results of operations could be materially adversely affected and we may not be able to make payments on the exchange notes.

OUR OPERATIONS AT CASINO APACHE COULD BE ADVERSELY AFFECTED DURING CONSTRUCTION OF THE RESORT.

     Although we have planned the construction of the Resort to minimize disruptions to Casino Apache, the construction may disrupt its business. We are highly dependent upon Casino Apache's cash flow. If the construction of the Resort disrupts Casino Apache's business, we may lose customers and our business, financial condition and results of operations could be materially adversely affected and we may not be able to make payments on the exchange notes.

RESTRICTIVE COVENANTS IN THE INDENTURE GOVERNING THE EXCHANGE NOTES MAY LIMIT OUR ABILITY TO EXPAND OUR OPERATIONS AND CAPITALIZE ON OUR BUSINESS OPPORTUNITIES.

     The indenture governing the exchange notes includes covenants which limit our ability to borrow money, make investments, create liens, sell assets, engage in transactions with affiliates, engage in other businesses and engage in mergers or consolidations. These restrictive covenants may limit our ability to expand our operations and capitalize on business opportunities. If we are unable to expand our operation or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected and we may not be able to make payments on the exchange notes.

WE MAY NOT BE ABLE TO REALIZE THE BENEFITS OF OUR BUSINESS STRATEGY.

     The Project is part of our business strategy to develop an integrated resort, increase our market reach and realize operating benefits from business synergies. We may not be able to fully implement this strategy or may not fully realize these anticipated benefits. Implementation of our business strategy could be adversely affected by a number of factors beyond our control, including general or local economic conditions, increased competition or other changes in our industry. In particular, we may not be able to attract a sufficient number of guests, gaming customers and other visitors in order to achieve our performance goals. Furthermore, we may not be successful in our plan to promote our customers' utilization of our various resort amenities, including our gaming, hotel, entertainment and other amenities as anticipated or to a degree that will allow us to achieve our performance goals. Additionally, our business strategy, intended to capitalize on the spending levels of our patrons, attract customers from new target markets and reduce seasonality, may not achieve its intended results. A failure to effectively implement our business strategy could have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the exchange notes.

FEDERAL, STATE AND TRIBAL LAWS AND REGULATIONS, AND OUR GAMING COMPACT, REGULATE OUR GAMING OPERATIONS AND NONCOMPLIANCE WITH THESE LAWS AND REGULATIONS BY US OR THE TRIBE, AS WELL AS CHANGES IN THESE LAWS AND REGULATIONS (WHICH ARE SUSCEPTIBLE TO CHANGES IN PUBLIC POLICY) OR FUTURE INTERPRETATIONS THEREOF, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO CONDUCT GAMING.

     Federal, state and Tribal laws and regulations, and our gaming compact, regulate our gaming operations. For example, various regulatory bodies, including the NIGC, the Mescalero Apache Tribal Gaming Commission and the New Mexico Gaming Control Board have oversight of our gaming operations. In addition, Congress has regulatory authority over Indian affairs and can establish and change the terms upon which Indian tribes may conduct gaming. The operation of all gaming on Indian lands is subject to IGRA.

     The legal and regulatory environment governing our activities, which involve gaming and commercial relations with Indian tribes, is susceptible to changes in public policy regarding these matters. For example, over the past several years, legislation has been introduced in Congress designed to address a myriad of perceived problems with IGRA, including proposed legislation repealing many of the provisions of IGRA and prohibiting the operation of gaming on Indian reservations in states where gaming is not otherwise allowed on a commercial basis. While none of the substantive proposed amendments to IGRA have proceeded out of committee hearings to a vote by either house of the U.S. Congress, we cannot predict the ramifications of future legislative acts. Changes in applicable laws or regulations, or a change in the interpretation of these laws or regulations or our gaming compact with the State of New Mexico could limit or materially affect the types of gaming, if any, that we may offer. Any restrictions with respect to gaming could have a material adverse effect on our business, financial condition, results of operations and ability to make payments on the exchange notes.

WE COMPETE WITH CASINOS, OTHER FORMS OF GAMING AND OTHER RESORT PROPERTIES. IF WE ARE NOT ABLE TO SUCCESSFULLY COMPETE, WE WILL NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MAKE PAYMENTS ON THE EXCHANGE NOTES.

     Currently, we compete with 15 tribal gaming casinos and non-tribal racinos operated within 200 miles of our location, one of which, Ruidoso Downs, is approximately 10 miles away from us in Ruidoso, and another, Sunland Park Racetrack and Casino, is approximately 125 miles away from us in Sunland Park, New Mexico. Ruidoso Downs offers quarter horse and thoroughbred racing from May through September, as well as a 20,000 square foot casino featuring approximately 300 slot machines and a buffet restaurant. Sunland Park offers quarter horse and thoroughbred racing from mid-November to early-April, a 36,000 square foot casino featuring approximately 700 slot machines and five restaurants. The other 11 tribal gaming casinos and one racino are located in and around Albuquerque and Santa Fe, New Mexico, all which are outside of our primary market area. We also compete with other forms of legal gaming in New Mexico, Texas and Northern Mexico, including horse racing, Class II gaming, pari-mutuel wagering, the New Mexico State Lottery, the Texas State Lottery, as well as non-gaming leisure activities. Upon completion of the Project, we intend to expand our existing geographic market and increase the percentage of our overnight and larger spending customers who tend to live greater distances from us. We will begin to compete more directly for regional overnight and national customers with casinos and resorts located in other parts of the country. Many of our competitors in this expanded geographical market have substantially greater resources and name recognition than we do or are in a more convenient location, which is closer to a major population center or transportation hub. If we are unable to compete successfully, our business, financial condition and results of operations could be materially adversely affected and we may not be able to make payments on the exchange notes.

WE ARE HIGHLY DEPENDENT ON OUR SURROUNDING MARKET AREA. AS A RESULT, WE FACE GREATER RISKS THAN A GEOGRAPHICALLY DIVERSE COMPANY.

     We rely primarily on drive-in customers living within our primary market area consisting of southern New Mexico, western Texas and northern Mexico for the majority of our revenues. After we complete the Project, we expect to increase our market reach, but if our marketing strategy is not successful, our primary customer base will continue to be a predominately local one. Therefore, we are subject to greater risks than more geographically diversified gaming or resort operations. Among others, the following conditions could have a material adverse effect on our results of operations:

     o a decline in the economies of our primary market area or a decline in the number of gaming customers from these areas for any reason;

     o an increase in competition in our primary market area or the surrounding area;

     o inaccessibility due to road construction or closures of primary access routes; and

     o natural and other disasters in the surrounding area including forest fires and floods.

     These factors may cause a disruption in our business and as a result have a material adverse effect on our business, financial condition, result of operations and ability to make payments on the exchange notes.

OUR BUSINESS IS SUBJECT TO CONTINGENCIES BEYOND OUR CONTROL, INCLUDING THE AFTERMATH OF TERRORIST ACTS AND WARS, WHICH MAY SIGNIFICANTLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND ABILITY TO MAKE PAYMENTS ON THE EXCHANGE NOTES.

     After completion of the Project, we hope to attract customers from beyond our primary market who will have to travel by air to our property. The recent war with Iraq, the terrorist attacks of September 11, 2001, the United States' ongoing military campaign against terrorism, and continued violence, conflicts and instability in other areas of the world have created many economic and political uncertainties, some of which may affect our ability to attract customers outside our current primary market as well as our operations and profitability. The potential short-term and long-term effects that these and similar other situations and events may have for our customers, our primary and secondary markets and the U.S. economy in general are uncertain. These and similar other future events could have a significant impact on the number of customers visiting the Travel Center and the Resort and, as a result, may have a material adverse effect on our business, financial condition, results of operations and ability to make payments on the exchange notes.

WE MAY FACE DIFFICULTIES IN RECRUITING, TRAINING AND RETAINING QUALIFIED EMPLOYEES.

     The operation of our resort requires us to continuously recruit and retain a substantial number of qualified professionals, employees, executives and managers with gaming, hospitality, management and financial reporting experience. There can be no assurances that we will be able to recruit, train and retain a sufficient number of qualified employees. A failure to be able to recruit and retain qualified personnel could result in management, operating and financial reporting difficulties or affect the experience and enjoyment of our patrons, either of which could have a material adverse effect on our business, financial condition, results of operations or ability to make payments on the exchange notes.

WE DO NOT HAVE A HISTORY OF OPERATING ON AS LARGE OF A SCALE AS CONTEMPLATED BY THE PROJECT.

     As a result of the Project, our business operations will be significantly expanded in size and diversity. Our gaming space will grow by more than 32,000 square feet (including the addition of a second casino location) and our gaming positions by approximately 700 slot machines and 22 table games. In addition, we will have significantly expanded restaurant, lounge and bar operations, a fuel station and a number of additional retail facilities. The expansion of our resort operations places a significant demand on our management resources which may affect our ability to effectively manage our growth. These increased demands on our management could distract them from the operation of our business, which could have a material adverse effect on our business, financial condition, results of operations and ability to make payments on the exchange notes.

A CHANGE IN OUR CURRENT NON-TAXABLE STATUS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOW AND OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

     Based on current interpretations of federal and state tax laws, we are not a taxable entity for federal and state income tax purposes. If these interpretations are reversed or modified, or if the applicable tax law changes in this regard, our cash flow and ability to service the exchange notes may be adversely affected.

     Efforts have been made in Congress over the past several years to tax the income of tribal business enterprises. These have included a House of Representatives bill that would have taxed gaming income earned by Indian tribes as business income subject to corporate tax rates. Although that legislation has not been enacted, similar legislation could be enacted in the future. Any future legislation permitting the taxation of the Tribe or our businesses could have a material adverse effect on our business, financial condition, results of operations or ability to make payments on the exchange notes.

AS A RESULT OF THE PROJECT, THE OFFERING AND THE EXCHANGE OFFER, WE HAVE RECENTLY EXPANDED OUR FINANCE STAFF, CONSOLIDATED OUR FINANCIAL REPORTING SYSTEMS AND WILL BECOME AN SEC REPORTING ENTITY FOR THE FIRST TIME.

     Historically, our financial management and reporting functions have been conducted by separate staffs at each of our business enterprises and our financial reports were consolidated from the separate reporting units. This resulted in delays in preparing our consolidated financial statements and did not provide us with the advantages attendant to a consolidated financial reporting system. In connection with the Project, we have consolidated the financial reporting system for each of our business enterprises into one financial reporting system managed by a single finance group.

     In addition to consolidating our financial reporting systems, we have recently expanded our finance staff to prepare for our obligations to file annual, quarterly and other periodic reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In December 2003, we hired a financial consultant, who in March 2004 became our Director of Finance (our principal accounting officer), in September 2003, we hired a new Chief Financial Officer (our principal financial officer), in August 2003 we hired a new Controller and in July 2003 we hired a new financial analyst. We may face challenges in connection with integrating these additional personnel into our financial reporting system.

THE TERMS OF FOUR OF THE EIGHT VOTING MEMBERS OF THE TRIBAL COUNCIL EXPIRE EACH YEAR AND THE TERMS OF THE TRIBE'S PRESIDENT AND VICE PRESIDENT EXPIRE EVERY TWO YEARS; CHANGES IN THE TRIBAL COUNCIL OR ITS POLICIES COULD AFFECT THE PROJECT OR OTHER ASPECTS OF OUR BUSINESS.

     The Tribe is governed by a ten member Tribal Council, consisting of the President and Vice President of the Tribe and eight voting Tribal Council members. The President is a non-voting member of the Tribal Council and the Tribe's Vice President only votes in the event of a tie in the voting of the eight voting members of the Tribal Council. Terms of all Tribal Council members (including the President and Vice President of the Tribe) are two years, with members elected on a staggered basis so that four Tribal Council members are elected each year. The terms of four of the voting members of the Tribal Council expire in January 2005. If there is a significant change in the composition of the Tribal Council, the new Tribal Council may not have the same agenda or goals as the current government, in particular with respect to the Project. In addition, the Tribal Council acts by majority vote and with respect to any issue or policy, a change in views by one or more members could result in a change in the policy adopted by the Tribal Council. Changes in the Tribal Council or its policies could result in significant changes in our structure or operations or in the Project, which could adversely affect our business plan or otherwise result in a material adverse effect in our business, financial condition, results of operations or ability to make payments on the exchange notes.

                       RISKS RELATED TO THE EXCHANGE NOTES

THE COLLATERAL SECURING THE NOTES HAS A VALUE THAT IS LESS THAN THE AMOUNT DUE ON THE NOTES AND THE NOTES WILL BE UNSECURED UPON COMPLETION OF THE PROJECT.

     The notes will only be secured until the completion of the Project by a construction disbursement account, construction reserve account, interest reserve account, retainage account, disbursed funds account and certain bank accounts which, as of January 31, 2004, aggregated approximately $151.4 million. Therefore, the value of the collateral securing the notes is less than the principal amount of the notes. The interest reserve account will be exhausted after we make the first three interest payments on the notes. The construction disbursement account will, subject to the requirement to deposit additional funds therein, decline during construction of the Project until completion of the Project, which is expected in the April 2005. In addition, the construction reserve account will be depleted by $25.0 million in connection with our settlement of our dispute with the State of New Mexico regarding the 1997 Compact, and could be depleted further if we encounter cost overruns with construction or if funds deposited therein are otherwise released to us pursuant to the terms of the Cash Collateral and Disbursement Agreement. See "Description of Material Agreements - Cash Collateral and Disbursement Agreement" for a description of the Cash Collateral and Disbursement Agreement. Amounts contained in the bank accounts will be available to us to use without restrictions to fund operations until the occurrence and continuance of a default or event of default under the indenture governing the notes. In addition, upon completion of the Project, the security interest in all of the collateral accounts securing the notes will be released.

WE AND THE TRIBE ARE WAIVING OUR SOVEREIGN IMMUNITY FROM UNCONSENTED LEGAL PROCEEDINGS ONLY FOR CERTAIN CLAIMS AND ONLY FOR CERTAIN REMEDIES, AND YOU MAY NOT BE ABLE TO ASSERT ANY CLAIMS OR SEEK ANY OTHER REMEDIES AGAINST US OR THE TRIBE.

     Each of our businesses is an unincorporated enterprise of the Tribe, accordingly under federal law, we and the Tribe have sovereign immunity and may not be sued or subject to legal proceeding without the consent of the Tribe. We and the Tribe granted a limited waiver of sovereign immunity for suits to interpret or enforce the indenture and other documents entered into in connection with the offering. This waiver of sovereign immunity does not extend to all possible claims that a holder of exchange notes might ever allege against us and the Tribe.

     Although we and the Tribe are subject to the federal and state securities laws and could be liable with respect to any criminal or civil enforcement action brought by the United States, neither we nor the Tribe will waive our sovereign immunity from private civil suits by holders, including suits seeking remedies for violations of federal or state securities laws. For this reason, an investor may not have any remedy against us or the Tribe for violations of federal or state securities laws. No judgment against the Tribe will be enforceable against any of its real property because that property is held in trust for the Tribe by the United States government.

UNCERTAINTY EXISTS AS TO WHETHER A FEDERAL OR STATE COURT WOULD HAVE JURISDICTION IN AN ACTION RELATED TO THE EXCHANGE NOTES.

     Obtaining jurisdiction over an Indian tribe and tribal instrumentalities, such as the Tribe and us, can be difficult. Often, a commercial dispute with an Indian tribe or instrumentality cannot be heard in federal court because the typical requirements for federal jurisdiction are absent. The failure to satisfy the requirements for federal jurisdiction occurs because there is generally no federal law question involved and there is no diversity of citizenship as an Indian tribe is not considered to be a citizen of a state for purposes of obtaining federal diversity jurisdiction.

     The extent to which state courts will assume jurisdiction over disputes involving Indian tribes varies from state to state. The exchange notes, the indenture and the related agreements are governed by the laws of the State of New York. There is conflicting case law on the issue of whether disputes with Indian tribes or instrumentalities should be heard in federal, state or tribal court. As a result of these conflicting cases, it is possible that neither a federal nor a state court would accept jurisdiction to resolve a matter involving the exchange notes and the holders of the exchange notes may have no legal recourse to a state or federal court.

     In addition, under certain legal doctrines, a federal court or state court otherwise having jurisdiction may decline to hear a matter involving an Indian tribe and instead defer the matter for disposition in a tribal court or other tribal proceedings. For matters subject to the waiver of sovereign immunity by the Tribe and us, the Tribe and we have waived our rights to have these matters resolved in any tribal court or other proceeding of the Tribe. There is case law, however, suggesting these rights may not be waived. The Tribe presently has a tribal court, and a federal or state court may defer to that Tribal court if, contrary to the waiver of sovereign immunity by the Tribe and us, we or the Tribe seek or allege our right to seek tribal proceedings for resolution of a dispute related to the exchange notes. The Tribal court system is different from federal and state civil courts. For example, there is no requirement that a judge be a lawyer. The Tribal court may reach a different conclusion than the federal or state courts would and this may have a material adverse effect on the rights of the note holders. Accordingly, holders of exchange notes or the trustee under the indenture governing the exchange notes may have difficulty bringing suits against the Tribe and us in federal or state court.

WE MAY NOT BE ABLE TO REPURCHASE THE EXCHANGE NOTES UPON A CHANGE IN CONTROL.

     The indenture relating to the exchange notes requires us to offer to repurchase the exchange notes upon the occurrence of a change of control. We may not have sufficient funds to purchase the exchange notes in this circumstance. Our failure to purchase the exchange notes would be a default under the indenture, and potentially under other debt instruments we may enter into from time to time.

THE FAILURE OF AN ACTIVE TRADING MARKET TO DEVELOP FOR THE EXCHANGE NOTES COULD AFFECT THE LIQUIDITY AND PRICE OF THE EXCHANGE NOTES.

     The exchange notes are a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the exchange notes for trading on The Nasdaq Stock Market. A market or the liquidity of a market may not develop for the exchange notes. We have been informed by the initial purchaser that it intends to make a market in the exchange notes. However, the initial purchaser may cease its market-making at any time. Furthermore, the liquidity of the trading market in the exchange notes and the market price quoted for the exchange notes may be adversely affected by changes in the overall market for securities and by changes in the financial performance or prospects of our business or in the financial performance or prospects for companies in our industry. As a result, an active trading market may not develop for the exchange notes and you should be prepared to hold the exchange notes to maturity.

WE ARE CONTROLLED BY THE TRIBE AND THE INTERESTS OF THE TRIBE MAY CONFLICT WITH YOUR INTERESTS AS A NOTE HOLDER.

     The guarantors are Tribal enterprises wholly-owned and controlled by the issuer, which is a Tribal enterprise wholly-owned and controlled by the Tribe. Circumstances may occur in which the interests of the Tribe, the Tribal Council or the members of the Tribe could be in conflict with your interests as a holder of the exchange notes. In particular, the Tribe, the Tribal Council or the members of the Tribe could make business or other decisions that may affect you as a note holder. For example, the Tribe could decide to expand our facilities, incur more debt, dispose of assets or enter into other transactions that, in their judgment, are in their interest, even though these transactions might involve risks to you as a holder of the exchange notes, including making it more difficult for us to make payments on the exchange notes and for the guarantors to guarantee these payments.

IT IS UNCERTAIN WHETHER WE OR THE TRIBE MAY BE SUBJECT TO THE U.S. BANKRUPTCY CODE, WHICH COULD IMPAIR THE ABILITY OF THE HOLDERS TO REALIZE ON OUR ASSETS.

     It is uncertain whether we or the Tribe may be a debtor in a case under the U.S. Bankruptcy Code. Without bankruptcy court protection, other creditors might receive preferential payments or otherwise obtain more than they would have under a bankruptcy court proceeding. However, if we or the Tribe are subject to federal bankruptcy laws, the right of the holders of the exchange notes to repossess and dispose of the cash and the collateral assets in an event of default is likely to be significantly impaired if a bankruptcy case were commenced by or against us or the Tribe. Under bankruptcy law, a secured creditor, such as the trustee, on behalf of the holders of the exchange notes, would generally be prohibited from repossessing its security from a debtor in bankruptcy or from disposing of security repossessed from the debtor, without bankruptcy court approval. In addition, because enforcement of the lien of the trustee on cash, deposit accounts and cash equivalents may be limited in a bankruptcy case, the trustee and holders of the exchange notes may not have consent rights with respect to the use of those funds by us or the guarantors during the pendency of a bankruptcy case. As a result, it is uncertain how long payments under the exchange notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral. If either we or the Tribe commence a case under the Bankruptcy Code and the bankruptcy court does not dismiss the case, payments from the debtor would cease.

THE GUARANTEES AND THE PLEDGE OF THE COLLATERAL SECURING THE GUARANTEES MAY BE VOIDABLE, SUBORDINATED OR LIMITED IN SCOPE UNDER LAWS GOVERNING FRAUDULENT TRANSFERS AND INSOLVENCY.

     It is uncertain whether we or the Tribe may be a debtor in a case under the U.S. Bankruptcy Code. However, under federal bankruptcy laws the issuance of the guarantees and pledge of collateral securing the guarantees by each guarantor could be voided, or claims in respect of the liens or obligations could be subordinated to all of their other debts and other liabilities, if, among other things, at the time a guarantor issued its guarantees and pledged collateral, the applicable guarantor:

     o intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the indebtedness; and

     o    either:

     o    was insolvent or rendered insolvent by reason of the incurrence;

     o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     o the present fair saleable value of its assets was less that the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o    it could not pay its debts as they become due.

     By its terms, the guarantee of each guarantor will limit the liability of each guarantor to the maximum amount it can pay without the guarantee being deemed a fraudulent transfer. We believe that immediately after the exchange offer, we and each of the guarantors will be solvent, will have sufficient capital to carry on its respective business and will be able to pay its respective debts as they mature. However, there can be no assurance as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues. In a recent evidentiary ruling in IN RE W.R. GRACE & CO., the federal bankruptcy court for the District of Delaware held that under the Uniform Fraudulent Transfer Act, whether a transferor is rendered insolvent by a transfer depends on the actual liabilities of the transferor, and not what the transferor knows about the liabilities at the time of the transfer. Therefore, under the court's analysis, liabilities that are unknown, or that are known to exist but whose magnitude is not fully appreciated at the time of the transfer, may be taken into account in the context of a future determination of insolvency. If the principle articulated by that court is upheld, it would make it very difficult to know whether a transferor is solvent at the time of transfer, and would increase the risk that a transfer may in the future be found to be a fraudulent conveyance.

                       RISKS RELATED TO THE EXCHANGE OFFER

FAILURE TO DELIVER A PROSPECTUS IN CONNECTION WITH A RESALE OF THE EXCHANGE NOTES MAY SUBJECT YOU TO LIABILITY UNDER THE SECURITIES ACT.

     Based on no-action letters issued by the staff of the SEC, we believe that unless you are an affiliate of ours, you may offer for resale, resell or otherwise transfer exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, so long as you acquired the exchange notes in the ordinary course of business and have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. However, if you tender original notes for the purpose of participating in a distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In these cases, if you transfer exchange notes without delivering a prospectus or without an exemption from registration, you may incur liabilities under the Securities Act. We do not and will not assume or indemnify you against these liabilities.

ORIGINAL NOTES WHICH ARE NOT EXCHANGED IN THE EXCHANGE OFFER WILL REMAIN RESTRICTED SECURITIES WHICH MAY BE DIFFICULT TO RESELL.

     Generally, original notes that are not exchanged for exchange notes in the exchange offer will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. This may make the original notes difficult to resell since potential purchasers may prefer to buy the exchange notes instead of the original notes. After the exchange offer the trading market, if any, for the original notes may be adversely affected due to a reduction in demand for the original notes.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of the federal securities laws. Statements regarding our expected financial condition, results of operations, business, strategies and financing plans under the headings "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus are forward-looking statements. In addition, in those and other portions of this prospectus, the words "anticipate," "expect," "plan," "intend," "will," "designed," "estimate," "adjust" and similar expressions, as they relate to us or our management, indicate forward-looking statements. These forward-looking statements may prove to be incorrect. Important factors that could cause actual results to differ materially from these forward-looking statements disclosed in this prospectus include, without limitation, risks relating to the following:

     o our levels of leverage and ability to meet our debt service obligations;

     o    our financial performance;

     o contingencies associated with the construction of our two-phase construction project, which we refer to as the Project, and disruptions caused thereby;

     o restrictive covenants in our debt instruments, including the indenture governing the exchange notes and the original notes;

     o    realizing the benefits of our business plan and business strategies;

     o changes in gaming laws or regulations, including potential legalization of gaming in certain jurisdictions;

     o    the impact of competition in our markets;

     o our ability to attract increasing numbers of customers once the Project is complete;

     o    general local, domestic and global economic conditions; and

     o other factors discussed under "Risk Factors" or elsewhere in this prospectus.

     You are urged to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We do not intend, and undertake no obligation, to update these forward-looking statements.

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange original notes in like principal amount, the form and terms of which are the same as the form and term of the exchange notes, except as otherwise described under "The Exchange Offer - Terms of the Exchange Offer." The original notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness.

                                 CAPITALIZATION

     The following table sets forth our cash and cash equivalents and capitalization as of Janaury 31, 2004. This table should be read in conjunction with the section entitled "Selected Historical Financial and Other Data" and our financial statements and the related notes included in this prospectus beginning on page F-1.

                                                          AS OF JANUARY 31, 2004
                                                           (DOLLARS IN MILLIONS)

Cash and cash equivalents.............................                $ 14.4
Restricted cash (1)...................................                 145.4
                                                                       -----
  Total cash and cash equivalents.....................                $159.8
                                                                      ======

Long-term debt (including current maturities):
  Existing debt.......................................                $  2.7
  Notes...............................................                 200.0
                                                                       -----
  Total long-term debt................................                $202.7

Total equity .........................................                $ 30.0
                                                                       -----

Total capitalization..................................                $232.7
                                                                      ======

(1) Includes the following amounts held in restricted accounts as of January 31, 2004 (a) $55.4 million in a restricted construction disbursement account; (b) $36.4 in a restricted interest reserve account; and (c) $53.6 million in a restricted construction reserve account. We will use $25.0 million of the funds in the construction reserve account in connection with our settlement of the Tribe's dispute with the State of New Mexico regarding the 1997 compact.

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA

     The selected financial data set forth below for each of the four fiscal years ended April 30, 2000, 2001, 2002 and 2003, have been derived from our audited financial statements. The selected financial data set forth below for the fiscal year ended April 30, 1999 and nine months ended January 31, 2003 and 2004 have been derived from our unaudited financial statements which, in the opinion of management, include all adjustments, consisting of normal recurring accruals necessary for a fair presentation of our financial condition and results of operations.

     You should read the following financial data in conjunction with the section in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with our financial statements and the related notes included in this prospectus beginning on page F-1. Our financial statements for each of the fiscal years ended April 30, 2001, 2002 and 2003 were audited by Grant Thornton LLP and are included in this prospectus.




                                           FISCAL YEAR ENDED                  NINE MONTHS
                                               APRIL 30,                         ENDED
                                                                               JANUARY 31,

                                1999        2000     2001    2002     2003    2003     2004
                              --------    -------  ------- -------  ------- -------  ------
                              (UNAUDITED)                                      (UNAUDITED)
                                                  (DOLLARS IN THOUSANDS)
  STATEMENTS OF INCOME DATA:
  Revenues:
   Gaming..................   $29,105     $35,399  $39,655 $41,845  $46,942 $36,541 $45,364
   Food and beverage.......     5,607       4,607    5,152   5,287    4,894   3,883   4,056
   Rooms...................     5,039       4,682    4,777   4,608    3,394   3,355

   Recreation and other....     8,784       6,391   11,713  11,229   11,953   7,936  10,281
                               ------      ------   ------  ------   ------  ------
  Gross revenues...........    48,535      51,079   61,297  62,969   67,183  51,715  59,700
   Less: promotional
    allowances.............       193         266      408     783      931     711     901
                               ------      ------   ------  ------   ------  ------   ------
  Net revenues.............   $48,342     $50,813  $60,889 $62,186  $66,252 $51,003 $58,799
                               -------     -------  ------- -------  ------- -------  -------
  Operating expenses:
   Gaming..................    12,862      14,595   17,512  19,184   20,847  15,916  21,391
   Food and beverage.......     7,933       6,398    5,310   5,306    5,256   3,780   5,310
   Rooms...................     2,363       2,002    2,517   2,228    1,648   1,672     128
   Recreation and other....     4,838       4,067    5,335   5,493    5,985   3,503   7,296
   General and
    administrative.........    10,021       8,695    6,529   6,680    7,669   4,201   7,328
   Pre-opening costs and
    expenses...............        --          --       --      --    1,390           2,459
   Depreciation and
    amortization...........     4,337       3,441    4,077   3,916    9,213   2,858   3,792
                               ------      ------   ------  ------   ------  ------  ------
   Total operating expenses    42,354      39,198   41,280  42,807   52,008  33,931  47,703
                               ------      ------   ------  ------   ------  ------  ------
  Income from operations...     5,988      11,615   19,609  19,379   14,244  17,073  11,096

  Interest income..........                          1,545     289      190     161     329
  Interest expense, net of
   amounts capitalized.....                           (497)   (196)       -    (114) (1,297)
  Other non-operating income      800         297      198      75      171     107     194
                               ------      ------   ------  ------   ------  ------  ------
  Net income...............    $6,614     $11,994  $20,855 $19,546  $14,605 $17,227 $10,322
                               ======     =======  =======  ======= ======= ======= =======

  OTHER FINANCIAL DATA:
  EBITDA(1)................   $11,125     $15,353  $23,884 $23,370  $23,628 $19,931 $14,888
  Capital expenditures.....    10,714         982      928   1,633   30,699  10,957  85,215
  Cash provided by
   operating activities....    21,004       5,302   26,614  57,783   39,176  26,538  38,603
  Ratio of earnings to
   fixed charges(2)........     14.9x       15.7x    43.0x  100.7x    84.2x  152.3x    1.8x
  Pro forma ratio of earnings
   to fixed charges(3)              -           -        -       -      .6x    1.0x     .5x



                                              AS OF APRIL 30,                 AS OF JANUARY 31,
                                  1999         2000    2001    2002     2003    2003     2004
                               ---------     ------- ------- -------  ------- -------  ------
                               (UNAUDITED)                                       (UNAUDITED)
                                         (DOLLARS IN THOUSANDS, EXCEPT PROPERTY DATA)
PROPERTY DATA (AS OF END OF
PERIOD EXCEPT WIN PER DAY
DATA, UNAUDITED):
Gross slot win per day.....     $   108      $   104 $   125 $   134  $   155  $   161  $   142
Table game win per day.....     $   445      $   520 $   550    $505  $   632  $   655  $   593
Number of slot machines....         918          898     827     839      803      815    1,180
Number of table games......          25           25      25      25       25       25       38
Number of hotel rooms......         252          252     252     252       --      --       --
Number of restaurant seats.         450          450     450     450      200      200      335
Gaming square footage......      22,600       22,600  22,600  22,600   22,600   22,600   39,600

BALANCE SHEET DATA:
Cash and cash equivalents..     $14,948      $11,921 $15,188 $21,810  $ 9,332  $18,935  $14,417
Total assets...............      74,654       86,002  74,438  82,506   96,595   59,861  308,947
Total debt and capital lease
 obligations...............       8,394        7,247   2,729   2,104    7,453    2,784  278,945
Total equity...............      30,499       35,696  37,609  38,747   38,254   11,565   30,001


----------
(1)  We define EBITDA as earnings before interest, taxes, depreciation and amortization. We are instrumentalities of a sovereign Indian nation and are not subject to federal or state income tax. Below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which is net income:


                                                                                NINE MONTHS
                                              FISCAL YEAR ENDED                    ENDED
                                                  APRIL 30,                     JANAURY 31,
                                   1999        2000    2001    2002    2003    2003    2004
                                 --------    ------- ------- ------- -------  ------ ------
                                 (UNAUDITED)                                    (UNAUDITED)
                                                    (DOLLARS IN THOUSANDS)
Net income................       $ 6,614    $ 11,994 $20,855 $19,546 $14,605   $17,227 $10,322
 Interest income, net.....           174         (82) (1,048)    (92)   (190)       47    (968)
 Depreciation and amortization     4,337       3,441   4,077   3,916   9,213     2,858   3,792
                                  ------     ------- ------- ------- -------  -------- -------
EBITDA....................       $11,125    $15,353  $23,884 $23,370 $23,628   $19,931 $14,888

     We caution you that amounts presented in accordance with our definition of EBITDA may not be comparable to similar measures disclosed by other issues because not all issuers and analysts calculate EBITDA n the same manner.
     EBITDA is presented in this prospectus because management believes it is a useful supplement to income from operations and cash provided by operating activities in understanding cash flows available for debt service, capital expenditures and Tribal distributions. Accordingly, our management utilizes
     EBITDA along with net income, income from operations and other GAAP measures in evaluating our operations and performance. EBITDA should not be considered as an alternative measure of our net income, income from operations, cash flow or liquidity. EBITDA is not a measurement of financial performance or liquidity in accordance with GAAP. Although we believe EBITDA enhances your understanding of our financial condition and results of operations, this non-GAAP financial measure, when viewed individually, is not necessarily a better indicator of any trend as compared to GAAP financial measures (E.G., income from operations, net revenues, cash provided by operating activities) conventionally computed in accordance with GAAP.

(2) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For purposes of determining this ratio the term earnings represent the sum of (i) net income, (ii) fixed charges and (iii)


                                       29


     amortization of capitalized interest less amount of interest capitalized.
     The term fixed charges represents the sum of (i) interest expense, whether expensed or capitalized and (ii) amortization of debt financing costs.


(3) Our interest expense would have increased by $24.0 million, $18.0 million and $18.0 million, for the fiscal year ended April 30, 2003 and for the nine months ended January 31, 2003 and January 31, 2004, respectively, assuming we had issued the notes at May 1, 2002. Pro forma earnings to fixed charges assumes issuance of the notes at May 1, 2002.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the section "Selected Historical Financial and Other Data" and the financial statements and related notes included elsewhere in this prospectus. References herein to years are to our fiscal years unless otherwise noted.

OVERVIEW

     IMG Resort and Casino is an unincorporated enterprise of the Tribe and the issuer of the notes. The Tribe formed IMG Resort and Casino to operate its resort enterprises, comprised of Casino Apache, Casino Apache Travel Center, Ski Apache and Inn of the Mountain Gods, each of which is an unincorporated Tribal enterprise wholly-owned by IMG Resort and Casino. The combined activities of these enterprises comprise the operations of IMG Resort and Casino. Our four primary areas of operation are:

     GAMING. Our gaming activities are authorized by IGRA, our gaming compact with the State of New Mexico and a Tribal gaming ordinance. As of January 31, 2004, we had 39,600-square feet of combined gaming space featuring 1,180 slot machines and 38 table games between our facilities at Casino Apache, opened in 1992, and the Travel Center, opened in May 2003.

     FOOD AND BEVERAGE. Our current food and beverage operations consist primarily of casual dining fare, including: a 100-seat casual restaurant adjacent to Casino Apache; a 100-seat buffet-style restaurant in Casino Apache; a 135-seat casual dining restaurant in the Travel Center; two video poker bars in the Travel Center; and two bars in Casino Apache. Until we demolished the Inn in January 2003, we also operated a 250-seat fine dining restaurant located in the Inn.

     ROOMS. Until we demolished the Inn in January 2003, our room operations included 252 rooms at the Inn. During the construction period, we have continued to maintain a minimal operations staff to service our "Tower" building that is primarily used for office space.

     RECREATION AND OTHER. Our all-season recreational operations include a 750-acre, 55-trail ski resort, the second largest in New Mexico, an 18-hole championship golf course, seasonal big-game hunts, a shooting range, horseback riding, boating and fishing. Our ski resort is typically open from Thanksgiving until Easter, while our golf course generally operates from March through October. Our retail outlets include a gift shop, golf and pro shop, ski shop, a 2,500-square foot convenience store, an 800-square foot smoke shop, a Conoco-branded fuel station with 12 gasoline and eight diesel pumping stations and laundry and shower facilities.

CRITICAL ACCOUNTING POLICIES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the recorded amount of assets and liabilities at the date of the financial statements and revenues and expenses during the period. Significant accounting policies employed by us, including the use of estimates and assumptions, are presented in the notes to our consolidated financial statements included elsewhere in this prospectus. Management bases its estimates on its historical experience, together with other relevant factors, in order to form the basis for making judgments that will affect the carrying value of assets and liabilities. On an ongoing basis, management evaluates its estimates and makes changes to carrying values as deemed necessary and appropriate. We believe that estimates related to the following areas involve a high degree of judgment and/or complexity: the liability associated with unredeemed Apache Spirit Club points, the estimated lives of depreciable assets and pension costs. Actual results could differ from those estimates.

     REVENUE RECOGNITION. In accordance with gaming industry practice, we recognize gaming revenues as the net win from gaming activities, which is the difference between gaming wins and losses. Gaming revenues are net of accruals for anticipated payouts of progressive slot jackpots and table games. These anticipated jackpot payments are reflected as current liabilities on our balance sheets. Net slot win represents all amounts played in the slot machines reduced by both (1) the winnings paid out and (2) all amounts we deposit into slot machines to ensure there are a sufficient number of coins to pay out the winnings. Table games net win represents the difference between table game wins and losses. The table games historical win percentage is reasonably predictable over time, but may vary considerably during shorter periods. Revenues from food, beverage, rooms, recreation, retail and other are recognized at the time the related service or sale is completed. Player reward redemptions for food and beverage, hotel rooms and other items are included in gross revenue at full retail value.

     PROMOTIONAL ALLOWANCES. We reward our customers with "points" based on the volume of their gaming activity through our customer loyalty program, the Apache Spirit Club. These points are redeemable for player reward services or merchandise. Points are accrued and reflected as current liabilities on our consolidated balance sheets. We determine the adequacy of these accruals by periodically evaluating the historical experience and projected trends related to these accruals. If such information indicates that the accruals are overstated or understated, we will adjust the assumptions utilized in the methodologies and reduce or provide for additional accruals as appropriate.

     CLASSIFICATION OF DEPARTMENTAL COSTS. Gaming direct costs are comprised of all costs of the Resort's gaming operations, including labor costs for casino-based personnel (including personnel supporting the food and beverage operations located in the casinos), facilities rent, occupancy costs, supply costs, certain marketing, advertising and promotional expenses (including costs of operating our players' club) and other direct operating costs of the casinos. Food and beverage direct costs are comprised of all costs of the Resort's food and beverage operations, including labor costs for personnel employed by the Resort's restaurants and other food outlets (but not including personnel supporting the food and beverage operations located in the casinos), facilities rent, occupancy costs, supply costs for all food and beverages served in the casinos or sold in the Resort's restaurants and other food outlets and other direct operating costs of the food and beverage operations. Recreation and other expenses include direct labor and operating expenses related to the activities. General and administrative direct costs are comprised of administrative expense at our headquarters, including the salaries of corporate officers, rent, accounting, finance, legal and other professional expense and occupancy costs and other indirect costs not included in the direct costs of our operating departments.

     DISAGREEMENTS WITH THE STATE OF NEW MEXICO. The Tribe challenged the legality of the revenue sharing prescribed by the 1997 Compact, claiming them to be an illegal tax on Indian gaming under the IGRA. The Tribe invoked its right to seek a resolution of the disagreements through the arbitration process provided for in the 1997 Compact and no revenue sharing or regulatory fees were remitted to the State. As of January 31, 2004, we accrued approximately $38.1 million for the revenue sharing and $8.8 million for the regulatory fees for the full amount of this obligation on our consolidated balance sheet. The accrued revenue sharing and regulatory fees are included as a gaming expense. As of January 31, 2004, we have set aside in restricted accounts with respect to these accruals approximately $38.0 million for the revenue sharing fees and approximately $700,000 for regulatory fees. On April 20, 2004, the Tribe settled with the State of New Mexico all of its obligations under the 1997 Compact on the terms described below.

     DISPOSAL OF LONG-LIVED ASSETS. On May 1, 2002, we adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," or SFAS 144, which provides for the treatment of the disposal of long-lived assets. SFAS 144 provides that if an entity commits to a plan to abandon a long-lived asset before the end of its previously estimated useful life, depreciation estimates shall be revised to reflect the use of the asset over its shortened useful life. In January 2003, we demolished a substantial portion of the Inn to allow for the construction of the Resort. As a result of the demolition, the adoption of SFAS 144 for the fiscal year ended April 30, 2003 had the effect of increasing depreciation in fiscal 2003 by $5.4 million.

     DEFERRED FINANCING COSTS. Debt issuance costs incurred in connection with the issuance of the Resort Project financing are capitalized and amortized to interest expense using the straight-line method over the stated maturity of the debt, which approximates the effective interest method. Unamortized deferred financing costs totaled approximately $9,093,243 as of January 31, 2004.


RECENT EVENTS - SETTLEMENT AGREEMENT WITH STATE OF NEW MEXICO/2001 COMPACT


     In 1997, the Tribe entered into the 1997 Compact with the State of New Mexico, which permits Class III gaming on the Tribe's reservation pursuant to the Indian Gaming Regulatory Act of 1988, or IGRA. In the State of New Mexico, the execution of an Indian gaming compact is conditioned upon execution of a revenue sharing agreement providing for limited exclusivity of gaming activities to the tribal entity in exchange for an agreement to make quarterly revenue sharing payments to the State. At the time the 1997 Compact was entered into by the Tribe, this revenue sharing agreement provided for a revenue sharing fee equal to 16% of the Tribe's "net win" from gaming.


     The Tribe, along with the other gaming tribes and pueblos who entered into the 1997 Compact, disputed the legality of the State of New Mexico's imposition of revenue sharing and regulatory fees pursuant to the 1997 Compact. The Tribe asserted that that the revenue sharing amount and regulatory fees provided by the 1997 Compact and revenue sharing agreement were illegal and void under IGRA, which the Tribe asserted prohibited a state from imposing any tax, fee, charge or other assessment on an Indian tribe for the privilege of operating a tribal gaming enterprise. The Tribe made no payments to the State of New Mexico pursuant to the 1997 Compact. We have accrued as a liability on our financial statements the full 16% revenue sharing and other regulatory fees claimed by the State of New Mexico pursuant to the 1997 Compact, which at January 31, 2004 amounted to $47.5 million.

     In 1999, the New Mexico State Legislature enacted SB 737, as 1999 N.M. Laws, ch. 252, known as the Compact Negotiation Act, creating a process whereby the State of New Mexico and the gaming tribes could enter into negotiations for a new gaming compact. In 2001, all of the New Mexico gaming tribes and pueblos (other than the Tribe and Pueblo of Pojoaque) settled the 1997 Compact dispute regarding the 1997 Compact and entered into a new gaming compact with the State of New Mexico, the 2001 Compact, which was enacted pursuant to Senate Joint Resolution 37 during the 2001 session of the New Mexico State Legislature. On April 20, 2004, the Tribe and the State of New Mexico entered into a settlement agreement which resolved all of their disputes regarding the 1997 Compact.

     Under the settlement agreement, the State of New Mexico and the Tribe agreed that the Tribe would pay the State of New Mexico $25.0 million and that they would enter into the 2001 Compact. The settlement agreement provides that the $25.0 million payment settles all revenue sharing and regulatory fees payable under the 1997 Compact as well as all revenue sharing fees payable under the 2001 Compact through March 2005. The 2001 Compact provides for a revenue sharing amount equal to 8% of "net win" from gaming machines, payable no later than 25 days after the last day of each calendar quarter and an annual regulatory fee of $100,000, paid in quarterly installments of $25,000 on the first day of each calendar quarter. Pursuant to the terms of the settlement agreement, we will begin incurring revenue sharing payments to the State of New Mexico at the rate of 8% of "net win" pursuant to the 2001 Compact in March 2005, with our first revenue sharing payment under the 2001 Compact due in July 2005. In addition, pursuant to the terms of the settlement agreement, we will begin incurring regulatory fees, at the rate of $100,000 per year, from the date the approval of the 2001 Compact is published in the Federal Register with our first payment for regulatory fees under the 2001 Compact due on the first day of the first full calendar quarter thereafter.

     As of January 31, 2004, we had approximately $38.7 million ($35.7 million in the construction reserve account and $3.0 million in another restricted account) reserved to pay for the $47.5 million we accrued as a liability on our financial statements for revenue sharing fees and other regulatory fees under the 1997 Compact. We will provide the $25.0 million settlement amount from funds in the construction reserve account. Upon payment of the $25.0 million settlement amount, approximately $10.7 million (the difference between the $35.7 million deposited in the construction reserve account to settle the 1997 Compact dispute and the settlement amount of $25.0 million) will be transferred from the construction reserve account to the construction disbursement account. See "Description of Material Agreements - Indenture - Cash Collateral and Disbursement Agreement." In addition, upon payment of the $25.0 million settlement amount, the additional $3.0 million we have reserved to pay for our accrued liability relating to the 1997 Compact, currently held in a restricted account, will become unrestricted cash. The settlement with the State of New Mexico will have no effect on our cash flows and will be reflected in operating costs and expenses as a settlement of revenue sharing and regulatory fees in the consolidated statements of income and regulatory fees paid in advance through 2005 will be recorded as a prepaid expense in the consolidated balance sheets.

     The terms of the 2001 Compact are substantially similar to the terms of the 1997 Compact and revenue sharing agreement, except for the following material differences:

     o revenue sharing fees under the 2001 Compact are 8% of "net win" from gaming, rather than 16% as provided by the 1997 Compact;

     o regulatory fees under the 2001 Compact are $100,000 per year, while the 1997 Compact requires quarterly regulatory fees (subject to an annual increase of 5% beginning on January 1, 1999) of $6,250 per gaming facility, $300 per gaming machine and $750 per gaming table;

     o the 2001 Compact expires June 30, 2015, while the 1997 Compact expires on August 29, 2006, subject to an automatic one year extension; and

     o insurance coverage required by the 2001 Compact to insure the Tribe, IMG and its employees and agents from claims against liability for bodily injury and property damages by a visitor is required to be at least $50 million, while the 1997 Compact requires $10.0 million of such coverage.


RESULTS OF OPERATIONS

QUARTER ENDED JANUARY 31, 2004 COMPARED TO QUARTER ENDED JANUARY 31, 2003

     NET REVENUE. Net revenues increased $2.1 million, or 11.5%, to $20.4 million for the quarter ended January 31, 2004 from $18.3 million for the quarter ended January 31, 2003. The increase was due to an increase in casino revenues primarily attributable to the opening in May 2003 of our second gaming facility, the Casino Apache Travel Center or Travel Center and an increase in marketing and promotional incentives. In addition to an increase in gaming revenues, revenue also increased because of the opening of a smoke shop, convenience store and refueling stations offered at the Travel Center, partially offset by the elimination of room revenue this year due to the demolition of the former hotel in January 2003. Player reward redemptions are included in gross revenues but are deducted as a promotional allowance to arrive at net revenues.

     GAMING. Gaming revenues increased $3.0 million, or 28.3%, to $13.6 million for the quarter ended January 31, 2004 from $10.6 million for the quarter ended January 31, 2003, primarily due to the opening of the Travel Center in May 2003 and an increase in marketing and promotional activities. Slot revenues accounted for 85.0% of gross gaming revenue, growing to $11.5 million for the quarter ended January 31, 2004 from $9.3 million for the quarter ended January 31, 2003, an increase of $2.2 million, or 23.7%. Gross slot win per unit per day was $116 for the quarter ended January 31, 2004 compared to $143 for the quarter ended January 31, 2003; in this period the weighted average number of units increased by 365, or 44.8%. Table games revenue increased $0.8 million, or 61.5%, to $2.1 million for the quarter ended January 31, 2004 from $1.3 million for the quarter ended January 31, 2003. The increase was the result of table game drop increase of $3.8 million, or 67.8%, to $9.4 million for the quarter ended January 31, 2004 from $5.6 million for the quarter ended January 31, 2003 while the hold percentage remained relatively constant at 22% for the quarter ended January 31, 2004 compare to 23% for the quarter ended January 31, 2003.

     FOOD AND BEVERAGE. Food and beverage revenues remained constant at $1.4 million for the quarter ended January 31, 2004 as compared to the quarter ended January 31, 2003. While there was a loss of revenue due to the closing of the restaurants located at the Inn in January 2003, this loss was offset by the opening of Smokey B's, our casual dining restaurant at the Travel Center in May 2003.

     ROOMS. We had no room revenues for the quarter ended January 31, 2004, a decrease of $0.7 million from the quarter ended January 31, 2003, due to the closure of our 252-room resort hotel the Inn in January 2003.

     RECREATION AND OTHER. Recreation and other revenues remained constant at $5.8 million for the quarter ended January 31, 2004 as compared to for the quarter ended January 31, 2003. The increases in revenue due to the opening of our Travel Center in May 2003, which resulted in increased revenues from the convenience store, smoke shop, and gasoline and diesel sales located at the facility, were offset by lower revenue at Ski Apache as a result of a lower then normal snow fall. The $2.1 million increase in revenue from merchandise and fuel sales from the opening of the Travel Center were offset by a decline of $2.3 million in Ski Apache revenues from $6.2 million for the quarter ended January 31, 2003 to $3.9 million for the quarter ended January 31, 2004.

     PROMOTIONAL ALLOWANCES. Promotional allowances increased $0.3 million, or 150.0%, to $0.5 million for the quarter ended January 31, 2004 from $0.2 million for the quarter ended January 31, 2003. The increase in gaming revenues and the opening of the Travel Center have resulted in an increase in promotional allowances.

     TOTAL OPERATING EXPENSES. Total operating expenses increased $5.1 million, or 44.7%, to $16.5 million for the quarter ended January 31, 2004 from $11.4 million for the quarter ended January 31, 2003. The increase was primarily due to the opening of the Travel Center in May 2003, which resulted in the addition of 103 team members to our staff, or 11.6%, increasing our total staff to 989 team members for the quarter ended January 31, 2004 from 886 team members for the quarter ended January 31, 2003. We also recognized an increase in gaming expenses, retail expenses, as well as an increase in depreciation expense associated with the Travel Center building and equipment.

     GAMING. Gaming costs and expenses increased $1.9 million, or 37.3%, to $7.0 million for the quarter ended January 31, 2004 from $5.1 million for the quarter ended January 31, 2003. The increase was primarily due to the addition of gaming team members at the Travel Center, as well as an increase in accrued revenue sharing and regulatory fees due to the higher net slot win and the cost to regulate a second casino.

     FOOD AND BEVERAGE. Food and beverage costs and expenses increased $0.5 million, or 50.0%, to $1.5 million for the quarter ended January 31, 2004 from $1.0 million for the quarter ended January 31, 2003, primarily due to the addition of new food and beverage team members at the Travel Center coupled with an increase in the cost of sales due to increased food covers.

     ROOMS. There were no costs and expenses associated with hotel rooms, a decrease of $0.7 million for the quarter ended January 31, 2004 from $0.7 million for the quarter ended January 31, 2003, primarily due to the closure of the Inn in January 2003. During the construction period, we have continued to maintain minimal room operation staff to service our "Tower" building that is primarily used for office space.

     RECREATION AND OTHER. Recreation and other expenses increased $1.4 million, or 82.4%, to $3.1 million for the quarter ended January 31, 2004 from $1.7 million for the quarter ended January 31, 2003. The increase was primarily attributable to the addition of new team members at the Travel Center, increased cost of sales and related expenses for the convenience store, smoke shop, refueling center and laundry and shower facilities and some additional start-up costs at the Travel Center.

     GENERAL AND ADMINISTRATIVE. General and administrative costs and expenses increased $0.7 million, or 53.8%, to $2.0 million for the quarter ended January 31, 2004 from $1.3 million for the quarter ended January 31, 2003. The increase was primarily due to an increase in expenses due to the addition of executive staff in response to the needs of our new resort complex and increased reporting requirements associated with the issuance of the Notes as well as an increase in marketing, advertising and promotional activities. This increase in expenses was partially offset by a reduction in utilities and other expenses related to the closure of the Inn in January 2003 offset by an increase in executive, marketing and finance expenses.

     PRE-OPENING COSTS AND EXPENSES. Pre-opening expenses were $0.6 million for the quarter ended January 31, 2004 and consisted principally of advertising, consulting, and employee training expenses. There were no pre-opening expenses for the quarter ended January 31, 2003. Pre-opening costs and expenses are expensed as incurred.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased $0.5 million, or 55.6%, to $1.4 million for the quarter ended January 31, 2004 from $0.9 million for the quarter ended January 31, 2003. The reduced depreciation from the demolition of the Inn was offset with increased depreciation for the Travel Center.

     OPERATING INCOME. Operating income decreased $3.0 million, or 43.5%, to $3.9 million for the quarter ended January 31, 2004 from $6.9 million for the quarter ended January 31, 2003. This decrease was primarily due to pre-opening costs we incurred in connection with the opening of the Travel Center and to the other revenue and expense variations previously noted.

     OTHER INCOME (EXPENSE). Other income (expense) increased ($0.9) million for the quarter ended January 31, 2004 compared to the quarter ended January 31, 2003. The increase is comprised of an increase in interest expense of $1.3 million offset by $0.4 million in interest income and other income. Other income (expenses) is comprised of interest income and other income minus interest expense and other expense.

NINE MONTHS ENDED JANUARY 31, 2004 COMPARED TO NINE MONTHS ENDED JANUARY 31,
2003

     NET REVENUE. Net revenues increased $7.8 million, or 15.3%, to $58.8 million for the nine months ended January 31, 2004 from $51.0 million for the nine months ended January 31, 2003. The increase was due to an increase in casino revenues primarily attributable to the opening in May 2003 of the Travel Center and an increase in marketing and promotional activities, offset by a decrease in hotel revenues due to the closing of the Inn in January 2003. Player reward redemptions are included in gross revenues but are deducted as a promotional allowance to arrive at net revenues.

     GAMING. Gaming revenues increased $8.9 million, or 24.4%, to $45.4 million for the nine months ended January 31, 2004 from $36.5 million for the nine months ended January 31, 2003, primarily due to the opening of the Travel Center in May 2003 and an increase in marketing and promotional activities. Slot revenues accounted for 87.2% of gross gaming revenue, growing to $39.5 million for the nine months ended January 31, 2004 from $32.0 million for the nine months ended January 31, 2003, an increase of $7.5 million, or 23.4%. Gross slot win per unit per day was $142 for the nine months ended January 31, 2004 compared to $161 for the nine months ended January 31, 2003; in this period the weighted average number of units increased by 303, or 37.7%. Table games revenue increased $1.3 million, or 28.9%, to $5.8 million for the nine months ended January 31, 2004 from $4.5 million for the nine months ended January 31, 2003. The increase was the result of table game drop increase $8.6 million, or 36.8%, to $32.0 million for the nine months ended January 31, 2004 from $23.4 million for the nine months ended January 31, 2003 while the hold percentage remained relatively constant at 18.2% for the nine months ended January 31, 2004 compare to 19.3% for the nine months ended January 31, 2003.

     FOOD AND BEVERAGE. Food and beverage revenues increased $0.2 million, or 5.1%, to $4.1 million for the nine months ended January 31, 2004 from $3.9 million for the nine months ended January 31, 2003. While there was a loss of revenue due to the closing of the restaurants located at the Inn in January 2003, this loss was offset by the opening of Smokey B's, our casual dining restaurant at the Travel Center in May 2003.

     ROOMS. We had no room revenues for the nine months ended January 31, 2004, a decrease of $3.4 million from the nine months ended January 31, 2003, due to the closure of the Inn in January 2003.

     RECREATION AND OTHER. Recreation and other revenues increased $2.4 million, or 30.4%, to $10.3 million for the nine months ended January 31, 2004 from $7.9 million for the nine months ended January 31, 2003. The increase was due to the opening of our Travel Center in May 2003, which resulted in increased revenues from the convenience store, smoke shop, and gasoline and diesel sales located at the facility.

     PROMOTIONAL ALLOWANCES. Promotional allowances increased $0.2 million, or 28.6%, to $0.9 million for the nine months ended January 31, 2004 from $0.7 million for the nine months ended January 31, 2003. The increase in gaming revenues and the opening of the Travel Center have resulted in an increase in promotional allowances.

     TOTAL OPERATING EXPENSES. Total operating expenses increased $13.7 million, or 40.3%, to $47.7 million for the nine months ended January 31, 2004 from $34.0 million for the nine months ended January 31, 2003. The increase was primarily due to the addition of staff for the opening of the Travel Center in May 2003. We also recognized an increase in gaming expenses, retail expenses, as well as an increase in depreciation expense associated with the Travel Center building and equipment.

     GAMING. Gaming costs and expenses increased $5.4 million, or 36.7%, to $20.1 million for the nine months ended January 31, 2004 from $14.7 million for the nine months ended January 31, 2003. The increase was primarily due to the addition of gaming team members at the Travel Center, as well as an increase in accrued revenue sharing and regulatory fees due to the higher net slot win and the cost to regulate a second casino.

     FOOD AND BEVERAGE. Food and beverage costs and expenses increased $1.5 million, or 42.9%, to $5.0 million for the nine months ended January 31, 2004 from $3.5 million for the nine months ended January 31, 2003, primarily due to the addition of food and beverage team members at the Travel Center coupled with an increase in the cost of sales due to increased food covers.

     ROOMS. Costs and expenses associated with hotel rooms decreased $1.6 million, or 94.1%, to $0.1 million for the nine months ended January 31, 2004 from $1.7 million for the nine months ended January 31, 2003, primarily due to the closure of the Inn in January 2003. During the construction period, we have continued to maintain minimal room operation staff to service our "Tower" building that is primarily used for office space.

     RECREATION AND OTHER. Recreation and other expenses increased $3.8 million, or 115.2%, to $7.1 million for the nine months ended January 31, 2004 from $3.3 million for the nine months ended January 31, 2003. The increase was primarily attributable to the addition of new team members at the Travel Center and increased cost of sales and related expenses for the convenience store, smoke shop, refueling center and laundry and shower facilities.

     GENERAL AND ADMINISTRATIVE. General and administrative costs and expenses increased $.9 million, or 16.7%, to $6.3 million for the nine months ended January 31, 2004 from $5.4 million for the nine months ended January 31, 2003. The increase was primarily due to an increase in expenses due to the addition of executive staff in response to the needs of our new resort complex and increased reporting requirements associated with the issuance of the Notes as well as an increase in marketing, advertising and promotional activities. This increase in expenses was partially offset by a reduction in utilities and other expenses related to the closure of the Inn in January 2003.

     PRE-OPENING COSTS AND EXPENSES. Pre-opening expenses were $2.5 million for the nine months ended January 31, 2004 and consisted principally of advertising, consultants, employee recruitment and training, extraordinary promotional expenses and the cost to retain certain employees of the Inn during the construction period of the Resort. There were no pre-opening expenses in the nine months ended January 31, 2003. Pre-opening costs and expenses are expensed as incurred.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased $0.9 million, or 31.0%, to $3.8 million for the nine months ended January 31, 2004 from $2.9 million for the nine months ended January 31, 2003. The reduced depreciation from the demolition of the Inn was offset with increased depreciation for the Travel Center.

     OPERATING INCOME. Operating income decreased $6.0 million, or 35.1%, to $11.1 million for the nine months ended January 31, 2004 from $17.1 million for the nine months ended January 31, 2003. This decrease was primarily due to $2.5 million of pre-opening costs we incurred in connection with the opening of the Travel Center and to the other revenue and expense variations previously noted.

     OTHER INCOME (EXPENSE). Other income (expense) increased ($0.9) million for the nine months ended January 31, 2004 compared to the nine months ended January 31, 2003. The increase is comprised of an increase in interest expense of $1.2 million offset by $0.3 million in interest income and other income. Other income (expenses) is comprised of interest income and other income minus interest expense and other expense.

FISCAL YEAR ENDED APRIL 30, 2003 COMPARED TO FISCAL YEAR ENDED APRIL 30, 2002

     NET REVENUES. Net revenues increased $4.1 million, or 6.5%, to $66.3 million for the fiscal year ended April 30, 2003 from $62.2 million for the fiscal year ended April 30, 2002. The increase was due to an increase in gaming revenues offset by a decrease in room revenue and a decrease in food and beverage revenue due to the closure of the Inn in January 2003. Player reward redemptions are included in gross revenues but are deducted as a promotional allowance to arrive at net revenues.

     GAMING. Gaming revenues increased $5.1 million, or 12.2%, to $46.9 million for the fiscal year ended April 30, 2003 from $41.8 million at the fiscal year ended April 30, 2002. Slot revenues led the increase, growing to $41.2 million for the fiscal year ended April 30, 2003 from $37.2 million for the fiscal year ended April 30, 2002, an increase of $4.0 million, or 10.6%. Gross slot win per unit was $155 for the fiscal year 2003 compared to $134 for the fiscal year 2002; in this period the weighted average number of units decreased by 36, or 4.5%. Table games revenue increased $1.2 million, or 25.0%, to $5.8 million for the fiscal year ended April 30, 2003 from $4.6 million for the fiscal year ended April 30, 2002. The increase was the result of the increase in hold percentage to 20.2% for the fiscal year ended April 30, 2003 from 17.4% for the fiscal year ended April 30, 2002, combined with the table game drop increase of $2.2 million, or 8.0%, to $28.6 million for the fiscal year ended April 30, 2003 from $26.5 million for the fiscal year ended April 30, 2002.

     FOOD AND BEVERAGE. Food and beverage revenues decreased $0.4 million, or 7.4%, to $4.9 million for the fiscal year ended April 30, 2003 from $5.3 million for the fiscal year ended April 30, 2002. The decrease was primarily due to the closure of our 250-seat fine dining restaurant at the Inn in January 2003. Our food and beverage outlets turned 522,306 covers with average revenue per cover of $9.37 for the fiscal year ended April 30, 2003 compared to 562,321 covers with average revenue per cover of $9.40 at the fiscal year ended April 30, 2002.

     ROOMS. Room revenues decreased $1.2 million, or 26.3%, for the fiscal year ended April 30, 2003 to $3.4 million from $4.6 million for the fiscal year ended April 30, 2002, due to the closure of the Inn in January 2003.

     RECREATION AND OTHER. Recreation and other revenues increased $0.8 million, or 6.5%, to $12.0 million for the fiscal year ended April 30, 2003 from $11.2 million for the fiscal year ended April 30, 2002. The increase was attributable to an increase in ski revenue due to better snow and ski conditions offset by a decrease in sales at golf and other retail outlets in connection with the closure of the Inn in January 2003.

     PROMOTIONAL ALLOWANCES. Promotional allowances increased $0.1 million, or 18.8%, to $0.9 million for the fiscal year ended April 30, 2003 from $0.8 million for the fiscal year ended April 30, 2002. The increase was consistent with our marketing strategy to increase the utilization of our rewards programs to our frequent gaming guests.

     TOTAL OPERATING EXPENSES. Total operating expenses increased $9.2 million, or 21.5%, to $52.0 million for the fiscal year ended April 30, 2003 from $42.8 million for the fiscal year ended April 30, 2002. The increase was primarily due to an increase in depreciation expenses relating to the demolition of the Inn in January 2003, as well as an increase in our gaming and pre-opening expenses associated with the opening of the Travel Center in May 2003.

     GAMING. Gaming expenses increased $1.6 million, or 8.7%, to $20.8 million for the fiscal year ended April 30, 2003 from $19.2 million for the fiscal year ended April 30, 2002. The increase was primarily due to the addition of team members at Casino Apache, as well as an increase in accrued revenue sharing and regulatory fees due to higher net slot win.

     FOOD AND BEVERAGE. Food and beverage expenses remained constant at $5.3 million for the fiscal year ended April 30, 2003 and the fiscal year ended April 30, 2002. There was no change in expenses despite the closure of our fine dining restaurant as a result of variations in the cost of food and team member related expenses.

     ROOMS. Costs and expenses associated with hotel rooms decreased $0.6 million, or 26.1%, to $1.6 for the fiscal year ended April 30, 2003 from $2.2 million for the fiscal year ended April 30, 2002, primarily due to a reassignment of team members as a result of closure of the Inn in January 2003.

     RECREATION AND OTHER. Recreation and other costs increased $0.5 million, or 9.0%, to $6.0 million for the fiscal year ended April 30, 2003 from $5.5 million for the fiscal year ended April 30, 2002 primarily due to increased labor, maintenance and other costs and expenses associated with increased usage at Ski Apache during the period.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses increased $1.0 million, or 14.8%, to $7.7 million for the fiscal year ended April 30, 2003 from $6.7 million for the fiscal year ended April 30, 2002. The increase was a result of increased insurance and utility costs at Casino Apache and Ski Apache and payments to the U.S. Forest Service relating to higher utilization at Ski Apache.

     PRE-OPENING COSTS AND EXPENSES. Pre-opening expenses were $1.4 million for the fiscal year ended April 30, 2003 and consisted principally of personnel costs, training costs and payroll costs for retaining the former employees of the Inn. Pre-opening costs and expenses are expensed as incurred.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased $5.3 million to $9.2 million for the fiscal year ended April 30, 2003 from $3.9 million for the fiscal year ended April 30, 2002. The increase was primarily the result of the demolition of the Inn in January 2003.

     OPERATING INCOME. Operating income decreased $5.2 million, or 26.5%, to $14.2 million for the fiscal year ended April 30, 2003 from $19.4 million for the fiscal year ended April 30, 2002. The decrease in operating income was primarily due to an increase in depreciation expense because of the demolition of the Inn and, to a lesser extent, pre-opening costs and to the other revenue and expense variations previously noted.

     OTHER INCOME (EXPENSES). Other income (expenses) increased $0.2 million, or 115.3%, to $0.4 million for the fiscal year ended April 30, 2003 from $0.2 million for the fiscal year ended April 30, 2002. The increase was primarily due to the capitalization of interest expense in an amount equal to $0.2 million during the period. Other income (expenses) is comprised of interest income and other income minus interest expense and other expense.

FISCAL YEAR ENDED APRIL 30, 2002 COMPARED TO FISCAL YEAR ENDED APRIL 30, 2001

     NET REVENUES. Net revenues increased $1.3 million, or 2.1%, to $62.2 million for the fiscal year ended April 30, 2002 from $60.9 million for the fiscal year ended April 30, 2001. The increase was primarily due to an increase in gaming revenues offset by a decrease in recreation and other revenues. Player reward redemptions are included in gross revenues but are deducted as a promotional allowance to arrive at net revenues.

     GAMING. Gaming revenues increased $2.1 million, or 5.5%, to $41.8 million for the fiscal year ended April 30, 2002 from $39.7 million for the fiscal year ended April 30, 2001. Slot revenues drove the increase, growing to $37.2 million for the fiscal year ended April 30, 2002 from $34.6 million for the fiscal year ended April 30, 2001, an increase of $2.6 million, or 7.5%. Gross slot win per unit was $134 for the fiscal year ended April 30, 2002 compared to $125 for the fiscal year ended April 30, 2001; in this period the weighted average number of units increased by 12, or 1.5%. Table games revenue decreased $0.4 million, or 8.1%, to $4.6 million for the fiscal year ended April 30, 2002 from $5.0 million for the fiscal year ended April 30, 2001. The decrease was the result of a decrease in hold percentage to 17.4% for the fiscal year ended April 30, 2002 from 21.4% for the fiscal year ended April 30, 2001. The table game drop increased $3.1 million, or 13.1%, to $26.5 million for the fiscal year ended April 30, 2002 from $23.4 million for the fiscal year ended April 30, 2001.

     FOOD AND BEVERAGE. Food and beverage revenues increased $0.1 million, or 2.6%, to $5.3 million for the fiscal year ended April 30, 2002 from $5.2 million for the fiscal year ended April 30, 2001. The increase was primarily the result of increased covers at Casino Apache's buffet restaurant.

     ROOMS. Room revenues decreased $0.2 million, or 3.5%, to $4.6 million, for the fiscal year ended April 30, 2002 from $4.8 million for the fiscal year ended April 30, 2001. The decrease was the result of lower room utilization due to a poor ski season at Ski Apache.

     RECREATION AND OTHER. Recreation and other revenues decreased $0.5 million, or 4.1%, to $11.2 million for the fiscal year ended April 30, 2002 from $11.7 million for the fiscal year ended April 30, 2001. The decrease was primarily attributable to a decrease in ski revenue due to a decline in total skiers at Ski Apache as a result of poor snow conditions. The decrease in ski revenues was offset by an increase in revenues from our hunting lodge due to the removal of fire restrictions in the Sierra Blanca Mountains and permission to hunt granted by the Tribe.

     PROMOTIONAL ALLOWANCES. Promotional allowances increased $0.4 million, or 92.2%, to $0.8 million for the fiscal year ended April 30, 2002 from $0.4 million for the fiscal year ended April 30, 2001. The increase was consistent with our marketing strategy to increase the utilization of our rewards programs to our frequent gaming guests.

     TOTAL OPERATING EXPENSES. Total operating expenses increased $1.5 million, or 3.7%, to $42.8 million for the fiscal year ended April 30, 2002 from $41.3 million for the fiscal year ended April 30, 2001. The increase was primarily due to an increase in gaming expenses associated offset by a reduction in rooms expense.

     GAMING. Gaming costs and expenses increased $1.7 million, or 9.5%, to $19.2 million for the fiscal year ended April 30, 2002 from $17.5 million for the fiscal year ended April 30, 2001. The increase was primarily due to increased employee benefits costs for our team members, as well as an increase in accrual for accrued revenue sharing and regulatory fees due to higher gaming revenues.

     FOOD AND BEVERAGE. Costs and expenses associated with food and beverage remained constant at $5.3 million for the fiscal year ended April 30, 2002 and the fiscal year ended April 30, 2001. The maintenance of expense levels was due to the implementation of effective cost controls.

     ROOMS. Costs and expenses associated with hotel rooms decreased $0.3 million, or 11.4%, to $2.2 million for the fiscal year ended April 30, 2002 from $2.5 million for the fiscal year ended April 30, 2001. The decrease was primarily due to a decrease in room utilization at the Inn.

     RECREATION AND OTHER. Recreation, retail, and other costs and expenses increased $0.2 million, or 3.0%, to $5.5 million for the fiscal year ended April 30, 2002 from $5.3 million for the fiscal year ended April 30, 2001. This increase was substantially due to expenses associated with increased operations at our hunting lodge.

     GENERAL AND ADMINISTRATIVE. Selling, general and administrative costs and expenses increased $0.2 million, or 2.3%, to $6.7 million for the fiscal year ended April 30, 2002 from $6.5 million for the fiscal year ended April 30, 2001.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization decreased $0.2 million, or 4.0%, to $3.9 million for the fiscal year ended April 30, 2002 from $4.1 million for the fiscal year ended April 30, 2001. The decrease was primarily due to the normal retirement of fixed assets.

     OPERATING INCOME. Operating income decreased $0.2 million, or 1.2%, to $19.4 million for the fiscal year ended April 30, 2002 from $19.6 million for the fiscal year ended April 30, 2001. The decrease in operating income for the fiscal year ended April 30, 2002 was primarily due to the revenue and expense variations previously noted.

     OTHER INCOME (EXPENSES). Other income (expenses) decreased $1.0 million, or 86.5%, to $0.2 million for the fiscal year ended April 30, 2002 from $1.2 million for the fiscal year ended April 30, 2001. The decrease was due primarily to reduction of interest income of $1.3 million as a result of decreases in bank balances due to the transfer to the Tribe of amounts held for revenue sharing and regulatory fee payments offset by a decrease in interest expense of $0.3 million. Other income (expenses) is comprised of interest income and other income minus interest expense and other expense.

LIQUIDITY AND CAPITAL RESOURCES

     As of January 31, 2004 and 2003, we had cash and cash equivalents (net of amounts in restricted accounts) of $14.4 million and $18.9 million, respectively. Our principal sources of liquidity consisted of cash flows from operating activities, which was $38.6 million for the nine months ended January 31, 2004 compared to $26.5 million for the nine months ended January 31, 2003.


     As of April 30, 2003 and 2002, we had cash and cash equivalents (net of amounts in restricted accounts) of $9.3 million and $21.8 million, respectively. Our principal sources of liquidity for fiscal years 2003 and 2002 consisted of cash flows from operating activities, which was $32.0 million for the fiscal year ended April 30, 2003 compared to $57.8 million for the fiscal year ended April 30, 2002. The $25.8 million decrease was primarily due to the $27.0 million decrease in cash provided from restricted cash in fiscal 2003 compared to fiscal 2002, due to Casino Apache's transfer to the Tribe in September 2001 of amounts held by Casino Apache for the Tribe for revenue sharing and regulatory fee payments. Cash flows from operating activities were $26.6 million for the fiscal year ended April 30, 2001.

     Cash used from investing activities for the nine months ended January 31, 2004 and 2003, was $77.9 million and $11.0 million, respectively. The $66.9 million increase was due primarily to the increased capital expenditures for the purchase of property, plant, and equipment related to construction of the Project. Cash used in investing activities for fiscal year 2003 was $23.5 million and primarily relates to construction costs for the Project. Cash used in investing activities for fiscal year 2002 was $1.6 million and was primarily related to the routine acquisition of property, plant and equipment, including the purchase of $1.0 million of new ski resort equipment at Ski Apache.


     Cash provided from financing activities was $51.7 million for the nine months ended January 31, 2004 compared to $17.7 million provided from financing activities for the nine months ended January 31, 2003. The $34.0 million increase in cash provided from financing activities is primarily due to the issuance of $200.0 million in senior notes offset by $10.5 million in deferred financing costs, $4.7 million in debt payments, and $ 151.6 million of cash held for use in paying construction expenditures for the construction project. Cash used from financing activities for fiscal year 2003 was $21.0 million and primarily related to distributions and payments to the Tribe offset by equity contributions to fund the Travel Center and other costs related to the Project. Cash used from financing activities in fiscal year 2002 was $49.5 million and primarily related to distributions and payments to the Tribe.

     In April 2003, we entered into a revolving credit facility with Citicorp North America, Inc., due December 31, 2003 to fund construction of the Project. Use of proceeds from the credit facility is limited to construction related expenditures for the Project. As of October 31, 2003 amounts outstanding under the credit facility were $19.0 million. We repaid all amounts borrowed under the credit facility with a portion of the proceeds from the offering of the original notes and retired the credit facility upon its repayment.


     Construction of the Resort, which began in January 2003, is expected to be completed in April 2005. As of January 31, 2004, we paid $86.2 million for designing, developing, constructing, equipping and opening the Resort. We expect to incur an additional $18.0 million for the Project during the three month period ending April 30, 2004 and an additional $67.1 million to complete the Project during fiscal 2005 (the Resort is expected to be completed by the April
2005). At January 31, 2004 we had balances in restricted accounts in the aggregate amount of $145.4, of which $25.0 million will be used to fund our settlement of our compact dispute with the State of New Mexico, $36.4 million will be available for the first three interest payments on the notes and $84.0 of which will be available for completion of the Project and construction contingencies. Additional funds needed to complete the Project are expected to be provided by funds from operations and, if needed, equipment leasing lines (permitted by the indenture). Capital expenditures in fiscal years 2004 and 2005, other than those related to the Project, are not expected to be significant.


     We believe that existing cash balances, operating cash flows and proceeds from our recent high yield offering, or the offering, as well as contemplated equipment leasing lines (permitted by the indenture) will provide adequate funds for completion of construction of the Resort, our working capital needs, planned capital expenditures, including the new resort equipment and furnishings, settlement of our compact dispute with the State of New Mexico and debt service requirements for the foreseeable future. However, our ability to fund our operations, make planned capital expenditures, make scheduled payments and refinance our indebtedness depends on our future operating performance and cash flow, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond our control. Additionally, as a result of the offering, our ability to incur additional indebtedness is limited under the terms of the indenture governing the 12% Senior Notes due 2010, or the notes.

DESCRIPTION OF INDEBTEDNESS

     The Tribe, for the benefit of the Inn, executed a promissory note dated September 1, 1982, which we refer to as the BIA Note in favor of the Department of Interior, Bureau of Indian Affairs in the amount of approximately $3.5 million. The BIA Note accrues interest at the rate of 8.5% per annum payable annually from the date of the BIA Note until paid in full on September 1, 2011. The Inn has been making payments of approximately $27,000 on the BIA Note each month. As of January 31, 2004, there is approximately $1.8 million outstanding on the BIA Note.

     In addition, as of January 31, 2004, we have approximately $.8 million of gaming and other equipment financing with various vendors, including approximately $.6 million of secured debt with Aristocrat Technologies, Inc. and an aggregate of approximately $.2 million of unsecured debt with Kronos Incorporated and Micros Systems, Inc.

     A description of our $200.0 million senior notes is described in " - Subsequent Events."

OFF-BALANCE SHEET ARRANGEMENTS

     As of January 31, 2004, we have no off-balance sheet arrangements that affect our financial condition, liquidity and results of operation. We have certain contractual obligations including long-term debt, operating leases and employment contracts.

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


TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS

     The following table sets forth, as of January 31, 2004, our scheduled principal, interest and other contractual annual cash obligations due by us for each of the periods indicated below (Dollars in thousands):


                                         PAYMENTS DUE BY PERIOD
                                        LESS THAN            3-5     MORE THAN
    CONTRACTUAL OBLIGATIONS    TOTAL     1 YEAR   1-3 YEARS YEARS     5 YEARS
   ----------------------------------  ---------  --------  ------   ---------
   Long-Term Debt           $ 202,734  $  1,001   $   440  $  467   $200,825
                            ---------   -------    ------  ------    ---------
   Obligations............
   Purchase Obligations (1)    57,122    55,000     2,127
                            --------    -------    -----   ------    --------
   Total..................  $ 259,856  $  56,001  $ 2,567  $  467   $200,825
                            =========  ========= ========  ========  ========
----------
(1) Amounts remaining to be paid pursuant to the $135.2 million fixed price design and build contract with Centex/Worthgroup for construction of the Resort Project.

     In addition, under a settlement agreement entered into with the State of New Mexico on April 20, 2004, we are obligated to pay $25.0 million on behalf of the Tribe with respect to its settlement of its dispute with the State of New Mexico with respect to the 1997 Compact. This settlement payment is intended to be funded out of the construction reserve account provided for by the indenture.

IMPACT OF INFLATION

     Absent changes in competitive and economic conditions or in specific prices affecting the industry, we do not expect that inflation will have a significant impact on our operations. Changes in specific prices, such as fuel and transportation prices, relative to the general rate of inflation may have a material adverse effect on the hotel and casino industry in general.

REGULATION AND TAXES

     We are subject to extensive regulation by the Mescalero Apache Tribal Gaming Commission, the NIGC and, to a lesser extent, the New Mexico Gaming Control Board. Changes in applicable laws or regulations could have a significant impact on our operations. We are unincorporated Tribal enterprises, directly or indirectly owned by the Tribe, a federally recognized Indian tribe, and are located on reservation land held in trust by the United States of America; therefore, we were not subject to federal or state income taxes for the fiscal years ended April 30, 2001, 2002 or 2003 or the nine month periods ended January 31, 2003 or 2004, nor is it anticipated we will be subject to such taxes for the foreseeable future. Various efforts have been made in the U.S. Congress over the past several years to enact legislation that would subject the income of tribal business entities, such as us, to federal income tax. Although no such legislation has been enacted, similar legislation could be passed in the future. A change in our non-taxable status could have a material adverse affect on our cash flows from operations.

QUALITATIVE AND QUANTITATIVE MARKET RISK

     Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. The Resort's primary exposure to market risk is interest rate risk associated with our sort term debt. At October 31, 2003 we had $19 million of variable rate debt tied to LIBOR; therefore, our interest rate on our credit facility will change as LIBOR changes. Based on our $19 million of outstanding short term debt at October 31, 2003, a hypothetical 100 basis point (1.0%) increase in LIBOR would result in an annual interest expense increase of approximately $190,000. However, this debt was repaid from proceeds of the offering of the original notes on November 3, 2003.

     Management has and will continue to limit our exposure to interest rate risk by maintaining a conservative ratio of fixed rate, long-term debt to total debt such that variable rate exposure is kept at an acceptable level and fixing certain long-term variable rate debt through the use of interest rate swaps or interest rate caps with appropriately matching maturities.

     As of January 31, 2004, the Resort held no derivative instruments.

NEW ACCOUNTING PRONOUNCEMENTS

     On April 30, 2002, the FASB issued Statement of Financial Accounting Standards No. 145, or SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." In rescinding FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and FASB Statement 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements," SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. However, pursuant to SFAS 145, an entity would not be prohibited from classifying such gains and losses as extraordinary items so long as they meet the criteria in paragraph 20 of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The adoption of this standard has no impact on our consolidated financial statements.

     In November 2002, the FASB issued FASB Interpretation No. 45, or FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. At January 31, 2004, we do not have any outstanding guarantees and accordingly do not expect the adoption of FIN 45 to have any impact on our financial position, results of operations or cash flows.

     In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, or FIN 46, "Consolidation of Variable Interest Entities." This interpretation addresses the requirements for business enterprises to consolidate related entities in which they are determined to be the primary economic beneficiary as a result of their variable economic interests, and is intended to provide guidance in judging multiple economic interests in an entity and in determining the primary beneficiary. The interpretation outlines disclosure requirements for variable interest entities created after January 31, 2003. We have reviewed the interpretations related to our major relationships and overall economic interests with other companies consisting of related parties and other suppliers to determine the extent of its variable economic interest in these parties. The adoption of this standard has no impact on our consolidated financial statements.

     SFAS No. 141, "Business Combinations," issued in June 2001, requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and prohibits the use of the pooling-of-interests method. The adoption of this standard has no impact on our consolidated financial statements.

     SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," issued in August 2001, applied to us as of April 30, 2003. SFAS No. 144 concerns the recognition of impairment losses on long-lived assets, whether held and used or disposed of, and broadens the definition of a discontinued operation and how the results of discontinued operations are measured and presented. SFAS No. 144 supersedes SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and a portion of Accounting Principle Board No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business," while retaining many of the requirements of these two statements. Under SFAS No. 144, discontinued operations are no longer measured on a net realizable value basis and future operating losses are no longer recognized before they occur. As a result of the demolition of a portion of the Inn in the reconstruction process, the adoption of SFAS No. 144 for the fiscal year ending April 30, 2002 had the effect of increasing depreciation in fiscal year 2003 by $5.4 million.

   On January 1, 2001, we adopted Emerging Issues Task Force Issue 00-14, or EITF 00-14. EITF 00-14 requires that cash discounts and other cash incentives related to gaming play be recorded as a reduction to gross casino revenues. The adoption of EITF 00-14 did not have a material effect on our consolidated financial statements. There is no effect on previously reported net income.

                                    BUSINESS

IMG RESORT AND CASINO AND THE PROJECT

IMG RESORT AND CASINO

     IMG Resort and Casino, established on April 2, 2003, is a wholly owned enterprise of the Tribe with the exclusive power to conduct and regulate gaming activities on the Tribe's reservation. We operate New Mexico's only all-season gaming destination resort on the Tribe's 725 square mile reservation in south-central New Mexico. We are located in the forests of the Sacramento Mountains and our operations include: two full- service casinos offering 39,600 square feet of gaming space including 1,180 slot machines and 38 table games as of January 31, 2004; a new resort hotel and casino on the banks of Lake Mescalero (currently under construction); the second largest ski resort in New Mexico; a championship golf course; big-game hunting and various other outdoor recreational activities. We are located approximately 120 miles north of El Paso, Texas and the Mexican border, approximately 200 miles south of Albuquerque, New Mexico and approximately 10 miles west of the resort town of Ruidoso. Ruidoso and its surrounding area offers tourists a variety of year-round activities, including skiing, golfing, hunting, boating, fishing, camping, swimming, horseback riding and cultural events. The neighboring town of Ruidoso Downs features the Ruidoso Downs Race Track and Casino, offering quarter horse and thoroughbred racing throughout the summer months and is home of the world's richest quarter horse race, the All-American Futurity. White Sands National Monument, which attracts in excess of 500,000 visitors a year, is located approximately 60 miles away from our properties.

     Our casinos and resort hotel are conveniently located off of a heavily traveled four-lane highway, U.S. Highway 70. According to the New Mexico State Highway and Transportation Department, approximately 5.9 million vehicles travel across U.S. Highway 70 each year. We are the only full-service casino operator within our primary market area, encompassing southern New Mexico, including the cities of Ruidoso, Alamogordo, Las Cruces and Roswell and western Texas, including the cities of El Paso, Lubbock and Odessa, and northern Mexico, including Ciudad Juarez.

     IMG Resort and Casino wholly-owns the Tribe's resort enterprises, including Casino Apache, Inn of the Mountain Gods, Casino Apache Travel Center and Ski Apache, each a guarantor of the notes.

THE PROJECT


     We are currently engaged in a two-phase construction project, which we refer to as the Project. We successfully completed Phase I of the Project, construction of our new Casino Apache Travel Center in May 2003, at a cost of $16.0 million. We are currently constructing Phase II of the Project, the Inn of the Mountain Gods Resort and Casino, or the Resort. We have entered into a fixed price contract for the Phase II construction costs and expect to complete the Resort in April 2005 at a cost of $171.3 million.


     Management believes the Project will position us as the "Southwest's Best All-Season Resort" by expanding and modernizing our gaming and hotel facilities to meet customer demand and address the limitations of our existing casino, Casino Apache, and our old hotel, the Inn of the Mountain Gods. Casino Apache currently operates at capacity on weekends, holidays and during promotional events even though it was originally designed as a two-floor convention space and not a high-traffic casino. Casino Apache is also affected by poor ventilation and limited parking and gaming space. Although it was opened in 1975 as a luxury resort hotel, by 2002 the Inn of the Mountain Gods hotel was an aging and dated facility that required significant modernization to serve the needs of our customers. These capacity and design issues have limited our ability to attract additional gaming and resort customers from both within and beyond our primary market area. Nevertheless, our gaming revenues have continued to grow, experiencing a compound annual growth rate of approximately 13.9% from our fiscal year ended April 30, 2000 through January 31, 2004.

PHASE I -- TRAVEL CENTER

     In May 2003, we successfully completed Phase I of the Project, construction of the Travel Center, on time and on budget. The Travel Center targets locals and casual day-trip visitors and complements our gaming operations at

Casino Apache. The Tribe funded the entire construction cost of the Travel Center with equity contributions to us from cash on hand. The 14-acre Travel Center, which includes a 30,000 square foot main building, is located on U.S. Highway 70, and at January 31, 2004 featured:

     o 17,000 square feet of gaming space including 502 slot machines and 13 table games, including blackjack and roulette;

     o two video poker bars -- a 12-seat circular bar located in the center of the facility, which features video poker at all 12 seats, and an 11-seat full-service bar, which features video poker at five seats;

     o "Smokey-B's Grill," a 2,300 square foot, 135-seat casual dining restaurant;

     o a 2,500 square foot convenience store, which carries food, candy, hot and cold beverages and travel and sundry items;

     o an 800 square foot tax-free smoke shop, which offers a variety of brand-name carton cigarettes at discounted prices;

     o a Conoco-branded fuel station with 12 gasoline and eight diesel pumping stations;

     o    a 2,000 square foot shower and laundry facility;

     o 700 on-site parking spaces, including a separate parking area for semi-trucks, with over 24 over-sized spaces; and

     o    shuttle service to Casino Apache.

PHASE II -- INN OF THE MOUNTAIN GODS RESORT AND CASINO

     In January 2003, we demolished the existing Inn of the Mountain Gods hotel and began Phase II of the Project, construction of the new Resort on the site of the old hotel. Construction of the Resort has been designed to minimize disruption of our existing Casino Apache operations, which has been and will remain open during the construction period. We expect to complete the Resort in April 2005.


     We intend to fund the construction of the Resort from proceeds of the sale of the notes, cash on hand, equity contributions from the Tribe, operating cash flows and permitted equipment financing. We have approximately $85.1 million of construction and equipment costs remaining to be paid to complete the Resort. As of January 31, 2004, we had approximately $55.4 in a construction disbursement account to pay for the remaining costs of the Resort. We intend to fund the remaining $29.7 million from operating cash flow and permitted indebtedness.


     Upon completion of the Resort, Casino Apache will be relocated into the Resort. The Resort is designed to be a premier gaming resort destination hotel and casino, targeting the mature, affluent gaming and entertainment patron, as well as middle market clientele. The casino will offer higher table gaming and slot machine limits and a broader mix of table games than the Travel Center. Key design elements include:

     CASINO - Situated on the main level, adjacent to the Grand Hall, the 38,000 square foot casino will be easily accessible from all resort amenities via the connecting public concourse encircling the Resort Entry Plaza. All gaming activities will be located on a single level with good sight lines, varying ceiling heights and machine layouts to create an interesting and comfortable feel. Initially, the casino is expected to operate with 1,000 slot machines (and capacity for 1,500 machines) and 34 table games.


     HOTEL - We have designed the 273-room hotel with the size of the rooms and quality of furnishings comparable to first-class, full-service, chains such as Westin, Marriot or Hyatt. The hotel structure will vary between four and eight stories in height, depending upon the location along the hotel corridor, and will allow for easy traveling distance to and from the casino and events center. Our over-sized deluxe guest rooms will be either 480 square feet or 610 square feet and our suites will be 1,200 square feet (with the ability to connect to a 480 square foot deluxe guest room, providing a total of 1,680 square feet in that configuration). In-room amenities will include high-speed Internet access, coffee makers, ironing boards and irons, mini-bars, toiletries, free and pay-per-view movies and other standard and premium channels. All rooms feature a balcony view of Lake Mescalero and either Sierra Blanca Mountain or the forest-lined golf course. The hotel will also feature an indoor swimming pool and fitness center including a yoga and aerobics workout room, steam and sauna facilities for both men and women and a family locker area.


     The hotel will also feature various food and beverage venues including a 150-seat indoor/outdoor casual and fine dining restaurant; a 250-seat buffet style restaurant; a 100-seat sports bar, a 75-seat night club featuring live entertainment and dancing and a "quiet" lounge featuring an oversized fireplace.

     EVENTS CENTER - Guests will access the main entrance of the 37,000 square foot events center from the Grand Hall and connecting corridor. The events center will accommodate a wide variety of activities, including entertainment and sports events, such as concerts, comedy shows and boxing, as well as trade shows and exhibitions.

     RESORT ENTRY PLAZA AND GRAND HALL - The "Resort Entry Plaza" will make use of a centralized circular driveway entrance, with easy access to the casino, hotel, events center and parking. Ample parking will be available for our customers and employees in our 1,700 space underground parking structure and 500 spaces of surface parking. The design is intended to route guests to their destination while ensuring that all amenities are highly visible. The design also provides each element of the resort - casino, hotel and events center - with its own separate entrance, but still ties together the entire facility.

     The "Grand Hall" is designed as a central atrium space from which guests can access all resort amenities. The space will connect the casino to the southwest, the hotel along the lake to the north, and the events center to the southeast. The Grand Hall will offer panoramic views of Lake Mescalero, the "Lakefront Walk" and Sierra Blanca Mountain. Several dining and retail areas will be conveniently located off the Grand Hall as well as the hotel lobby and guest elevators. A curvilinear dual-staircase leads to the fine dining and patio areas below.

DESIGN AND CONSTRUCTION TEAM

     The following is a brief description of the design and construction professionals we have selected to assist in the development of the Resort:

     CENTEX/WORTHGROUP, LLC - We have retained Centex/WorthGroup, LLC to design and construct the Resort. Centex/WorthGroup is a joint venture comprised of WorthGroup Architects, L.P., who designed the Resort, as well as the Bellagio, Hard Rock Hotel & Casino and Mandalay Bay, in Las Vegas, and Centex Construction Company, Inc., who will construct the Resort. Centex has extensive experience in the resort and hospitality sector, with clients including Harrah's Casino in Las Vegas, Atlantis Paradise Island Resort and Casino in the Bahamas and Disney's All Star Resort in Lake Buena Vista, Florida. The Tribe has a successful working history with Centex/WorthGroup, who successfully designed, built and opened the Travel Center on time and within budget in May 2003. In addition, the Tribe previously selected Centex to build its new K-12 school in Mescalero, which also opened on schedule and within budget in May 2002, and has won three national awards in the construction and design/build fields.

     RIDER HUNT LEVETT & BAILEY - We have retained Rider Hunt Levett & Bailey to provide project management services, budgeting services and ongoing schedule management for construction of the Resort. Rider Hunt has extensive experience in managing the design and construction of casinos including Chukchansi Gold Resort & Casino, Pechanga Entertainment Center, Excalibur Las Vegas Resort Hotel and Casino, Hard Rock Hotel and Casino and Silver Legacy Resort Casino.

     PROFESSIONAL ASSOCIATES CONSTRUCTION SERVICES - Professional Associates Construction Services, Inc. of Orange, California has been retained as an independent construction consultant on behalf of the holders of the notes. The conditions under the cash collateral and disbursements agreement generally provide that funds will be disbursed only if Professional Associates certify to the disbursement agent that there is sufficient available funds to complete the Resort in accordance with the budget. Professional Associates has acted as construction consultant in connection with the construction of Chukchansi Gold Resort & Casino, Pechanga Entertainment Center, Barona Casino and Station Casino's Green Valley Ranch Resort.

CONSTRUCTION CONTRACT

     We have entered into a fixed price design and build contract, which we refer to as the Fixed Price Contract, for approximately $135.2 million with Centex/WorthGroup, LLC for the cost associated with the design and construction of the Resort. Centex/WorthGroup is responsible for achieving substantial completion of the Resort by February 28, 2005, with final completion within 60 days thereafter. As of January 31, 2004, we had paid approximately $61.8 million to Centex/WorthGroup under the Fixed Price Contract, leaving approximately $73.4 million remaining under the agreement. Neither we nor the Tribe can provide you with any assurance that the Resort will be completed within budgeted costs. See "Material Agreements - Fixed Price Contract."

OUR BUSINESS ACTIVITIES

     IMG Resort and Casino was formed by the Tribe on April 2, 2003 to be the holding company for all of the Tribe's gaming and resort enterprises. Prior to the formation of IMG Resort and Casino, the Tribe had been operating all of its gaming and resort activities through four separate tribal enterprises: Casino Apache, which owned and operated the Tribe's original casino, Casino Apache, since the commencement of its operations in 1992; Ski Apache, which owned and operated the Tribe's ski resort, since the commencement of its operations in 1964; Inn of the Mountain Gods, which owned and operated the Tribe's resort hotel, the Inn of the Mountain Gods, since the commencement of its operations in 1975; and the Travel Center, which owned and operated the Tribe's second gaming facility, Casino Apache Travel Center, since the commencement of its operations in April 2003. On April 2, 2003, each of the Tribe's gaming and resort enterprises - the Travel Center, Casino Apache, Ski Apache and Inn of the Mountain Gods - were contributed to IMG Resort and Casino by the Tribe and are wholly-owned subsidiaries of IMG Resort and Casino.

GAMING

     We currently operate two gaming facilities, the Travel Center and Casino Apache. The Travel Center, opened on May 21, 2003, is located directly on U.S. Highway 70 and is highly visible to drivers in both directions. Casino Apache, opened in 1992, is located two miles off of U.S. Highway 70, adjacent to the future site of the Resort. As of January 31, 2004, Casino Apache featured 22,600 square feet of gaming space, 678 slot machines and 25 table games, including craps, blackjack, roulette, three-card poker and "Let it Ride;" a 100-seat buffet restaurant; a gift shop and approximately 400 customer parking spaces.

     Our gaming operations have experienced continued growth since fiscal 2000. Casino Apache's gross slot win per day has increased from $104 in fiscal 2000 to $155 in fiscal 2003, a 14.2% compound annual growth rate. In May 2003, we opened the Travel Center with approximately 500 slot machines, comprised of approximately 200 slot machines moved from Casino Apache and approximately 300 new slot machines. Gross slot win per day from our gaming operations was $161 for the nine months ended January 31, 2003 compared to $142 for the nine months ended January 31, 2004; in this period the weighted average number of slot machines increased by 288. Upon completion of the Resort, the current space at Casino Apache will be converted into child care center for guests and employees, which we will refer to as "Camp Mescalero." We will not use the proceeds from the offering to fund the transition of the current Casino Apache facility into Camp Mescalero.

RESORT AMENITIES

     Since opening the original 118-room hotel as a five-star resort facility in 1975, we have built a strong reputation as a leading destination resort in our region. Our cool mountain climate and resort amenities typically attract capacity crowds from May through September. Our resort amenities include our championship golf course, rated the 35th "Best Golf Resort" in the country in 2002 by Golf Week(TM), a golf pro shop, big game hunts, shooting ranges, horseback riding, boating, fishing and a casual dining restaurant and bar. During construction, we have been and will continue to operate substantially all of our resort amenities. In addition, we have instituted a partnership with more than a dozen local hotels to provide our regular lodging patrons with accommodations throughout this period.

SKIING

     We have owned and operated Ski Apache since 1964. Ski Apache has 750-acres of ski area and is the second largest snow ski area (based upon acres of ski area) in the State of New Mexico. Our ski resort is located on U.S. Forest and Tribal land on the 12,003-foot Sierra Blanca Mountain, on the southern tip of the Rocky Mountains, approximately 20 miles from the site of the Resort. Approximately 200,000 skiers, primarily from New Mexico, Texas, Arizona and Mexico, visited Ski Apache during each of our last three ski seasons, which typically run from Thanksgiving to Easter. At Janaury 31, 2004, Ski Apache featured:

     o 11 lifts providing the largest lift capacity in New Mexico (over 16,500 people per hour), which include a four-passenger gondola (the only one in New Mexico), two quad chair lifts, five triple chairs, one double chair lift and two surface lifts;

     o    a base elevation of 9,600 feet and a vertical drop of 1,900 feet;

     o 55 ski trails, of which 20 percent are beginner, 35 percent are intermediate and 45 percent are advanced, as well as Apache Bowl, an expert open bowl ski area;

     o    a Professional Ski Instructors of America ski and snowboarding school;
          and

     o a sport shop with ski rental, offering top quality ski and snowboarding equipment.

     Although Ski Apache typically averages over 15 feet of snowfall each year, Ski Apache features a multi-million dollar snowmaking system, which covers 1,000 feet of vertical drop, trails for all ability levels and the use of 8 of its 11 lifts.

BUSINESS STRATEGY

     We are the only full-service casino operator offering both slot machines and table games within our primary market area, which encompasses southern New Mexico, including the cities of Ruidoso, Alamogordo, Las Cruces and Roswell, western Texas, including the cities of El Paso, Lubbock and Odessa and northern Mexico, including Ciudad Juarez. Our primary feeder markets include cities over 200 miles away. We have identified this market based on information we have obtained from our approximately 90,000 member customer loyalty program, the Apache Spirit Club. We believe that our facilities will continue to be attractive to these customers because of our location. Within our primary market area we are the closest gaming facility to offer both slot machines and table games and we are the closest resort destination offering all-season amenities, including skiing and championship golf.

     Upon completion of the Project, we believe we will be able to increase penetration within our existing primary market and expand our market to include a greater number of customers from New Mexico, Mexico, Texas, Oklahoma, Colorado, Arizona, and California. In connection with the Project, we also intend to implement a comprehensive business and marketing strategy to enhance operations at our facilities. Key measures include:

     o CROSS MARKET OUR RESORT FACILITIES - Cross market all of our resort facilities to increase market penetration and expand our market by highlighting our diverse range of attractive all-season activities;

     o INTEGRATE MANAGEMENT - Further expand our management team and consolidate our management structure across our resort enterprises, which were formerly operated as separate businesses, to drive greater operating efficiencies and economies of scale for our resort enterprises as a whole;

     o BROADEN CUSTOMER BASE - Offer different gaming and slot machine limits, mixes of table games, and non-gaming amenities across our casino and new resort to broaden our customer base;

     o IMPLEMENT PREMIUM PRICING - Capitalize on our new resort facilities, including luxury accommodations, to implement premium pricing to target a more affluent customer base;

     o SHOULDER AND OFF-PEAK MARKETING - Create targeted promotions to achieve higher utilization during shoulder and off-peak periods; and

     o EXPAND CUSTOMER LOYALTY PROGRAM - Continue to expand the Apache Spirit Club across all of our resort facilities, to recognize gaming and non-gaming spending habits and create individually targeted promotions for our customers. We have increased memberships in the Apache Spirit Club by approximately 61.0% from March 2003 through March 2004.

     The Project is part of our business strategy to develop an integrated resort, increase our market reach and realize operating benefits from business synergies. We may not be able to fully implement this strategy if we experience changes in general or local economic conditions, increased competition, other changes in our industry, or our plan to promote our customers' utilization of our various resort amenities, including our gaming, hotel, entertainment and other amenities does not achieve its intended results.

GAMING IN NEW MEXICO

COMPETITION

     Our primary market area encompasses southern New Mexico, including the cities of Ruidoso, Alamogordo, Las Cruces and Roswell, western Texas, including the cities of El Paso, Lubbock and Odessa and northern Mexico, including Ciudad Juarez. According to the U.S. Census Bureau and Desarrollo Economico de Ciudad Juarez/INEGI there are approximately 3.1 million people in our primary market area and 1.8 million adults.

     Currently, we are the only full-service casino operator within our primary market area. We currently face competition in our primary market area from two racinos, Ruidoso Downs, 10 miles away in Ruidoso and Sunland Park Racetrack and Casino, 125 miles away in Sunland Park, New Mexico. Ruidoso Downs offers quarter horse and thoroughbred racing from May through September, as well as a 20,000 square foot casino featuring 300 slot machines and a buffet restaurant. Sunland Park offers quarter horse and thoroughbred racing from mid-November to early-April, a 36,000 square foot casino facility, 700 slot machines and five restaurants. Both of these facilities lack table games and lodging facilities. In addition, we compete with 11 other New Mexico Indian casinos and one racino located in and around Albuquerque and Santa Fe, New Mexico, which is outside of our primary market area.

     We also compete with other forms of legal gaming in New Mexico, Texas and Northern Mexico, including horse racing, Class II gaming, pari-mutuel wagering, the New Mexico State Lottery, the Texas State Lottery, as well as non-gaming leisure activities. Upon completion of the Project, we intend to expand our existing geographic market and increase the percentage of our overnight and larger spending customers who tend to live greater distances from us. We will begin to compete more directly for regional overnight and national customers with casinos and resorts located in other parts of the country.

EMPLOYEE AND LABOR RELATIONS

     As of January 31, 2004, we had 989 full-time team members, excluding approximately 400 additional full-time team members which will be hired during the ski season at Ski Apache, which typically runs from Thanksgiving to Easter. We expect to hire approximately 350 additional full-time team members in connection with the opening of the Resort. We have developed and implemented training programs for our hotel and resort team members and believe that we will be able to hire and train a sufficient number of employees for the operation of the casino upon completion of the Project. Our team members are not covered by any collective bargaining agreements. We believe our labor relations with our team members are good.

LEGAL PROCEEDINGS

SETTLEMENT OF COMPACT DISPUTE


     In 1997, the Tribe entered into the 1997 Compact with the State of New Mexico, which permits Class III gaming on the Tribe's reservation pursuant to IGRA. In the State of New Mexico, the execution of an Indian gaming compact is conditioned upon execution of a revenue sharing agreement providing for limited exclusivity of gaming activities to the tribal entity in exchange for an agreement to make quarterly revenue sharing payments to the State. At the time the 1997 Compact was entered into by the Tribe, this revenue sharing agreement provided for a revenue sharing fee equal to 16% of the Tribe's "net win" from gaming. We have accrued as a liability on our financial statements the full 16% revenue sharing and other regulatory fees claimed by the State of New Mexico pursuant to the 1997 Compact, which at January 31, 2004 amounted to $47.5 million.

     The Tribe, along with other tribes and pueblos who entered into the 1997 Compact disputed the legality of the State of New Mexico's imposition of revenue sharing fees and regulatory fees pursuant to the 1997 Compact. In 1998, The Tribe initiated an arbitration to assert that the regulatory and revenue sharing payments were void and illegal under IGRA. On February 14, 2000, the State of New Mexico filed Petition No. 26,194, in the Supreme Court of New Mexico seeking an order prohibiting the arbitrators in the arbitration from examining whether or not the regulatory and revenue sharing payments were valid. On June 13, 2000 the State of New Mexico filed an action, CIV 00-851BB/LFG, against the Tribe seeking that Court's determination that the revenue sharing payments are legal under IGRA. The Tribe made no payments under the 1997 Compact.

     In 2001, all of the New Mexico gaming tribes and pueblos (other than the Tribe and the Pueblo of Pojoaque) settled the dispute regarding the 1997 Compact and entered into a new gaming compact with the State of New Mexico, the 2001 Compact. On April 20, 2004, the Tribe and the State of New Mexico entered into a settlement agreement which resolved all of their disputes regarding the 1997 Compact. Under the settlement agreement, the State of New Mexico and the Tribe agreed that the Tribe would pay the State of New Mexico $25.0 million and that they would enter into the 2001 Compact.

     The settlement agreement with the State of New Mexico provides that the $25.0 million payment settles all revenue sharing and regulatory fees payable under the 1997 Compact as well as all revenue sharing fees payable under the 2001 Compact through March 2005. The 2001 Compact provides for a revenue sharing amount equal to 8% of "net win" from gaming machines, payable no later than 25 days after the last day of each calendar quarter and an annual regulatory fee of $100,000, paid in quarterly installments of $25,000 on the first day of each calendar quarter. Pursuant to the terms of the settlement agreement, we will begin incurring revenue sharing payments to the State of New Mexico at the rate of 8% of "net win" pursuant to the 2001 Compact in March 2005, with our first revenue sharing payment under the 2001 Compact due in July 2005. In addition, pursuant to the terms of the settlement agreement, we will begin incurring regulatory fees, at the rate of $100,000 per year, from the date the approval of the 2001 Compact is published in the Federal Register with our first payment for regulatory fees under the 2001 Compact due on the first day of the first full calendar quarter thereafter.




OTHER MATTERS

     In addition to the matter described above, we are involved in litigation incurred in the normal course of business; however, we are not currently a party to any material pending claim or legal action.

WAIVER OF SOVEREIGN IMMUNITY

     Under federal law, the Tribe, the guarantors and we have sovereign immunity and may not be sued or subject to legal proceedings without our consent. Under the 1997 Compact, the Tribe granted a limited waiver of sovereign immunity in connection with any claims for compensatory damages up to the amount of one million dollars ($1,000,000) per injured person and ten million dollars ($10,000,000) per occurrence asserted by a visitor at our gaming facilities. See "Description of Material Agreements - The 1997 Compact" for a complete discussion of the material provisions of the 1997 Compact.

PROPERTY

     We do not currently, and will not, own the land on which our gaming and resort enterprises are located, including the IMG Resort and Casino, Casino Apache, the Travel Center and a portion of Ski Apache. The U.S. government holds all of the land in trust for the benefit of the Tribe. The use of tribal land is provided to us rent-free. In addition, we have a special use permit from the United States Department of Agriculture, Forest Service for the operation of the remaining portion of Ski Apache. The special use permit expires on December 31, 2014.

                                   MANAGEMENT

     The Tribe has established IMG Resort and Casino as an unincorporated enterprise of the Tribe to operate its gaming, hotel, resort and ski businesses. IMG Resort and Casino is governed by a Management Board comprised of between seven to nine members, including: the four members of the Executive Committee of the Tribe (including the President of the Tribe who serves as Chairperson, as well as the Vice President, Secretary and Treasurer of the Tribe); the Chief Operating Officer of IMG Resort and Casino, and at least one, and up to three, independent members. Currently, the position of Treasurer of the Tribe is vacant so we will have a vacancy on our Management Board until that position is filled. The Management Board designates officers to administer the economic and business affairs of IMG Resort and Casino.

   The following are our current officers and members of the Management Board of IMG Resort and Casino:



               NAME            AGE                        POSITION
        -----------------     ----   -----------------------------
        Mark Chino.......      49    Management Board  Member (Chairperson),
                                     President of the Tribe
        Ferris Palmer....      50    Management Board Member,
                                     Vice President of the Tribe
        Glenda Brusuelas.      47    Management Board Member,
                                     Secretary of the Tribe
        Manuel Lujan, Jr.      75    Management Board Member
        R. Miles Ledgerwood    49    Management Board Member
        Michael French...      48    Management Board Member,
                                     Chief Operating Officer of IMG Resort and Casino
        Richard Williams.      59    Chief Financial Officer of IMG Resort and Casino
        Brian Parrish....      42    Director of Marketing of IMG Resort and Casino
        Wayne Marks......      58    Director of Finance of IMG Resort and Casino



     MARK CHINO has served as Chairperson of the Management Board of IMG Resort and Casino and President of the Tribe since January 2004. Mr. Chino's term on the Tribal Council and Executive Committee expires in January 2006. Prior to his election as President of the Tribe, Mr. Chino was employed by the Bureau of Indian Affairs for nearly 30 years, serving as a Police Officer, Lead Police Officer (Sergeant) and Supervisory Police Officer (Lieutenant) from 1975 to 1988, and then as a Special Agent from 1988 to 2004. Mr. Chino received a Bachelor of Political Science degree from New Mexico State University in 1977.

     FERRIS PALMER has served as a member of the Management Board of IMG Resort and Casino since July 2003 and Vice President of the Tribe since January 2002. Mr. Palmer was re-elected as Vice President of the Tribe in the 2003 election. Mr. Palmer's term on the Tribal Council and Executive Committee expires in January 2006. Mr. Palmer served as Tribal Administrator, responsible for overseeing the day-to-day operations of the Tribe, the tribal enterprises and all other tribal activities, from 1998 through early 2000, when he left to head up Mescalero Hardware and Lumber, a start-up operation. Mr. Palmer's term on the Tribal Council and the Executive Committee expires in January 2006.

     GLENDA BRUSUELAS has served as a member of the Management Board of IMG Resort and Casino since January 2004. Ms. Brusuelas was selected as Secretary of the Tribe and Chairperson of the Tribal Community Services Committee in January 2004. Ms. Brusuelas' term on the Tribal Council and Executive Committee expires in January 2006. Since 2001, Ms. Brusuelas has been employed by Mescalero Apache Telecom (a business enterprise of the Tribe) as a customer service representative. From 1997 to 2001, Ms. Brusuelas was employed by the Tribe in several areas including the judicial system (as a court clerk) and the educational system (in various capacities, including as secretary to the superintendent, financial secretary and cultural secretary).

     MANUEL LUJAN JR. has served as an independent member of the Management Board of IMG Resort and Casino since January 2004. Mr. Lujan also currently serves as the Chairman of the board of directors of Laguna Construction Company, which is owned by the Pueblo of Laguna in New Mexico, and as a member of the audit committee of Valor Telephone Company in New Mexico. Mr. Lujan served as U.S. Congressman representing the State of New Mexico from January 1969 to January 1989 and as Secretary of the Interior under the Bush

Administration from 1989 to 1993. Since 1993, Mr. Lujan has served as a lobbyist in Washington, D.C. through his company Manuel Lujan Associates, a consulting firm dealing with matters involving federal agencies.

     R. MILES LEDGERWOOD has served as a member of the Management Board of IMG Resort and Casino since March 2004. Mr. Ledgerwood has also served as President and CEO of Alamogordo Federal Savings and Loan Association since 1983. Mr. Ledgerwood also currently serves as a member of the Board of Directors of Alamogordo Financial Corporation, Alamogordo Federal Savings and Loan Association and Space Age City Service Corporation.

     MICHAEL FRENCH has served as a member of the Management Board of IMG Resort and Casino since July 2003 and as its Chief Operating Officer since December 2002. Mr. French has over 30 years of experience in the hotel and gaming industry, most recently at the Venetian Resort Hotel Casino in Las Vegas, Nevada, where he was Senior Vice President of Operations from 1998 to 2002. Prior to his experience at the Venetian, from 1995 to 1998, Mr. French was Senior Vice President of Hotel Operations at Caesars Palace in Las Vegas. Mr. French also served as Managing Director of the Loews Anatole Hotel in Dallas, Texas and as Vice President/General Manager of the Peabody Hotel in Orlando, Florida. In 1989, Mr. French was awarded Orlando's Up and Comer's Award, given to executives under the age of 35 for his accomplishments at the Peabody Hotel. Mr. French received his certification from the American Hotel and Lodging Association as a Certified Hotel Administrator in 1988.

     RICHARD WILLIAMS has served as Chief Financial Officer of IMG Resort and Casino since September 2003. Mr. Williams has over 30 years of financial management experience in public and private companies, and has significant experience in the casino and development industries, most recently as Chief Financial Officer at the East Valley Tourist Development Authority, an instrumentality of the Cabazon Band of Mission Indians near Palm Springs, California, from July 2002 to September 2003. Mr. Williams also served as Chief Financial Officer of the Cabazon Tribe from September 2001 to June 2002. Prior to his experiences at the Cabazon Tribe and the Authority, from 1996 to 2001, Mr. Williams was Senior Vice President of Finance for Herbalife International, Inc. and The Irvine Company from 1985 to 1995. Mr. Williams also served as Vice President and Controller at Caesars World, Inc., Wickes Companies, Inc. and Trusthouse Forte, Inc., and as an Adjunct Professor of Finance for the Executive M.B.A. Program of the University of Southern California, or USC, Chairman of the Board of Advisors for USC's School of Accounting and member of the Real Estate Committee of the AICPA. Mr. Williams is a certified public accountant.

     BRIAN PARRISH has served as the Director of Marketing of IMG Resort and Casino since January 2003. Mr. Parrish has over 15 years of marketing experience, recently at the Venetian Resort Hotel Casino in Las Vegas, Nevada, where he was Vice President of Marketing from 2000 to 2002. Prior to his experience at the Venetian, Mr. Parrish served as Vice President of Hotel Operations and Regional Marketing of the Boyd Gaming Corporation from 1999 to 2000 and as Regional Vice President of Marketing from 1997 to 1999. Mr. Parrish also served as Director of Casino Marketing for the Flamingo Hilton in Las Vegas, Nevada from 1993 to 1995. Mr. Parrish also worked in the U.S. Defense Intelligence Industry from 1983 to 1988.

     WAYNE MARKS has served as Director of Finance of IMG Resort and Casino since March 2004. Previously, Mr. Marks served as a Financial Consultant of IMG Resort and Casino from December 2003 to March 2004. Mr. Marks has over 35 years of financial management and consulting experience in public and private companies, and has significant experience in the casino and financial services industries, most recently as Director of Finance at the East Valley Tourist Development Authority (Fantasy Springs Resort and Casino), an instrumentality of the Cabazon Band of Mission Indians near Palm Springs, California, from January 2000 to December 2003. Prior to his experiences at the Authority, Mr. Marks was General Manager of Fiesta Slots and Bingo in Lima, Peru from July 1997 to December 1999 and served as Chief Financial Officer of sureBET Casino, Inc. the parent company of Fiesta Slots and Bingo. Mr. Marks also worked and held senior financial positions in the Federal Farm Credit System for 18 years.

EMPLOYMENT AGREEMENTS

     MICHAEL FRENCH. Pursuant to an employment agreement dated December 5, 2002, Mr. French provides services to the IMG Resort and Casino as its Chief Operating Officer - Resort Operations until April 30, 2008. The agreement provides that either Mr. French or the Tribe may terminate the agreement for any reason whatsoever. If either Mr. French or the Tribe terminates the agreement involuntarily, the Tribe is obligated to pay Mr. French the then current monthly base salary, benefits and allowance continuation for a period of six months or until Mr. French has secured employment with another employer. The Tribe is not required to pay any compensation if Mr. French terminates the agreement voluntarily. Mr. French receives an annual salary of $250,000, as well as a housing allowance and a bonus based on one-quarter of one percent (.25%) of the adjusted net profits of the Tribe's resort operations.

     RICHARD WILLIAMS. Pursuant to an employment agreement dated September 22, 2003, Mr. Williams provides services to the IMG Resort and Casino as its Chief Financial Officer until April 30, 2006. The agreement provides that either Mr. Williams or the Tribe may terminate the agreement for any reason whatsoever. If either Mr. Williams or the Tribe terminates the agreement involuntarily, the Tribe is obligated to pay Mr. Williams the then current monthly base salary, benefits and allowance continuation for a period of six months or until Mr. Williams has secured employment with another employer. The Tribe is not required to pay any compensation if Mr. Williams terminates the agreement voluntarily. Mr. Williams receives an annual salary of $200,000, as well as a signing bonus, housing allowance and a bonus equal to the greater of $25,000 per year or one-quarter of one percent (.25%) of the adjusted net profits of the Tribe's resort operations.

     BRIAN PARRISH. Pursuant to an employment agreement dated December 2002, Mr. Parrish provides services to the IMG Resort and Casino as its Director of Marketing until April 30, 2008. The agreement provides that either Mr. Parrish or the Tribe may terminate the agreement for any reason whatsoever. If either Mr. Parrish or the Tribe terminates the agreement involuntarily, the Tribe is obligated to pay Mr. Parrish the then current monthly base salary, benefits and allowance continuation for a period of six months or until Mr. Parrish has secured employment with another employer. The Tribe is not required to pay any compensation if Mr. Parrish terminates the agreement voluntarily. Mr. Parrish receives an annual salary of $175,072, as well as a bonus based on one-quarter of one percent (.25%) of the adjusted net profits of the Tribe's resort operations.

COMPENSATION OF THE MANAGEMENT BOARD AND AUDIT COMMITTEE

     Members of the Management Board who are officers of the Resort but are not Tribal members do not receive any additional compensation or fees for attending Management Board or Audit Committee meetings. Tribal members serving on the Management Board and Audit Committee receive $200 per meeting. Independent members serving on the Management Board and Audit Committee receive $500 per meeting and an additional $1,000 per quarter.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, as to the Chief Operating Officer and as to each of the other most highly compensated officers whose compensation exceeded $100,000 during the last three completed fiscal years, information concerning all compensation paid for services to us in all capacities for each of the three years ended April 30 indicated below.

                             ANNUAL COMPENSATION                   LONG-TERM COMPENSATION

NAME AND PRINCIPAL                                                 AWARDS              PAYOUTS
POSITION(1)
                        YEAR SALARY    BONUS  OTHER ANNUAL  RESTRICTED SECURITIES   LTIP     ALL
                                              COMPENSATION  STOCK      UNDERLYING   PAYOUTS  OTHER
                                                            AWARD(S)   OPTIONS/SARS          COMPENSATION
Michael French,
  Chief Operating      2003  $107,958 $23,238 $ 15,000(3)  $      --  $      --    $   --  $    --
Officer(2)............ 2002      --      --                $      --  $      --    $   --  $    --
                       2001
Roy Parker,
  Director of Ski
Operations(4)......... 2003  $133,000 $  --   $     --     $      --  $      --    $   --  $    --
                       2002  $121,000 $  --   $     --     $      --  $      --    $   --  $    --
                       2001  $116,000 $  --   $     --     $      --  $      --    $   --  $    --

----------
     (1)  Other than as set forth below, none of our other officers received compensation in excess of $100,000 during the last fiscal year. Brian
          Parrish, our Director of Marketing, was hired in February 2003 and receives an annual salary of $175,072 and certain other compensation.
          In fiscal year 2003, Mr. Parrish received a $19,500 bonus. Richard
          Williams, our Chief Financial Officer, was hired in September 2003 and receives an annual salary of $200,000 and certain other compensation.
          See "-- Employment Agreements." Wayne Marks, our Director of Finance,
          was hired in December 2003 and receives an annual salary of $120,000.

     (2) Mr. French was hired on December 5, 2002 and receives an annual salary of $250,000 and certain other compensation.

     (3) Consists of a housing allowance of $3,000 per month, calculated from December 2002 to April 2003.

     (4)  Roy Parker, who is 73 years of age, retired as Director of Ski
          Operations effective October 1, 2003.

                             MESCALERO APACHE TRIBE

TRIBAL ADMINISTRATION

     The Tribe is a federally recognized Indian tribe located on a 750 square mile reservation in south-central New Mexico and has approximately 4,100 members. The Indian Reorganization Act of 1934 and subsequent federal legislation govern the relationship between the Tribe and the United States government. The Tribe operates under a constitution approved by the United States Secretary of the Interior on March 25, 1936, revised on January 12, 1965, and amended on May 31, 1985.

     In accordance with its Constitution, the Tribe is governed by and enacts laws through ordinances and resolutions of the Mescalero Apache Tribal Council, or the Tribal Council, which is comprised of a President, Vice President and eight Council Members, each of whom is elected by a majority vote of the eligible adult enrolled members of the Tribe. The President is a non-voting member of the Tribal Council and the Vice President only votes if necessary to break a tie. Each member of the Tribal Council serves a two-year term, with the terms of the voting members staggered so that each year four of those eight positions are up for election. The Tribal Council has the power, by ordinance, to establish the principles and policies governing the operation and control of all enterprises of the Tribe. The Tribal President has the power to contract for the Tribe upon authorization from the Tribal Council.

     The Tribal Executive Committee, or the Executive Committee, has responsibility for oversight of all business activities on behalf of the Tribal Council. The Executive Committee is comprised of the President and Vice President as well as a Secretary and Treasurer, both of whom are appointed by the President.

TRIBAL COURT SYSTEM

     The Constitution and Tribal Code provides for the establishment of the tribal court known as the Mescalero Apache Tribal Court, or Tribal Court. The jurisdiction of the Tribal Court extends to all matters, criminal and civil, except where prohibited by the Constitution, laws or treaties of the United States of America, and except as this jurisdiction may be otherwise limited from time to time by ordinance of the Tribal Council. The criminal offenses over which the Tribal Court has jurisdiction may be embodied in a Code of Laws, adopted by ordinance of the Tribal Council, and subject to review by the Secretary of the Interior. The duties and procedures of the Tribal Court are determined by ordinance of the Tribal Council.

     The Tribal Court consists of a chief judge and two associate judges, appointed by the President of the Tribe, with the concurrence of not less than a three-fourths majority vote of the whole membership of the Tribal Council. The Tribal Council also sits as a court of appeals whenever necessary and may hear appeals at any regular or special meeting. The tenure and salary of tribal judges is established by resolution of the Tribal Council.

     A judge of the Tribal Court must be an Indian as defined in the Tribal Code, not less than thirty-five years or more than seventy years of age; and cannot have been convicted of a felony, or, within one year, of a misdemeanor. The Tribal Code defines an "Indian" as someone who possesses at least one-quarter Indian blood, and is a member of any federally recognized tribe, nation, or band of Indians, or is an Eskimo, Aleut, or other Alaskan.

     The Tribe has adopted its own rules of procedure and evidence, which are found in the Tribal Code. In determining cases, a tribal court judge relies on the applicable laws in the following order of precedence: (a) Tribal Constitution, Tribal Code, ordinances, traditions and customs and (b) federal laws not in conflict with tribal laws and customs.

MESCALERO APACHE TRIBAL GAMING COMMISSION

     The 1997 Compact requires that the Tribe establish an agency that, among other matters, is responsible for carrying out the Tribe's regulatory responsibilities under federal, state and tribal law and the 1997 Compact. On August 20, 1999, the Tribe formed the Mescalero Apache Tribal Gaming Commission as a governmental subdivision of the Tribe. The Mescalero Apache Tribal Gaming Commission consists of 4 members, including a Chairman, Vice Chairman and Secretary-Treasurer and Commissioner. The Mescalero Apache Tribal Gaming Commission is vested with the authority to regulate all licenses and gaming activity conducted on tribal lands, including licensing persons, vendors, financial sources and contractors employed by the casino, ensuring compliance with internal control standards established by the National Indian Gaming Commission, or the NIGC, an independent agency within the U.S. Department of the Interior and establishing technical specifications for gaming devices.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DISTRIBUTIONS TO THE TRIBE WITH OTHER PAYMENTS

     Distributions to the Tribe were $20.2 million, $19.7 million and $40.6 million for the fiscal years ended April 30, 2001, 2002 and 2003, respectively, and $31.3 million for the nine months ended January 31, 2004. We make distributions to the Tribe under the terms of an annual Tribal budget resolution passed at the discretion of the Tribal Council. We intend to continue to make distributions to the Tribe subject to the restrictions set forth in the indenture, which generally provide we can make no distributions unless we meet certain debt leverage tests, other than the following: (a) $5.0 million in aggregate at any one time, (b) $8.0 million a year for government services and
(c) amounts to fund a resolution of the Tribe's dispute with the State of New Mexico regarding the 1997 Compact. See "Description of Exchange Notes - Certain Covenants - Restricted Payments."

     The Tribe provides health insurance to IMG Resort and Casino, which reimburses the Tribe for all costs and expenses associated with this insurance. IMG Resort and Casino paid the Tribe approximately $0.4 million, $0.5 million and $0.6 million for the fiscal years ended April 30, 2001, 2002 and 2003, respectively, and $0.8 million for the nine months ended January 31, 2004, for these services.

     The Tribe provides pension benefits to IMG Resort and Casino. No contributions have been made to the Tribe for any period through October 2003. Beginning in November 2003, IMG Resort and Casino began making payments equal to our pro-rata share of the Tribe's periodic pension cost. The pro-rata periodic pension cost related to IMG Resort and Casino has been $1.3 million, $1.3 million and $1.6 million for the fiscal years ended April 30, 2001, 2002 and 2003, respectively.

TRIBAL TAXES

     The Tribal Code provides for the imposition of a gross receipts tax on the sale of food, beverages, retail sales and services and the rental of rooms on the Mescalero Reservation. The rate of the tax is comparable to the cumulative state and local sales or use tax imposed on identical transactions taking place outside the reservation and within the State of New Mexico. This tax applies to sales at our current operations and will apply to sales on future operations. IMG Resort and Casino collects and remits the gross receipts tax to the Tribe on a monthly basis.

     The Tribal Code also provides for the collection of an excise tax on gasoline sold at retail on the Mescalero Reservation. The rate of the tax is equivalent to the same tax imposed by the State of New Mexico on identical transactions taking place outside the reservation and within the State of New Mexico. IMG Resort and Casino collects and remits the excise tax to the Tribe on a monthly basis.

     The Tribal Code also provides for the imposition of a special assessment school tax on the resort enterprises to provide a source of funds to service debt incurred to construct the Tribe's K-12 School. The rate of the tax, for each month, is equal to the difference between $200,000 and all taxes imposed on or collected by and remitted by the resort enterprises to the Tribe for that month. If the total taxes imposed on us by the Tribe for any month is greater than $200,000, then the special assessment tax for that month is zero.

SHARED SERVICES AND COST ALLOCATIONS

     In connection with the issuance of the original notes, IMG Resort and Casino and the Tribe entered into a service and cost allocation agreement, provides that the Tribe or its enterprises will continue to provide IMG Resort and Casino and its resort enterprises the following services in accordance with past practice: (i) insurance; (ii) telecommunications; (iii) propane; (iv) payroll processing; and (v) gaming regulation, and that IMG Resort and Casino and its resort enterprises will pay, on behalf of the Tribe, for (a) revenue sharing and regulatory fee obligations required under the 1997 Compact or any new compact, (b) federal regulatory fees required by IGRA, (c) an amount equal to the monthly payments required under the BIA Note and (d) amounts for certain other miscellaneous liabilities.

EMPLOYEE BENEFITS COST ALLOCATIONS

     In connection with the issuance of the original notes, IMG Resort and Casino and the Tribe entered into an employee benefits cost allocation agreement, which provides that the Tribe will continue to provide IMG Resort and Casino and its resort enterprises with certain employee benefits in accordance with past practice, including group health benefits, worker's compensation insurance, disability insurance, unemployment benefits and pension benefits.

ATM FEES

     IMG Resort and Casino does not receive revenues from the use by our customers of the ATM machines provided at our business locations. Pursuant to agreements with third party ATM providers, the Tribe receives a portion of the transaction fees paid by ATM users. The Tribe will continue to receive payments related to the ATM services provided in our new facilities under similar arrangements, and we will receive no revenue from these services.

                              GOVERNMENT REGULATION

GENERAL

     We are subject to federal, state and tribal laws governing commercial relationships with Indians, Indian gaming and the management and financing of casinos owned by an Indian tribe. In addition, we are regulated by federal and state laws applicable to the gaming industry generally and to the distribution of gaming equipment. The following description of the regulatory environment in which Indian gaming takes place and in which we operate our casinos is only a summary and not a complete recitation of all applicable law. Moreover, this particular regulatory environment is more susceptible to changes in public policy considerations than others. We cannot predict how certain provisions will be interpreted from time to time or whether they will remain intact. Changes in these laws could have a material adverse impact on our business and results of operations and ability to make payments on the exchange notes.

TRIBAL LAW AND LEGAL SYSTEMS

     APPLICABILITY OF FEDERAL LAW. Federally recognized Indian tribes are independent governments, subordinate to the United States, with sovereign powers, except as those powers may have been limited by treaty or by the U.S. Congress. The power of Indian tribes to enact their own laws to regulate gaming derives from the exercise of tribal sovereignty and is subject to federal law. Indian tribes maintain their own governmental systems and often their own judicial systems. Indian tribes have the right to tax persons and businesses operating on Indian lands, and also have the right to require licenses and to impose other forms of regulations and regulatory fees on persons and businesses operating on their lands.

     WAIVER OF SOVEREIGN IMMUNITY; JURISDICTION; EXHAUSTION OF TRIBAL REMEDIES. Indian tribes enjoy sovereign immunity from unconsented suit similar to that of the states and the United States. To sue an Indian tribe (or an enterprise, agency or instrumentality of an Indian tribe, such as us), the tribe must have effectively waived its sovereign immunity with respect to the matter in dispute. Further, in most commercial disputes with Indian tribes, the jurisdiction of the federal courts, which are courts of limited jurisdiction, may be difficult or impossible to obtain. A commercial dispute is unlikely to present a federal question, and courts have ruled that an Indian tribe as a party is not a citizen of any state for purposes of establishing diversity jurisdiction in the federal courts. The remedies available against an Indian tribe also depend, at least in part, on the rules of comity requiring initial exhaustion of remedies of tribal tribunals and, as to some judicial remedies, the tribe's consent to jurisdictional provisions contained in the disputed agreements. Under U.S. Supreme Court case law, where a tribal court exists, the remedies in that forum first may have to be exhausted before any dispute arising on or involving the affected tribe's reservation and to which the tribe, a tribal enterprise such as us or a tribal member is a party, can be properly heard by federal or state courts which would otherwise have jurisdiction. Generally, where a dispute as to the existence of jurisdiction in the tribal forum exists, the tribal court first may need to rule as to the limits of its own jurisdiction, subject to certain limited exceptions enumerated by the U.S. Supreme Court.

THE INDIAN GAMING REGULATORY ACT OF 1988

     REGULATORY AUTHORITY. The operation of casinos and of all gaming on Indian land is subject to IGRA. IGRA is administered by the NIGC which exercises primary federal regulatory responsibility over Indian gaming. The NIGC has exclusive authority to issue regulations governing tribal gaming activities, approve tribal ordinances for regulating Class II and Class III gaming (as described below), approve management agreements for gaming facilities, and conduct investigations and generally monitor tribal gaming. The Bureau of Indian Affairs, or the BIA, which is a bureau of the Department of the Interior, retains certain responsibilities under IGRA (such as the approval of per capita distribution plans to tribal members and the approval of transfers of lands into trust status for gaming). The BIA also has responsibility to review and approve land leases and other agreements relating to Indian lands. Criminal enforcement is a shared responsibility of the U.S. Department of Justice, the state in which the Tribe is located and the Tribe, in accordance with federal law.

     The NIGC is empowered to impose civil penalties for violations of IGRA. IGRA also provides for federal criminal penalties for illegal gaming on Indian land and for theft from Indian gaming facilities. The NIGC has adopted rules implementing certain provisions of IGRA. These rules govern, among other things, the submission



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and approval of tribal gaming ordinances or resolutions and require an Indian tribe to have the sole proprietary interest in and responsibility for the conduct of any gaming on its lands. Tribes are required to issue gaming licenses only under articulated standards, conduct or commission financial audits of their gaming enterprises, perform or commission background investigations for primary management officials and key employees and maintain facilities in a manner that adequately protects the environment and the public health and safety. These rules also set out review and reporting procedures for tribal licensing of gaming operation employees.

     CLASSES OF GAMING. IGRA classifies games that may be conducted on Indian lands into three categories. Class I gaming includes social games solely for prizes of minimal value or traditional forms of Indian gaming engaged in by individuals as part of, or in connection with, tribal ceremonies or celebrations. Class II gaming includes bingo, pulltabs, lotto, punch boards, non-banked card games, tip jars, instant bingo and other games similar to bingo, if those games are played at the same location as bingo is played. Class III gaming includes all other forms of gaming, such as slot machines, video casino games, banked table games and other commercial gaming, such as sports betting and pari-mutuel wagering.

     Class I gaming on Indian lands is within the exclusive jurisdiction of the Indian tribes and is not subject to IGRA. Class II gaming is permitted on Indian lands if:

     o the state in which the Indian lands lie permits that gaming for any purpose by any person, organization or entity;

     o the gaming is not otherwise specifically prohibited on Indian lands by federal law;

     o the gaming is conducted in accordance with a tribal ordinance or resolution which has been approved by the NIGC;

     o an Indian tribe has sole proprietary interest and responsibility for the conduct of the gaming;

     o the primary management officials and key employees are tribally licensed; and

     o    several other requirements are met.

     Class III gaming is permitted on Indian lands if the conditions applicable to Class II gaming are met and, in addition, the gaming is conducted in conformity with the terms of a tribal-state compact, which is a written agreement between the tribal government and the government of the state within whose boundaries the tribe's lands lie. IGRA requires Indian tribes to enter into tribal-state compacts in order to conduct Class III gaming.

     TRIBAL-STATE COMPACTS. Tribal-state compacts may include provisions for the allocation of criminal and civil jurisdiction between the state and the Indian tribe necessary for the enforcement of these laws and regulations, taxation by the Indian tribe of the Class III gaming activity in amounts comparable to those amounts assessed by the state for comparable activities, remedies for breach, standards for the operation of the Class III gaming activity and maintenance of the gaming facility, including licensing and any other subjects that are directly related to the operation of gaming activities. While the terms of tribal-state compacts vary from state to state, compacts within one state tend to be substantially similar. Tribal-state compacts usually specify the types of permitted games, establish technical standards for video gaming machines, set maximum and minimum machine payout percentages, entitle the state to inspect casinos, require background investigations and licensing of casino employees and may require the tribe to pay a portion of the state's expenses for establishing and maintaining regulatory agencies. Some tribal-state compacts are for set terms, while others are for indefinite duration.

     TRIBAL ORDINANCES. Under IGRA, except to the extent otherwise provided in a tribal-state compact as described below, Indian tribal governments have primary regulatory authority over Class III gaming on land within a tribe's jurisdiction. Therefore, a tribe's gaming operations, and persons engaged in gaming activities, are guided by and subject to the provisions of that tribe's ordinances and regulations regarding gaming.

     IGRA requires that the NIGC review tribal gaming ordinances and authorizes the NIGC to approve these ordinances only if they meet requirements relating to:



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     o    the ownership, security, personnel background, recordkeeping and auditing of a tribe's gaming enterprises;

     o    the use of the revenues from that gaming; and

     o    the protection of the environment and the public health and safety.

POSSIBLE CHANGES IN FEDERAL LAW

     Several bills have been introduced in Congress that would amend IGRA. While there have been a number of technical amendments to the law, to date there have been no material changes to IGRA. Any amendment of IGRA could change the governmental structure and requirements within which we could conduct gaming, and may have an adverse effect on our business and results of operations or impose additional regulatory or operational burdens.




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                       DESCRIPTION OF MATERIAL AGREEMENTS

THE 1997 COMPACT

     The Tribe entered into a compact with the State of New Mexico, effective August 29, 1997. The 1997 Compact expires on August 29, 2006, but is subject to an automatic one year extension.

     Under the 1997 Compact, the Tribe is authorized to conduct on tribal lands any or all forms of casino-style gaming, including but not limited to slot machines and other forms of electronic gaming devices; all forms of poker, blackjack and other casino-style card games, both banked and unbanked; roulette; craps; keno; wheel of fortune; pai gow; and other games played in casino settings; and any form of a lottery.

     The 1997 Compact requires the Tribe to establish, in its discretion, by tribal law, limitations as it deems appropriate, but subject to certain standards set forth in the 1997 Compact, on the number and type of Class III gaming conducted, the location of Class III gaming on Tribal lands, the hours and days of operation, and betting and pot limits, applicable to this type of gaming.

     The 1997 Compact requires the Tribe, among other limitations, to: (a) conduct Class III gaming pursuant to the 1997 Compact, tribal law, IGRA and other applicable Federal law; (b) participate in licensing of primary management official and key employees of a Class III gaming enterprise; (c) prohibit participation in any Class III gaming by any person under the age of 21; (d) prohibit the employment of any person in Class III gaming who is under the age of 21 or who has not been licensed in accordance with the terms of the 1997 Compact; (e) prohibit a Class III gaming enterprise from cashing any paycheck or any type of government assistance check for any patron; (f) prohibit a Class III gaming enterprise from extending credit by accepting IOUs or markers from its patrons; (g) prohibit alcoholic beverages from being sold, served, delivered or consumed in that part of a Class III gaming facility where gaming is allowed;
(h) prohibit the conduct of any Class III gaming for at least four (4) consecutive hours daily, Mondays through Thursdays (except federal holidays); and (i) prohibit a Class III gaming enterprise and the Tribe from providing, allowing, contracting to provide or arranging to provide alcoholic beverage, food or lodging for no charge or at reduced prices at a Class III gaming facility or lodging facility as an incentive or enticement for patrons to game.

     In addition, the Tribe is responsible for enacting provisions that (a) prohibit an employee of the Class III gaming facility from selling, serving, giving or delivering an alcoholic beverage to an intoxicated person; (b) require Class III gaming facility employees that dispense, sell, serve or deliver alcoholic beverages to attend certain alcohol education classes; and (c) purchase and maintain a liquor liability insurance policy that will provide, at a minimum, personal injury coverage of one million dollars ($1,000,000) per incident and two million dollars ($2,000,000) aggregate per policy year.

     The 1997 Compact further requires that the operator of a tribal gaming facility, including its principals, primary management officials, and key employees; or any person, corporation, or other entity that has supplied or proposes to supply any gaming devices to the Tribe or the operator of its gaming facility; and any person, corporation or other entity providing gaming services within or without a gaming facility, be licensed by the Tribal Gaming Commission before participating in any way in the operation or conduct of any Class III gaming. The 1997 Compact requires that the Tribal Gaming Commission conduct a background investigation of all applicants prior to issuing a license and provides that the Tribal Gaming Commission has the right to conduct additional background investigations of any person required to be licensed at any time while the license is valid.

     The 1997 Compact additionally requires the Tribe to adopt and enforce regulations relating to: (a) providing for the physical safety of patrons in any Class III gaming facility; (b) providing for the physical safety of personnel employed by any Class III gaming enterprise; (c) providing for the protection of property of the patrons and the Class III gaming enterprise from illegal activity; and (d) the completion of annual audit conducted by an independent certified public accountant licensed by the State of New Mexico.

     Further, the 1997 Compact requires the Tribe to adopt and comply with standards no less stringent than federal workplace and occupational health and safety standards, and to adopt and comply with standards no less stringent than federal and state laws prohibiting employment discrimination.



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     The 1997 Compact also mandates a Class III gaming enterprise to maintain policies of liability insurance protecting the Tribe, its agents and employees against claims, demands or liability for bodily injury to and property damages caused by a visitor. The policies are required to provide bodily injury and property damage coverage in an amount of at least one million dollars ($1,000,000) per person and ten million dollars ($10,000,000) per occurrence. The Tribe is required to provide the State of New Mexico annually a certificate of insurance showing that the Tribe, its agents, enterprises and employees are insured to the required extent. By entering into the 1997 Compact, the Tribe and its gaming enterprises waived its sovereign immunity in connection with any claims for compensatory damages in an amount up to one million dollars ($1,000,000) per injured person and ten million dollars ($10,000,000) per occurrence. This is a limited waiver and does not waive the Tribe's immunity from suit for any other purpose.

     Under the 1997 Compact, the Tribe must establish for its Class III gaming facilities health, safety and construction standards that are at least as stringent as the current editions of the National Electrical Code, the Uniform Building Code, the Uniform Mechanical Code, the Uniform Fire Code and the Uniform Plumbing Code, and any and all Class III gaming facilities or additions constructed by the Tribe and its enterprises must be maintained so as to comply with these standards. Inspections will be conducted with respect to these standards at least annually.

THE 1997 REVENUE-SHARING AGREEMENT

     In the State of New Mexico, the execution of an Indian gaming compact is conditioned upon execution of a revenue-sharing agreement. The consideration for the Indian entity entering into the revenue-sharing agreement is the condition of the agreement providing limited exclusivity of gaming activities to the tribal entity. Concurrently with the execution of the 1997 Compact, the Tribe entered into a Revenue Sharing Agreement with the State of New Mexico.

     The Revenue Sharing Agreement requires the Tribe to contribute a portion of its Class III gaming revenues in return for which the State of New Mexico agrees that the Tribe: (a) has the exclusive right within the State of New Mexico to conduct all types of Class III gaming described in the 1997 Compact, with the sole exception of the use of gaming machines, which the State of New Mexico may permit on a limited basis for racetracks and veterans' and fraternal organizations, and (b) will only share that part of its revenue arising from the use of gaming machines, revenue generated by all other gaming activities belongs exclusively to the Tribe.

     The Revenue Sharing Agreement requires the Tribe to make quarterly payments to the State of New Mexico equal to sixteen (16%) of the net win. The "net win" is calculated by deducting from the annual total amount wagered at a gaming facility on gaming machines the following: (a) the annual amount paid out in prizes from gaming on the gaming machines; (b) the actual amount of regulatory fees paid to the State of New Mexico; and (c) the sum of two hundred fifty thousand dollars ($250,000) per year which amount represents tribal regulatory fees and is increased by five percent (5%) each year beginning on the firs day of January occurring after the first anniversary of the effectiveness of the 1997 Compact.

     The Tribe's obligation to make the payments applies only so long as there is a binding compact in effect between the Tribe and the State of New Mexico, which provides for the conduct of Class III gaming. The Tribe's obligation to make the payments terminate: (a) if the State of New Mexico amends, passes, or repeals any law, or takes any other action, which would directly or indirectly attempt to restrict the scope of Indian gaming, and (b) if the State of New Mexico permits any expansion of nontribal Class III gaming (with the exception of certain types of gaming) in the State of New Mexico.

FIXED PRICE CONTRACT

     On September 6, 2003, IMG Resort and Casino entered into a Second Amended Design/Build Construction Contract with Centex/WorthGroup, LLC, which we refer to as the Fixed Price Contract, for the design and construction of the IMG Resort and Casino for a fixed price of approximately $135.2 million. The Fixed Price Contract provides the following:


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     CONSTRUCTION MANAGER. A construction manager has been designated as our onsite agent to administer the Fixed Price Contract. The construction manager's duties include, but are not limited to, (i) monitoring the work being performed in accordance with the requirements of the contract documents; (ii) notifying Centex/WorthGroup of our interests and intent with regard to the schedule; and
(iii) conducting inspections to determine the dates of substantial completion and final completion.

     SUBSTANTIAL COMPLETION. Centex/WorthGroup is responsible for achieving substantial completion of the Resort by February 28, 2005 with final completion required within 60 days thereafter. If Centex/ WorthGroup fails to achieve substantial completion by the scheduled completion date and the failure is not excused, we may withhold $10,000 per day (up to a maximum total of $1 million), starting on the fifth day after the scheduled completion date, as liquidated damages from Centex/WorthGroup until substantial completion is achieved.

     CHANGE ORDERS. The fixed price may be increased to reflect approved change orders requested by us. We may authorize changes, issue additional instructions, require additional work or direct the omission of work previously ordered. If we and Centex/WorthGroup are unable to agree on the cost of any change, then the price of the change will be determined on the basis of actual direct cost of labor, material, design costs, subcontractor costs, general conditions and other costs necessary incurred in good faith and paid directly to Centex/WorthGroup plus a fee of 4% of the cost to cover Centex/WorthGroup's profit. Any change orders will be subject to the terms of the Cash Collateral and Disbursement Agreement. See "-- Cash Collateral and Disbursement Agreement -- Project Budget."

     ALLOWANCES. The agreement contemplates that the price of certain work, estimated in the approximate amount of $500,000, will be agreed upon as final drawings and specifications are completed. If the costs for performing this work is greater or less than the estimated amount, the difference will be subject to an appropriate change order and the fixed price will be adjusted pursuant to the terms of the agreement.

     GENERAL WARRANTY. Centex/WorthGroup will warrant that their work and the materials conforms to the contract documents. The warranty provided extends for a period of one year from the date substantial completion is achieved, unless otherwise required by the contract documents.

     PERFORMANCE BOND AND PAYMENT BOND. Centex/WorthGroup is required to furnish payment and completion bonds or other means of security covering performance of their construction and payment obligations under the Fixed Price Contract.

     INSURANCE REQUIREMENTS. Centex/WorthGroup must pay for and maintain insurance that will protect them from claims which may arise out of or result from their operations under the Fixed Price Contract, including:

     o claims under workers' compensation, disability benefit and other similar employee benefits;

     o claims for damages because of bodily injury, occupational sickness or disease, or death;

     o claims for damages insured by usual personal injury liability coverage;

     o claims for damages, other than to the Project itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

     o claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance, or use of a motor vehicle;

     o claims involving contractual liability insurance applicable to Centex/WorthGroup's obligations under the indemnification provision of the Fixed Price Contract; and

     o claims for professional errors and omissions with respect to design services (to be maintained by Centex/WorthGroup's professional subcontractors).



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CASH COLLATERAL AND DISBURSEMENT AGREEMENT

     Pursuant to a Cash Collateral and Disbursement Agreement entered into among U.S. Bank National Association, as disbursement agent, U.S. Bank National Association as the trustee, Professional Associates Construction Services, Inc., as the independent construction consultant, us and the Tribe, the net proceeds from the offering of the original notes, after repayment of certain of our existing debt and offering fees and expenses, and certain other funds were placed into an interest reserve account, a construction disbursement account, and a construction reserve account, to be disbursed by the disbursement agent pursuant to the Cash Collateral and Disbursement Agreement. The Cash Collateral and Disbursement Agreement provides the following:

     INTEREST RESERVE ACCOUNT. Approximately $36.4 million of the proceeds from the offering of the original notes was deposited into an interest reserve account. Funds in this account will be invested in securities by the disbursement agent as directed by us from time to time. Funds and other assets held in this account are owned by us and pledged to the trustee for the benefit of itself and the holders of the exchange notes. These funds will be used for payments of the first three interest payments on the exchange notes during the construction period in accordance with the terms of the disbursement agreement.

     CONSTRUCTION DISBURSEMENT ACCOUNT. Approximately $94.3 million of the proceeds from the offering of the original notes, together with certain other funds required to be deposited pursuant to the terms of the indenture governing the exchange notes, was deposited into a construction disbursement account and will be used to fund the design, development and construction of the Resort. Funds in this account will be invested in securities by the disbursement agent as directed by us from time to time. Funds and other assets held in this account are owned by us and pledged to the trustee for the benefit of itself and the holders of the exchange notes. Subject to certain exceptions, the disbursement agent will disburse funds from this account only upon the satisfaction of the disbursement conditions set forth in the disbursement agreement. The agreement permits advance disbursements from this account up to $2.5 million in the aggregate outstanding at any time subject to certain conditions.

     CONSTRUCTION RESERVE ACCOUNT. Approximately $53.5 million of the proceeds from the offering of the original notes was deposited into a construction reserve account. Funds in this account will be invested in securities by the disbursement agent as directed by us from time to time. Funds and other assets held in this account are owned by us and pledged to the trustee for the benefit of itself and the holders of the exchange notes. These funds will be used only
(i) to fund a compromise, settlement, adjudication, arbitrators' decision or other resolution of our disagreements regarding the 1997 Compact, (ii) following the payment of any amounts in connection with the resolution of our disagreements regarding the 1997 Compact, to distribute to the construction disbursement account any amount in excess of the construction reserve and the amount of certain additional funds deposited therein, (iii) after the construction disbursement account has been fully funded and subject to certain reserve requirements, to be disbursed to our operating accounts, if any, and
(iv) after all the funds in the construction disbursement account have been exhausted, to fund the construction of the Resort.

     RETAINAGE ACCOUNT. In connection with disbursements from the Construction Disbursement Account and the Construction Reserve Account to pay progress payments for "hard" costs under the Fixed Price Contract, a portion of the amount then payable under such contract for work performed will be withheld as retainage and will be deposited into the Retainage Account to be released pursuant to the terms of the Fixed Price Contract.

     DISBURSED FUNDS ACCOUNT. The disbursed funds account will be funded from disbursements from the construction disbursement account and the construction reserve account, if any, pursuant to the agreement. Funds held in the disbursed funds account will be pledged to the trustee for the benefit of itself and the holders of the exchange notes. We will have check writing authority for payments of the amounts for which funds have been disbursed to the disbursed funds account.

     PROJECT BUDGET. The agreement provides that the project budget may be amended only upon the satisfaction of certain conditions set forth in the agreement. In addition, construction line items in the project budget may only be increased if the funds for the increase are made available in the project budget from certain specified sources. We will also agree to cure any anticipated cost overruns during the construction of the Resort using funds from certain specified sources and to provide certain certifications from time to time regarding project costs.



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     DISBURSEMENTS AFTER A DEFAULT OR EVENT OF DEFAULT. After a default or an event of default has occurred under the indenture governing the notes, the disbursement agent will be permitted to make certain payments out of funds deposited in the construction disbursement account and the construction reserve account, including payments of amounts due under the Fixed Price Contract for work completed prior to the date of such default or event of default.

     FINAL DISBURSEMENT OF FUNDS. Pursuant to the disbursement agreement, once the disbursement agent receives an officer's certificate from us, and certifications from Centex/WorthGroup and the independent construction consultant satisfying the conditions set forth in the agreement, then the disbursement agent will disburse all remaining funds in the interest reserve account, construction disbursement account and the construction reserve account, if any, to the account specified by us in the officer's certificate.

     INVESTMENTS; PLEDGE OF ACCOUNTS. The disbursement agent shall invest any money held by it in the collateral accounts established pursuant to the disbursement agreement in cash equivalents as directed in writing by us from time to time. All income or gain realized as a result of the investment shall be held as part of the applicable account and reinvested as provided in the agreement. All funds, securities and other assets in the collateral accounts established pursuant to the disbursement agreement are owned by us and will be pledged to the trustee for the benefit of itself and the holders of the notes.

SKI APACHE SPECIAL USE PERMIT

     On April 23, 1985, the Tribe received a term special use permit from the United States Department of Agriculture, Forest Service for the operation of Ski Apache, formerly known as Sierra Blanca Ski Resort. The permit expires on December 31, 2014, but a new permit to occupy and use the same National Forest Land may be granted provided that Ski Apache complies with the then-existing laws and regulations governing the occupancy and use of the National Forest lands and notifies the Forest Supervisor not less than 6 months prior to the date that a new permit is desired. The permit may be terminated by the Chief of the Forest Service, at his or her discretion, upon breach of any of the conditions therein.

     The permit requires that Ski Apache pay the United States annual fees, based on a graduated fee structure, for those activities authorized by the permit. The three main factors included in the fee calculation are: (1) the type of income (i.e., from where the income is derived); (2) a break-even point established for that type of income; and (3) a type-specific rate. Rates payable under the permit fee structure vary from .625% for income derived from food and service sales below the break-even point, to 6.75% for income derived from lifts, tows and ski schools. The permit also requires that Ski Apache follow generally accepted accounting principles in recording its financial transactions and in reporting results to the Forest Service. In addition, Ski Apache is required to maintain public liability insurance covering: (1) property damage in the amount of $50,000 and (2) damage to persons in the amount of $500,000 in the event of death or injury to one individual and the minimum amount of $1,000,000 in the event of death or injury to more than one individual. Ski Apache is also required to indemnify the United States against any liability for damage to life or property arising from the occupancy or use of National Forest lands under the permit.


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                          DESCRIPTION OF EXCHANGE NOTES


     You can find the definitions of certain terms used in this section under the heading "-- Certain Definitions." Reference is made to the Indenture for all of such terms as well as any other capitalized terms used herein for which no definition is provided.

     IMG Resort and Casino issued the Notes under the Indenture among itself, the Guarantors, the Tribe and U.S. Bank National Association, as trustee (the "TRUSTEE"). The Exchange Notes will be issued under the same Indenture. The terms of the Notes and the Exchange Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Notes, and include those terms stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The Collateral Documents referred to under the heading "-- Security Interest" define the terms of the agreements that will secure the Exchange Notes.

     The following description and the description under the heading "The Exchange Offer" are summaries of the material provisions of the Indenture, the Collateral Documents and the Registration Rights Agreement. They do not restate those agreements in their entirety. We urge you to read the Indenture, the Collateral Documents and the Registration Rights Agreement because they, and not this description, define your rights as holders of the Exchange Notes. Copies of the forms of Indenture, the Collateral Documents and Registration Rights Agreement are available from the Issuer upon request. We have filed a copy of the Indenture with the Commission as an exhibit to the registration statement of which this prospectus is a part.

RANKING

     The Exchange Notes will:

     o    be senior obligations of the Issuer;

     o    be guaranteed on a senior basis by the Guarantors;

     o be secured until the Project Completion Date by a first priority security interest in the Interest Reserve Account, the Construction Disbursement Account, the Construction Reserve Account, the Retainage Account, the Disbursed Funds Account and the Operating Accounts;

     o rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Exchange Notes; and

     o rank pari passu in right of payment with all existing and future senior obligations of the Issuer that are not, by their terms, expressly subordinated in right of payment to the Exchange Notes.

     As of January 31, 2004, after giving pro forma effect to the offering of the Notes and the use of proceeds therefrom, the Issuer's total Indebtedness would have been approximately $202.7 million, including $1.7 million of unsecured senior Indebtedness and $200.9 million of secured Indebtedness, including the Notes.

GUARANTEES

     The Exchange Notes will be jointly and severally guaranteed by each of the Guarantors. See "-- Certain Covenants -- Issuance of Additional Guarantees." The Tribe will not be a Guarantor. In addition, the Tribe operates certain other enterprises that will not be Guarantors. As of the date of the Indenture, the only Guarantors will be Casino Apache, Casino Apache Travel Center, Inn of the Mountain Gods and Ski Apache.

     The Guarantee of each Guarantor will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and PARI PASSU in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.



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     The Guarantee of a Guarantor (other than a Principal Guarantor) will be released in connection with the sale or other disposition of all or substantially all of the assets of such Guarantor, if the sale or disposition complies with the provisions set forth under "-- Repurchase at the Option of Holders -- Asset Sales."

     The Guarantee of each Guarantor will be limited to an amount not to exceed the maximum amount that can be provided by the applicable Guarantor, after giving effect to all of its other contingent and fixed liabilities, without rendering the Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Under certain circumstances, a court could also subordinate a Guarantee to all other Indebtedness (including guarantees or other contingent liabilities) of the applicable Guarantor and, depending on the amount of such Indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero.

SUBSIDIARIES

     As of the date of the Indenture, the Issuer's only Subsidiaries will be the Guarantors. However, the Indenture will permit the Issuer to create new Subsidiaries and will generally require that these Subsidiaries be designated as Restricted Subsidiaries (I.E., subject to the terms of the Indenture) unless certain conditions are met. If these conditions are met, the Issuer will be permitted to designate a Subsidiary (other than a Principal Guarantor) as an Unrestricted Subsidiary, and Unrestricted Subsidiaries will not be subject to many of the restrictive covenants of the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     In the exchange offer, the Issuer may issue Exchange Notes with a maximum aggregate principal amount of $200.0 million. The Issuer will issue Exchange Notes in denominations of $1,000 and integral multiples of $1,000. The Exchange Notes will mature on November 15, 2010. Additional notes may be issued under the Indenture from time to time subject to the limitations set forth under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock." Any additional notes subsequently issued under the Indenture will be treated as a single class with the Notes and the Exchange Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

     Interest on the Exchange Notes will accrue at the rate of 12% per annum and will be payable semiannually in arrears on May 15 and November 15, beginning on May 15, 2004. The Issuer will make each interest payment to the holders of record of the Exchange Notes on the immediately preceding May 1 and November 1.

     Interest on the Exchange Notes will accrue from the date of issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECURITY INTEREST

     Pursuant to the Collateral Documents, until the Project Completion Date, the Exchange Notes and the Guarantees will be secured by a first priority security interest in the Interest Reserve Account, the Construction Disbursement Account, the Construction Reserve Account, the Retainage Account, the Disbursed Funds Account and the Operating Accounts.

     Cash held by the Issuer and the Guarantors in the ordinary course of their Gaming business and cash which is required to be kept on hand for the operation of the Issuer's and the Guarantors' Resort Business ("CAGE AND OPERATING CASH") is not required to be deposited into a Pledged Account and, therefore, neither the Trustee nor the holders of Exchange Notes will have a security interest therein.

     If an Event of Default occurs and is continuing, the Trustee may, in addition to any rights and remedies available to it under the Indenture and the Collateral Documents, take such action it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. In addition, upon the occurrence and continuance of an Event of Default, (i) all rights of the Issuer and the Guarantors to receive payments from or otherwise access the Pledged Accounts shall cease and all such rights shall be vested in the Trustee and (ii) the



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Trustee may sell or otherwise enforce its rights in respect of the Collateral or any part of the Collateral in accordance with the terms of the Collateral Documents. Unless a Default or an Event of Default shall have occurred and be continuing, the Trustee's security interest in the Collateral will terminate on the Project Completion Date.

CASH COLLATERAL AND DISBURSEMENT AGREEMENT

     Pursuant to the Cash Collateral and Disbursement Agreement entered into among the Disbursement Agent, the Trustee, the Independent Construction Consultant, the Issuer, the Guarantors and the Tribe, the net proceeds of the Offering, together with a portion of the Issuer's and the Guarantors' cash on hand, were placed into the Interest Reserve Account, the Construction Disbursement Account and the Construction Reserve Account, to be disbursed by the Disbursement Agent pursuant to the terms thereof.

     INTEREST RESERVE ACCOUNT. Approximately $36.4 million was deposited into the Interest Reserve Account on the sale of the Notes. Funds and other assets held in the Interest Reserve Account will be pledged to the Trustee for the benefit of itself and the holders of Exchange Notes. These assets, together with the interest earned thereon, will be sufficient to and will be used to make the first three (3) interest payments on the Exchange Notes.

     CONSTRUCTION DISBURSEMENT ACCOUNT. Approximately $94.3 million was deposited into the Construction Disbursement Account on the sale of the Notes and will be used to fund the Project. In addition, from time to time after the date of the Indenture additional funds may be deposited into the Construction Disbursement Account pursuant to the terms set forth under the heading "Certain Covenants -- Deposit of Additional Funds into Pledged Accounts" and pursuant to clause (ii) under the heading "-- Construction Reserve Account." All such funds will be held in the Construction Disbursement Account and pledged to the Trustee for the benefit of itself and the holders of the Exchange Notes until disbursed in accordance with the Cash Collateral and Disbursement Agreement. Subject to the terms of the Cash Collateral and Disbursement Agreement, the Disbursement Agent will disburse funds from the Construction Disbursement Account only upon the satisfaction of the disbursement conditions set forth in the Cash Collateral and Disbursement Agreement. Subject to certain conditions, the Cash Collateral and Disbursement Agreement will permit (i) advance disbursements of up to $2.5 million in the aggregate outstanding at any one time, (ii) after the Construction Disbursement Account is Fully Funded, if at any date the aggregate amount of cash and Cash Equivalents in the Construction Disbursement Account exceeds the aggregate of all amounts then remaining unpaid under the Project Budget (the amount of such excess being the "OVERFUNDED AMOUNT"), a disbursement to the Issuer in an amount equal to the Overfunded Amount and (iii) after a Default or an Event of Default has occurred, payments of amounts due under the Design Build Contract for work completed prior to the date of such Default or Event of Default.

     CONSTRUCTION RESERVE ACCOUNT. The Issuer deposited approximately $53.5 million into the Construction Reserve Account on the sale of the Notes and may deposit additional funds therein pursuant to the terms set forth under the heading "Certain Covenants -- Deposit of Additional Funds into Pledged Accounts" which, subject to the conditions for disbursement in the Cash Collateral and Disbursement Agreement, will be disbursed only (i) from time to time, to fund the payment of amounts then due and payable pursuant to the terms of a Compact Dispute Resolution, PROVIDED, that the aggregate amount of all funds distributed pursuant to this clause (i) shall not exceed $35.7 million; (ii) immediately following a Compact Dispute Resolution, and after giving effect to any disbursement made pursuant to clause (i) above, to fund the Construction Disbursement Account in an amount, if any, equal to the difference between $35.7 million and the sum of (x) all amounts disbursed pursuant to clause (i) above and (y) the sum of all amounts remaining to be paid pursuant to the Compact Dispute Resolution, in the event that a portion thereof is paid over time, to the extent such amounts relate to the period prior to the date of the Indenture (the "OUTSTANDING RESOLUTION AMOUNT"); (iii) after the Construction Disbursement Account is Fully Funded and for so long as such account remains Fully Funded, on or after the date that the Issuer delivers an updated Project Budget, to an Operating Account designated by the Issuer in an amount equal to the difference between the aggregate amount of cash and Cash Equivalents in the Construction Reserve Account and the sum of (x) 10% of the amount of Hard Costs remaining unpaid under the updated Project Budget plus (y) the sum of (i) the amount of any contributions made to the Issuer pursuant to clause (c) under the heading "Certain Covenants -- Covenants of the Tribe" plus (ii) $8.6 million less (iii) the aggregate of all amounts distributed pursuant to clause (iv) below, if any, less, (z) either (a) if a Compact Dispute Resolution has occurred, the Outstanding Resolution Amount or (b) if a Compact Dispute Resolution has not occurred, an amount equal to the full amount then accrued but unpaid to the State of New Mexico pursuant to the Compact and the revenue sharing agreement entered into in connection therewith attributable to



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periods prior to the date of the Indenture and (iv) after all the funds in the
Construction Disbursement Account have been exhausted, to fund the Project. All such funds will be held in the Construction Reserve Account and pledged to the Trustee for the benefit of itself and the holders of the Notes until disbursed in accordance with the Cash Collateral and Disbursement Agreement. Subject to certain conditions, after the Construction Disbursement Account has been fully depleted, the Cash Collateral and Disbursement Agreement will permit (i) advance disbursements of up to $2.5 million in the aggregate outstanding at any one time and (ii) after a Default or an Event of Default has occurred, payments of amounts due under the Design Build Contract for work completed prior to the date of such Default or Event of Default.

     OPERATING ACCOUNTS. Subject to the limitations set forth under "Certain Covenants -- Deposit of Additional Funds into Pledged Accounts," all cash (other than Cage and Operating Cash) generated by the Issuer's and the Guarantors' operations will be deposited into an Operating Account; PROVIDED, that each of the Issuer and the Guarantors may transfer funds, in the ordinary course of business, to (x) payroll accounts ("PAYROLL ACCOUNTS") in amounts required to meet its employee payroll and other fiduciary obligations, which amounts shall be paid from such Payroll Accounts to the applicable payee within 7 days of the deposit of such amounts in a Payroll Account and (y) fiduciary accounts ("FIDUCIARY ACCOUNTS") into which the Issuer and the Guarantors deposit funds to be held in escrow or pursuant to a fiduciary obligation on behalf of or for the benefit of third parties, and no Payroll Account or Fiduciary Account will constitute an Operating Account. Until the occurrence and continuance of an Event of Default, the Issuer and the Guarantors will be entitled to access the funds in their respective Operating Accounts. Upon the occurrence and continuance of an Event of Default, the Trustee will have the rights to exercise sole control over the Operating Accounts. All funds in the Operating Accounts will be pledged to the Trustee for the benefit of itself and the holders of the Notes.

     CONSTRUCTION BUDGET. The Cash Collateral and Disbursement Agreement provides that the Project Budget may be amended only upon the satisfaction of certain conditions set forth in the Cash Collateral and Disbursement Agreement. In addition, construction line items in the Project Budget may only be increased if the funds for such increase are made available in the Project Budget from:

     (i) realized savings from the budgeted amount of another line item and a corresponding reduction relating to the construction line items related to such realized savings in the Project Budget;

     (ii) the prior or concurrent deposit of additional funds into the Construction Disbursement Account, which funds were received in respect of (x) an equity contribution received by the Issuer from the Tribe after the date of the Indenture or the incurrence of Qualifying Subordinated Indebtedness pursuant to the terms of the "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant or (y) in the case of an increase in a line item relating to furniture, fixtures, equipment or other assets used or useful in the Resort Business only, the incurrence of Indebtedness pursuant to the first paragraph or clause (8) of the second paragraph of the "--Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant; or

     (iii) the reallocation of reserves in the Project Budget from line items for which construction is complete;

PROVIDED that construction line items may be reduced only upon obtaining, and in the amount of, realized savings with respect to such line items and in no event shall any amendment to the Project Budget be approved by the Independent Construction Consultant (A) which reduces the Minimum Facilities or materially changes the nature, character, quality or value of the Facility and (B) other than in accordance with the terms of the Cash Collateral and Disbursement Agreement.

     The Issuer will also agree to cure any anticipated cost overrun during the construction of the Project using funds from:

     (i)  previously unallocated funds or additional funds described in clause
          (ii) of the preceding paragraph, in each case deposited in the Construction Disbursement Account (but in each case only to the extent that the same have not previously been expended or dedicated to the payment of items contained in the Project Budget);

     (ii) with respect to a cost overrun as to a particular line item, effecting an amendment to the Project Budget in compliance with the preceding sentence to dedicate such funds to the line item in question;



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     (iii) the deposit of other additional funds in an amount equal to the cost overrun into the Construction Disbursement Account, including, but not limited to, funds received in connection with the Incurrence of Indebtedness in compliance with the terms under "-- Certain Covenants --Incurrence of Indebtedness and Issuance of Disqualified Stock" below; and/or

     (iv) the Construction Reserve Account;

and to provide certain certifications from time to time regarding project costs. The Project Budget shall be updated on a monthly basis to reflect all amounts paid thereunder, including amounts paid with funds received from a source other than the Construction Disbursement Account and the Construction Reserve Account, and all amounts then remaining unpaid thereunder.

     FINAL DISBURSEMENT OF FUNDS. Pursuant and subject to the Cash Collateral and Disbursement Agreement, on the Project Completion Date, unless a Default or an Event of Default shall have occurred and be continuing, the Disbursement Agent will disburse all remaining funds in the Construction Disbursement Account, the Interest Reserve Account, the Construction Reserve Account and the Retainage Account, if any, to the account(s) specified by the Issuer and release its security interest in all remaining Collateral, if any.

     INVESTMENTS; PLEDGE OF ACCOUNTS. The Disbursement Agent shall invest any money held by it in the Pledged Accounts (other than the Operating Accounts) established pursuant to the Cash Collateral and Disbursement Agreement in Cash Equivalents as directed in writing by the Trustee from time to time. So long as no Event of Default has occurred and is continuing, the Trustee shall direct the Disbursement Agent to invest such funds in Cash Equivalents as directed by the Issuer. Any income or gain realized as a result of any such investment shall be held as part of the applicable account and reinvested as provided in the Cash Collateral and Disbursement Agreement. All funds, securities and other assets in the securities accounts and the deposit accounts established pursuant to the Cash Collateral and Disbursement Agreement will be pledged to the Trustee for the benefit of the holders of the Exchange Notes.

METHODS OF RECEIVING PAYMENTS ON THE EXCHANGE NOTES

     If a holder of Exchange Notes has given wire transfer instructions to the Issuer, the Issuer will make all payments (including principal, premium, interest payments and Additional Interest, if any) on such holder's Exchange Notes in accordance with those instructions. All other payments on the Exchange Notes will be made at the office or agency of the Paying Agent and Exchange Agent within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND EXCHANGE AGENT FOR THE EXCHANGE NOTES

     The Trustee initially will act as Paying Agent and Exchange Agent. The Issuer may change the Paying Agent or Exchange Agent without prior notice to the holders of the Notes, and the Issuer may act as Paying Agent or Exchange Agent.

TRANSFER AND EXCHANGE

     A holder of Exchange Notes may transfer or exchange Exchange Notes in accordance with the Indenture. The Exchange Agent and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Exchange Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of an Exchange Note will be treated as the owner of it for all purposes.



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GAMING REDEMPTION

     If, at any time after the date of the Indenture, any Gaming Regulatory Authority requires a holder or beneficial owner of Exchange Notes to be licensed or otherwise qualified under applicable Gaming laws for the Issuer or a Guarantor to maintain, directly or indirectly, any of its Gaming Licenses or franchises and such holder or beneficial owner does not obtain such license or qualification within the time periods described in the Indenture and at its own cost and expense, then the Issuer will have the right, at its option, to either

     o require such holder or beneficial owner to dispose of its Exchange Notes within the time period specified by the applicable Gaming Regulatory Authority or 30 days, whichever is shorter; or

     o redeem such holder's or beneficial owner's Exchange Notes at a redemption price equal to the least of (1) 100% of the principal amount of the Exchange Notes held by such holder or beneficial owner,
          (2) the price paid for the Notes by such holder or beneficial owner, minus the amount of accrued and unpaid interest and Additional Interest, if any, at the time of purchase by such holder or beneficial owner, and (3) the current market price of the Notes, in each case, other than clause (3), together with all accrued and unpaid interest and Additional Interest, if any, to the redemption date or the date a finding of unsuitability is made by the applicable Gaming Regulatory Authority, if earlier.

     The Issuer will comply with the redemption procedures for the Exchange Notes described in the Indenture unless otherwise required by a Gaming Regulatory Authority.

     Immediately upon a determination that a holder or beneficial owner of Exchange Notes will not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, such holder or beneficial owner will have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person, or (2) to receive any interest or other distribution or payment with respect to the Exchange Notes or any remuneration in any form from the Issuer or any of the Guarantors for services rendered or otherwise, except the redemption price of the Exchange Notes.

     Any holder or beneficial owner of Exchange Notes applying for a license, qualification or a finding of suitability will be required to pay all costs of the licenses or investigation for this qualification or finding of suitability. Neither the Issuer nor any Guarantor is required to pay or reimburse any holder or beneficial owner of Exchange Notes who is required to apply for any license, qualification or finding of suitability for costs incurred in connection with such application.

OPTIONAL REDEMPTION

     Except as described above, the Exchange Notes will not be redeemable at the Issuer's option prior to November 15, 2007.

     On or after November 15, 2007, the Issuer may redeem all or a part of these Exchange Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

                                             YEAR           PERCENTAGE
                                      ------------------    ----------
                                      2007..............      106.0%
                                      2008..............      103.0%
                                      2009 and thereafter     100.0%

SELECTION AND NOTICE

     If less than all of the Exchange Notes are to be redeemed at any time pursuant to "Optional Redemption" above, the Trustee will select Exchange Notes for redemption as follows:



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     (1)  if the Exchange Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Exchange Notes are listed; or

     (2) if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Exchange Notes of $1,000 principal amount or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Exchange Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion of the original Exchange Note will be issued in the name of the holder thereof upon cancellation of the original Exchange Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Additional Interest, if any, will cease to accrue on Exchange Notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

     If a Change of Control occurs, each holder of the Exchange Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of that holder's Exchange Notes pursuant to a Change of Control Offer. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Exchange Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase.

     Within 20 business days following any Change of Control, the Issuer will mail a notice to each holder (and, unless the Trustee makes the mailing on behalf of the Issuer, to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. If the Issuer wishes the Trustee to do the mailing, it will give the Trustee adequate prior notice so that the Trustee may do so. The Issuer will comply with the requirements of Rule l4e-1 under the Exchange Act and any other applicable laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Issuer, to the extent lawful, will:

     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an officers' certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Issuer.

     The Paying Agent will promptly mail to each holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will notify the Trustee and will instruct the Trustee to notify the holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.



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


     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

     Any future credit agreements or other agreements relating to secured indebtedness to which the Issuer becomes a party may provide that certain change of control events with respect to the Issuer or a Guarantor will constitute a default thereunder.

     The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

ASSET SALES

     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) the Issuer or a Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Management Board and evidenced by a resolution set forth in an officers' certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and

     (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

          (a) any liabilities that would appear on the Issuer's or such Restricted Subsidiary's balance sheet prepared in accordance with GAAP (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed or satisfied in connection with such Asset Sale pursuant to an agreement that fully and irrevocably releases the Issuer or such Restricted Subsidiary from all further liability; and

          (b) any securities, notes or other obligations received by the Issuer or a Restricted Subsidiary in connection with such Asset Sale that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 30 days of the receipt thereof;

PROVIDED, HOWEVER, that the Issuer and the Guarantors will not be permitted to make any Asset Sale of Key Project Assets.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or a Restricted Subsidiary may apply such Net Proceeds, at its option, to:

     (1) acquire assets to be utilized in, or a majority of the Voting Stock of an entity engaged in, the Resort Business;

     (2) make capital expenditures or acquire other long-term assets that are used or useful in the Resort Business or enter into an irrevocable agreement (including a capital lease) to use such Net Proceeds for such an expenditure or acquisition, PROVIDED, that such expenditure or acquisition is consummated within 540 days after the receipt of such Net Proceeds; or

     (3) permanently repay Indebtedness of the Issuer or a Restricted Subsidiary that is secured by the assets subject to the Asset Sale or of a Restricted Subsidiary that is not a Guarantor.

     Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce any revolving credit borrowings it may owe or otherwise invest such Net Proceeds from Asset Sales in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided above will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer will make an Asset Sale Offer to all holders of Exchange Notes and, to the extent required thereby, to all holders of other Indebtedness that ranks PARI PASSU with the Exchange Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase and will be payable in cash, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Exchange Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness (to the extent that such other Indebtedness permits such selection) to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable laws or regulations conflict with the Asset Sales provisions of the Indenture, the Issuer will comply with the applicable laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

EVENTS OF LOSS

     Within 180 days after any Event of Loss with respect to all or any portion of the Resort Property with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Issuer or a Restricted Subsidiary, as applicable, may apply or enter into an irrevocable agreement to apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to such Resort Property, with no concurrent obligation to make any purchase of any Exchange Notes; PROVIDED, that:

     (1) the Issuer delivers to the Trustee within 90 days of such Event of Loss a written opinion from a reputable contractor that the Resort Property can be rebuilt, repaired, replaced or constructed, and in a condition that is substantially equal to the Minimum Facilities within 360 days of the Event of Loss;

     (2) the Issuer delivers to the Trustee an officer's certificate certifying that the Issuer has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above; and

     (3)  the aggregate amount of Net Loss Proceeds is less than $50.0 million.

     Any Net Loss Proceeds that are not reinvested or are not permitted to be reinvested as provided in the first sentence of this covenant will be deemed "EXCESS LOSS PROCEEDS." Within ten days following the date that the aggregate amount of Excess Loss Proceeds equals or exceeds $50.0 million, the Issuer will make an offer (an "EVENT OF LOSS OFFER") to all holders of Exchange Notes, and, to the extent required thereby, to all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of events of loss, if any, to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness, if any, that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in the Indenture and such other Indebtedness. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Issuer may use such Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness, if any, tendered into such Excess Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee will select the Exchange Notes and such other PARI PASSU Indebtedness, if any, to be purchased



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on a pro rata basis. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.

     Any Event of Loss Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable laws. To the extent that the provisions of any applicable laws or regulations conflict with the provisions of this covenant, compliance with such laws and regulations shall not in and of itself cause a breach of the Issuer's obligations under this covenant.

     Pending the final application of any such Net Loss Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce any revolving credit borrowings it may owe or otherwise invest such Net Loss Proceeds in any manner not prohibited by the Indenture.

     In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to any assets that have a fair market value (or replacement cost, if greater) in excess of $2.0 million, the Issuer or applicable Guarantor will be required to receive consideration (1) at least equal to the fair market value (evidenced by a resolution of the Management Board set forth in an Officers' Certificate delivered to the Trustee) of the property or assets subject to the Event of Loss and (2) with respect to any "Event of Loss" of any portion of the IMG Resort & Casino, at least 75% of which is in the form of cash or Cash Equivalents.

EXCESS UNRESTRICTED CASH OFFER

     If, on the last day of the fiscal quarter in which the Project Completion Date occurs, the aggregate amount of (a) the Issuer's and the Guarantors' cash and Cash Equivalents LESS (b) the sum of (w) an amount equal to the amount the Issuer and the Guarantors have reserved for revenue sharing payments and regulatory fees accrued under the Compact and the Revenue Sharing Agreement entered into in connection therewith, (x) Cage and Operating Cash in the amount of $5.0 million, (y) any amounts remaining in the Pledged Accounts (other than Operating Accounts) and (z) all amounts held in Payroll Accounts and Fiduciary Accounts (such amounts being the "UNRESTRICTED CASH") exceeds $25.0 million, the Issuer will make an one time offer (the "EXCESS UNRESTRICTED CASH OFFER") to all holders of the Notes to purchase $15.0 million aggregate principal amount of Notes at a purchase price equal to 102% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

     Within 20 business days following the date the Issuer determines it is required to make an Excess Unrestricted Cash Offer, the Issuer will mail a notice to each holder (and, unless the Trustee makes the mailing on behalf of the Issuer, to the Trustee) offering to repurchase Exchange Notes on the date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. If the Issuer wishes the Trustee to do the mailing, it will give the Trustee adequate prior notice so that the Trustee may do so. The Issuer will comply with the requirements of Rule l4e-1 under the Exchange Act and any other applicable laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of the Excess Unrestricted Cash Offer.

     On the date specified in the Excess Unrestricted Cash Offer notice, the Issuer, to the extent lawful, will:

     (1) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Excess Unrestricted Cash Offer;

     (2) deposit with the Paying Agent an amount equal to the Excess Unrestricted Cash Offer payment required in respect of all Exchange Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

     The Paying Agent will promptly mail to each holder of Exchange Notes so tendered the Excess Unrestricted Cash Offer payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the



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Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will notify the Trustee and will instruct the Trustee to notify the holders of the results of the Excess Unrestricted Cash Offer on or as soon as practicable after the Excess Unrestricted Cash Offer payment date.

     If the aggregate principal amount of Exchange Notes tendered into such Excess Unrestricted Cash Offer exceeds $15.0 million, the Trustee will select the Exchange Notes to be purchased on a pro rata basis.

     If any Unrestricted Cash remains after consummation of the Excess Unrestricted Cash Offer, the Issuer may use such Unrestricted Cash for any purpose not otherwise prohibited by the Indenture.

CERTAIN COVENANTS

RESTRICTED PAYMENTS

     The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

     (1) declare or pay any dividend or make any other payment or distribution on or with respect to any of their respective Equity Interests or to direct or indirect holders of such Equity Interests in their capacity as such (other than (a) to the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary and (b) dividends, payments or distributions consisting of Equity Interests (other than Disqualified Stock));

     (2) purchase, redeem, defease or otherwise acquire or retire for value any of their respective Equity Interests (other than from the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary);

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Indebtedness of the Issuer or a Guarantor, except (a) payments of interest or principal at the Stated Maturity thereof, (b) payments to the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary and
          (c) payments, purchases, redemptions, defeasances, or other acquisitions or retirements for value not more than one year before the Stated Maturity thereof;

     (4) make any payment or distribution to the Tribe (or any other agency, instrumentality or political subunit thereof) or make any general distribution to the members of the Tribe; or

     (5)  make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (5) above are collectively referred to as "RESTRICTED PAYMENTS", it being agreed, for avoidance of doubt, that Permitted Tax Payments and payments made pursuant to the terms of the Shared Services Agreement and the Employee Cost Allocation Agreement shall not constitute Restricted Payments), unless, at the time of and after giving effect to such Restricted Payment:

     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (B) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described below under the heading "-- Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (1), (2), (3), (4), (7), (8), (9) and
          (10) of the next succeeding paragraph), is less than the sum, without duplication, of:



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


          (i) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Project Completion Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

          (ii) 100% of the aggregate net cash proceeds or fair market value (as determined in good faith by the Management Board and evidenced by a resolution set forth in an officers' certificate delivered to the Trustee) of assets or property (other than cash) received by the Issuer or any Restricted Subsidiary after the date of the Indenture from capital contributions from the Tribe that bear no mandatory obligation to repay the Tribe, PLUS

          (iii) 100% of the aggregate net cash proceeds received by the Issuer or any Guarantor after the date of the Indenture as a result of the incurrence by the Issuer or any Guarantor of Qualifying Subordinated Indebtedness, PLUS

          (iv) to the extent that any Restricted Investment that was made after the date of the Indenture is sold, liquidated, repaid or otherwise disposed of for cash or Cash Equivalents (or in the case of a Restricted Investment that is a guarantee, if such guarantee is released, the initial amount of such Restricted Investment), the lesser of (a) the cash or Cash Equivalents return of capital or fair market value amount of consideration received, as the case may be, with respect to such Restricted Investment (less the cost of disposition, if any) and (b) the initial amount of such Restricted Investment, PLUS

          (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (a) the fair market value of the Issuer's and/or any Restricted Subsidiary's Investment in such Subsidiary as of the date of such redesignation and (b) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     The preceding provisions will not prohibit:

     (1) the payment, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

     (2) the payment of any dividend by a Restricted Subsidiary to the holders of its common Equity Interests on a pro rata basis;

     (3) the redemption or purchase of Subordinated Indebtedness of the Issuer or a Guarantor in the event that the holder of such Subordinated Indebtedness has failed to qualify or be found suitable or otherwise be eligible by any Gaming Regulatory Authority to remain a holder of such Subordinated Indebtedness;

     (4) the payment, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor with the net cash proceeds from a substantially concurrent capital contribution from the Tribe or issuance of Qualifying Subordinated Indebtedness (PROVIDED that such proceeds are not counted for purposes of clause (C)(ii) or (C)(iii) above);

     (5) any payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness of the Issuer or any Guarantor if (A) such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued as a result of a Change of Control, Asset Sale, Event of Loss or Excess Unrestricted Cash Offer, and (B) the Issuer has purchased all Notes, if any, properly tendered pursuant to any Change of Control Offer, Asset Sale Offer, Event of Loss Offer or Excess Unrestricted Cash Offer that resulted from such event;

     (6) dividends, distributions and other payments made to the Tribe or its members or otherwise on account of the Issuer's Equity Interests paid within 60 days after the date of declaration thereof if at such date of declaration such dividend, distribution or other payment would have complied with this covenant (for the avoidance of doubt, such dividend shall be included in the calculation of the amount of Restricted Payments only at the time such dividend is paid);



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



     (7) payments to the Tribe to fund a payment to the State of New Mexico or the appropriate Gaming Regulatory Authority to fund a Compact Dispute Resolution;

     (8) so long as no Default or Event of Default shall have occurred and be continuing, after the Project Completion Date, a disbursement to the Tribe of the sum of (a) if at the time of determination (i) a Compact Dispute Resolution has occurred, an amount equal to the aggregate value of the cash and Cash Equivalents remaining in the Construction Reserve Account as of the date of distribution thereof or (ii) a Compact Dispute Resolution has not occurred, an amount equal to (A) the aggregate value of the cash and Cash Equivalents remaining in the Construction Reserve Account as of the date of distribution thereof LESS (B) the full amount then accrued but unpaid to the State of New Mexico pursuant to the Compact and the Revenue Sharing Agreement entered into in connection therewith attributable to periods prior to the date of the Indenture PLUS (b) an amount equal to the balance, if any, remaining in the Construction Disbursement Account at such time; PROVIDED that, after giving effect to such distribution, the Issuer and the Guarantors shall have cash on hand in an amount at least equal to such full amount then accrued to the State of New Mexico pursuant to the 1997 Compact and the Revenue Sharing Agreement entered into in connection therewith;

     (9)  Government Service Payments;

     (10) after the Sweep Termination Date and the date of a Compact Dispute Resolution, an amount (if positive) equal to the amount funded in the Construction Reserve Account at the date of the Indenture MINUS 10% of the amount of Hard Costs remaining unpaid under the Project Budget as of the date of the Indenture MINUS the amount, if any, disbursed or required or anticipated in writing to be disbursed from the Construction Reserve Account to fund the full payment of all amounts required to be paid pursuant to a Compact Dispute Resolution; and

     (11) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an amount not to exceed $5.0 million at any one time outstanding.

     The Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would be permitted under "-- Designation of Restricted and Unrestricted Subsidiaries."

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities having a fair market value in excess of $2.0 million that are required to be valued by this covenant shall be determined by the Management Board, whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making of any Restricted Payment, the Issuer shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "-- Restricted Payments" covenant were computed.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock (other than in the case of a Restricted Subsidiary issued to the Issuer or a Guarantor); PROVIDED, HOWEVER, that the Issuer or a Guarantor may incur Indebtedness (including Acquired Indebtedness) and issue Disqualified Stock if the Consolidated Leverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been greater than zero but not greater than
(i) 6.25x, if the date of such Incurrence is on or prior to the Project Completion Date, (ii) 5.50x, if the date of such Incurrence is after the Project Completion Date but on or prior to the eighteen month anniversary thereof or
(iii) 4.75x thereafter in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).



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     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness:

     (1) the incurrence by the Issuer of Indebtedness represented by the Notes issued on the date of the Indenture and the Exchange Notes with respect thereto;

     (2) the incurrence by the Issuer or a Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance Existing Indebtedness or Indebtedness that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (1) of this paragraph or this clause (2);

     (3) the incurrence by the Issuer or a Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

     (4) the guarantee by the Issuer or a Guarantor of any Indebtedness of the Issuer or a Guarantor that was permitted to be incurred by another provision of this covenant;

     (5) the incurrence by the Issuer, a Guarantor or a Restricted Subsidiary of Indebtedness owed to the Issuer or a Guarantor, PROVIDED that, if incurred by the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, and the Guarantees, in the case of the Guarantors; PROVIDED, FURTHER, that if at any time any such Restricted Subsidiary ceases to be a Restricted Subsidiary, any such Indebtedness shall be deemed to be an incurrence of Indebtedness for purposes of this covenant;

     (6) the incurrence from time to time and at any time by any Guarantor of Indebtedness represented by a Guarantee;

     (7) the incurrence by Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness that was not permitted by this clause (7);

     (8) the incurrence by the Issuer or a Guarantor of Indebtedness pursuant to Credit Facilities or represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations in an aggregate principal amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to refinance any Indebtedness incurred pursuant to this clause (8), not to exceed $15.0 million;

     (9) the incurrence by the Issuer or a Guarantor of Qualifying Subordinated Indebtedness in an aggregate amount at any one time outstanding not to exceed $20.0 million;

     (10) the incurrence by the Issuer or a Restricted Subsidiary of Indebtedness in connection with reimbursement-type obligations regarding workers' compensation claims, escrow agreements, and surety and performance bonds (in each case to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money), all in the ordinary course of business;

     (11) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary for the purpose of financing such acquisition;

     (12) Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly (A) used to repurchase Notes tendered in a Change of Control Offer or (B) deposited to defease the Notes pursuant to the provisions described below under "Legal Defeasance and Covenant Defeasance";



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


     (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, PROVIDED such Indebtedness is repaid within 5 Business Days; and

     (14) the incurrence by the Issuer or a Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refinance any Indebtedness incurred pursuant to this clause (14), not to exceed $10.0 million;

PROVIDED, that in the case of the incurrence of Indebtedness pursuant to clauses
(7) and (9) above, no Default or Event of Default shall have occurred and be continuing at the time of any such incurrence or shall be caused thereby.

     For purposes of determining compliance with this "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (14) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer may, in its sole discretion, classify and reclassify such item of Indebtedness on the date of its incurrence and from time to time in any manner that complies with this covenant.

     Solely for purposes of determining compliance with this "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant, (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security, (2) the payment of interest in the form of additional Indebtedness of the same instrument or the payment of dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms, and (3) losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133), in each case will be deemed not to be incurrences of Indebtedness.

LIMITATION ON SUBORDINATED INDEBTEDNESS

     None of the Issuer or the Guarantors will incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or a Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or its Guarantee, as applicable, on substantially identical terms or to a greater extent; PROVIDED, HOWEVER, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured.

LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES

     The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any such Restricted Subsidiary to any Person (other than the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the heading "-- Repurchase at the Option of Holders -- Asset Sales" and will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any of their Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary.

DEPOSIT OF ADDITIONAL FUNDS INTO PLEDGED ACCOUNTS

     The Issuer shall cause all funds contributed to it pursuant to clause (c) under the heading "-- Covenants of the Tribe" to be immediately deposited into the Construction Reserve Account. In addition, until such date that the Construction Disbursement Account is Fully Funded (the "SWEEP TERMINATION DATE"), if, at the end of each calendar month, the aggregate amount of (a) cash and Cash Equivalents in the Operating Accounts and the Payroll Accounts LESS (b) the sum of (x) an amount equal to the amount the Issuer and the Guarantors have reserved for revenue sharing payments and regulatory fees accrued since the date of the Indenture under the Compact and the revenue sharing agreement entered into in connection therewith, (y) an amount equal to the aggregate amount of accrued and unpaid Government Service Payments, PROVIDED that such amount shall not exceed $666,666 per month multiplied by the number of months since the date of the Indenture less any Governmental Service Payments that have been



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paid during such period and (z) an amount equal to the aggregate of all taxes collected by the Issuer and the Guarantors but not yet paid to the Tribe, in each case as of the end of the preceding month exceeds $9.0 million, the Issuer shall, within 10 calendar days, cause the amount of such excess to be deposited into the Construction Disbursement Account; PROVIDED, HOWEVER, that the Issuer shall not be required to deposit any portion of such funds into the Construction Disbursement Account to the extent the deposit of such amount would cause the aggregate value of cash and Cash Equivalents in the Construction Disbursement Account to exceed the amount required to cause such account to be Fully Funded.

LIENS

     Each of the Issuer and the Guarantors will not, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom unless payments due under the Indenture are secured on an equal and ratable basis with (or, in the case of Subordinated Indebtedness, senior thereto, with the same relative priority that the Exchange Notes or a Guarantee shall have with respect to such Subordinated Indebtedness) the obligation so secured until such time as such obligations are no longer secured by a Lien.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiaries, or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

     (2)  make loans or advances to the Issuer or any Restricted Subsidiary; or

     (3) transfer any of its properties or assets to the Issuer or any Restricted Subsidiary.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (A)  the Indenture, the Exchange Notes or any Guarantee;

     (B)  applicable law;

     (C) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or a Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

     (D) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business;

     (E) Purchase Money Obligations (including, without limitation, Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

     (F) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

     (G) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;



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



     (H) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the heading "-- Liens" that limit the right of an obligor of such Indebtedness to dispose of the assets subject to such Liens;

     (I) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

     (J) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (K) any restriction or encumbrance contained in contracts for the sale of assets permitted by the Indenture, PROVIDED that such restrictions or encumbrances relate only to the assets being sold pursuant to such contracts;

     (L) encumbrances and restrictions contained in agreements governing Indebtedness, Capital Stock and other agreements or instruments as in effect on the date of the Indenture; and

     (M) encumbrances and restrictions contained in any agreement, instrument or Capital Stock that amends, modifies, restates, renews, increases, supplements, refunds, replaces, extends or refinances any agreement, instrument or Capital Stock described in paragraphs (A) through (L) of this covenant, from time to time, in whole or in part, PROVIDED that the encumbrances or restrictions set forth therein are not materially more restrictive, taken as a whole, than those contained in the predecessor agreement, instrument or Capital Stock (regardless or whether the predecessor agreement, instrument or Capital Stock remains outstanding in whole or in part).

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Issuer's Management Board may designate any Restricted Subsidiary (other than a Principal Guarantor) to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default; PROVIDED that in no event shall (i) any entity engaged in a Resort Business be transferred to or held by an Unrestricted Subsidiary or (ii) any Key Project Assets or Gaming Licenses be transferred to an Unrestricted Subsidiary. In the event of such designation, all outstanding Investments owned by the Issuer and the Guarantors and their respective Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce, at the Issuer's election, the amount available for Restricted Payments under the first paragraph of the covenant entitled "-- Restricted Payments" or the amount available under clause (5) of the definition of "Permitted Investments." All such outstanding Investments will be deemed to constitute Restricted Payments or Permitted Investments, as applicable, in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if (i) such Restricted Payment would be permitted pursuant to the covenant entitled "-- Restricted Payments" or (ii) such Permitted Investment would be permitted pursuant to the definition of "Permitted Investments," as applicable, at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Issuer's Management Board may redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not otherwise cause a Default or an Event of Default.

TRANSACTIONS WITH AFFILIATES

     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless:

     (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

     (2)  the Issuer delivers to the Trustee:



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     (a)  with respect to any Affiliate Transaction or series of related
          Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Management Board set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Board; and

     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraphs:

     (1) any employment agreement or arrangement entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

     (2) transactions, to the extent not otherwise prohibited under the Indenture, between or among the Issuer and/or one or more Restricted Subsidiaries;

     (3) reasonable fees and compensation paid to, and indemnities and similar arrangements provided on behalf of, the Management Board and other officers, directors or employees of the Issuer or any of the Restricted Subsidiaries;

     (4) transactions with Persons in whom the Issuer or a Restricted Subsidiary owns any Equity Interests, so long as the remaining equity holders of such Person are not Affiliates of the Issuer (other than the Issuer or any of the Restricted Subsidiaries);

     (5) Restricted Payments or Investments that are not prohibited by the provisions of the Indenture described above under the heading "-- Restricted Payments";

     (6) written contractual arrangements existing on the date of the Indenture and disclosed in this Prospectus (including arrangements among the Issuer or a Guarantor and the Tribe with respect to the provision of shared and Tribal services and reasonable renewals and extensions thereof) and any renewals, extensions and modifications thereof that are not materially adverse to holders of Notes taken as a whole; and

     (7) reasonable bid preferences to members of the Tribe and their business in accordance with the Tribal policy.

ISSUANCE OF ADDITIONAL GUARANTEES

     If the Issuer directly or indirectly acquires or creates any Restricted Subsidiary after the date of the Indenture which has or incurs any Indebtedness owing to any Person other than the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary, then that Restricted Subsidiary must become a Guarantor and execute a supplemental indenture reasonably satisfactory to the Trustee and shall become party to all applicable Collateral Documents and deliver an opinion of counsel relating to the enforceability and authorization of that Guarantee and the Collateral Documents, if any, in accordance with the terms of the Indenture, pursuant to which that Restricted Subsidiary will become a Guarantor of the Issuer's payment obligations under the Notes and the Indenture to the Trustee.

     The obligations of each Guarantor under its Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.

     In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, or if a Guarantor is designated as an Unrestricted Subsidiary, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock or a redesignation of such Guarantor) or the



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entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with or the redesignation is accomplished in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders -- Asset Sales."

     The Issuer currently has no Subsidiaries other than the Guarantors. The Guarantors currently have no Subsidiaries.

SALE AND LEASEBACK TRANSACTIONS

     Each of the Issuer and the Guarantors will not enter into any sale and leaseback transaction; PROVIDED that the Issuer or a Guarantor may enter into a sale and leaseback transaction with respect to assets other than Key Project Assets if:

     (1) the Issuer or a Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under the heading "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the heading "-- Liens"; and

     (2) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the covenant described above under the heading "-- Repurchase at the Option of Holders -- Asset Sales."

COMPLETION OF PROJECT

     Each of the Issuer, the Guarantors and the Tribe will use its commercially reasonable best efforts to cause construction of the Project, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in good and workmanlike manner materially in accordance with the plans relating to the Project as more fully described in this Prospectus and substantially in accordance with the Plans and within the Project Budget.

COVENANTS OF THE TRIBE

     (a) The Tribe shall not, and shall not permit any of its representatives, political subunits or councils, agencies or instrumentalities, directly or indirectly, except as required by federal or state law, the Compact or the terms of a Compact Dispute Resolution, to do any of the following:

          (1) increase or impose any tax or similar payment obligation on the Issuer or any Restricted Subsidiary or on any patrons of, or any activity at, their properties other than:

               (i) payments which are due under any agreement in effect on the date of the Indenture or payments or any amendments thereto that are not materially adverse to the economic interests of holders of Notes;

               (ii) payments which correspondingly reduce the Restricted
                    Payments otherwise payable to the Tribe;

               (iii) pursuant to the Tribal Tax Code as in effect on the date of the Indenture or any amendments or modifications thereto so long as such amendments and modifications do not increase the rate of such tax or payment obligation; or

               (iv) fees imposed on the Tribe by the NIGC under IGRA which directly relate to the business of the Issuer or the Restricted Subsidiaries;

          (2) amend the Tribal Gaming Ordinance in effect on the date of the Indenture (unless any such amendment is a legitimate effort to ensure that the Issuer and the Restricted Subsidiaries conduct their Gaming operations in a manner that is consistent with applicable laws, rules and regulations or that protects the environment, the public health and safety, or the integrity of the Issuer and the Restricted Subsidiaries) or restrict or eliminate the



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               exclusive right of the Issuer and the Guarantors to conduct
               Gaming operations on any property owned or controlled by the Tribe, in each case in a manner that would be materially adverse to the economic interests of holders of Notes;

          (3) take any other action, enter into any agreement, amend its constitution or enact any ordinance, law, rule or regulation that would have a material adverse effect on the economic interests of holders of Notes;

          (4) impose, tax or otherwise make a charge on the Notes, the Indenture or any payments or deposits to be made thereunder, including, without limitation, taking any action to engage in the gaming business in New Mexico other than through the Issuer or a Guarantor;

          (5) except pursuant to the Indenture, the Exchange Notes, the Guarantees, the Collateral Documents and the other documents entered into in connection therewith, waive its sovereign immunity in any manner that would create recourse to the assets of the Issuer or any of the Restricted Subsidiaries (including any cash thereof), except that the Tribe may do so to the extent it is acting for the account and benefit of the Issuer or any of the Restricted Subsidiaries and so long as such action of the Tribe would not be prohibited by the Indenture if undertaken directly by the Issuer or any of the Restricted Subsidiaries and such action has been approved by the Management Board;

          (6) enact any statute, law, ordinance or rule that would have a material adverse effect on the rights of the Trustee or the holders of the Exchange Notes under the Indenture or the Exchange Notes;

          (7) permit or incur any consensual liability of the Tribe (or any other instrumentality, enterprise or subunit of the Tribe) that is a legal obligation of the Issuer or any of the Restricted Subsidiaries, for which the assets of the Issuer or any of the Restricted Subsidiaries may be bound or for which there may be recourse to the assets of the Issuer or any of the Restricted Subsidiaries, other than a liability that the Issuer or the Restricted Subsidiaries are permitted or not prohibited from incurring on their own behalf under the Indenture;

          (8) pursuant to or within the meaning of bankruptcy law, appoint or consent to the appointment of a custodian of the Issuer or a Guarantor for all or substantially all of the assets of the Issuer or a Guarantor;

          (9) enact any bankruptcy law or similar law for the relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Trustee or the holders of the Notes provided for in the Indenture or the Notes or a Guarantee, other than the federal bankruptcy code or a law having provisions substantially similar thereto; or

          (10) exercise any power of eminent domain over the assets of the Issuer or any of the Restricted Subsidiaries (other than any such exercise that would not materially adversely affect the economic rights and benefits of the Trustee or the holders of the Notes).

     (b) The Tribe agrees that upon any payment or distribution of assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Issuer or a Guarantor, the holders of the Exchange Notes shall be entitled to receive payment in full in respect of all principal, premium, interest and other amounts owing in respect of the Exchange Notes and the Guarantees before any payment or any distribution to the Tribe.

     (c) If, prior to the Project Completion Date, the Tribe receives proceeds from a grant by the United States federal government in an amount equal to or greater than $10.0 million, it shall contribute not less than $10.0 million of such amount to the Issuer in the form of equity on or before the 30th calendar day following the date of receipt thereof.

     (d) In the event that the Tribe receives any payment from the Issuer or any of the Restricted Subsidiaries at a time when such payment is prohibited by the terms of the Indenture, such payment shall be held by the Tribe in trust for the benefit of, and shall be paid forthwith over and delivered, upon the written request of the Trustee or the Issuer, to the Issuer.



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     (e)  Any action taken by the Tribe to comply with federal or state law that would otherwise violate any of paragraphs (a) through (d) above shall be taken only after prior written notice to the Trustee, accompanied with an officers' certificate and opinion of counsel that such action is required by federal or state law. To the extent possible under the federal or state law, the Tribe shall give the Trustee at least 30 days prior written notice of any such action (unless the Trustee consent to a shorter period).

GAMING LICENSES

     Each of the Issuer and the Guarantors will use its commercially reasonable best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of its business, PROVIDED that, if in the course of the exercise of its governmental or regulatory functions the Tribe is required to suspend or revoke any consent, permit or license or close or suspend any operation or any part of the Issuer's or a Guarantor's business as a result of any noncompliance with the law, such Issuer or Guarantor will use its commercially reasonable best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that such Issuer or Guarantor will be open and fully operating.

OWNERSHIP INTERESTS IN THE ISSUER AND THE GUARANTORS

     Each of the Tribe, the Issuer and the Guarantors shall not permit any Person (a) other than the Tribe to acquire any Ownership Interest whatsoever in the Issuer and (b) other than the Issuer or a Guarantor to acquire any Ownership Interest whatsoever in any Guarantor.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Issuer's assets (determined on a consolidated basis for the Issuer and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

     (1)  either (A) the Issuer shall be the surviving or continuing Person or
          (B) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer and the Restricted Subsidiaries substantially as an entirety (the "SURVIVING ENTITY") (x) shall be an enterprise or instrumentality of a Federally recognized Indian tribe or a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture, the Registration Rights Agreement and the Collateral Documents on the part of the Issuer to be performed or observed;

     (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Surviving Entity shall be able to incur at least $1.00 of additional Indebtedness pursuant to the covenant entitled "-- Incurrence of Indebtedness and Issuance of Disqualified Stock";

     (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

     (4) the Issuer or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such



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          transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

     The Indenture will provide that upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing in which the Issuer is not the continuing Person, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture and the Exchange Notes with the same effect as if such Surviving Entity had been named as such.

     No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the covenant entitled "-- Issuance of Additional Guarantees" (a "RELEASED GUARANTOR")) will, and the Issuer will not cause or permit any Guarantor (other than a Released Guarantor) to, consolidate with or merge with or into any Person other than the Issuer or any other Guarantor unless:

     (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is an enterprise or instrumentality of a Federally recognized Indian tribe or a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

     (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor under the Indenture, such Guarantor's Guarantee, the Registration Rights Agreement and the Collateral Documents, to the extent such Guarantor was a party thereto;

     (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

     (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Issuer could satisfy the provisions of clause (2) of the first paragraph of this covenant; and

     (5) the Issuer shall have delivered to the Trustee an officers' certificate and opinion of counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

LIMITATIONS ON LINES OF BUSINESS

     The Issuer and the Guarantors shall not, and shall not permit any of their respective Restricted Subsidiaries to, engage in any business other than the Resort Business.

MAINTENANCE OF INSURANCE

     The Issuer shall, and shall cause its respective Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, set insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty.

     Customary insurance coverage shall be deemed to include the following:

     (1) workers' compensation insurance to the extent required to comply with the Compact and all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;



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     (2)  comprehensive general liability insurance with minimum limits of $1.0 million;

     (3) umbrella or bumbershoot liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $10.0 million;

     (4) business interruption insurance; PROVIDED that such business interruption insurance will have a minimum limit of at least $50.0 million;

     (5) property insurance protecting the property against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane, and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss (such insurance shall provide coverage of not less than 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements and with a deductible no greater than $100,000 (other than earthquake insurance, for which the deductible may be up to 10% of such replacement value)); and

     (6) all insurance required to be maintained (i) pursuant to the terms of the Compact and (ii) by any Gaming Regulatory Authority.

All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than VII, in each case on the date each such policy is issued to the Issuer or a Restricted Subsidiary, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker.

LIMITATION ON CAGE AND OPERATING CASH

     The Issuer will not, and will not permit any Guarantor to, permit the amount of Cage and Operating Cash held by it at any time to exceed the greater of (a) an amount which is reasonably expected to be required in the ordinary course of conduct of the Issuer's or such Guarantor's Resort Businesses and (b) in the case of a Person engaged in a Gaming business, the amount required by applicable Gaming laws or the rules and regulations of any Gaming Regulatory Authority.

PAYMENTS FOR CONSENT

     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of any Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Exchange Notes, a Guarantee or any of the Collateral Documents, unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the Commission, so long as any Exchange Notes are outstanding, the Issuer will furnish to the holders of Exchange Notes and the Trustee within 15 days after the end of the time periods specified in the Commission's rules and regulations for filings of current, quarterly and annual reports:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer's independent public accountants; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.



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     The Issuer will distribute such information and such reports to the holders of the Exchange Notes electronically as specified in the Indenture.

     In addition, in the event that the Issuer consummates an Exchange Offer, whether or not required by the rules and regulations of the Commission, the Issuer will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     The Issuer shall file with the Trustee and provide to holders of Exchange Notes, within 15 days after it files them with the NIGC, copies of all reports which the Issuer or a Guarantor is required to file with the NIGC pursuant to 25 C.F.R. Part 514.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default with respect to the Exchange
Notes:

     (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

     (2) default in payment when due of the principal of or premium, if any, on such Exchange Notes;

     (3) failure by (i) the Issuer to comply with the provisions described under "-- Repurchase at the Option of Holders" or (ii) the Issuer or any Guarantor to comply with the provisions described under "Certain Covenants -- Merger, Consolidation or Sale of Assets";

     (4) failure by the Issuer or any of the Restricted Subsidiaries to comply for (i) 30 days after notice with the provisions described under "-- Certain Covenants -- Restricted Payments" or "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" or (ii) 60 days after notice with any of the other agreements in the Indenture or the Notes (other than a default set forth in clause (1), (2), (3) or (4)(i) above);

     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if that default:

          (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

          (b) results in the acceleration of such Indebtedness prior to its express maturity;

          and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (6) failure by the Issuer or any of the Restricted Subsidiaries to pay final judgments in amounts not covered by insurance or not adequately reserved for in accordance with GAAP aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed (by reason of pending appeal or otherwise) for a period of 60 days;



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     (7)  certain events of bankruptcy or insolvency with respect to the Issuer or any of the Restricted Subsidiaries;

     (8) any of the Collateral Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Issuer or a Guarantor shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

     (9) revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the cessation or suspension of Gaming operations for a period of more than 90 consecutive days at the Resort Property;

     (10) any representation or warranty made by the Issuer or a Guarantor in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by the Issuer or a Guarantor at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

     (11) any breach of any agreement in the Collateral Documents and the expiration of any applicable grace period set forth therein or the repudiation by the Issuer or any Guarantor of any of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Issuer or any Guarantor for any reason;

     (12) cessation of any material gaming operations for a period of more than 90 consecutive days at the Resort Property (other than as a result of a casualty loss) or at any time the Compact ceases to be in full force and effect;

     (13) failure by the Tribe to comply with the provisions described under "-- Certain Covenants -- Covenants of the Tribe" for 60 days after notice to comply; and

     (14) failure by the Tribe to be a sovereign Indian tribe recognized by the United States of America pursuant to 25 U.S.C. 476, ET SEQ.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of such Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, a Trustee or the holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable immediately.

     Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Issuer will be required to deliver to each Trustee annually a statement regarding compliance with the Indenture, and the Issuer will be required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND OWNERS

     No director, officer, officeholder, employee, agent, representative or member of the Issuer, a Guarantor or the Tribe or holder of an Ownership Interest of the Issuer, as such, shall have any liability for any obligations of the



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Issuer, a Guarantor or the Tribe under the Exchange Notes, the Indenture, any
Guarantee or any Collateral Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release, however, will not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("LEGAL DEFEASANCE"). This means the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Exchange Notes, except for:

     (1) the rights of holders of outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Exchange Notes when such payments are due from the trust referred to below;

     (2) the Issuer's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

     (4)  the Legal Defeasance provisions of the Indenture.

     In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the Indenture ("COVENANT DEFEASANCE") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, re habilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Exchange Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) the Issuer shall have irrevocably deposited with the Trustee, in trust, for the benefit of the holders of the Exchange Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (or, in the event that such nationally recognized firm of independent public accountants no longer customarily provide this type of opinion, according to a certificate of an officer of the Issuer), to pay the principal of, premium, if any, and interest and Additional Interest on the outstanding Exchange Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

          (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

          (b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;



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     (3)  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the entering into of customary documentation in connection therewith, including agreements granting Liens to secure such Indebtedness) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of or constitute a default under any material agreement or instrument (other than the Indenture and other than breaches, violations or defaults arising solely out of Defaults and Events of Default described in the parenthetical in clause (4) of this paragraph) to which the Issuer or any of the Restricted Subsidiaries is a party or by which the Issuer or any of the Restricted Subsidiaries is bound;

     (6) the Issuer must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (7) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Exchange Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

     (8) the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, together stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in this section, the Issuer, the Guarantors, the Tribe and the Trustee may amend or supplement the Exchange Notes, any Guarantee, the Indenture or the Collateral Documents with the consent of the holders of at least a majority of the aggregate outstanding principal amount of the Exchange Notes; PROVIDED that without the consent of each holder affected, an amendment or waiver (with respect to any Exchange Notes held by a non-consenting holder) may not:

     (1) reduce the principal amount of Exchange Notes whose holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Exchange Notes (other than provisions relating to the covenants described above under the heading "-- Repurchase at the Option of Holders");

     (3) reduce the rate of or change the time for payment of interest on any Exchange Note;

     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the holders of at least a majority in aggregate principal amount of the Exchange Notes and a waiver of the payment default that resulted from such acceleration);

     (5) make any Exchange Note payable in money other than that stated in the Exchange Notes;



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     (6)  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Exchange Notes to receive payments of principal of or premium, if any, or interest on the Exchange Notes;

     (7) waive a redemption payment with respect to any Exchange Note (other than a payment required by the covenants described above under the heading "-- Repurchase at the Option of Holders");

     (8) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture;

     (9) release all or substantially all of the Collateral from the Lien of the Indenture of the Collateral Documents (except in accordance with the provisions thereof); or

     (10) make any change in the preceding amendment and waiver provisions.

     Without the consent of holders of at least 66 2/3% of the aggregate outstanding principal amount of the Exchange Notes, the Issuer may not amend, alter or waive the provisions set forth in the sections entitled "-- Repurchase at the Option of Holders" and any amendment to, or waiver of, the provisions of the Indenture relating to the Collateral Documents that adversely affects the rights of the holders of the Exchange Notes.

     Notwithstanding the foregoing, without the consent of any holder of Exchange Notes, and provided that any required governmental approval to ensure the enforceability of the Exchange Notes and the Indenture, including that of the NIGC or the BIA, is obtained, the Issuer, the Guarantors, the Tribe and the Trustee may amend or supplement the Indenture or the Exchange Notes to:

     (1)  cure any ambiguity, defect or inconsistency;

     (2) provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes;

     (3)  provide for the issuance of additional Notes;

     (4) make any change that would provide any additional rights or benefits to the holders of Exchange Notes or that does not adversely affect the legal rights under the Indenture, the Exchange Notes, the Guarantees and the Collateral Documents of any such holder;

     (5) comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

     (6)  to enter into additional or supplemental Collateral Documents; or

     (7) allow any Subsidiary to execute a supplemental indenture relating to a Guarantee and a Guarantee itself.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of the Issuer or a Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of their rights or powers under the Indenture at the request of any holder of Exchange Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.



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GOVERNING LAW

     The Indenture, the Exchange Notes, the Guarantee, and the Collateral Documents will be, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

WAIVER OF SOVEREIGN IMMUNITY; JURISDICTION AND CONSENT TO SERVICE OF PROCESS

     None of the Tribe, the Issuer or the Guarantors (each a "TRIBAL PARTY") will consent to the entry, enforcement, levy or other execution of any judgment for money or other damages against any of their assets, real or personal, other than Collateral, except that each Tribal Party has agreed to expressly and irrevocably waive its sovereign immunity (and any defense based thereon) from unconsented suit, arbitration or other legal proceedings as authorized in the Indenture, any Collateral Document, the Registration Rights Agreement or any other document or agreement entered into in connection therewith (collectively, the "TRANSACTION DOCUMENTS"), PROVIDED that such waiver will be expressly limited to actions against such Tribal Party to (i) interpret or enforce the provisions of the Transaction Documents and (ii) enforce and execute any order, judgment or ruling resulting therefrom against the assets and revenues of such Tribal Party.

     Each of the Issuer, the Guarantors, the Tribe and the Trustee will agree to irrevocably and unconditionally submit, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, County of New York, and any appellate court from which any appeals therefrom are available, in any action or proceeding arising out of or relating to any Transaction Document, or for recognition or enforcement of any judgment, and each of the Issuer, the Guarantors, the Tribe and the Trustee will irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties to the Transaction Documents have agreed that a final judgment in any such action or proceeding may be enforced by any court of competent jurisdiction.

     Each of the parties to the Transaction Documents will agree to irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Transaction Document in any state court referred to above. Each of the parties to the Transaction Documents will agree to irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Each of the parties to the Transaction Documents will agree to irrevocably consent to service of process in the manner provided for notices in each Transaction Document. Nothing in any Transaction Document will affect the right of any party thereto to serve process in any other manner permitted by law.

     For the purposes of the Transaction Documents, each of the parties thereto will agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Notwithstanding any of the foregoing, nothing in the Transaction Documents will limit the ability of any party to a Transaction Document to move to compel arbitration and/or move to stay or dismiss a lawsuit in favor of arbitration.

ARBITRATION

     Notwithstanding the irrevocable submission to the exclusive jurisdiction of the courts of the State of New York by each of the parties to the Transaction Documents, each such party will irrevocably and unconditionally agree that any party to the Transaction Documents may (i) submit any controversy, claim, suit or other action between or among the parties thereto arising out of or relating to the Transaction Documents, or the enforcement of rights thereunder or (ii) remove any such action brought by any other party in any forum other than an arbitration contemplated hereby and submit such action to be determined by binding arbitration. Any such arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association ("AAA"). Any



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controversy concerning whether an issue is arbitrable shall be determined by the arbitrators in accordance with the AAA Commercial Rules. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy will not constitute a waiver of the right of any party to the Transaction Documents to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. Any arbitration undertaken pursuant to a Transaction Document will take place in the City of New York, County of New York. For the avoidance of doubt, each Tribal Party will expressly and irrevocably agree to waive its sovereign immunity (and any defense based thereon) from unconsented suit, arbitration or other legal proceedings to permit to be brought pursuant to the Transaction Documents.

AGENT FOR SERVICE

     In connection with its execution and delivery of the Transaction Documents and for the purpose thereof, each of the Issuer, the Guarantors and the Tribe will (i) acknowledge that it has, or agrees that by the date of the Indenture it shall have, by separate written instrument, irrevocably designated and appointed CT Corporation System ("CT") (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Transaction Documents and acknowledges that CT has accepted such designation and (ii) agree that service of process upon CT and written notices of said service to such party in accordance with the terms of the applicable Transaction Document shall be deemed effective service of process upon such party in any such suit or proceeding. As expressly contemplated by the preceding sentence, each of the Issuer, the Guarantors and the Tribe will further agree to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT in full force and effect so long as any of the Obligations under the Indenture, the Exchange Notes or the Guarantees shall be outstanding; PROVIDED, HOWEVER, that such Tribal Party may, by written notice to the Trustee, designate such additional or alternative agent for service of process under the Transaction Documents (other than the Registration Rights Agreement in which such notice shall be given to each party thereto) that (i) maintains an office located in the City of New York, County of New York in the State of New York and
(ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the City of New York, County of New York, State of New York.

     Nothing in any Transaction Document shall affect the right of any party thereto to serve legal process upon the Issuer, a Guarantor or the Tribe in any other manner permitted by law.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture, Registration Rights Agreement and Collateral Documents without charge by writing to the Issuer at P.O. Box 269, Mescalero, New Mexico 88340, attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, Exchange Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     Exchange Notes initially will be represented by one or more Exchange Notes in registered, global form without interest coupons (collectively, the " GLOBAL NOTES"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below,


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owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

     Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

     Initially, the Trustee will act as Paying Agent and Exchange Agent. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Exchange Agent.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or its participants directly to discuss these matters.

     DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "PARTICIPANTS") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "INDIRECT PARTICIPANTS"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Issuer that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and premium, if any, Additional Interest, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's


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records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "-- Same Day Settlement and Payment."

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

     DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange the Global Notes for legended Exchange Notes in certificated form, and to distribute such Exchange Notes to its Participants.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive Exchange Notes in registered certificated form ("CERTIFICATED NOTES") if (i) DTC (x) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Exchange Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

SAME DAY SETTLEMENT AND PAYMENT

     If a holder of Exchange Notes has given wire transfer instructions to the Issuer, the Issuer will make all payments (including principal, premium, interest and Additional Interest, if any) on such holder's Exchange Notes in accordance with those instructions. The Indenture will require that all other payments in respect of the Exchange Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Exchange Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in



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such Exchange Notes will, therefore, be required by the depositary to be settled in immediately available funds. The Issuer expects that secondary trading in any certificated Exchange Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for all of such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "ACCOUNTS SECURITY AGREEMENT" means the Accounts Security Agreement dated as of the date of the Indenture among the Issuer, the Guarantors and the Trustee as in effect on the date of the Indenture or as amended in accordance with the section entitled "Amendment, Supplement and Waiver."

     "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person,

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "ADDITIONAL INTEREST" means additional interest on the Notes payable pursuant to the terms of the Registration Rights Agreement.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "ASSET SALE" means

     (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business; and

     (2) the issuance by the Issuer or any of the Restricted Subsidiaries of any of their Equity Interests or the sale by the Issuer or any of the Subsidiaries of any Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, the following items shall be deemed to not be Asset Sales:

     (A) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

     (B) a disposition of assets between or among the Issuer and/or the Restricted Subsidiaries;

     (C) an issuance or sale of Equity Interests to the Issuer or any of the Restricted Subsidiaries;

     (D) a Restricted Payment or Investment that is not prohibited by the covenant described above under the heading "-- Certain Covenants -- Restricted Payments";

     (E) the disposition of inventory, receivables or other assets in the ordinary course of business;

     (F) dispositions of gaming equipment and hotel furniture, fixtures and equipment in the ordinary course of business pursuant to established programs for the maintenance and upgrading of such assets;



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     (G)  dispositions of property that has become worn out, obsolete or damaged or otherwise unsuitable for use;

     (H) the disposition of cash or Cash Equivalents in the ordinary course of business;

     (I)  the creation of a Permitted Lien and any foreclosure thereon;

     (J)  an Event of Loss;

     (K)  any operating lease or sublease in the ordinary course of business;
          and

     (L) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business.

     "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended (or may, at the option of the lessor, be extended). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "BIA" means the Bureau of Indian Affairs.

     "BUSINESS DAY" means each day that is not a Legal Holiday.

     "CA TRAVEL CENTER" means the casino and travel center located adjacent to U.S. Highway 70 and developed and built as part of the Project, as more generally described in this Prospectus.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH COLLATERAL AND DISBURSEMENT AGREEMENT" means the Cash Collateral and Disbursement Agreement, dated as of the date of the Indenture, among the Issuer, the Guarantors, the Trustee, the Tribe, the Independent Construction Consultant and the Disbursement Agent, as in effect on the date of the Indenture or as amended in accordance with the section entitled "-- Amendment, Supplement and Waiver."

     "CASH EQUIVALENTS" means

     (1)  United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;



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     (3)  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case with any domestic commercial bank (A) having capital and surplus in excess of $500.0 million and a Thomson BankWatch Rating of "B" or better or (B) located within 50 miles from the Resort Property, PROVIDED that the aggregate amount of all such certificates, time deposits, bankers' acceptances, overnight deposits and demand deposits at any one time outstanding under this clause (B) shall not exceed $7.5 million;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within 270 days after the date of acquisition; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) to (5) of this definition.

     "CASINO APACHE" means Casino Apache, an unincorporated enterprise of the Tribe.

     "CASINO APACHE TRAVEL CENTER" means Casino Apache Travel Center, an unincorporated enterprise of the Tribe.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

     (1) the Issuer or any Principal Guarantor ceases to be a wholly-owned direct or indirect enterprise, unit, instrumentality or subdivision of the government of the Tribe;

     (2) the Issuer and the Principal Guarantors cease to have the exclusive legal right to conduct the Gaming operations of the Tribe (other than pursuant to a consulting or management agreement permitted under the Indenture);

     (3) the Issuer or any Principal Guarantor sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its assets to, or consolidates or merges with or into any other Person, other than the Issuer, a Principal Guarantor or any other wholly-owned direct or indirect enterprise, unit, instrumentality or subdivision of the government of the Tribe that becomes a Principal Guarantor; or

     (4) the adoption of a plan relating to the liquidation or dissolution of the Issuer or a Principal Guarantor unless such plan provides for the assets of the Issuer or such Principal Guarantor to be transferred to the Issuer or a Wholly Owned Restricted Subsidiary that is a Guarantor.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" means, collectively, all of the property and assets described in the first paragraph under "-- Security Interest," and all other "collateral" referred to in the Collateral Documents.

   "COLLATERAL DOCUMENTS" means, collectively, the Accounts Security Agreement, the Cash Collateral and Disbursement Agreement, each Deposit Account Control Agreement executed pursuant to the Cash Collateral and Disbursement Agreement, all UCC filings related to the security interests granted by any of the foregoing documents and all other pledge agreements, collateral assignments, security agreements and other documents or instruments evidencing, creating or providing for a Lien as security for any of the Obligations of the Issuer and the Guarantors under the Indenture, the Notes, the Guarantees or any of the foregoing documents, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

     "COMMISSION" means the Securities and Exchange Commission.


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     "COMPACT" means the Tribal-State Compact for Regulation of Class III Gaming
on the Tribe's Reservation in Mescalero, New Mexico, dated August 29, 1997, entered into between the Tribe and the State of New Mexico pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 ET SEQ. as the same may, from time to time, be amended, or such other Compact as may be substituted therefor.

     "COMPACT DISPUTE" means the dispute, as described in the Prospectus, between the Tribe and the State of New Mexico relating to, among other things, payments required to be made pursuant to the terms of the Compact and the revenue sharing agreement entered into in connection therewith.

     "COMPACT DISPUTE RESOLUTION" means a full and unconditional compromise, settlement, adjudication, arbitrators' decision or other resolution of the Compact Dispute.

     "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period PLUS:

     (1) any provision for taxes based on the income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; PLUS

     (2) any provision for amounts in excess of 8% of "net win" from gaming machines and $100,000 per year accrued for revenue sharing and regulatory fee payments, respectively, under the Compact and the revenue sharing agreement entered into in connection therewith, to the extent that such provision for accrued revenue sharing and regulatory fee payments was included in computing such Consolidated Net Income; PLUS

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

     (4) depreciation, amortization (including amortization of goodwill and other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash charges associated with equity option plans and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS

     (5) to the extent not included in computing such Consolidated Net Income, any revenues received or accrued by such Person or any of its Restricted Subsidiaries from any Person (other than such Person or any of its Restricted Subsidiaries) in respect of any Investment for such period, MINUS

     (6) without duplication, non-cash items increasing such Consolidated Net Income for such period other than (i) the accrual of revenue and (ii) reversal of an accrual after the date of the Indenture that reduced Consolidated Cash Flow, in each case in the ordinary course of business, all determined on a consolidated basis and in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such



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Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "CONSOLIDATED LEVERAGE RATIO" means, with respect to any specified Person for any period, the ratio of (a) the sum of (x) the aggregate amount of Indebtedness (other than Indebtedness constituting Hedging Obligations that relate to other Indebtedness included in the calculation of Consolidated Leverage Ratio, PROVIDED that such Hedging Obligations were incurred in compliance with clause (3) of the second paragraph under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock") of such Person and its Restricted Subsidiaries PLUS (y) the repurchase price or liquidation preference of any Disqualified Stock of such Person and any preferred stock of any Restricted Subsidiary of such Person, in each case on a consolidated basis outstanding as of the date of such calculation (the "CALCULATION DATE") to (b) the Consolidated Cash Flow of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such calculation.

     In addition, for purposes of calculating the Consolidated Leverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

     (3) any Compact Dispute Resolution or any change in the rate of expense accrual for revenue sharing amounts and regulatory fees payable under the Compact and the revenue sharing agreement entered into in connection therewith, shall be given pro forma effect as if such event had occurred on the first day of the four-quarter reference period (and without taking into account payments or accruals for periods prior to such reference period).

     "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

     (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (4) the cumulative effect of a change in accounting principles shall be excluded;

     (5) the non-cash effect on Net Income for that period of any change in the fair market value of Hedging Obligations of such Person or any of its Restricted Subsidiaries will be excluded; and

     (6) the non-cash effect on Net Income related to the accrual of revenue sharing and regulatory fee payments under the Compact and the revenue sharing agreement entered into in connection therewith in an amount in excess of 8% of "net win" from gaming machines and $100,000 per year, respectively, will be excluded.

     "CONSTRUCTION DISBURSEMENT ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "CONSTRUCTION RESERVE ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "CREDIT FACILITIES" means, with respect to the Issuer or any Guarantor, one or more debt facilities, commercial paper facilities or other types of financings with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; PROVIDED, that the foregoing shall not be permitted to include any Debt Securities.

     "DEBT SECURITIES" means any debt securities issued in a public offering or in a private placement to institutional accredited investors (as defined in Rule 501 of the Securities Act) or pursuant to Rule 144A or Regulation S under the Securities Act.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DEPOSIT ACCOUNT" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "DEPOSIT ACCOUNT CONTROL AGREEMENT" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "DESIGN BUILD CONTRACT" means the second amended design build construction contract, dated September 6, 2003, between the Issuer and Centex/WorthGroup, LLC relating to the construction of IMG Resort & Casino.

     "DISBURSED FUNDS ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "DISBURSEMENT AGENT" means U.S. Bank National Association or the then acting Disbursement Agent under the Cash Collateral and Disbursement Agreement.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer or a Guarantor to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer or a Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "EMPLOYEE COST ALLOCATION AGREEMENT" means the employee cost allocation agreement, dated November 3, 2003, by and among the Tribe, the Issuer and the Guarantors pursuant to which the Issuer and the Guarantors have agreed to reimburse the Tribe for certain pension and benefit-related expenses incurred by the Tribe in connection with the Issuer's and the Guarantors' employees.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

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     "EVENT OF LOSS" means, with respect to any asset, any (1) loss, destruction or damage of such asset, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such asset, or confiscation of such asset or the requisition of the use of such asset or (3) settlement in lieu of clause (2) above.

     "EXCHANGE NOTES" means the Issuer's 12% Senior Notes due 2010 issued pursuant to the Registration Rights Agreement.

     "EXISTING INDEBTEDNESS" means up to $3.0 million in aggregate original principal amount of Indebtedness of the Issuer and the Guarantors in existence on the date of the Indenture, until such amounts are repaid.

     "FULLY FUNDED" means, as of any date, the aggregate amount of cash and Cash Equivalents in the Construction Disbursement Account is equal to or greater than the aggregate of all amounts then remaining unpaid under the Project Budget as of such date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board ("FASB") and regulations, bulletins and interpretations of the Commission or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the date of the Indenture.

     "GAMING" means any and all activities defined as Class II or Class III gaming under IGRA or any other gaming activity authorized under the Compact.

     "GAMING LICENSE" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Issuer, a Guarantor or the Tribe including, without limitation, all such licenses granted under the Tribal Gaming Ordinance, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

     "GAMING REGULATORY AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the NIGC and the BIA, or any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuer, a Guarantor or the Tribe.

     "GOVERNMENT SECURITIES" means securities that are:

     (1) direct obligations of the United States of America, the timely payment of which its full faith and credit is pledged; or

     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "GOVERNMENT SERVICE PAYMENTS" means payments, other than Permitted Tax Payments and payments made pursuant to the Shared Services Agreement and the Employee Cost Allocation Agreement, to the Tribe by the Issuer or any of the Restricted Subsidiaries in an aggregate amount not to exceed $8.0 million per year to fund the

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operations of the Tribal government and Tribal services provided to the Issuer or any of the Restricted Subsidiaries and to be used by the Tribe to make distributions to Tribal members.

     "GUARANTEE" means the joint and several guarantee by the Guarantors of the Issuer's obligations under the Notes and the Indenture, in substantially the form of such Guarantee attached to the Indenture, in each case unless and until such Guarantor is released from its obligations under its Guarantee pursuant to the terms of the Indenture.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "GUARANTOR" means each of Casino Apache, Casino Apache Travel Center, Inn of the Mountain Gods, Ski Apache, and any other entity that becomes a guarantor of the Notes pursuant to the terms of the "Guarantees" covenant.

     "HARD COSTS" means the costs and expenses outstanding under the Design Build Contract.

     "HEDGING OBLIGATIONS" means, with respect to any Person,

     (1) the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) the obligations of such Person under other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "IGRA" means the Indian Gaming Regulatory Act of 1988, PL 100-497, U.S.C. 2701 ET SEQ., as the same may, from time to time, be amended.

     "IMG RESORT & CASINO" means the multi-amenity resort hotel, conference center, spa, restaurant and retail facility which will house Casino Apache, to be located on the site of the former Inn of the Mountain Gods hotel complex, as more generally described in this Prospectus.

     "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of

     (1)  borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3)  banker's acceptances;

     (4)  Capital Lease Obligations;

     (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

     (6)  any Hedging Obligations; and

     (7) to the extent not otherwise included, the guarantee by any Person of indebtedness of any other Person (in an amount equal to the lesser of the amount of such guarantee and such Indebtedness),

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, in an

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amount equal to the lesser of the amount of such Indebtedness and the market value of the assets subject to such Lien (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person (in an amount equal to the lesser of the amount of such guarantee and such Indebtedness).

     The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount.

     "INDEPENDENT CONSTRUCTION CONSULTANT" means Professional Associates Construction Services, Inc. and its successors or replacements as provided in the Cash Collateral and Disbursement Agreement.

     "INN OF THE MOUNTAIN GODS" means the Inn of the Mountain Gods, an unincorporated enterprise of the Tribe.

     "INTEREST RESERVE ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer designates a Restricted Subsidiary to be an Unrestricted Subsidiary pursuant to the provisions of the Indenture, then the Issuer will be deemed to have made an Investment as provided in the covenant described under "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries."

     The acquisition of a Person that holds an Investment or Investments in any third Person(s) in an aggregate amount in excess of 10% of the total assets of such Person will be deemed to be an Investment in that third Person in an amount equal to the fair market value of the Investment held by the acquired Person in that third Person in an amount determined as provided in the final paragraph of the covenant described under "Certain Covenants -- Restricted Payments."

     "KEY PROJECT ASSETS" means

     (1) any real property or interest in real property comprising the Resort Property held in trust for the Tribe by the United States,

     (2) any improvements (including, without limitation, the Resort Property) to the real property comprising the Resort Property (but excluding any obsolete personal property or real property improvements determined by the Issuer to be no longer useful to the operations of the Resort Property), and

     (3) any material business records relating to the operation of the Resort Property.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "MANAGEMENT BOARD" means the Management Board of the Issuer or any authorized committee of the Management Board of the Issuer, as applicable.



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     "MINIMUM FACILITIES" means a hotel and casino resort facility which has in operation a gaming space featuring at least 900 slot machines and 30 table games, a hotel with at least 180 rooms, at least three restaurants, including a fine dining/casual restaurant, a buffet and a coffee snack bar, and a parking area for at least 1,900 vehicles.

     "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however,

     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (A) any asset sale not in the ordinary course of business (including, without limitation, dispositions pursuant to sale leaseback transactions) or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss; PROVIDED that, for purposes of the covenant described under "Certain Covenants -- Restricted Payments," (A) any expense accrual for revenue sharing amounts and regulatory fees payable under the Compact and the revenue sharing agreement entered into in connection therewith related to periods prior to the Project Completion Date, and any gains as a result of any reversals of such expense accruals, shall be excluded from Net Income and (B) any expense accrual for revenue sharing amounts and regulatory fees payable under the Compact and the revenue sharing agreement entered into in connection therewith related to periods after the Project Completion Date, and any gains as a result of any reversals of such expense accruals, shall be included in Net Income.

     "NET LOSS PROCEEDS" means the aggregate cash proceeds received by the Issuer or a Restricted Subsidiary in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation award or damages awarded by any judgment, net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions), and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were subject of such Event of Loss.

     "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale including, without limitation, legal, accounting and investment banking fees, sales commissions and any relocation expenses incurred as a result thereof, and taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets or in respect of retained liabilities established in accordance with GAAP.

     "NIGC" means the National Indian Gaming Commission.

     "NON-RECOURSE DEBT" means Indebtedness

     (1) as to which neither the Issuer nor any of its Restricted Subsidiaries, except to the extent of any Investment permitted under the covenant described under the heading "Certain Covenants -- Restricted Payments," (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and



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     (3)  as to which Indebtedness the lenders thereunder will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

     "NOTES" means the Issuer's 12% Senior Notes due 2010, including any additional notes issued after the date of the Indenture.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OPERATING ACCOUNTS" means each of the operating accounts (other than Payroll Accounts and Fiduciary Accounts) to be maintained by the Issuer and the Guarantors and pledged to the Trustee pursuant to the terms of the Accounts Security Agreement and into which the Issuer and the Guarantors shall deposit all cash flows generated by their businesses (other than Cage and Operating
Cash).

     "OWNERSHIP INTEREST" means, with respect to any Person, Capital Stock of such Person or any interest which carries the right to elect or appoint any members of the Management Board or the board of directors or other executive office of such Person.

     "PERMITTED ASSET SWAP" means the exchange by the Issuer or any of its Restricted Subsidiaries of any assets for other assets from a Person; PROVIDED that the assets received in such exchange are believed by the Issuer in good faith to be of substantially equivalent value and substantially all of which are either (i) long term assets that are used or useful in the Resort Business, (ii) cash or (iii) any combination of the foregoing clauses (i) and (ii).

     "PERMITTED INVESTMENTS" means

     (1)  any Investment in the Issuer or in any of its Restricted Subsidiaries;

     (2)  any Investment in cash or Cash Equivalents;

     (3) any Investment by the Issuer or any of the Restricted Subsidiaries in a Person, if as a result of such investment such Person (a) becomes a Restricted Subsidiary of the Issuer, or (b) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any of its Restricted Subsidiaries;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the heading "-- Repurchase at the Option of Holders -- Asset Sales";

     (5) after the Project Completion Date, Investments in Persons engaged in the Resort Business having an aggregate fair market value (as determined in good faith by the Management Board and measured as of the date of such Investment, without giving effect to any subsequent increases or decreases in value) not to exceed $5.0 million at any one time outstanding;

     (6) accounts and notes receivable if created or acquired in the ordinary course of business and which are payable or dischargeable in accordance with customary trade terms;

     (7) Investments related to Hedging Obligations, so long as such Hedging Obligations are not used for speculative purposes;

     (8) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utilities and workers' compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

     (9) Investments received in settlement of debts owing to the Issuer, any Guarantor or any Restricted Subsidiary or in satisfaction of judgments or in connection with, or as a result of, a bankruptcy or other reorganization; and



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     (10) advances to officers, directors and employees of the Issuer, any
          Guarantor or any Restricted Subsidiary for travel, entertainment or relocation expenses and payroll advances, in each case in the ordinary course of business in an aggregate amount not to exceed $500,000 at any one time outstanding.

     "PERMITTED LIENS" means

     (1) Liens in favor of the Trustee created pursuant to the Indenture and the Collateral Documents;

     (2) Liens in favor of the Issuer or any of its Restricted Subsidiaries, PROVIDED, that such Liens shall be subordinate to the Liens of the Collateral Documents;

     (3) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (including, without limitation, pledges or deposits made in connection with obligatory workers' compensation laws, unemployment insurance or similar laws) incurred in the ordinary course of business;

     (4) Liens securing Indebtedness of the Issuer and the Guarantors incurred after the date of the Indenture in an aggregate amount at any one time outstanding not to exceed $15.0 million;

     (5)  Liens existing on the date of the Indenture;

     (6) Liens arising as a result of survey exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

     (7) Liens arising by operation of law or contract in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

     (8) Liens incurred as a result of any interest or title of a lessor or lessee under any operating lease of property;

     (9) Liens on property existing at the time of acquisition thereof by the Issuer or any of its Restricted Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

     (10) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any Restricted Subsidiary or such Person is designated to be a Restricted Subsidiary; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition, merger, consolidation or designation and do not extend to any assets other than those of the Person acquiring such property or merged into or consolidated with the Issuer or such Restricted Subsidiary, or so designated;

     (11) Liens for taxes, assessments or governmental charges, claims or rights that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED, HOWEVER, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (12) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default;

     (13) Liens securing Hedging Obligations;

     (14) Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be



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          incurred under the Indenture, provided, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

     (15) set-off, chargeback and other rights of depositary and collection banks and other regulated financial institutions with respect to money or instruments of the Issuer or any Restricted Subsidiary on deposit with or in the possession of such institutions;

     (16) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under "Certain Covenants -- Restricted Payments"; and

     (17) extensions, renewals or refunding of any Liens referred to in clauses
          (1) through (16) above, PROVIDED that the renewal, extension or refunding is limited to all or part of the assets or property securing the original Lien;

PROVIDED, HOWEVER, that no such Liens (other than pursuant to clauses (1) and (11) above) shall be permitted to exist, directly or indirectly, on any Pledged Account or the cash and Cash Equivalents deposited therein.

     In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund ("REFINANCE") other Indebtedness of the Issuer or any of its Restricted Subsidiaries (each, "OLD INDEBTEDNESS"); PROVIDED that

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the applicable Old Indebtedness (plus the amount of prepayment premiums and reasonable expenses incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the applicable Old Indebtedness;

     (3) if the applicable Old Indebtedness is subordinated in right of payment to the Notes or any Guarantee, the Permitted Refinancing Indebtedness has a final maturity date either (i) later than the final maturity date of the applicable Old Indebtedness or (ii) at least one year after the maturity date of the Notes, and is subordinated in right of payment to the Notes or the Guarantee, as the case may be, on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the applicable Old Indebtedness; and

     (4) such Indebtedness is incurred by the Issuer or any Restricted Subsidiary which is the obligor on the applicable Old Indebtedness.

     "PERMITTED TAX PAYMENTS" means all taxes and other payment obligations, including, but not limited to, Tribal gross receipts taxes, gas taxes and school assessments.

     "PLANS" means the Final Plans (as defined in the Cash Collateral and Disbursement Agreement).

     "PLEDGED ACCOUNTS" means the Interest Reserve Account, the Construction Disbursement Account, the Construction Reserve Account, the Retainage Account, the Disbursed Funds Account and the Operating Accounts.

     "PRINCIPAL GUARANTOR" means any Guarantor that owns, runs, operates or otherwise controls any Key Project Assets or Gaming Licenses.



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


     "PROJECT" means the project to design, develop, construct, equip and operate the CA Travel Center and the IMG Resort & Casino as more fully described in this Prospectus.

     "PROJECT BUDGET" means the line item construction and contingency budget for the Project, a copy of which is attached to the Cash Collateral and Disbursement Agreement as ANNEX 1.

     "PROJECT COMPLETION DATE" means the first date after the Disbursement Agent receives an officer's certificate from the Issuer and the Independent Construction Consultant confirming that (1) IMG Resort & Casino has received a certificate of occupancy and the Minimum Facilities have been operating uninterrupted for at least 30 days prior to the date of such certification, (2) all amounts required to be paid to the contractors in connection with the Project have been paid or provided for and (3) there are no Liens, other than Permitted Liens, filed against the Resort Property, the Issuer, Inn of the Mountain Gods, Casino Apache or IMG Resort & Casino.

     "PURCHASE MONEY OBLIGATIONS" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed for the purpose of financing all or part of the purchase price or cost of construction or improvement of furniture, fixtures, equipment or other assets used or useful in the business of such Person.

     "QUALIFYING SUBORDINATED INDEBTEDNESS" means Subordinated Indebtedness of the Issuer or a Guarantor as to which (1) the payment of principal, interest and premium, if any, on such Indebtedness is expressly subordinated in right of payment to the Notes or the Guarantees, as applicable, (2) the maturity date of such Indebtedness occurs after 91 days following the stated maturity date of the Notes, and (3) the holder thereof is not entitled to receive any payments on such Indebtedness (other than payments in kind) until all of the Issuer's and the Guarantor's Obligations under the Indenture, the Notes and the Guarantees shall have been paid in full.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of the Indenture, among the Issuer, the Guarantors and the Initial Purchaser.

     "RESORT BUSINESS" means the Gaming, lodging, skiing, golf, hunting, recreational, retail, food and beverage and other resort businesses or activities that are reasonably related to or a reasonable expansion, extension or development of the business operated or to be operated by the Issuer and the Guarantors during the term of the Notes or ancillary thereto, including but not limited to any other hotel, entertainment, recreation or other activity or business designed to promote, market, support, develop, construct or enhance the Gaming and resort businesses operated by the Issuer or the Guarantors.

     "RESORT PROPERTY" means the multi-amenity gaming and entertainment resort (including, but not limited to, Casino Apache, the CA Travel Center and the Ski Apache ski area) operated by the Issuer and the Guarantors and located in and around Mescalero, New Mexico and the hotel, convention center, spa, restaurants, retail facilities and other improvements proposed to be constructed, and all other property and facilities associated therewith, as described in this Prospectus but excluding (i) any obsolete personal property or real property improvement determined by the Issuer to be no longer useful or necessary to the operations or support of the Resort Business and (ii) any equipment leased from a third party in the ordinary course of business.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "RETAINAGE ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral and Disbursement Agreement.

     "SHARED SERVICES AGREEMENT" means the shared services agreement to be entered into in connection with the issuance of the Notes by and among the Tribe, the Issuer and the Guarantors pursuant to which the Issuer and the Guarantors have agreed to reimburse the Tribe for the cost of certain services provided by the Tribe to the Issuer and the Guarantors in connection with the operation of their businesses.



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


     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

     "SKI APACHE" means Ski Apache, an unincorporated enterprise of the Tribe.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid including as a result of any mandatory sinking fund payment or mandatory redemption in the documentation governing such Indebtedness in effect on the date hereof or, if such Indebtedness is incurred after the date of the Indenture, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBORDINATED INDEBTEDNESS" means any Indebtedness which by its terms is expressly subordinate in right of payment in any respect to the payment of any obligation on the Notes or the Guarantee of any Guarantor.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of the shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "TRIBAL COUNCIL" means the Tribe's elected council which exercises all the legislative and executive powers of the Tribe.

     "TRIBAL GAMING ORDINANCE" means all ordinances and any amendments thereto, and all related or implementing ordinances, including, without limitation, Mescalero Tribal Ordinance 03-08, enacted on August 29, 2003, which are enacted by the Tribe or authorize and regulate gaming on the Mescalero Apache Reservation pursuant to IGRA.

     "TRIBAL TAX CODE" means any sales, use, room occupancy and related excise taxes, including admissions and cabaret taxes and any other tax (other than income tax) that may be imposed by the State of New Mexico that the Tribe may impose on the Issuer or its Restricted Subsidiaries or their respective patrons or operations; PROVIDED, HOWEVER, that the rate and scope of such taxes shall not be more onerous than those imposed by the State of New Mexico.

     "TRIBE" means the Apache Tribe of the Mescalero Reservation, a sovereign tribe recognized by the United States of America pursuant to 25 C.F.R. ss. 83.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated in writing by the Issuer as an Unrestricted Subsidiary, but only to the extent that such Subsidiary

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or any of its Restricted Subsidiaries than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

     (3) except to the extent permitted under the covenant described under "Certain Covenants -- Restricted Payments", is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.


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


     Any such designation by the Management Board shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Management Board's resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the heading "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the heading "-- Incurrence of Indebtedness and Issuance of Disqualified Stock," the Issuer shall be in default of such covenant).

     The Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the heading "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Management Board or board of directors, as the case may be, of such Person.

   "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

     (2)  the then outstanding principal amount of such Indebtedness.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.



                                      115
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                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER; THE REGISTRATION RIGHTS AGREEMENT

When we sold the original notes on November 3, 2003, we entered into a registration rights agreement with the initial purchaser of the original notes. Pursuant to the registration rights agreement, we agreed, at our cost, for the benefit of the holders of the original notes:

     o no later than 210 days after the issue date of the original notes, file registration statement with the SEC with respect to registered offer to exchange the original notes for our new exchange notes having terms substantially identical in all material respects to the original notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

     o use our respective reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than 240 days after the issue date; and

     o use our respective reasonable best efforts to cause the exchange offer to be completed not later than 270 days after the issue date.


Under existing SEC interpretations, we believe the exchange notes will be freely transferable after the exchange offer without further registration, except that participating broker-dealers will be subject to a prospectus delivery requirement with respect to resales of the exchange notes. The SEC has taken the position that participating broker-dealers fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the original notes) by delivering the prospectus and any supplements or amendments thereto contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes. We will use our reasonable best efforts to keep the exchange offer registration statement effective for a period of 240 days after the exchange offer has been consummated in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions. Each holder of original notes (other than certain specified holders) who wishes to exchange the original notes for exchange notes in the exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business, that when the exchange offer commences it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an affiliate of ours.


However, if

     o on or before the date of consummation of the exchange offer, the existing SEC interpretations are changed such that the exchange notes would not be freely transferable in such manner on such date, or

     o the exchange offer has not been completed within 270 days following the date the original notes were issued,

we will, in lieu of (or, in case the exchange offer is not available by any holder of the original notes, in addition to) effecting registration of exchange notes, file as soon as practicable, but no later than 90 days after the time such obligation to file arises, file a registration statement under the Securities Act relating to a shelf registration of the original notes for resale by the holders of those original notes. We will use our best efforts to cause the shelf registration statement to become or declared effective no later than 150 days after such shelf registration statement is filed and to remain effective until two years following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

No holder of original notes shall be allowed to be named as a selling security holder in the shelf registration statement or to use the prospectus contained in the shelf registration statement for resale of original notes



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unless such holder has provided us with a signed Notice and Questionnaire in accordance with the terms of the registration rights agreement.

In the event that we file a shelf registration statement, we will provide to the holder or holders of the applicable original notes copies of the prospectus that is a part of the shelf registration statement, notify such holder or holders when the shelf registration statement for the applicable original notes has become effective and take other actions as are required to permit unrestricted resales of the applicable original notes. A holder of original notes that sells such original notes pursuant to the shelf registration statement generally would be named as a selling security holder in the related prospectus and required to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification obligations).

The registration rights agreement provides in the event that if:

     o we have not filed the exchange offer registration statement within 210 days following the issue date of the original notes (or, if applicable, the shelf registration statement within the time required), or

     o such exchange offer registration Statement has not become effective within 240 days following the issue date of the original notes (or, if applicable, such shelf registration statement has not become effective within 150 days after being filed), or

     o the exchange offer has not been completed within 270 days following the issue date of the original notes (or such other longer period as may be required by applicable law), or

     o any registration statement required by the registration rights agreement is filed and declared effective but thereafter ceases to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective, then we will pay to the holders, as liquidated damages, for the period from the occurrence of the registration default until such time as no registration default is in effect, an amount per annum equal to 0.5% of the aggregate principal amount of exchange notes during the first 90-day period following the occurrence of such registration default, which rate shall increase by an additional 0.5% during each subsequent 90-day period, up to a maximum additional interest rate of 1.0% per year over the interest rates shown on the cover of this prospectus. Liquidated damages shall be paid on interest payment dates to the holders of record for the payment of interest. References in this "The Exchange Offer" to interest on the exchange notes shall mean such interest plus liquidated damages, if any.

This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Except as set forth above, after consummation of the exchange offer, holders of original notes which are subject to the exchange offer shall have no registration or exchange rights under the registration rights agreement.

CONSEQUENCES OF FAILING TO EXCHANGE

Upon consummation of the exchange offer, certain rights under the registration rights agreement, including registration rights and the right to receive the special interest payments, will terminate. Original notes which are not exchanged for exchange notes pursuant to the exchange offer and are not included in a resale prospectus which, if required, will be filed as part of an amendment to the exchange offer registration statement, will remain restricted securities and subject to restrictions on transfer. Accordingly, such original notes may only be resold

     o    to us, upon redemption thereof or otherwise,



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     o    so long as the original notes are eligible for resale pursuant to Rule
          144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A,

     o in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act,

     o    to an institutional accredited investor as defined in Rule 501(a)(1),
          (2), (3) or (7) of Regulation D in a transaction exempt from the registration requirements of the Securities Act,

     o pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder, if available,

     o in reliance on another exemption from the registration requirements of the Securities Act, or

     o    pursuant to an effective registration statement under the Securities
          Act.

In all of the situations discussed above, the resale must be in accordance with any applicable securities laws of any state of the United States.

To the extent original notes are tendered and accepted in the exchange offer, the principal amount of outstanding original notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the original notes could be adversely affected. See "Risk Factors - Risks Related to the Exchange Offer."

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, a copy of which is attached to this prospectus as Annex A, we will accept any and all original notes validly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer. However, original notes may be tendered only in integral multiples of $1,000 principal amount.

The form and terms of the exchange notes are the same as the form and term of the original notes, except that

     o the exchange notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act, and

     o except as otherwise described above, holders of the exchange notes will not be entitled to the rights of the holders of the original notes under the registration rights agreement.

The exchange notes will evidence the same debt as the original notes which they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs all of the original notes and exchange notes.

Solely for reasons of administration and for no other purpose, we have fixed the close of business on _________, 2004, as the record date for the exchange offer for purpose of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a registered holder of original notes or such holder's legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. There will not be a fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer.



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Holders of the original notes do not have any appraisal or dissenters' rights under Delaware law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

We shall be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of the original notes for the purpose of receiving the exchange notes. The exchange notes delivered pursuant to the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of original notes.

If any tendered original notes are not accepted for exchange because of an invalid tender or because of the occurrence of certain other events set forth in this prospectus or otherwise, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the original notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

The term "expiration date" with respect to the exchange offer, shall mean 5:00 p.m., New York City time, on _____, 2004, unless we extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

If we extend the exchange offer, we will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement therefor, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

We reserve the right, in our sole discretion,

     o    to delay accepting any original notes,

     o    to extend the exchange offer,

     o if any of the conditions set forth below under "-- Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer, or

     o    to amend the terms of the exchange offer in any manner.

We may effect any such delay, extension or termination by giving oral or written notice thereof to the Exchange Agent.

Except as specified, any such delay in acceptance, extension, termination or amendment will promptly be followed by a public announcement thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes. The exchange offer will then be extended for a period of five to 10 business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we shall not have an obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.



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PROCEDURES FOR TENDERING ORIGINAL NOTES

If a holder tenders original notes pursuant to any of the procedures set forth below, such tender will constitute the tendering holder's acceptance of the terms and conditions of the exchange offer. Our acceptance for exchange of original notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders of original notes are authorized to tender their original notes. The procedures by which original notes may be tendered by beneficial owners that are not holders will depend on the manner in which the original notes are held. LETTERS OF TRANSMITTAL AND ORIGINAL NOTES SHOULD BE SENT ONLY TO EXCHANGE AGENT AND SHOULD NOT BE SENT TO US.

     o TENDER OF ORIGINAL NOTES IN PHYSICAL FORM. To tender effectively original notes held in physical form pursuant to the exchange offer,

          o a properly completed letter of transmittal applicable to such original notes (or a facsimile thereof) duly executed by the holder thereof, and any other documents required by the letter of transmittal, must be received by the Exchange Agent at its address set forth below, and tendered original notes must be received by the Exchange Agent at such address (or delivery effected through the deposit of original notes into the Exchange Agent's account with DTC and making book-entry delivery as set forth below) on or prior to the expiration date of the exchange offer, or

          o the tendering holder must comply with the guaranteed delivery procedures set forth below.

     o TENDER OF ORIGINAL NOTES HELD THROUGH A CUSTODIAN. To tender effectively original notes that are held of record by a custodian bank, depository, broker, trust company or other nominee, the beneficial owner thereof must instruct such holder to tender the original notes on the beneficial owner's behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which may be used by the beneficial owner in this process to instruct the registered holder of such owner's original notes to effect the tender.

     o TENDER OF ORIGINAL NOTES HELD THROUGH DTC. To tender effectively original notes that are held through DTC participants that are beneficial owners of original notes through DTC should either

          o properly complete and duly execute the letter of transmittal (or a facsimile thereof) and have the signature thereon guaranteed if required by Instruction 1 of the letter of the transmittal, and complete and duly execute any other documents required by the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below, or

          o transmit their acceptance to DTC through the DTC Automated Tender Offer Program, referred to in this prospectus as "ATOP," for which the transaction will be eligible, and follow the procedures for bookkeeping transfer set forth below, and DTC will then edit and verify the acceptance and send an agent's message to the Exchange Agent for its acceptance.

Delivery of tendering original notes held through DTC must be made to the Exchange Agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

The method of delivery of original notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or agent's message transmitted through ATOP, is at the election and risk of the person tendering original notes and delivering letters of transmittal. Except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the Exchange Agent prior to such date.



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Except as provided below, unless the original notes being tendered are deposited with the Exchange Agent on or prior to the expiration date (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted agent's message), we may, at our option, reject such tender.
Exchange of exchange notes for original notes will be made only against deposit of the tendered original notes and delivery of all other required documents.

     o BOOK-ENTRY DELIVERY PROCEDURES. The Exchange Agent will establish accounts with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the original notes by causing DTC to transfer such original notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. However, although delivery of original notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one or more of its addresses set forth in this prospectus on or prior to the expiration date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. The confirmation of a book-entry transfer into the Exchange Agent's account at DTC as described above is referred to in this prospectus as a "book-entry confirmation." The term "agent's message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the original notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

     o SIGNATURE GUARANTEES. Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "eligible institution"), unless the original notes tendered thereby are tendered (1) by a registered holder of original notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such original notes) who has not completed either the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or (2) for the account of an eligible institution. See Instruction 1 of the letter of transmittal. If the original notes are registered in the name of a person other than the signer of the letter of transmittal or if original notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered original notes must be guaranteed by an eligible institution as described above. See Instructions 1 and 5 of the letter of transmittal.

     o GUARANTEED DELIVERY. If a holder desires to tender original notes pursuant to the exchange offer and time will not permit the letter of transmittal, certificates representing such original notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the expiration date of the exchange offer, such original notes may nevertheless be tendered if all the following conditions are satisfied: (1) the tender is made by or through an eligible institution; (2) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us herewith, or an agent's message with respect to guaranteed delivery that is accepted by us, is received by the Exchange Agent on or prior to the expiration date, as provided below; and (3) the certificates for the tendered original notes, in proper form for transfer (or a book-entry confirmation of the transfer of such original notes into the Exchange Agent's account at DTC as described above), together with the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent's message, are received by the Exchange Agent within two business days after the date of execution of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the Exchange Agent and must include a guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery. Notwithstanding any other provision hereof, delivery of exchange notes by the Exchange Agent for original notes tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after timely receipt by the Exchange Agent of such original notes (or book-entry confirmation of the transfer of such original notes into the Exchange Agent's account at DTC as described above), and the letter of transmittal (or facsimile thereof) with respect to such original notes,



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          properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent's message.

     o DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine.

Although we intend to notify holders of defects or irregularities with respect to tenders of original notes through the Exchange Agent, neither we, the Exchange Agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any original notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if original notes are submitted in a principal amount greater than the principal amount of original notes being tendered by such tendering holder, such unaccepted or non-exchanged original notes will either be

     (1)  returned by the Exchange Agent to the tendering holders; or

     (2) in the case of original notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described below, credited to an account maintained with such book-entry transfer facility.

By tendering, each registered holder will represent to us that, among other things,

     o the exchange notes to be acquired by the holder and any beneficial owner(s) of the original notes in connection with the exchange offer are being acquired by the holder and any beneficial owner(s) in the ordinary course of business of the holder and any beneficial owner(s);

     o the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes;

     o the holder and each beneficial owner acknowledge and agree that (x) any person participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the exchange notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in no-action letters that are discussed in this prospectus under "-- Resale of the Exchange Notes; Plan of Distribution," and (y) any broker-dealer that receives exchange notes for its own account in exchange for original notes pursuant to the exchange offer must deliver a prospectus in connection with any resale of such exchange notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act;

     o neither the holder nor any beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of ours except as otherwise disclosed to us in writing; and



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     o    the holder and each beneficial owner understands that a secondary resale transaction described above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "-- Resale of the Exchange Notes; Plan of Distribution."

WITHDRAWAL OF TENDERS

Except as otherwise provided in this prospectus, tenders of original notes pursuant to the exchange offer may be withdrawn, unless accepted for exchange as provided in the exchange offer, at any time prior to the expiration date of the exchange offer.

To be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth in this prospectus prior to the expiration date of the exchange offer. Any such notice of withdrawal must

     o specify the name of the person having deposited the original notes to be withdrawn,

     o identify the original notes to be withdrawn, including the certificate number or numbers of the particular certificates evidencing the original notes (unless such original notes were tendered by book-entry transfer), and aggregate principal amount of such original notes,

     o contain a statement that the person having deposited the original notes is withdrawing its election to have such original notes exchanged, and

     o be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the original notes into the name of the person withdrawing such original notes.

If original notes have been delivered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Original Notes -- Book-Entry Delivery Procedures," any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with such withdrawn original notes and must otherwise comply with such book-entry transfer facility's procedures. If the original notes have been delivered to the Exchange Agent, then prior to the release of such original notes, the holder must submit to the Exchange Agent the serial numbers shown on the exchange notes and the signature must be guaranteed by an eligible institution.

If the original notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of original notes can only be accomplished in accordance with these procedures.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of original notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are retendered. Properly withdrawn original notes may be retendered by following one of the procedures



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described above under "-- Procedures for Tendering Original Notes" at any time prior to the expiration date of the exchange offer.

Any original notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

CONDITIONS TO THE EXCHANGE OFFER

The exchange offer shall not be subject to any conditions, other than that

     o the SEC has issued an order or orders declaring the indenture governing the exchange notes qualified under the Trust Indenture Act of 1939,

     o the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

     o no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer,

     o there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would materially impair our ability to proceed with the exchange offer, or

     o there shall not have occurred any material change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States, in our judgment, would materially impair our ability to proceed with the exchange offer.

If we reasonably determine in our sole and absolute discretion that any of the conditions to the exchange offer are not satisfied, we may

     o refuse to accept any original notes and return all tendered original notes to the tendering holders,

     o extend the exchange offer and retain all original notes tendered prior to the expiration date applicable to the exchange offer, subject, however, to the rights of holders to withdraw such original notes (see "-- Withdrawal of Tenders"), or

     o waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered original notes which have not been withdrawn.

If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and will extend the exchange offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.




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EXCHANGE AGENT

U.S. Bank National Association has been appointed as Exchange Agent for the exchange offer. Requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, requests for Notices of Guaranteed Delivery and other documents and any questions concerning the exchange offer should be directed to the Exchange Agent addressed as follows :

                            BY MAIL, HAND OR OVERNIGHT COURIER:

                                  U.S. Bank National Association 60 Livingston
                                  Avenue St. Paul, Minnesota 55107-2292
                                  Internal mail EP-MN-WS3C
                                  Telephone: (800) 934-6802

                            BY FACSIMILE:

                                  Telecopier No.:  (651) 495-8158
                                  Attention:  Specialized Finance

FEES AND EXPENSES

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of us and our affiliates.

No dealer-manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the Exchange Agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses in connection therewith.

Our out-of-pocket expenses for the exchange offer will include fees and expenses of the Exchange Agent and the trustee under the indenture, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of the original notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

The exchange notes will be recorded at the carrying value of the original notes and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the exchange notes.

RESALE OF THE EXCHANGE NOTES; PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. In addition, until August 12, 2004 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in this distribution,



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may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions

     o    in the over-the-counter market,

     o    in negotiated transactions,

     o through the writing of options on the exchange notes or a combination of such methods of resale,

     o    at market prices prevailing at the time of resale,

     o    at prices related to such prevailing market prices, or

     o    at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.

Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

We agreed to permit the use of this prospectus by such broker-dealers to satisfy this prospectus delivery requirement. To the extent necessary to ensure that the prospectus is available for sales of exchange notes by broker-dealers, we agreed to use our best efforts to keep the exchange offer registration statement continuously effective, supplemented, amended and current for a period of 180 business days after the exchange offer has been consummated in order to permit resale of the exchange notes acquired by broker-dealers in after-market transactions if requested in writing by a participating broker-dealer.




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                          BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL NOTES

     The exchange notes will be represented by one or more registered notes in global form, without interest coupons, which we collectively refer to as the Global Note. The Global Notes will be deposited upon issuance with, or on behalf of, The Depository Trust, or DTC, and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

     Investors may hold their interests in the Global Notes directly through Euroclear or Clearstream, Luxembourg, if they are participants in the systems, or indirectly through organizations which are participants in the systems through organizations other than Euroclear or Clearstream, Luxembourg that are participants in the DTC system. Euroclear and Clearstream, Luxembourg will hold the interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold the interests in the Global Notes in customers' securities accounts in the depositories' names on the books of DTC.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form, or Certificated Notes, except in the limited circumstances described below.

     All interests in the Global Notes, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of the systems.

EXCHANGES AMONG THE GLOBAL NOTES

     Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in the Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the other Global Note for as long as it remains an interest.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchaser takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

   DTC has advised us that it is:

     o a limited purpose trust issuer organized under the laws of the State of New York;

     o    a "banking organization" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

     o    a "clearing agency" registered pursuant to Section 17A of the Exchange
          Act.

     DTC was created to hold securities for its participants, or the Participants, and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of



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its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the initial purchaser), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, or the Indirect Participants, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

     We expect that pursuant to procedures established by DTC (a) upon deposit of each Global Note, DTC will credit the accounts of Participants designated by the initial purchaser with an interest in the Global Note and (b) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to the persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer the interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive security in respect of the interest.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if the holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which the holder owns its interest, to exercise any rights of a holder of notes under the indenture or the Global Note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of the Global Note, is entitled to take, DTC would authorize the Participants to take the action and the Participants would authorize holders owning through the Participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

     Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing the notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of the amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand,


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will be effected through DTC in accordance with DTC's rules on behalf of
Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, the cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in the system in accordance with the rules and procedures and within the established deadlines (Brussels time) of the system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

     Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

     Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

If:

     o we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of the notice or cessation; or

     o an event of default has occurred and is continuing and the Exchange Agent has received a request from DTC to issue certificated notes,

     o then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any issuance, the trustee is required to register the Certificated Notes in the name of the person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related exchange notes and each person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued).



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                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material U.S. federal income tax consequences resulting from the acquisition, ownership and disposition of the exchange notes by "U.S. Holders" and "non-U.S. Holders" (as defined below). Except where noted, this summary only applies to you if you acquired the original notes in the initial offering at the initial offering price and you hold the exchange notes as capital assets. This summary does not deal with taxpayers subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or currencies, financial institutions, insurance companies, partnerships and other pass through entities, tax exempt organizations (including certain qualified retirement trusts), persons holding exchange notes as part of a hedging or conversion transaction, constructive sale or straddle, traders in securities that have elected the mark-to-market method of accounting for securities holdings, persons liable for alternative minimum tax, U.S. persons whose "functional currency" is not the U.S. dollar or persons that purchased the notes subsequent to the initial offering at a price different from the initial offering price. Further, this summary does not deal with non-U.S. Holders that are subject to special treatment under the U.S. federal income tax laws, such as U.S. expatriates, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies or corporations that accumulate earnings to avoid U.S. federal income tax.

     The discussion below is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code, its legislative history, existing and proposed Treasury Regulations under the Internal Revenue Code, published rulings and judicial decisions, all as currently in effect. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought, and do not intend to seek, any rulings from the Internal Revenue Service with respect to the matters discussed herein. The Internal Revenue Service may take a position concerning the tax consequences of the purchase, ownership or disposition of the notes that is different from what is discussed in this summary; and we cannot assure you that any different position taken by the Internal Revenue Service will not be sustained.

     This discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to the notes or the noteholders nor does it contain a description of any potentially applicable income tax treaty. Persons considering the acquisition of notes are urged to consult their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction or applicable income tax treaty.

     As used herein, a "U.S. Holder" means a beneficial owner of a note that for U.S. federal income tax purposes is either a citizen or resident of the United States, a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A "non-U.S. Holder" is a beneficial owner of a note that is not a U.S. Holder.

CONSEQUENCES TO U.S. HOLDERS

     PAYMENTS OF INTEREST. Interest on an exchange note generally will be taxable to U.S. Holders as ordinary income at the time it is paid or accrued in accordance with the noteholder's method of accounting for U.S. federal income tax purposes.

     EXCHANGE OFFER. The exchange of the original notes for the exchange notes will not constitute a taxable exchange. As a result, (a) a U.S. Holder should not recognize a taxable gain or loss as a result of exchanging the noteholder's original notes for exchange notes, (b) the holding period for the exchange notes received should include the holding period of the original notes exchanged therefor and (c) the adjusted tax basis of the exchange notes received should be the same as the adjusted tax basis of the original notes exchanged therefor immediately before the exchange.

     SALE, EXCHANGE AND RETIREMENT OF NOTES. When a U.S. Holder sells, exchanges, retires or otherwise disposes of an exchange note, capital gain or loss will be recognized by the U.S. Holder equal to the difference between the



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amount realized upon the sale, exchange, retirement or other disposition (not including accrued but unpaid interest, which will be taxable as ordinary interest income to U.S. Holders to the extent not previously included into income) and the adjusted tax basis of the exchange note. A U.S. Holder's tax basis for an exchange note generally will be equal to the purchase price for the exchange note. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses recognized by U.S. Holders is subject to limitations.

CONSEQUENCES TO NON-U.S. HOLDERS

     PAYMENTS OF INTEREST. With respect to non-U.S. Holders whose interest income is not effectively connected to a U.S. trade or business, the U.S. federal withholding tax will not apply to any payment of interest on the exchange notes provided that: (a) the non-U.S. Holder does not actually, or constructively, own 10% or more of the total combined voting power of all classes of our voting stock or 10% or more of our capital or profits interests within the meaning of section 871(h)(3) of the Internal Revenue Code and applicable Treasury Regulations; (b) the non-U.S. Holder is not a controlled foreign corporation (within the meaning of section 957(a) of the Internal Revenue Code) that is "related" to us through stock or interest ownership; (c) the non-U.S. Holder is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Revenue Code; and (d) either (i) the non-U.S. Holder provides his, her or its name and address on a fully completed and executed IRS Form W-8BEN or successor form before the time of a payment on the notes or (ii) the non-U.S. Holder holds the exchange notes through certain foreign intermediaries and the certification requirements of applicable Treasury Regulations are satisfied. Special certification rules apply to certain non-U.S. Holders that are entities (including entities treated for U.S. federal income tax purposes as pass-through entities) rather than individuals.

     Interest income of a non-U.S. Holder that is not effectively connected with a United States trade or business and that does not qualify for the exception discussed above, will be subject to U.S. federal withholding tax at a 30% rate (or, if applicable, lower treaty rate).

     If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the exchange notes is effectively connected with the conduct of that trade or business, the non-U.S. Holder, although exempt from U.S. federal withholding tax discussed above, may be subject to U.S. federal income tax on this interest, less any deductions allowed against this income, at rates applicable to U.S. persons. In addition, if a non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, on its net effectively connected earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest on the exchange notes will be included in earnings and profits.

     EXCHANGE OFFER. The exchange of the original notes for exchange notes will not constitute a taxable exchange. As a result, (a) a non-U.S. Holder should not recognize a taxable gain or loss as a result of exchanging the original notes for exchange notes, (b) the holding period for the exchange notes received should include the holding period of the original notes exchanged therefor and
(c) the adjusted tax basis of the exchange notes received should be the same as the adjusted tax basis of the original notes exchanged therefor immediately before the exchange.

     SALE, EXCHANGE AND RETIREMENT OF NOTES. Any gain that a non-U.S. Holder realizes on the sale, exchange, retirement or other taxable disposition of an exchange note generally will not be subject to U.S. federal income or withholding tax unless (a) the gain is effectively connected with a U.S. trade or business of the non-U.S. Holder or (b), in the case of an individual, the non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other taxable disposition and certain other conditions are satisfied.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     A U.S. Holder may be subject to backup withholding with respect to interest paid on the exchange notes and to proceeds from the sale, exchange, retirement or other taxable disposition of the exchange notes, unless the U.S. Holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with the U.S. Holder's correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. In general, information reporting requirements will apply to



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payments of principal and interest on the notes and proceeds from the taxable disposition of the exchange notes to non-corporate U.S. Holders.

     In general, a non-U.S. Holder will not be subject to backup withholding or information reporting with respect to payments that we make on the exchange notes provided that we have received from the noteholder the statement described above under "Consequences to Non-U.S. Holders -- Payments of Interest," or the non- U.S. Holder otherwise qualifies for an exemption (provided that we do not have actual knowledge or reason to know that the noteholder is a U.S. person, as defined under the Revenue Code, or that the conditions of any exemption are in fact not satisfied).

     Information reporting requirements and backup withholding tax generally will not apply to any payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), although certain information reporting requirements apply in respect of certain brokers who have certain connections with the U.S., as determined by applicable Treasury Regulations. A non-U.S. Holder will be subject to backup withholding and information reporting with respect to the proceeds of the sale of a note within the United States (for example, to a purchaser that is a U.S. person) or conducted through U.S.-related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that the non-U.S. Holder is a U.S. person or that the non-U.S. Holder does not otherwise qualify for an exemption.

     Backup withholding is not a separate U.S. federal income tax. Any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the Holder's U.S. federal income tax, if any, provided the required information and appropriate claim for refund is filed with the Internal Revenue Service.



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                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff set forth in no-action letters issued to third parties, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker-dealer registered under the Exchange Act that purchases notes from us to resell in compliance with Rule 144A under the Securities Act or any other exemption, that exchanges original notes for exchange notes in the ordinary course of business and that is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff enunciated in EXXON CAPITAL HOLDINGS CORPORATION or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and the secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of exchange new notes obtained by the holder in exchange for original notes acquired by the holder directly from us or an affiliate thereof, unless an exemption from registration is otherwise available.

     Broker-dealers receiving exchange notes in the exchange offer in exchange for original notes that were acquired in market-making or other trading activities will be subject to the prospectus delivery requirement with respect to resales of the exchange notes.


     To date, the staff of the SEC has taken the position that broker-dealers fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange offer, other than a resale of an unsold allotment from the original sale of the original notes, with the prospectus and any supplements or amendments thereto contained in the exchange offer registration statement. Pursuant to the registration rights agreement, we have agreed to permit such broker-dealers to use this prospectus in connection with the resale of exchange notes.


     If you wish to exchange your original notes in the exchange offer, you will be required to make certain representations to us as set forth in the "The Exchange Offer - Purpose of Exchange Offer; The Exchange and Registration Rights Agreement" and "-Procedures for Tendering Original Notes - Determination of Validity" of this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for original notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of those exchange notes. See "The Exchange Offer - Resale of Exchange Notes; Plan of Distribution."

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Broker-dealers who receive exchange notes for their own account in the exchange offer may sell them from time to time in one or more transactions in the over-the-counter market:

     o    in negotiated transactions;

     o through the writing of options on the exchange notes or a combination of such methods of resale;

     o    at market prices prevailing at the time of resale; or

     o at prices related to the prevailing market prices or negotiated prices.

     Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes it received fro its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed an "underwriter" within



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the meaning of the Securities Act, and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be an underwriting compensation under the Securities Act. Although the letter of transmittal requires a broker-dealer to deliver a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act as result of such delivery.

     Furthermore, any broker-dealer that acquired any of the Original Notes directly from us:

     o may not rely on the applicable interpretation of the staff of the Commission set forth in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley Co. Inc., SEC no-action letter (June 5, 1991) and Shearman Sterling, SEC no action letter (July 2,
          1983) and

     o must also be named as a selling noteholder in connection with the registration and prospectus and delivery requirements of the Securities Act relating to any resale transaction.




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                                  LEGAL MATTERS

     The validity of the exchange notes and certain other legal matters will be passed upon for us by our legal counsel, Akin Gump Strauss Hauer & Feld LLP Los Angeles, California.

                              INDEPENDENT AUDITORS

     Our financial statements for each of the fiscal years ended April 30, 2001, 2002 and 2003, included in this prospectus, have been audited by Grant Thornton, LLP, independent auditors, as stated in their report attached to this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the exchange notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement. We are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. The indenture governing the exchange notes requires that we file reports under the Exchange Act with the SEC and furnish information to the trustee and holders of the exchange notes. See "Description of the Exchange Notes--Certain Covenants--Reports." Information may be obtained from IMG Resort and Casino, 287 Carrizo Canyon Road, Mescalero, New Mexico 88340, Attention: Chief Financial Officer. To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer. Upon the effectiveness of the registration statement, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file periodic reports and other information with the SEC. Such periodic reports and other information will be available for inspection and copying at the SEC's public reference room and through the SEC's Internet site at http://www.sec.gov. You may read and copy any document we file with the SEC at the following SEC public reference room:
Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

                                     ANNEX A

                              LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE

                         12.0% SENIOR NOTES DUE 2010 FOR
             12.0% SENIOR NOTES DUE 2010, WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,

                                       OF

                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

                 PURSUANT TO THE PROSPECTUS DATED ________, 2004

THIS OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON __________, 2004, UNLESS EXTENDED BY INN OF THE MOUNTAIN GODS RESORT AND CASINO. IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                         U.S. Bank National Association


                                   BY MAIL, HAND OR OVERNIGHT COURIER:

                                   60 Livingston Avenue
                                   St. Paul, MN 55107-2292
                                   Attn: Frank Leslie

                                   BY FACSIMILE:

                                   (651) 495-8097


DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Letter of Transmittal is to be used by holders ("Holders") of 12.0% senior notes due 2010 (the "Original Notes") of Inn of the Mountain Gods Resort and Casino ( the "Issuer") to receive 12.0% senior notes due 2010 (the "Exchange Notes") if: (i) certificates representing the Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Book-Entry Delivery Procedures" in the prospectus dated April, 2004 (the "Prospectus"); or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus, and, in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP"). The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

Holders of Original Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (together, the "Exchange Offer") must


                                  Annex A - 1
transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. Delivery of the Agent's Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. DTC participants may also accept the Exchange Offer by submitting a notice of guaranteed delivery through ATOP.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Original Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. See Instruction 2. The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

                            TENDER OF ORIGINAL NOTES
================================================================================

[ ]     CHECK HERE IF TENDERED ORIGINAL NOTES ARE ENCLOSED HEREWITH.

     [ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

        Name of Tendering Institution:
                                        ----------------------------------------

        Account Number:---------------------------------------------------------

        Transaction Code Number:
                                 -----------------------------------------------

     [ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

        Name(s) of Registered Holder(s):
                                        ----------------------------------------
        Window Ticker Number (if any):
                                        ----------------------------------------

        Date of Execution of Notice of Guaranteed Delivery:
                                                           ---------------------

        Name of Eligible Institution that Guaranteed Delivery:
                                                               -----------------


List below the Original Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Original Notes tendered hereby. The Original Notes and the principal amount of Original Notes that the undersigned wishes to tender would be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.


                                  Annex A - 2



                          DESCRIPTION OF ORIGINAL NOTES

     NAME(S) AND         CERTIFICATE    AGGREGATE           PRINCIPAL AMOUNT
     ADDRESS(ES)           NUMBER*   PRINCIPAL AMOUNT           TENDERED**

    OF REGISTERED
  HOLDER(S) (PLEASE
  FILL IN IF BLANK)
  SEE INSTRUCTION 3

----------------------- ------------------------ ------------------------- ----------------------

----------------------- ------------------------ ------------------------- ----------------------

----------------------- ------------------------ ------------------------- ----------------------

----------------------- ------------------------ ------------------------- ----------------------


     *    Need not be completed by Holders tendering book-entry transfer.

     ** Unless otherwise specified, the entire aggregate principal amount represented by the Original Notes described above will be deemed to be tendered. See Instruction 4.


                                  Annex A - 3

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Inn of the Mountain Gods Resort and Casino. (the "Issuer"), upon the terms and subject to the conditions set forth in its prospectus dated _________, 2004 (the "Prospectus"), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal (which together constitute the "Exchange Offer"), the principal amount of Original Notes indicated in the foregoing table entitled "Description of Original Notes" under the column heading "Principal Amount Tendered." The undersigned represents that it is duly authorized to tender all of the Original Notes tendered hereby which it holds for the account of beneficial owners of such Original Notes ("Beneficial Owner(s)") and to make the representations and statements set forth herein on behalf of such Beneficial Owner(s).

Subject to, and effective upon, the acceptance for purchase of the principal amount of Original Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuers, all right, title and interest in and to all of the Original Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Issuers) with respect to such Original Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Original Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Original Notes on the account books maintained by DTC to, or upon the order of, the Issuers, (ii) present such Original Notes for transfer of ownership on the books of the Issuers, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Original Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

     (1) the Exchange Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),

     (2) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes,

     (3) except as indicated below, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), of the Issuers, and

     (4)  the undersigned and each Beneficial Owner acknowledge and agree that
          (x) any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person with a registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Securities and Exchange Commission (the "Commission") and cannot rely on the interpretation of the staff of the Commission set forth in the no-action letters that are noted in the section of the Prospectus entitled "The Exchange Offer-Registration Rights" and (y) any broker-dealer that pursuant to the Exchange Offer receives Exchange Notes for its own account in exchange for Original Notes which it acquired for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.


                                  Annex A - 4

If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as the result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

The undersigned understands that tenders of Original Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date in accordance with the Prospectus. In the event of a termination of the Exchange Offer, the Original Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly (or, in the case of Original Notes tendered by book-entry transfer, such Original Notes will be credited to the account maintained at DTC from which such Original Notes were delivered). If the Issuer makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Issuer will disseminate additional Exchange Offer materials and extend such Exchange Offer, if and to the extent required by law.

The undersigned understands that the tender of Original Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer. The Issuer's acceptance for exchange of Original Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the Issuer in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the undersigned understands that validly tendered Original Notes (or defectively tendered Original Notes with respect to which the Issuer has, or has caused to be, waived such defect) will be deemed to have been accepted by the Issuer if, as and when the Issuer gives oral or written notice thereof to the Exchange Agent.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Original Notes tendered hereby, and that when such tendered Original Notes are accepted for purchase by the Issuer, the Issuer will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered hereby.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and any obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

The undersigned understands that the delivery and surrender of any Original Notes is not effective, and the risk of loss of the Original Notes does not pass to the Exchange Agent or the Issuer, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Issuer. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Original Notes will be determined by the Issuer, in their discretion, which determination shall be final and binding.

Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Original Notes tendered by book-entry transfer, by credit to the account of DTC), and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned's signature(s). In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Original Notes be delivered to, and Exchange Notes issued in exchange for


                                  Annex A - 5

Original Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Issuer has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Original Notes from the name of the registered Holder(s) thereof if the Issuer does not accept for exchange any of the principal amount of such Original Notes so tendered.

     [ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES IS AN AFFILIATE OF THE ISSUER.

     [ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES DIRECTLY FROM THE ISSUER OR AN AFFILIATE OF THE ISSUER.

     [ ]  CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL
          OWNER FOR WHOM YOU HOLD ORIGINAL NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE ISSUER WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

        Name:
               --------------------------------------------------
        Address:
                -------------------------------------------------

                -------------------------------------------------

                -------------------------------------------------

         SPECIAL ISSUANCE INSTRUCTIONS (SEE INSTRUCTIONS 1, 5, 6 AND 7)

To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Exchange Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Original Notes" within this Letter of Transmittal.

     ISSUE: [ ] Original Notes [ ] Exchange Notes (check as applicable)

     NAME:

     ------------------------------------------------------------------------
     (Please print)

     ADDRESS:

     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     (Please print)

     TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER (SEE SUBSTITUTE FORM W-9 HEREIN):

     -------------------------------------------------------------------------
     (Please print)

                          SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)


                                  Annex A - 6

To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange or exchange notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled "Description of Original Notes" within this Letter of Transmittal.

     ISSUE: [ ] Original Notes [ ] Exchange Notes (check as applicable)

     NAME:
     ------------------------------------------------------------------------
     (Please print)

     ADDRESS:
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     (Please print)

     TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER (SEE SUBSTITUTE FORM W-9 HEREIN):

     -------------------------------------------------------------------------
     (Please print)

    (TO BE COMPLETED BY ALL TENDERING HOLDERS OF ORIGINAL NOTES REGARDLESS OF
         WHETHER ORIGINAL NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Original Notes or, if tendered by a participant in DTC exactly as such participant's name appears on a security position listing as owner of Original Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

--------------------------------------------------------------------------------
Signature(s) of Registered Holder(s) or Authorized Signatory (See guarantee requirement below)

Dated:                        __________________________

Name(s):                      __________________________
                              (Please Print)

Capacity (Full Title):        __________________________

Address (including zip code): __________________________

Telephone Number
(including area code):        __________________________

Tax Identification
or Social Security Number:    __________________________

COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9
================================================================================
          SIGNATURE GUARANTEE (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)


                                  Annex A - 7

---------------------------
(Authorized Signature)
---------------------------
(Name of Firm)

================================================================================
                                [PLACE SEAL HERE]


                                  Annex A - 8

              INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS
                              OF THE EXCHANGE OFFER

     1. SIGNATURE GUARANTEES. Signatures of this Letter of Transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Original Notes tendered hereby are tendered
(i) by a registered Holder of Original Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Original Notes) that has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the Original Notes are registered in the name of a person other than the signer of this Letter of Transmittal, if Original Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder or if Exchange Notes are to be issued in the name of or sent to a person other than the registered Holder, then the signatures on this Letter of Transmittal accompanying the tendered Original Notes must be guaranteed by an Eligible Institution as described above. See Instruction 5.

     2. DELIVERY OF LETTER OF TRANSMITTAL AND ORIGINAL NOTES. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Book-Entry Delivery Procedures" in the Prospectus; or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. All physically delivered Original Notes, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Original Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Original Notes pursuant to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. Pursuant to such procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Issuer, or an Agent's Message with respect to guaranteed delivery that is accepted by the Issuer, must be received by the Exchange Agent, either by hand delivery, mail, telegram, or facsimile transmission, on or prior to the Expiration Date; and (iii) the certificates for all tendered Original Notes, in proper form for transfer (or confirmation of a book- entry transfer or all Original Notes delivered electronically into the Exchange Agent's account at DTC pursuant to the procedures for such transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, or in the case of a book-entry transfer, a properly transmitted Agent's Message, must be received by the Exchange Agent within two business days after the date of the execution of the Notice of Guaranteed Delivery.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE DELIVERED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE


                                  Annex A - 9

SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Original Notes for exchange.

     3. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Original Notes should be listed on separate signed schedule attached hereto.

     4. PARTIAL TENDERS. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by a Original Note submitted, such Holders must fill in the principal amount that is to be tendered in the column entitled "Principal Amount Tendered." The minimum permitted tender is $1,000 in principal amount of Original Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Original Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Original Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Original Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

     5. SIGNATURES ON LETTER OF TRANSMITTAL, INSTRUMENTS OF TRANSFER AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Original Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

If any of the Original Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Original Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any Original Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Issuer of such person's authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes listed herein and transmitted hereby, no endorsements of Original Notes or separate instruments of transfer are required unless Exchange Notes are to be issued, or Original Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Original Notes or instruments of transfer must be guaranteed by an Eligible Institution.

IF THIS LETTER OF TRANSMITTAL IS SIGNED OTHER THAN BY THE REGISTERED HOLDER(S) OF THE ORIGINAL NOTES LISTED HEREIN, THE ORIGINAL NOTES MUST BE ENDORSED OR ACCOMPANIED BY APPROPRIATE INSTRUMENTS OF TRANSFER, IN EITHER CASE SIGNED EXACTLY AS THE NAME(S) OF THE REGISTERED HOLDER(S) APPEAR ON THE ORIGINAL NOTES AND SIGNATURES ON SUCH ORIGINAL NOTES OR INSTRUMENTS OF TRANSFER ARE REQUIRED AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

     6. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If certificates for Exchange Notes or unexchanged or untendered Original Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Exchange Notes or such Original Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should


                                  Annex A - 10
be completed. All Original Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Original Notes were delivered.

     7. TRANSFER TAXES. Except as set forth in this Instruction 7, the Issuer will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Original Notes to it, or to its order, pursuant to the Exchange Offer. If Exchange Notes, or Original Notes not tendered or exchanged are to be registered in the name of any persons other than the registered owners, or if tendered Original Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person must be paid to the Issuer or the Exchange Agent (unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted) before the Exchange Notes will be issued.

     8. WAIVER OF CONDITIONS. The conditions of the Exchange Offer may be amended or waived by the Issuer, in whole or in part, at any time and from time to time prior to the expiration date in the Issuer's discretion, in the case of any Original Notes tendered.

     9. SUBSTITUTE FORM W-9. Each tendering owner of a Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number ("TIN"), generally the owner's social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under "Important Tax Information," and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 29% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days of the date on the Substitute Form W-9, the Exchange Agent will withhold 29% until a TIN is provided to the Exchange Agent.

     10. BROKER-DEALERS PARTICIPATING IN THE EXCHANGE OFFER. If no broker-dealer checks the last box on page 7 of this Letter of Transmittal, the Issuer has no obligation under the Exchange and Registration Rights Agreement to allow the use of the Prospectus for resales of the Exchange Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

     11. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent at the telephone numbers and location listed above. A Holder or owner may also contact such Holder's or owner's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), TOGETHER WITH CERTIFICATES REPRESENTING THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

                            IMPORTANT TAX INFORMATION

Under federal income tax law, an owner of Original Notes whose tendered Original Notes are accepted for exchange is required to provide the Exchange Agent with such owner's current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Exchange Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Exchange Notes paid to such owner or other recipient may be subject to 29% backup withholding tax.

Certain owners of Exchange Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service


                                  Annex A - 11

Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

To prevent backup withholding the owner is required to notify the Exchange Agent of the owner's current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Original Notes. If the Original Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," for additional guidance on which number to report.


                                  Annex A - 12

                               SUBSTITUTE FORM W-9

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 29%. PLEASE
REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

SUBSTITUTE FORM W-9       PART 1 - PLEASE PROVIDE YOUR    SOCIAL SECURITY NUMBER OR
                          TIN IN THE BOX AT RIGHT AND     EMPLOYER IDENTIFICATION NUMBER
                          CERTIFY BY SIGNING AND DATING
                          BELOW.                          ____________________________

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DEPARTMENT OF THE         PART 2 - CERTIFICATION - Under penalties of perjury,
TREASURY INTERNAL                                  certify that:
REVENUE SERVICE

                                  (1)   The number shown on this form is my
                                  correct taxpayer identification number (or I am waiting for a number to be issued to me), and

                                  (2)   I am not subject to backup withholding
                                  because: (a) I am exempt from backup
                                  withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to back up withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                  CERTIFICATION INSTRUCTIONS - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.

                                  Signature

                                  ---------------------------------------------

                                  Date

                                  ---------------------------------------------
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                            PART 3 - AWAITING TIN [ ]

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify that under penalties of perjury that taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service center or social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the date in this form, 29% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature                                   Date
         -----------------------                 ------------------------------


                                  Annex A - 13

           INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES UNINCORPORATED BUSINESS ENTERPRISES OF THE MESCALERO APACHE TRIBE

                          INDEX TO FINANCIAL STATEMENTS


                                                                      PAGE
                                                                      -----
           Report of Independent Certified Public Accountants....     F-2
           Audited Financial Statements
             Consolidated Balance Sheets as of April 30, 2002 and
                2003.............................................     F-3
             Consolidated Statements of Income for the Years ended
                April 30, 2001, 2002 and 2003....................     F-4
             Consolidated Statements of Changes in Equity for the
           Years ended April 30, 2001, 2002 and 2003..............    F-5
             Consolidated Statements of Cash Flows for the Years
              ended April 30, 2001, 2002 and 2003..................   F-6
            Notes to Consolidated Financial Statements.............   F-7
            Unaudited Financial Statements
             Consolidated Balance Sheets as of April 30, 2003 and
              January 31, 2004 (unaudited).........................   F-24
             Consolidated Statements of Income for the Three Months
              and  Nine Months ended January 31, 2003 and 2004
              (unaudited)..........................................   F-25
             Consolidated Statements of Changes in Equity for the
              Three Months and Nine Months ended January 31, 2004
              (unaudited).........................................    F-26
             Consolidated Statements of Cash Flows for the Nine Months
              ended January 31, 2003 and 2004 (unaudited).........    F-27
             Notes to Consolidated Financial Statements (unaudited)   F-28

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Management Board
Inn of the Mountain Gods Resort and Casino and subsidiaries
Mescalero, New Mexico

     We have audited the accompanying consolidated balance sheets of the Inn of the Mountain Gods Resort and Casino and subsidiaries, an unincorporated enterprise of the Mescalero Apache Tribe, as of April 30, 2002 and 2003 and the related consolidated statements of income, changes in equity, and cash flows for each of the three years in the period ended April 30, 2003. These financial statements are the responsibility of the Inn of the Mountain Gods Resort and Casino and subsidiaries management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Inn of the Mountain Gods Resort and Casino and subsidiaries, as of April 30, 2002 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended April 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON, LLP
---------------------------
GRANT THORNTON, LLP


Albuquerque, New Mexico
June 26, 2003 (except as discussed in Note 13
as to which the date is September 29, 2003)

           INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                           APRIL 30,
                                                                    2002           2003
                                                                --------------   -------------
                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                      $21,809,619     $9,331,922
  Restricted cash and cash equivalents                               360,945        475,249
  Accounts receivable, net                                           116,754        175,662
  Inventories                                                        587,793        855,529
  Prepaid expenses                                                   211,413        288,999
  Deferred financing costs                                              -           100,000
                                                                --------------   -------------
     Total current assets                                         23,086,524     11,227,361

NON CURRENT ASSETS:
  Liquor license                                                      15,000         16,000
   Property, plant and equipment, net                             26,756,758     48,256,640
                                                                --------------   -------------

     Total assets                                                $49,858,282    $59,500,001
                                                                ==============   =============

                  LIABILITIES AND EQUITY
CURRENT LIABILITIES:
  Accounts payable and other short-term liabilities              $   826,576    $  1,410,471
  Construction in progress accounts payable                              -         7,155,922
  Accrued expenses                                                 1,295,443       1,750,238
  Accrued revenue sharing and regulatory fees                     32,210,208      39,821,082
  Deposits and advance payments                                      769,542         749,508
  Current portion of long-term debt                                  214,784       5,765,427
                                                                --------------   -------------
     Total current liabilities                                    35,210,208      56,652,648

NON CURRENT LIABILITIES:
   Advances from Mescalero Apache Tribe                            6,660,807           -
   Long-term debt, net of current portion                          1,888,911       1,688,032
                                                                --------------   -------------
     Total long-term debt                                          8,549,718       1,688,032

     Total liabilities                                            43,759,926      58,340,680
                                                                --------------   -------------

COMMITMENTS AND CONTINGENCIES (Note 10)

EQUITY:
  Contributed capital                                              3,826,099      24,844,077
  Retained earnings (deficit)                                      2,272,257     (23,684,756)
                                                                --------------   -------------
      Total equity                                                 6,098,356       1,159,321
                                                                --------------   -------------
     Total liabilities and equity                                $49,858,282     $59,500,001
                                                                ==============   =============


        The accompanying notes are an integral part of these statements.


                  INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF INCOME


                                       YEARS ENDED APRIL 30,

                                                   2001               2002                2003
                                                   ----               ----                ----
Revenues:
  Gaming                                       $ 39,654,533       $ 41,845,471        $ 46,942,180
  Food and beverage                               5,152,129          5,287,497           4,893,997
  Rooms                                           4,776,690          4,608,418           3,394,434
  Recreation and other                           11,713,557         11,228,444          11,952,860
                                              ----------------   ----------------    ---------------
     Gross revenue                               61,296,909         62,969,830          67,183,471
     Less - promotional allowances                  407,749            783,634             931,160
                                              ----------------   ----------------    ---------------
       Net revenue                               60,889,160         62,186,196          66,252,311
                                              ----------------   ----------------    ---------------
Operating costs and expenses:
  Gaming                                         16,444,963         17,962,606          19,457,655
  Food and beverage                               5,076,434          5,067,579           4,955,537
  Rooms                                           2,410,355          2,129,502           1,552,133
  Recreation and other                            5,189,128          5,333,865           5,757,452
  General and administrative                      5,763,232          5,671,552           6,500,909
  Pension (allocated by related party)            1,303,396          1,331,088           1,631,828
  Gaming regulatory commission fees
     (charged by  related party)                    606,204            720,271             750,821
  Insurance costs allocated from the Tribe
     (allocated by related party)                   408,000            549,000             647,000
  Telecommunication (charged by related
     party)                                            -               126,200             152,200
  Pre-opening costs and expenses                       -                  -              1,389,967
  Depreciation and amortization                   4,077,472          3,915,779           9,213,224
                                              ----------------   ----------------    ---------------
     Total operating expenses                    41,279,184         42,807,442          52,008,726
                                              ----------------   ----------------    ---------------
Income from operations                           19,609,976         19,378,754          14,243,585
                                              ----------------   ----------------    ---------------
Other income (expenses):
  Interest income                                 1,544,575            288,521             190,120
  Interest expense, net of amounts
   capitalized                                     (496,855)          (196,022)                -
  Other income                                      197,623             75,202             170,984
                                              ----------------   ----------------    ---------------
     Total other income                           1,245,343            167,701             361,104
                                              ----------------   ----------------    ---------------
     Net income                                $ 20,855,319       $ 19,546,455        $ 14,604,689
                                              ================   ================    ===============


        The accompanying notes are an integral part of these statements.


           INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY


                              YEARS ENDED APRIL 30,

                                                                    Retained
                                                Contributed         Earnings            Total
                                                  Capital           (Deficit)           Equity
                                              ----------------   ----------------   ---------------

Balances, April 30, 2000                       $33,839,767        $ 1,856,342       $ 35,696,109
Contributed capital from Mescalero
   Apache Tribe:
   Forgiveness of allocated pension cost         1,303,396              -              1,303,396

Distributions to Mescalero Apache Tribe:
  Operating transfers                                -            (20,245,648)       (20,245,648)

Net income                                           -             20,855,319         20,855,319
                                              ----------------   ----------------   ---------------
Balances, April 30, 2001                        35,143,163          2,466,013         37,609,176
                                              ----------------   ----------------   ---------------
Contributed capital from Mescalero Apache Tribe:
  Forgiveness of allocated pension cost
                                                 1,331,088              -              1,331,088
Distributions to Mescalero Apache Tribe:
  State revenue sharing fee accrual transfer   (32,648,152)             -            (32,648,152)
  Operating transfers                                -            (19,740,211)       (19,740,211)

Net income                                           -             19,546,455         19,546,455
                                              ----------------   ----------------   ---------------
Balances, April 30, 2002                         3,826,099          2,272,257          6,098,356

Contributed capital from Mescalero Apache Tribe:
  Construction of the Resort                    14,389,215              -             14,389,215
  Forgiveness of due from Inn                    9,443,716              -              9,443,716
  Forgiveness of allocated pension cost          1,631,828              -              1,631,828

Distributions to Mescalero Apache Tribe:
  State revenue sharing fee accrual transfer    (4,446,781)             -             (4,446,781)
  Forgiveness of due to Casino                       -            (13,405,098)       (13,405,098)
  Forgiveness of due to Ski                          -             (1,193,833)        (1,193,833)
  Operating transfers                                -            (25,962,771)       (25,962,771)

Net income                                           -             14,604,689         14,604,689
                                              ----------------   ----------------   ---------------
Balances, April 30, 2003                        #24,844,077      $(23,684,756)       $ 1,159,321
                                              ================   ================   ===============


        The accompanying notes are an integral part of these statements.


           INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            YEARS ENDED APRIL 30,

                                                     2001           2002           2003
                                                -------------  -------------  --------------
Cash flows from operating activities:
 Net income.................................    $  20,855,319  $  19,546,455  $  14,604,689
 Adjustments to reconcile net income to net
  cash
   provided by operating activities:
   Depreciation and amortization............        4,077,472      3,915,779      9,213,224
   Gain on sale of property, plant and
    equipment...............................               --             --        (13,741)
   Changes in assets and liabilities:
    Restricted cash and cash equivalents....       (2,348,499)    26,824,075       (114,304)
    Accounts receivable, net of allowance...            5,401         17,666        (58,908)
    Inventories.............................           24,913       (108,182)      (267,736)
    Prepaid expenses........................          (28,992)        52,144        (77,586)
    Interest receivable.....................            5,884        451,506             --
    Liquor license..........................               --             --         (1,000)
    Accounts payable........................       (3,199,546)      (110,885)       583,895
    Accrued expenses........................          249,039         (5,619)       454,795
    Accrued revenue sharing and regulatory
     fees...................................        6,912,056      7,231,531      7,717,219
    Deposits and advance payments...........           60,909        (31,198)       (20,034)
                                                -------------  -------------  -------------
     Net cash provided by operating
      activities............................       26,613,956     57,783,272     32,020,513
                                                -------------  -------------  -------------
Cash flows from investing activities:
 Purchase of property, plant and equipment..         (928,489)    (1,633,352)   (30,734,563)
                                                -------------  -------------  -------------
 Construction in progress accounts payable                 --             --      7,155,922
 Proceeds from sale of property, plant and
  equipment.................................               --             --         35,198
                                                -------------  -------------  -------------
     Net cash used by investing activities..         (928,489)    (1,633,352)   (23,523,443)
                                                -------------  -------------  -------------
Cash flows from financing activities:
 Deferred financing costs...................               --             --       (100,000)
 Advances from Mescalero Apache Tribe.......        1,041,815      2,153,606     (6,660,807)
 Borrowings on revolving credit agreement...               --             --      5,000,000
 Principal borrowings (payments) on
  long-term debt, net.......................       (4,517,923)      (625,024)       349,764
 Distributions to Mescalero Apache Tribe....      (20,245,648)   (52,388,363)   (45,008,483)
 Contributions from Mescalero Apache Tribe..        1,303,396      1,331,088     25,464,759
                                                -------------  -------------  -------------
     Net cash used by financing activities..      (22,418,360)   (49,528,693)   (20,954,767)
                                                -------------  -------------  -------------
Net (decrease) increase in cash and cash
  equivalents...............................        3,267,107      6,621,227    (12,477,697)
Cash and cash equivalents, beginning of year       11,921,285     15,188,392     21,809,619
                                                -------------  -------------  -------------
Cash and cash equivalents, end of year......    $  15,188,392  $  21,809,619  $   9,331,922
                                                =============  =============  =============
Supplemental cash flow information:
 Cash paid for interest.....................    $     258,448  $     196,681  $     173,407
                                                =============  =============  =============
Non-cash financing activities:
 Distributions to Mescalero Apache Tribe....    $          --  $          --  $   1,193,833
                                                =============  =============  =============
 Contributions from Mescalero Apache Tribe..    $   1,303,396  $   1,331,088  $   7,820,274
                                                =============  =============  =============


  The accompanying notes are an integral part of these consolidated statements.

           INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          APRIL 30, 2001, 2002 AND 2003

NOTE 1 -- BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY AND OPERATIONS


     The Inn of the Mountain Gods Resort and Casino (the "IMG Resort and Casino"), an unincorporated enterprise of the Mescalero Apache Tribe (the "Tribe"), was established on April 2, 2003 for the purpose of managing all resort enterprises of the Tribe including activities of IMG Resort and Casino and its wholly owned subsidiaries: Casino Apache, Casino Apache Travel Center, Inn of the Mountain Gods and Ski Apache (collectively, the "Resorts"). Effective April 30, 2003, the Tribe contributed the Resorts to the IMG Resort and Casino. Prior to such contribution to IMG Resort and Casino, the Resorts operated as separate, wholly owned unincorporated enterprises of the Tribe. Due to common control of the Resorts and IMG Resort and Casino, the contribution was accounted for as a reorganization of entities under common control. The financial statements of the IMG Resort and Casino and subsidiaries for all periods are presented as if the contributions described above occurred at the beginning of the earliest period presented and include the accounts of the IMG Resort and Casino and subsidiaries on a historical cost basis. The Tribe is the sole owner of the IMG Resort and Casino. The IMG Resort and Casino is a separate legal entity from the Tribe and is managed by a separate management board.


     Casino Apache (the "Casino") offers Class III gaming as defined by the Indian Gaming Regulatory Act, on the tribal land in Mescalero, New Mexico. The Casino Apache Travel Center (the "Travel Center"), which opened for business subsequent to April 30, 2003, also offers Class III gaming as defined by the Indian Gaming Regulatory Act, on tribal land in Mescalero. The Inn of the Mountain Gods (the "Inn") operated a 252-room resort hotel located on the Tribe's reservation in Mescalero. The resort hotel has been demolished as of April 30, 2003 and the construction of a new resort hotel and casino (the "Resort Project") on same site is in process and is scheduled for completion in the fourth quarter of fiscal year 2005. Ski Apache operates a ski resort within the Tribe's reservation in Mescalero and on the U.S. Forest Service land. The IMG Resort and Casino's activities primarily support the development and management efforts related to the new resorts.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the IMG Resort and Casino and its wholly owned subsidiaries. All significant intercompany accounts have been eliminated in consolidation. These consolidated financial statements present only the consolidated financial position, results of operations and cash flows of the IMG Resort and Casino and subsidiaries and are not intended to present fairly the financial position of the Tribe and the results of its operations and cash flows.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates included in the accompanying financial statements relate to the liability associated with the unredeemed Apache Spirit Club points, the estimated lives of depreciable assets and pension costs. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash includes cash on hand for change drawers and in the vault for daily casino activities and cash on deposit with financial institutions in demand accounts, savings accounts and short-term certificates of deposit. For purposes of the statement of cash flows all cash accounts that are not subject to withdrawal restrictions or penalties and all highly liquid debt instruments purchased with an original maturity of three months or less are considered to be cash equivalents.

RESTRICTED CASH AND CASH EQUIVALENTS

     Restricted cash and cash equivalents includes cash on deposit with financial institutions in demand accounts, savings accounts and short-term certificates of deposit that are subject to withdrawal restrictions (see Note
3).

ACCOUNTS RECEIVABLE

     Accounts receivable consists primarily of hotel and other non-gaming receivables. The Resorts maintain an allowance for doubtful accounts which is based on management's estimate of the amount expected to be uncollectible considering historical experience and the information management obtains regarding the creditworthiness of the non-gaming customer. The collectibility of these receivables could be affected by future business or economic trends.

INVENTORIES

     Inventories consist of food and beverage items, livestock and stables, fuel, retail merchandise in the golf and pro shop, ski shop, gift shops and other miscellaneous items, parts and supplies. All inventories are stated at the lower of cost or market. Casino and Ski Apache inventories are determined using the first-in, first-out method. The Inn's inventories are determined using the average cost method.

ADVANCES TO AND ADVANCES FROM THE MESCALERO APACHE TRIBE

     Advances to the Tribe are classified as distributions in the accompanying consolidated financial statements.

     Advances from the Mescalero Apache Tribe consist principally of advances to the Inn for operating expenses, capital outlays, and debt service and to Ski Apache for debt service. There is no established payment schedule, nor has interest been accrued on the advances. If amounts advanced are not repaid, the effect would be to increase the IMG Resort and Casino's equity by the amounts advanced.

DEFERRED FINANCING COSTS

     Debt issuance costs incurred in connection with the issuance of the Resort Project financing are capitalized and amortized to interest expense using the straight-line method over the stated maturity of the debt, which approximates the effective interest method. Unamortized deferred financing costs totaled approximately $100,000 as of April 30, 2003.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are presented at historical cost, less accumulated depreciation and amortization. Expenditures for additions, improvements and replacements, including interest incurred during construction of new facilities, are capitalized while maintenance and repairs, which do not improve or extend the service lives of the respective assets, are expensed as incurred. Interest incurred during the construction period is capitalized at the borrowing rate for the related loan based on weighted average accumulated expenditures during the period and is amortized over the life of the related asset. Equipment sold, or otherwise disposed of, is removed from the accounts with gains or losses on disposal recorded in the statements of income.

     Depreciation is provided over the estimated service lives of the respective assets, using the straight-line method based on the following useful lives:

         Non-gaming equipment, furniture and other........    3 - 15 years
         Gaming equipment.................................    5 - 7  years
         Leasehold and land improvements, lake and golf
         course...........................................    5 - 30 years
         Buildings, lifts and snowmaking equipment........   10 - 50 years

IMPAIRMENT OF LONG LIVED ASSETS

     Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. In August 2001, the Financial Accounting Standards Board issued SFAS 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which established an approach to be used in the determination of impairment. IMG Resort and Casino and the Resorts adopted SFAS 144 on May 1, 2002.

     During the year ended April 30, 2003, the Inn demolished a substantial portion of the existing hotel building and began construction of a new resort hotel and casino facility. Under the provisions of SFAS 144, a long-lived asset to be abandoned is disposed of when it ceases to be used. If an entity commits to a plan to abandon a long-lived asset before the end of its previously estimated useful life, depreciation estimates shall be revised to reflect the use of the asset over its shortened useful life. As a result of the demolition of the hotel, the adoption of SFAS 144 for the year ended April 30, 2003 resulted in an impairment of the demolished portion of the Inn's hotel related property, plant and equipment of approximately $5,391,000, which is recorded as depreciation expense in the accompanying consolidated statements of income (see
Note 5).

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses, bank financing facilities and capital lease obligations approximate fair value. The carrying amount of long-term debt also approximates fair value due to the contractual variable interest rate.

CONTRIBUTED CAPITAL

     Contributed capital represents contributions from the Tribe and consists of
(i) cash to fund certain construction and development of the Resort Project,
(ii) forgiveness of debt from the Inn to the Tribe and (iii) allocated pension costs related to the Mescalero Apache Tribe Defined Benefit Plan (see Note 8).

REVENUES

     In accordance with gaming industry practice, the Casino recognizes casino revenue as the net win from gaming activities, which is the difference between gaming wins and losses. Gaming revenues are net of accruals for anticipated payouts of progressive slot jackpots and table games. Such anticipated jackpot payments are reflected as current liabilities in the accompanying consolidated balance sheets.

     Revenues from food and beverage, rooms, recreation and other are recognized at the time the related service or sale is completed. Revenues include the retail value of food and beverages and other items which are provided to customers on a reward basis.

PROMOTIONAL ALLOWANCES

     The Casino periodically rewards rooms and other promotions, including Apache Spirit Club points and gift certificates, to their customers. The cost of these promotional allowances are recognized by the Casino as reduction from gross revenue. The total promotional allowances recognized by the Casino were approximately $408,000, $784,000 and $931,000 for the years ended April 30, 2001, 2002 and 2003, respectively.

     The Casino's Apache Spirit Club allows customers to earn "points" based on the volume of their gaming activity. These points are redeemable for certain complimentary services or merchandise. Points are accrued based upon their historical redemption rate multiplied by the cash value or the cost of providing the applicable complimentary services. The players club points liability is included in accrued expenses and totaled approximately $88,000 and $131,000 at April 30, 2002 and 2003, respectively.

     Emerging Issues Task Force ("EITF") Issue No. 00-14, ACCOUNTING FOR CERTAIN SALES INCENTIVES requires that discounts which result in a reduction in or refund of the selling price of a product or service in a single exchange transaction be recorded as a reduction of revenues. The Resorts adopted EITF 00-14 on April 30, 2001. The Casino's accounting policy related to free or discounted food and beverage and other services already complies with EITF 00-14, and those free or discounted services are generally deducted from gross revenues as "promotional allowances."

     In January 2001, the EITF reached a consensus on certain issues related to Issue No. 00-22, ACCOUNTING FOR POINTS AND CERTAIN OTHER TIME-BASED OR VOLUME-BASED SALES INCENTIVE OFFERS. On October 1, 2001, the Resorts adopted EITF 00-22, which requires that cash or equivalent amounts provided or returned to customers as part of a transaction not be shown as an expense, but instead as an offset to the related revenue. The Resorts offer cash equivalent rewards in certain circumstances and has reflected approximately $200,000, $623,000, and $837,000 for the fiscal years ended April 30, 2001, 2002 and 2003, respectively, and is included in the promotional allowance as an offset to gaming revenues for these incentives.

     The estimated cost of providing such complimentary allowances, as they relate to the Casino, was included in casino expenses as follows:

                                              YEAR ENDED APRIL 30
                                          2001        2002       2003
                                       ---------   ---------  -------
                  Rooms.............   $  94,020   $ 226,181  $ 175,133
                  Food and beverage.       9,654      31,428    231,131
                  Other.............      11,572      19,970     17,617
                                       ---------   ---------  ---------
                                       $ 115,246   $ 277,579  $ 423,881
                                       =========   =========  =========

COMPENSATED ABSENCES

     Compensated absences are included in accrued expenses. The personnel policies allow the workforce to accrue annual leave as follows:

     o    One week of annual leave after one year of employment.

     o    Two weeks of annual leave after two years of employment.

     o    Three weeks of annual leave after three years of employment.

     o    Four weeks of annual leave after fifteen years of employment.

     Except for personnel at Ski Apache, annual leave may be accumulated by all personnel up to a maximum of 120 hours or 160 hours for fifteen-year employees. Any annual leave accrued above these limits is forfeited. Due to the seasonality of the Ski Apache's business, Ski Apache's policy requires all accrued annual leave to be taken by the end of the Tribe's fiscal year-end, or it is forfeited. Personnel may be compensated for accrued annual leave only upon termination.

     Sick leave is accrued at 2.1 hours per pay period after 90 days of employment and 3.1 hours after three years of employment. Personnel are not compensated for accrued sick leave on termination. Accordingly, the compensated absence accrual does not include a provision for sick leave.

PRE-OPENING COSTS AND EXPENSES

     Pre-opening costs and expenses consist principally of direct incremental personnel costs, training costs and payroll costs for retaining the employees of the Inn during the fiscal year 2003 construction period. In accordance with the American Institute of Certified Public Accountants' Statement of Position 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES, pre-opening costs and expenses are expensed as incurred.

ADVERTISING COSTS

     The IMG Resort and Casino's advertising costs are expensed as incurred and are included as general and administrative expenses in the accompanying consolidated statements of income. Advertising costs for the years ended April 30, 2001, 2002 and 2003 were approximately $1,003,000, $615,000 and $696,000, respectively.

TRIBAL TAXES

     The Resorts are subject to tribal taxes as long as the enterprises are not subject to New Mexico Gross Receipts Tax. Ski Apache is subject to New Mexico Gross Receipts Tax. A tribal tax charge of 10.75% of room revenue, 6.75% of food and beverage revenue, and 6.5% of other revenue is accrued monthly and is payable to the Tribe. The Tribe uses these funds to reimburse the Inn for advertising costs. The Resorts have recorded approximately $2,107,000 and $0 for tax payable to the Tribe as of April 30, 2002 and 2003. The amounts are recorded as advances from the Mescalero Apache Tribe in the accompanying consolidated balance sheets. The Tribe re-classified approximately $2,553,000 of tax payable from the Inn to equity contribution to the Inn as of April 30, 2003 to reflect the forgiveness of the tax payable.


COSTS INCURRED BY THE TRIBE

     The Tribe incurred certain expenses on behalf of the Resorts as well as certain other entities of the Tribe. The costs incurred by the Tribe related to pension and self insurance are allocated based on each entity's salary expenses.


INCOME TAXES

     As an unincorporated enterprise of the Tribe, the IMG Resort and Casino and the Resorts are exempt from federal and state income taxes.

NEW ACCOUNTING PRONOUNCEMENTS

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements 4, 44 and 64, Amendment of FASB Statement 13, and Technical Corrections as of April 2002" ("SFAS 145"). The key provision of SFAS 145, which may affect IMG Resort and Casino and the Resorts, rescinds the existing rule that all gains or losses from the extinguishments of debt should be classified as extraordinary items. Instead, such gains and losses must be analyzed to determine if they meet the criteria for extraordinary item classification based on the event being both unusual and infrequent. Prior period gains and losses must be analyzed to determine if they meet the criteria to be classified as extraordinary items. If they fail the criteria, prior period gains and losses must be reclassified. IMG Resort and Casino and the Resorts adopted SFAS 145 on May 1, 2003 and they do not believe the adoption will have a material impact on the financial position, results of operations or cash flows.

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while the provisions of the disclosure requirements are effective for financial statements of interim or annual reports ending after December 15, 2002. At April 30, 2003, the IMG Resort and Casino had no indirect guarantees outstanding. The IMG Resort and Casino has adopted FIN 45, which has no material effect on the financial statements.

NOTE 2 -- ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Resorts maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments, which results in bad debt expense. The Resorts determines the adequacy of this allowance by periodically evaluating individual non-gaming customer receivables and considering the Resort's non-gaming customers financial condition, credit history and current economic conditions. If the financial condition of non-gaming customers were to deteriorate, resulting in an impairment of their ability to make payments, the Resorts may increase the allowance.

     The allowance for doubtful accounts and bad debt expense is as follows at April 30:

                                                      2002        2003
                                                   ---------   ---------
                     Allowance, beginning of year  $      --   $   3,448
                     Bad debt expense...........      49,759      16,548
                     Write-offs.................     (46,311)    (16,548)
                                                   ---------   ---------
                     Allowance, end of year.....   $   3,448   $   3,448
                                                   =========   =========

NOTE 3 -- RESTRICTED CASH AND CASH EQUIVALENTS

     Restricted cash consists of the Compulsive Gambler Fund. The balances were $360,945 and $475,249 at April 30, 2002 and 2003, respectively.

NOTE 4 -- INVENTORIES

     Inventories consist of the following at April 30:

                                                     2002        2003
                                                  ---------   ----------
                        Food and beverage......   $ 189,933   $ 263,066
                        Golf and pro shop......      94,020     121,925
                        Gift shops, fuel and        303,840     470,538
                                                  ---------   ---------
                        other..................
                             Total inventories.   $ 587,793   $ 855,529
                                                  =========   =========

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment is summarized as follows at April 30:

                                                                   2002           2003
                                                            -------------  ------------
      Land.............................................    $     538,894  $     538,894
      Buildings, lifts and snowmaking equipment........       37,704,373     25,702,414
      Non-gaming equipment, furniture and other........       22,524,530     20,772,051
      Gaming equipment.................................        7,168,780      7,250,967
      Leasehold and land improvements, lake and golf
      course...........................................        5,444,779      5,541,108
                                                            -------------  -------------
           Subtotal....................................       73,381,356     59,805,434
      Less accumulated depreciation and amortization...      (46,644,692)   (41,396,363)
                                                           -------------  -------------
           Property, plant and equipment, net..........       26,736,664     18,409,071
      Construction in progress.........................           20,094     29,847,569
                                                           -------------  -------------
                                                           $  26,756,758  $  48,256,640


     IMG Resort and Casino capitalized approximately $168,000 of interest expense related to construction of the Travel Center and Resort Project during year 2003. No such interest expense was capitalized during the year 2002 and 2001.

NOTE 6 -- LONG-TERM DEBT

     On April 3, 2003, IMG Resort and Casino, Inn and the Travel Center entered into an agreement with Citicorp North America, Inc. for a revolving credit agreement of $50,000,000, which matures on December 31, 2003. The first draw totaled $5,000,000 and was made on April 8, 2003. The Casino and Ski Apache are guarantors for the credit agreement. Additionally, the Tribe maintains a cash collateral account with the lender, which had a balance of approximately $18,977,000 as of April 30, 2003. Draws on this line will be made using Euro-currency Borrowing and bears interest at LIBOR plus 1%. If Euro-currency Borrowing is not available, draws will be made at ABR Borrowing, with an interest rate of 2 percent plus the higher of Citicorp North America Base Rate, as defined in the credit agreement the latest 3-week moving average of secondary market morning offering rate plus .5%, or the Federal Funds Rate plus .5%. Each draw must be a minimum of $1,000,000 or an integral number of $1,000,000. If any new debt is incurred, the new debt proceeds must first be used to payoff this revolving credit agreement (see Note 13).

     Long-term debt is summarized as of April 30 as follows:
                                                                       2002         2003
     Bureau of Indian Affairs, unsecured notes payable with
       payments of $27,100 per month, including interest at 8.5%,
       maturing in 2011.....................................     $ 2,019,590  $  1,861,650
     Citicorp North America Inc., revolving credit agreement
       of $50,000,000, bearing interest at the 12 month LIBOR
      (2.42% as of April 30, 2003) plus 1%, maturing on
      December 31, 2003.....................................           --        5,000,000

     Various notes payable with payments ranging from $3,603
     to $219,031 per month, plus accrued interest ranging from        84,105       591,809
                                                                 -----------  ------------
       4.25% to 10%, maturing between 2001 and 2004.........       2,103,695     7,453,459
     Less current portion...................................        (214,784)   (5,765,427)
                                                                 -----------  ------------
     Long-term portion......................................     $ 1,888,911  $  1,688,032
                                                                 ===========  ============

     The maturities of long-term debt as of April 30, 2003 are as follows:

                              YEAR ENDING APRIL 30:

                                 2004............      $ 5,765,427
                                 2005............          188,965
                                 2006............          205,667
                                 2007............          223,847
                                 2008............          243,633
                                 Thereafter......          825,920
                                                       -----------
                                                       $ 7,453,459


NOTE 7 -- GAMING REVENUE SHARING AND REGULATORY FEES


     The Tribe regulates the Resort's gaming activities through the Mescalero Apache Tribe Gaming Regulatory Commission, an agency of the Tribe (the "Commission"). The Commission reports directly to the Tribal Council. A regulatory fee is paid to the Tribe as reimbursement for the cost of regulating the gaming activities. The Casino also pays a federal regulatory fee. All tribal and federal regulatory fees have been paid when due.

     On August 29, 1997, the Tribe and the State of New Mexico (the "State") entered into a Tribal-State Compact (the "Compact") to govern gaming on the Mescalero Apache Reservation. The terms of the Compact subject the Casino to various regulatory fees and revenue sharing payable to the State. Among the provisions of the Compact are requirements for quarterly revenue sharing payments consisting of 16% of the net win from video gaming and quarterly regulatory fees assessed on the number of gaming facilities, the number of gaming machines and the number of gaming tables and other devices.

     The Tribe has challenged the legality of these fee arrangements, claiming them to be an illegal tax on Indian gaming under the Indian Gaming Regulatory Act. The Tribe has invoked its right to seek dispute resolution of the issues involved through the arbitration process provided for in the Compact and no revenue sharing or regulatory fees have been remitted to the State. Although the Tribe's management does not believe that an unfavorable outcome is probable, as of April 30, 2003, the Casino has accrued approximately $39,821,000 for the full amount of this obligation. To the extent the Tribe's claims are determined to be valid, the excess of amounts accrued over any required settlement payments would result in a gain to the Casino and be included in income from operations in the period in which a favorable settlement was reached. The terms of the Compact do not provide for the payment of interest or penalties and management believes that any payment of interest or penalties upon settlement is unlikely.

     Prior to September 2001, the Casino retained the funds and restricted its use for paying revenue sharing and regulatory fees. In September 2001, the Casino transferred the accumulated funds to the Tribe and continues to transfer funds on a quarterly basis in an amount equal to the required revenue sharing and fee obligation. Total sharing and regulatory fees, included in gaming operating expenses in the consolidated statements of income, are summarized below for the years ended April 30:


                                                     2001         2002          2003
                                                 -----------  -----------   -----------
        Gaming revenue sharing fees.........     $ 5,508,933  $ 5,904,511   $ 6,277,366
        State regulatory fees................      1,317,047    1,234,580     1,322,314
        Commission regulatory fees...........        606,204      720,271       755,821
        State responsible gaming fees........         86,077       92,441       117,542
        Federal regulatory fees..............         46,633       29,282        20,449
                                                 -----------  -----------   -----------
        Total revenue sharing and regulatory
         fees...............................     $ 7,564,894  $ 7,981,085   $ 8,493,492
                                                 ===========  ===========   ===========


     Accrued revenue sharing and regulatory fees consists of the following at April 30:

                                                  2002           2003
                                              ------------   ------------
     Gaming revenue sharing fees.........     $ 25,709,961   $ 31,987,328
     State regulatory fees................       5,996,861      7,319,172
     State responsible gaming fees........         397,041        514,582
                                              ------------   ------------
     Total revenue sharing and regulatory
      fees................................    $ 32,103,863   $ 39,821,082
                                              ============   ============


NOTE 8 -- DEFINED BENEFIT PENSION PLAN

     IMG Resort and Casino and the Resorts participate in the Mescalero Apache Tribe Defined Benefit Plan (the "Plan"), a single-employer defined benefit pension plan that covers substantially all full-time employees of the Tribe. Individuals who provide services to IMG Resort and Casino and the Resorts are employees of the Tribe and participates in the Plan. The Tribe is the Plan sponsor and handles all administration and funding of the Plan. The Tribe reserves the right to amend any or all provisions of the Plan. Changes to Plan provisions and contribution requirements must be approved by the Tribal Council. The Plan provides retirement, disability and death benefits to plan members and beneficiaries.

     The Tribe, upon advice from legal counsel, has determined that the Plan is a "governmental plan" as described in Section 414(d) of the Internal Revenue Code ("IRC"). As such, the Plan is exempt from many of the requirements placed on qualified plans, including (but not limited to) the reporting and disclosure requirements of ERISA, coverage under the Pension Benefit Guaranty Corporation ("PBGC") and the minimum and maximum funding requirements of IRC Sections 412 and 404.

     No separately prepared financial statements of the plan are available. Following is a summary of the pertinent plan provisions.

EFFECTIVE DATE AND PLAN YEAR

     The Plan was established effective January 1, 1976, with the latest plan restatement effective January 1, 1998. The Plan year end is December 31, while IMG Resort and Casino's and the Resort's fiscal year ends April 30 and the Tribe's fiscal year ends September 30.

ELIGIBILITY

     Each employee is eligible to become a participant in the plan on January 1st or July 1st immediately following completion of one year of service in which the employee completes at least 1,000 hours of service.

SERVICE

     Service credited for benefit and vesting purposes is defined as the number of the plan years in which the employee completes at least 1,000 hours of service, subject to certain break in service rules. Service prior to the 1976 plan year shall be based on continuous service, with a full year credited for each year in which the participant was employed for at least one hour.

COMPENSATION

     Compensation for a plan purposes is defined as W-2 compensation paid to an employee by the employer. A participant's annual compensation for plan purposes is limited consistent with Internal Revenue Code Section 401(a)(17).

NORMAL RETIREMENT

CONDITION

     The normal retirement date is the January 1 coincident with or next following the participant's 65th birthday.

BENEFIT

     The normal retirement benefit, 1/12th of which is payable monthly for the life of the participant, is equal to the sum of the following:

     o 1.20% of average earnings multiplied by the participant's years of benefit service limited to 30 years, plus

     o .65% of average earnings in excess of $9,996, multiplied by the participant's years of benefit service not in excess of 30 years.

     "Average earnings" is the average annual compensation of a participant for the five consecutive plan years that produce the highest average.

ACCRUED BENEFIT

     The accrued benefit is the monthly benefit with payments beginning at normal retirement, which has been earned due to compensation and benefit service as of any determination date. The accrued benefit is payable for the life of the participant and is computed in the same manner as for normal retirement, using the participant's average earnings and benefit service as of the date of determination.

LATE RETIREMENT

CONDITION

     A participant may choose to postpone their retirement beyond their normal retirement date, in which event no benefit shall be payable until actual retirement.

BENEFIT

     The participant's benefit, commencing on the January 1 following the actual date of retirement, shall be greater of the actuarial equivalent of the benefit the participant would have received at their normal retirement date, and the benefit computed using the participant's compensation and the benefit service earned after the normal retirement date.

DISABILITY RETIREMENT

CONDITION

     If a participant becomes totally and permanently disabled, as demonstrated by the receipt of Social Security benefits, the employee will be entitled to receive a disability retirement benefit.

BENEFIT

     The participant shall receive the single sum actuarial equivalent value of their accrued benefit determined as of the January 1 following the participant's termination of employment due to disability.

DEATH BEFORE RETIREMENT

CONDITION

     In the event of death of a participant after becoming eligible for a vested benefit under the Plan, and while either (i) actively employed by the employer, or (ii) on deferred vested status but prior to receiving any retirement benefits, a death benefit shall be payable to the participant's named beneficiary.

BENEFIT

     The death benefit shall be the single sum actuarial equivalent of the participants accrued benefit determined as of the participant's date of death.

MINIMUM DEATH BENEFIT

     A monthly benefit is payable on the first day of the calendar month following the participant's date of death or the earliest date the participant could have elected benefit payments to commence, whichever is later, and continuing for the lifetime of the surviving spouse. The benefit is determined as 50% of the benefit the participant would have received if the participant had terminated employment the day before his death (or on his actual date of termination if earlier), had lived to the benefit commencement date, and elected an immediate joint and 50% to survivor benefit. The value of any other death benefit provided under the Plan shall be reduced by the value of this surviving spouse benefit.

TERMINATION OF EMPLOYMENT

CONDITION

     If a participant terminates employment after completing 3 or more years of vesting service, participant is entitled to a deferred vested benefit with payment commencing on their normal retirement date.

BENEFIT

     The amount of the benefit is calculated as the product of a vesting percentage and the accrued benefit determined as of the participant's date of termination. The vesting percentage is determined from the following table:

                                     YEARS OF VESTING         VESTING
                                          SERVICE            PERCENTAGE
                                   Less than 3.........           0%
                                   3...................          20
                                   4...................          40
                                   5...................          60
                                   6...................          80
                                   7 or more...........         100

     If employment is otherwise terminated before retirement, no benefits are provided under the Plan.

ACTUARIAL EQUIVALENCE

     Actuarial equivalent values shall be computed based on the 1971 Individual Annuitant Mortality Table, male rates offset 2 years, with a pre-retirement interest rate of 5.5% and a post-retirement interest rate of 5%. For lump sum amounts only, the PBGC interest rates in effect as of the first date of the Plan year in which the calculation is made are used if a higher benefit results. Notwithstanding the foregoing, if a lump sum amount is greater than $25,000, the lump sum shall be determined using 120% of the PBGC rates in effect as of the first day of the plan year in which the calculation is made, but shall be no less than $25,000.

PLAN EXPENSES

     All expenses of the Plan are paid by the Tribe. Allocated pension expenses totaled $1,303,395, $1,331,088, and $1,631,828, for the years ended April 30,
2001, 2002 and 2003, respectively. Such costs are not required to be reimbursed to the Tribe and therefore have been accounted for as contributed capital.

CONTRIBUTIONS TO THE PLAN

     Upon retirement, the Tribe contributes actuarially determined amounts to fund retirement benefits. No contributions by participating employees are required.

FUNDING POLICY

     The Plan provides that Guaranteed Retirement Annuity Contracts (guaranteed interest contracts) are purchased to provide retirement benefits to participants. Funding to purchase contracts is based upon actuarially determined deposits made by the Tribe.

     Although the Tribe has determined that it is not subject to Internal Revenue Code Section (IRC) 412 regarding funding, the annual funding according to the latest actuarial valuation at January 1, 2000, was based on this criteria. The contribution rate is based on a pay-as-you-go basis and, therefore, there is no set contract contribution rate. No contributions have been made by the Tribe, or billed to any of the enterprises, for any year ended through 2003.

     The Plan requires an actuarial valuation every three years. The latest full actuarial valuation was performed as of January 1, 2000 and was updated with current assumptions by the actuary as of January 1, 2001, 2002 and 2003. Census data from the January 1, 2000 actuarial valuation was used for these projections. Liabilities were then projected to the end of each disclosure year, taking into account additional liabilities for new participants based on the liability for participants first considered in the 2000 actuarial valuation. Since actual census data was not used in valuation for period from December 31, 2000 through January 1, 2003, actual cost and liability may significantly differ from the amounts projected and disclosed below.

     The Tribe has the ability to request reimbursement for costs related to the periodic pension cost from IMG Resort and Casino and the Resorts if it should choose to do so; however, no such requests have been made. The Tribe has also represented that a request for reimbursement of such costs would not be made in the future related to prior years. Accordingly, no liability has been recorded on the consolidated balance sheets for April 30, 2001, 2002 and 2003. The amounts shown in the table below for allocated cost has been recorded as contributions from the Tribe in the accompanying consolidated statements of changes in equity.

FUNDING STATUS AND PROGRESS

     The amount shown below as the "pension benefit obligation" is a standardized disclosure measure of the present value of pension benefits adjusted for the effects of projected salary increases estimated to be payable in the future as a result of employee service to date. The measure is intended to help users assess the funding status of the Plan on a going-concern basis, and to assess progress made in accumulating sufficient assets to pay benefits when due. The measure is the actuarial present value of credited projected benefits and is independent of the funding method used to determine contributions to the Plan. The amounts may be significantly different up on the next full actuarial valuation.

     The Plan's funded status as of January 1 consist of:

                                                   2001          2002           2003
                                               ------------  ------------   -------------
      Actuarial present value of accumulated
      plan benefits:
        Vested...............................  $ 11,352,425  $ 14,050,989   $ 18,318,552
        Nonvested............................       908,526     1,394,597      2,069,634
                                               ------------  ------------   ------------
                                               $ 12,260,951  $ 15,445,586   $ 20,388,186
                                               ============  ============   ============

                                                    2001          2002           2003
                                               ------------- -------------  ------------
     Accrued pension costs:
       Projected benefit obligation            $(17,032,630)  $(20,852,106) $(26,893,541)
       Plan assets at fair value                  2,646,875      1,882,774     1,434,904
                                               ------------  -------------  ------------
       Funded status...........                 (14,385,755)   (18,969,332)  (25,458,637)
       Unrecognized net loss...                   6,569,596      8,224,899    11,200,615
                                               ------------  -------------  ------------
          Accrued pension cost.                $ (7,816,159)  $(10,744,433) $(14,258,022)
                                               ============  =============  ============

                                                   2001           2002         2003
                                               ------------   ------------ -------------
      The net pension expense consists of:
        Service cost.........................  $ 1,371,481    $ 1,563,881   $ 1,776,505
        Interest cost........................    1,152,720      1,256,082     1,503,361
        Expected return on plan assets.......     (259,260)      (188,960)     (141,334)
        Amortization of net loss.............      296,431        297,271       375,057
                                               -----------    -----------  -------------
        Periodic pension cost................  $ 2,561,372    $ 2,928,274   $ 3,513,589
                                               ===========    ===========  =============
        Pension cost allocated to IMG Resort
      and Casino............................   $ 1,303,396    $ 1,331,088   $ 1,631,828
                                               ===========    ===========  =============


     Significant assumptions used in the January 1, 2001, 2002 and 2003 valuation are as follows: the weighted average discount rates used in determining the actuarial present value of accumulated plan benefits were 7.50%, 7.25%, 6.75%, respectively; the rate of compensation increase used to measure the projected benefit obligation was 3% for all three years; the weighted average expected long-term rate of return on plan assets was 8% for all three years.

NOTE 9 -- RISK MANAGEMENT

     The IMG Resort and Casino manages the exposure to the risk of most losses through various commercial insurance policies. There have been no reductions in insurance coverage. Settlement amounts have not exceeded insurance coverage for 2001, 2002 and 2003, respectively.

     The Tribe is self-insured for employee health and accident insurance. The IMG Resort and Casino's and the Resorts' employees are covered by this plan and remit amounts to the Tribe for their share of the self-insurance costs. The total amount reimbursed to the Tribe by the Inn, Casino and Ski Apache were approximately $408,000, $549,000 and $647,000 for 2001, 2002 and 2003,
respectively.

     The Tribe maintains worker's compensation insurance coverage under a retrospective rated policy whereby premiums are accrued based on the loss experience of the Tribe and its various enterprises. The IMG Resort and Casino's and the Resorts' employees are covered under this plan. Under this policy, premiums may be adjusted at the end of the coverage period based on loss experience for the coverage period. Management of the Tribe, the IMG Resort and Casino and the Resorts have not provided an estimate for losses that may result in premium adjustments at the end of the coverage period.

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

     The IMG Resort and Casino and Resorts are involved in various legal actions incident to their operations that, in the opinion of management, will not materially affect the IMG Resort and Casino's financial position or the results of its operations.

OCCUPANCY FEE

     A special use permit was obtained from the United States Department of Agriculture Forest Service for Ski Apache's use of 80 acres of land in Lincoln National Forest. The permit is dated April 23, 1985, and has a term of 30 years with a quarterly occupancy fee based on revenue and gross fixed assets. Occupancy fee for the years ended April 30, 2001, 2002 and 2003 totaled approximately $133,000, $111,800 and $121,000, respectively.

CONSTRUCTION AGREEMENT

     In February 2002, the Tribe entered into a construction agreement for the development of the Travel Center and the new Hotel and Casino on behalf of the IMG Resort and Casino. Estimated construction cost is approximately $149,720,000.

NOTE 11 -- RELATED-PARTY TRANSACTIONS

     The Tribe operates other entities and enterprises in various industries, including telecommunication, timber and forest products, gas and convenience store; in addition, the Tribe has a housing authority, school and nursing facility. Financial results of the Tribe and its other enterprises and entities are not included in these consolidated financial statements.

     The IMG Resort and Casino uses Mescalero Apache Telecommunications for some its telecommunications related services. The IMG Resort and Casino paid Mescalero Apache Telecommunications approximately $0, $126,200 and $152,200 for the years ending April 30, 2001, 2002 and 2003, respectively, for such services.

     In addition to the amounts due to the Casino from the Tribe in connection with revenue sharing and regulatory fees (see Note 7), the total amounts due to the Tribe from the Resorts at April 30, 2002 and 2003 totaled $6,660,807 and $0, respectively. The amounts principally consist of advances from the Tribe to cover operating expenses, capital outlays and debt services for the Inn, as well as Tribal taxes payable by the Inn to the Tribe. The Tribe reclassified $6,890,716 due from the Resorts as an equity contribution and $1,193,833 due to Ski Apache from the Tribe as an equity distribution as of April 30, 2003, in connection with the reorganization (see Note 1).

     The Tribe created the IMG Resort and Casino to manage the Resorts as enterprises of the tribal government. As such, intertribal advances are treated as non-interest bearing loans with repayment to be made when, and if, the recipient's financial condition so permits. If amounts advanced to the Resorts are not repaid, the effect would be to increase the Resort's equity by the amounts advanced.

NOTE 12 -- OPERATING SEGMENTS

                                                  RESORT/        TRAVEL
                GAMING       HOTEL    SKI APACHE  HOLDING CO.    CENTER
    2001      OPERATIONS  OPERATIONS  OPERATIONS  OPERATIONS    OPERATIONS  ELIMINATIONS    TOTAL

Revenue.....  $40,526,957 $18,913,603 $10,448,600    $ --          $--      $(9,000,000) $60,889,160
Income from
  operations    8,478,871   7,423,653   3,707,452      --           --             --     19,609,976
Segment
  assets....   54,116,047  18,067,307  15,750,012      --           --       (13,495,432) 74,437,934


     The IMG Resort and Casino has five operating segments: Gaming, Hotel, Ski Apache, Resort Management and Travel Center. The Gaming segment information includes the activities of the Casino. The Hotel segment information includes the activities of the Inn, hunting, golf, fishing and horseback riding. The Ski Apache segment includes the activities of Ski Apache. Resort Management includes the activities of the IMG Resort and Casino and the pre-opening activities of the Casino and the Inn. The Travel Center includes the pre-opening activities. These operating segments represent distinct business activities, which are managed separately.

                                                    RESORT/      TRAVEL
                GAMING       HOTEL    SKI APACHE  HOLDING CO.    CENTER
    2002      OPERATIONS  OPERATIONS  OPERATIONS  OPERATIONS    OPERATIONS  ELIMINATIONS    TOTAL

Revenue.....  $42,644,693 $19,112,047 $9,429,456     $ --          $--      $(9,000,000) $62,186,196
Income from
  operations    8,777,733   7,952,473  2,648,548       --           --             --     19,378,754
Segment
  assets....   28,296,327  20,248,720 15,489,333       --           --      (14,176,098)  49,858,282


                                                     RESORT/     TRAVEL
                 GAMING        HOTEL   SKI APACHE  HOLDING CO.   CENTER
    2003       OPERATIONS   OPERATIONS OPERATIONS  OPERATIONS   OPERATIONS   ELIMINATIONS    TOTAL

Revenue.....   $47,636,772 $13,261,039 $10,604,500 $       --    $    --     $(5,250,000) $66,252,311
Income from
  operations    13,056,515  (1,682,758)  2,932,412         --    (62,584)            --    14,243,585
Segment assets   4,829,867  10,882,615  14,032,654  29,814,295        --         (59,430)  59,500,001



NOTE 13 -- SUBSEQUENT EVENTS

     Subsequent to year end, construction related to the Travel Center was completed in May 2003 and the Travel Center was opened to the public.

     The IMG Resort and Casino has continued to draw on its revolving credit agreement to fund ongoing construction of the Project. The total outstanding balance on the credit agreement as of July 31, 2003 was $19,000,000. Management estimates the total cost of the Travel Center and the Resort Project to be approximately $188,000,000. Management finalized the terms of a fixed price contract for the new Inn and Casino with its design/builder for $135,169,000.

     Subsequent to year end, effective June 30, 2003, the Tribe established a special assessment tax to provide a source of funds for the repayments of costs related to construction of the Mescalero Apache K-12 School. The Resorts are required to transmit all taxes imposed on or collected by them to the Tribe. Under the terms of the assessment tax, the Resorts are required to remit at a minimum $200,000 per month. For any month the taxes collected or imposed by the Resorts are less than $200,000, the Resort will be required to remit the difference to the Tribe.

NOTE 14 - CONSOLIDATING INFORMATION

In connection with IMG Resort and Casino's issuance in November 2003 of $200,000,000 of 12% senior notes, IMG Resort and Casino and the Resorts (the "wholly owned Guarantors") have, jointly and severally, fully and unconditionally guaranteed the 12% senior notes. These guarantees are secured only until the completion of the Resort Project and thereafter unsecured and subordinated in right of payment to all existing and future indebtedness outstanding and any other indebtedness permitted to be incurred by IMG Resort and Casino under the terms of the indenture agreement for the 12% senior subordinated notes.

Pursuant to Rule 3-10 of Regulation S-X, the following consolidating information is for IMG Resort and Casino and the wholly owned Guarantors of the 12% senior notes. This consolidated financial information has been prepared from the books and records maintained by IMG Resort and Casino and the wholly owned Guarantors. The consolidated financial information may not necessarily be indicative of results of operations or financial position had the wholly owned Guarantors operated as independent entities. The separate financial statements of the wholly owned Guarantors are not presented because management has determined they would not be material to investors.

The Resorts are wholly owned subsidiaries of IMG Resort and Casino. IMG Resort and Casino was established on April 2, 2003 for the purpose of managing the Resorts. The following consolidating information is presented as of and for the year ended April 30, 2003 as the IMG Resort and Casino did not exist prior to April 2, 2003 (see Note 1).


                                    CONSOLIDATING BALANCE SHEETS

                                        AS OF APRIL 30, 2003

                                                  IMG Resort      Guarantor
                                                  and Casino     Subsidiaries   Eliminations    Consolidated
                                                  -----------    ------------   -------------   ------------
                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                       $   29,221      $9,302,701    $                 9,331,922
  Restricted cash and cash equivalents                     -         475,249              -         475,249
  Accounts receivable                                      -         175,662              -         175,662
  Inventories                                        208,466         647,063              -         855,529
  Prepaid expenses                                    15,785         273,214              -         288,999
  Deferred financing costs                           100,000               -              -         100,000
                                                  -----------    ------------   -------------   ------------
     Total current assets                            353,472      10,873,889              -      11,227,361

NON CURRENT ASSETS:
  Liquor license                                           -          16,000              -          16,000
  Property, plant and equipment, net              29,460,823      18,795,817              -      48,256,640

INVESTMENT IN SUBSIDIARIES                       (15,782,894)              -     15,782,894              -
                                                  -----------    ------------   -------------   ------------
                                                 $ 14,031,401     29,685,706    $15,782,894      59,500,001
                                                  ===========    ============   =============   ============

LIABILITIES AND EQUITY

                              CURRENT LIABILITIES:

  Accounts payable and other short term
    liabilities                                  $         -      $1,410,471    $         -       1,410,471
  Construction in Progress Accounts Payable        7,155,922               -              -       7,155,922
  Accrued expenses                                   136,062       1,614,176              -       1,750,238
  Accrued revenue sharing and regulatory fees              -      39,821,082              -      39,821,082
  Deposits and advance payments                            -         749,508              -         749,508
  Current portion of long-term debt                5,580,096         185,331              -       5,765,427
                                                  -----------    ------------   -------------   ------------
     Total current liabilities                    12,872,080      43,780,568              -      56,652,648

NON CURRENT LIABILITIES:
Long-term debt, net of current portion                     -       1,688,032              -       1,688,032
                                                  -----------    ------------   -------------   ------------
Total long-term debt                                       -       1,688,032              -       1,688,032

     Total liabilities                            12,872,080      45,468,600              -      58,340,680

EQUITY:
  Contributed capital                             24,844,077       7,901,862     (7,901,862)     56,113,676
  Retained deficit                               (23,684,756)    (23,684,756)    23,684,756     (26,112,285)
                                                  -----------    ------------   -------------   ------------
     Total equity                                  1,159,321     (15,782,894)     15,782,894     30,001,391
                                                  -----------    ------------   -------------   ------------
     Total liabilities and equity                $14,031,401     $29,685,706     $15,782,894    $59,500,001
                                                  ===========    ============   =============   ============


                                 CONSOLIDATING STATEMENTS OF INCOME

                                      YEAR ENDED APRIL 30, 2003

                                           IMG Resort       Guarantor
                                           and Casino      Subsidiaries    Eliminations  Consolidated
                                           ------------    ------------    -----------   -------------
Revenues:
  Gaming                                   $         -     $46,942,180     $        -    $ 46,942,180
  Food and beverage                                  -       4,893,997              -       4,893,997
  Rooms                                              -       3,394,434              -       3,394,434
  Recreation and other                               -      11,952,860              -      11,952,860
                                           ------------    ------------    -----------   -------------
     Gross revenues                                  -      67,183,471              -      67,183,471
     Less - promotional allowances                   -         931,160              -         931,160
                                           ------------    ------------    -----------   -------------
       Net revenue                                   -      66,252,311              -      66,252,311
                                           ------------    ------------    -----------   -------------

Operating costs and expenses:
  Gaming                                             -      19,457,655              -      19,457,655
  Food and beverage                                  -       4,955,537              -       4,955,537
  Rooms                                              -       1,552,133              -       1,552,133
  Recreation and other                               -       5,757,452              -       5,757,452
  General and administrative                         -       6,500,909              -       6,500,909
  Pension Cost                                       -       1,631,828                      1,631,828
  Gaming and regulatory commission fees              -         750,821                        750,821
  Self insurance costs allocated from
    the Tribe                                                  647,000                        647,000
  Mescalero Apache Telecommunication                           152,200                        152,200
  Pre-opening costs and expenses                     -       1,389,967                      1,389,967
  Depreciation and amortization                      -       9,213,224              -       9,213,224
                                           ------------    ------------    -----------   -------------
     Total operating expenses                        -      52,008,726              -      52,008,726
                                           ------------    ------------    -----------   -------------

Income from operations                               -      14,243,585              -      14,243,585
                                           ------------    ------------    -----------   -------------
Other income:
  Interest income                                    -         190,120              -         190,120
  Other income                                       -         170,984              -         170,984
                                           ------------    ------------    -----------   -------------
     Total other income                              -         361,104              -         361,104
                                           ------------    ------------    -----------   -------------

     Net Income                            $         -     $14,604,689              -     $14,604,689
                                           ============    ============    ===========   =============




                                   CONSOLIDATING STATEMENTS OF CASH FLOWS

                                          YEAR ENDED APRIL 30, 2003


                                                    IMG Resort      Guarantor
                                                    and Casino     Subsidiaries    Eliminations   Consolidated
                                                    ------------   ------------    ------------   ------------
Cash flows from operating activities:
  Net income                                        $         -    $14,604,689     $         -    $14,604,689
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation and amortization                            -      9,213,224               -      9,213,224
     Gain on sale of property, plant and equipment            -        (13,741)              -        (13,741)
  Changes in assets and liabilities:
       Restricted cash and cash equivalents                   -       (114,304)              -       (114,304)
       Accounts receivable, net of allowance                  -        (58,908)              -        (58,908)
       Inventories                                     (208,466)       (59,270)              -       (267,736)
     Prepaid expenses                                   (15,785)       (61,801)              -        (77,586)
     Liquor license                                           -         (1,000)              -         (1,000)
     Accounts payable                                         -        583,895               -         583,895
       Accrued expenses                                 136,062        318,733               -         454,795
       Accrued revenue sharing and regulatory fees            -      7,717,219               -       7,717,219
       Deposits and advance payments                          -        (20,034)              -         (20,034)
         Net cash provided by operating activities      (88,189)    32,108,702               -      32,020,513
                                                    ============   ============    ============   ============
Cash flows from investing activities:
  Investment in subsidiaries                         15,782,894              -     (15,782,894)             -
  Purchase of property, plant and equipment         (29,460,823)    (1,273,740)              -     (30,734,563)
  Construction in progress accounts payable           7,155,922              -               -       7,155,922
  Proceeds from sale of property, plant and
    equipment                                                 -         35,198               -          35,198
                                                    ------------   ------------    ------------   ------------
      Net cash used by investing activities           6,522,007    (1,238,542)     (15,782,894)     23,543,443
                                                    ============   ============    ============   ============

Cash flows from financing activities:
  Deferred financing costs                             (100,000)             -               -       (100,000)
    Advances from Mescalero Apache Tribe                      -   (11,107,588)               -    (11,107,588)
    Borrowings on revolving line of credit            5,000,000             -                -      5,000,000
    Principal borrowings (payments) on
     long-term debt, net                                580,096      (230,332)               -        349,764
    Distributions to Mescalero Apache Tribe                   -   (40,561,702)               -    (40,561,702)
    Contributions from Mescalero Apache Tribe         1,159,321     8,522,544       15,782,894     25,464,759
                                                    ------------   ------------    ------------   ------------
        Net cash used by financing activities         6,639,417   (43,377,078)      15,782,894    (20,954,767)
                                                    ============   ============    ============   ============

Net (decrease) increase in cash and cash equivalents     29,221   (12,506,918)               -    (12,477,697)
Cash and cash equivalents, beginning of year                  -    21,809,619                -     21,809,619
                                                    ------------   ------------    ------------   ------------

Cash and cash equivalents, end of year               $   29,221    $9,302,701     $          -    $ 9,331,922
                                                    ============   ============    ============   ============
Supplemental cash flow information:
     Cash paid for interest                          $    5,439    $   167,968    $          -    $   173,407
                                                    ============   ============    ============   ============
Non-cash financing activities:
     Distributions to Mescalero Apache Tribe         $        -    $ 1,193,833               -      1,193,833
                                                    ============   ============    ============   ============
     Contribution from Mescalero Apache Tribe        $        -    $ 7,820,274    $          -    $ 7,820,274
                                                    ============   ============    ============   ============




                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

                           CONSOLIDATED BALANCE SHEETS

                    AS OF APRIL 30, 2003 AND JANUARY 31, 2004
                                   (UNAUDITED)

                                                                                  (UNAUDITED)
                                                                  APRIL 30,       JANUARY 31,
                                                                    2003              2004
                                                               -------------     --------------

                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................              $ 9,331,922      $ 14,417,182
  Restricted cash and cash equivalents.............                  475,249       152,099,990
  Accounts receivable, net.........................                  175,662           419,231
  Inventories......................................                  855,529         1,057,823
  Prepaid expenses.................................                  288,999           648,056
  Deferred financing costs.........................                  100,000         1,515,541
                                                               -------------     -------------
     Total current assets..........................               11,227,361       170,157,823
NON CURRENT ASSETS:
  Liquor license...................................                   16,000            16,000
  Deferred Financing Costs                                                 -         9,093,243
  Property, plant and equipment, net...............               48,256,640       129,679,703
                                                               -------------     -------------
     Total assets..................................              $59,500,001      $308,946,769
                                                               =============     =============

                              LIABILITIES AND EQUITY
CURRENT LIABILITIES:
  Accounts payable and other short term liabilities              $ 1,410,471      $  4,759,516
  Construction in progress accounts payable........                7,155,922        14,462,689
  Accrued expenses.................................                1,750,238         3,496,294
  Accrued revenue sharing and regulatory fees......               39,821,082        47,492,569
  Accrued interest.................................                        -         6,000,000
  Deposits and advance payments....................                  749,508            -
  Current portion of long-term debt................                5,765,427         1,001,412
                                                               -------------     -------------
     Total current liabilities.....................               56,652,648        77,212,480
NON CURRENT LIABILITIES:
  Long-term debt, net of current portion...........                1,688,032       201,732,898
                                                               -------------     -------------
     Total liabilities.............................               58,340,680       278,945,378
                                                               -------------     -------------
COMMITMENTS AND CONTINGENCIES (Note 6)
EQUITY:
  Contributed capital..............................               24,844,077        56,113,676
  Retained deficit.................................              (23,684,756)      (26,112,285)
                                                               -------------     -------------
     Total equity..................................                1,159,321        30,001,391
                                                               -------------     -------------
     Total liabilities and equity..................              $59,500,001      $308,946,769
                                                               =============     =============



         The accompanying notes are an integral part of these condensed, consolidated financial statements.

                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                              FOR THE THREE MONTHS      FOR THE NINE MONTHS ENDED
                                                      ENDED                    JANUARY 31,
                                                   JANUARY 31,
                                                 2003           2004        2003          2004
                                            -------------  -----------  ------------  -------------
Revenues:
  Gaming................................     $ 10,601,226  $13,588,869  $ 36,541,284  $ 45,363,920
  Food and beverage.....................        1,423,704    1,446,736     3,883,198     4,055,599
  Rooms.................................          736,811            0     3,354,534             0
  Recreation and other..................        5,772,074    5,817,425     7,935,627    10,280,647
                                            -------------  -----------  ------------  ------------
     Gross revenues.....................       18,533,815   20,853,030    51,714,643    59,700,166
       Less-- promotional allowances....          223,547      472,707       711,302       900,879
                                            -------------  -----------  ------------  ------------
          Net revenues..................       18,310,268   20,380,323    51,003,341    58,799,287
Operating costs and expenses:
  Gaming................................        5,077,875    6,983,716    14,703,743    20,070,696
  Food and beverage.....................          986,657    1,522,534     3,506,827     4,990,936
  Rooms.................................          726,129            -     1,672,144       128,130
  Recreation and other..................        1,680,235    3,064,181     3,344,341     7,112,328
  General and administrative............        1,229,187    2,018,846     5,387,263     6,265,104
  Pension (allocated by related party)..          354,964      417,605     1,112,906     1,309,301
  Gaming regulatory commission fees
   (charged  by related party)..........          172,148      136,118       530,956       529,782
  Insurance (allocated by related party)          278,000      311,000       709,148       805,948
  Telecommunication (charged by related
   party)...............................           37,232       50,919       105,062       240,632
  Pre-opening costs and expenses........          -            597,241       -           2,458,597
  Depreciation and amortization.........          880,335    1,383,599     2,858,350     3,791,884
                                            -------------  -----------  ------------  ------------
  Total cost of sales and expenses......       11,425,762   16,485,759    17,072,601    11,095,948
                                            -------------  -----------  ------------  ------------
Income from operations..................        6,884,506    3,894,564    17,072,601    11,095,948
Other income (expense):
  Interest income.......................           45,057      306,760       160,678       328,812
  Interest expense, net of amounts
   capitalized..........................          (22,439)  (1,297,188)     (113,884)   (1,297,188)
  Other income..........................           19,201       56,665       107,741       193,931
                                            -------------  -----------  ------------  ------------
  Total other income (expense)..........           41,819    (933,763)       154,265      (774,445)

  Net income............................    $   6,926,325  $2,960,801     17,226,866    10,321,503
                                            =========================================================


              The accompanying notes are an integral part of these
                 condensed, consolidated financial statements.


           INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
                                   (UNAUDITED)

                                                                      RETAINED
                                                  CONTRIBUTED         EARNINGS           TOTAL
 FOR THE THREE MONTHS ENDED JANUARY 31, 2004        CAPITAL           (DEFICIT)         EQUITY
--------------------------------------------     ---------------   --------------   ------------
Balances, October 31, 2003..................        $27,269,825    $(25,526,708)     $1,743,117
Contributed capital from Mescalero Apache
Tribe:......................................
  Construction of Resort....................         28,426,246               -      28,426,246
  Forgiveness of allocated pension cost.....            417,605               -         417,605
Distributions to Mescalero Apache Tribe:....                 -
  Operating Transfers.......................                 -       (3,546,378)     (3,546,378)
Net income..................................                 -        2,960,801       2,960,801
                                                 ---------------   --------------   ------------
Balances, January 31, 2004..................        $56,113,676    $(26,112,285)    $30,001,391
                                                 ===============   ==============   ============

                                                                      RETAINED
                                                  CONTRIBUTED         EARNINGS         TOTAL
 FOR THE NINE MONTHS ENDED JANUARY 31, 2004         CAPITAL           (DEFICIT)       EQUITY
-------------------------------------------     ---------------   --------------   ------------

Balances, April 31, 2003....................        $24,844,077    $(23,684,756)     $1,743,117
Contributed capital from Mescalero Apache
Tribe:......................................
  Construction of Resort....................         29,960,298               -      29,960,298
  Forgiveness of allocated pension cost.....          1,309,301               -       1,309,301
Distributions to Mescalero Apache Tribe:....
  Operating Transfers.......................                  -     (12,749,032)    (12,749,032)
Net income..................................                  -      10,321,503      10,321,503
                                                 ---------------   --------------   ------------
Balances, January 31, 2004..................        $56,113,676    ($26,112,285)    $30,001,391
                                                 ===============   ==============   ============





                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                                                 FOR THE NINE MONTHS ENDED

                                                                          JANUARY 31,
                                                                     2003             2004
                                                                -------------    --------------

Cash flows from operating activities:
  Net income........................................            $ 17,226,866     $ 10,321,503
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..................               2,858,350        3,791,884
     Changes in assets and liabilities:
       Restricted cash and cash equivalents.........                 (90,166)         (29,581)
       Accounts receivable, net of allowance........                (102,107)        (243,569)
       Inventories..................................                (779,532)        (202,294)
       Prepaid expenses.............................                 (92,283)        (359,058)
       Accounts payable.............................                (731,728)       3,349,046
       Accrued expenses.............................               2,315,233        1,746,056
       Accrued revenue sharing and regulatory fees..               2,246,244        7,671,487
       Accrued interest payable.....................                   -            6,000,000
       Deposits and advance payments................                (312,998)        (749,508)
                                                                --------------   --------------
          Net cash provided by operating activities.              26,537,879       31,295,966
                                                                -------------    -------------
Cash flows from investing activities:
  Purchase of property, plant and equipment.........             (10,957,156)     (85,214,947)
  Construction in progress accounts payable.........                       -        7,306,767
                                                                --------------   --------------
          Net cash used by investing activities.....             (10,957,156)     (77,908,180)
                                                                --------------   --------------
Cash flows from financing activities:
  Deferred financing cost...........................                              (10,508,784)
  Cash held for construction payments...............                             (151,595,160)
  Borrowings on 12% Senior Notes....................                              200,000,000
  Principal borrowings on long-term debt............                878,270
  Principal payments revolving line of credit.......               (198,297)       (4,719,149)
  Distributions to Mescalero Apache Tribe...........            (19,591,323)      (12,749,032)
  Contributions from Mescalero Apache Tribe.........              1,170,520        31,269,599
                                                                -------------    -------------
     Net cash (used) provided by financing activities           (17,740,830)       51,697,474
                                                                --------------   -------------
Net (decrease) increase in cash and cash equivalents             (2,160,107)        5,085,260
Cash and cash equivalents, beginning of period......             21,809,619         9,331,922
                                                                -------------    -------------
Cash and cash equivalents, end of period............           $ 19,649,512     $  14,417,182
                                                                =============    =============
Supplemental cash flow information:

  Cash paid for interest............................           $     22,439     $     192,340
                                                                =============    =============
Non-cash financing activities:
  Distributions to Mescalero Apache Tribe...........                            $  38,981,173
                                                                                 =============
  Contributions from Mescalero Apache Tribe.........           $  1,170,520
                                                                =============





              The accompanying notes are an integral part of these
                  condensed, consolidated financial statements.

                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2003 AND 2004

                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY AND OPERATIONS

The interim unaudited consolidated financial statements contained in this report have been prepared by the Inn of the Mountain Gods Resort and Casino ( "IMG Resort and Casino") and, in the opinion of management, reflect all material adjustments which are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. Such adjustments consisted only of normal recurring items. Certain information and footnote disclosures made in IMG Resort and Casino's consolidated financial statements for the year ended April 30, 2003, have been condensed or omitted for the interim statements. These statements should be read in conjunction with the financial statements and notes thereto included in IMG Resort and Casino's consolidated financial statements for the year ended April 30, 2003.


IMG Resort and Casino, an unincorporated enterprise of the Mescalero Apache Tribe ("the Tribe"), was established on April 2, 2003 for the purpose of managing all resort enterprises of the Tribe including activities of IMG Resort and Casino and its wholly owned subsidiaries: Casino Apache, Inn of the Mountain Gods, Casino Apache Travel Center, and Ski Apache (collectively the "Resorts"). Effective April 30, 2003, the Tribe contributed the Resorts to the IMG Resort and Casino. Prior to such contribution to IMG Resort and Casino, the Resorts operated as separate, wholly owned unincorporated enterprises of the Tribe. Due to common control of the Resorts and IMG Resort and Casino, the contribution was accounted for as a reorganization of entities under common control. The financial statements of IMG Resort and Casino and its subsidiaries for all periods are presented as if the contributions described above occurred at the beginning of the earliest period presented and include the accounts of IMG Resort and Casino and its subsidiaries on a historical cost basis. The Tribe is the sole owner of IMG Resort and Casino. IMG Resort and Casino is a separate legal entity from the Tribe and is managed by a separate management board.


Casino Apache (the "Casino") offers Class III gaming as defined by the Indian Gaming Regulatory Act ("IGRA"), on the tribal land in Mescalero, New Mexico. Casino Apache Travel Center (the "Travel Center"), which opened for business subsequent to April 30, 2003 (on May 21, 2003), also offers Class III gaming as defined by the IGRA, on tribal land in Mescalero. The Inn of the Mountain Gods (the "Inn") operated a 252-room resort hotel located on the Tribe's reservation in Mescalero. The resort hotel had been demolished in January, 2003 and the construction of a new resort hotel and casino (the "Resort Project") on the same site is in process and is scheduled for completion in the fourth quarter of fiscal year 2005. Ski Apache operates a ski resort within the Tribe's reservation in Mescalero and on land leased from the U.S. forest service.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of IMG Resort and Casino and its wholly owned subsidiaries. All significant intercompany accounts have been eliminated in consolidation. These consolidated financial statements present only the consolidated financial position, results of operations and cash flows of IMG Resort and Casino and its subsidiaries and are not intended to present fairly the financial position of the Tribe and the results of its operations and cash flows.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates included in the accompanying financial statements relate to the liability associated with the unredeemed Apache Spirit Club points, the estimated lives of depreciable assets, and pension costs. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash includes cash on hand for change drawers and in the vault for daily casino activities and cash on deposit with financial institutions in demand accounts, savings accounts and short-term certificates of deposit. For purposes of the statement of cash flows all cash accounts that are not subject to withdrawal restrictions or penalties and all highly liquid debt instruments purchased with an original maturity of three months or less are considered to be cash equivalents.

RESTRICTED CASH AND CASH EQUIVALENTS

Restricted cash and cash equivalents includes cash on deposit with financial institutions in demand accounts, savings accounts and short-term certificates of deposit that are subject to withdrawal restrictions.

ACCOUNTS RECEIVABLE

Accounts receivable consists primarily of casino, hotel and other non-gaming receivables. The Resort maintains an allowance for doubtful accounts which is based on management's estimate of the amount expected to be uncollectible considering historical experience and the information management obtains regarding the creditworthiness of the non-gaming customer. The collectibility of these receivables could be affected by future business or economic trends.

INVENTORIES

Inventories consist of food and beverage items, livestock and stables, fuel, retail merchandise in the golf and pro shop, ski shop, boutique and gift shops and other miscellaneous items, parts and supplies. All inventories are stated at the lower of cost or market. Casino and Ski Apache inventories are determined using the first-in, first-out method. The Inn's inventories are determined using the average cost method.

ADVANCES TO MESCALERO APACHE TRIBE

Advances to the Tribe represent amounts transferred to the Tribe for gaming revenue sharing and regulatory fees (see Notes 4 and 7).

DEFERRED FINANCING COSTS

Debt issuance costs incurred in connection with the issuance of the Resort Project financing are capitalized and amortized to interest expense using the straight-line method over the stated maturity of the debt, which approximates the effective interest method. Unamortized deferred financing costs totaled approximately $10.6 million as of January 31, 2004.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are presented at historical cost, less accumulated depreciation and amortization. Expenditures for additions, improvements and replacements, including interest incurred during construction of new facilities, are capitalized while maintenance and repairs, which do not improve or extend the service lives of the respective assets, are expensed as incurred. Interest incurred during the construction period is capitalized at the borrowing rate for the related loan and is amortized over the life of the related asset. Equipment sold, or otherwise disposed of, is removed from the accounts with gains or losses on disposal recorded in the statements of income.

Depreciation is provided over the estimated service lives of the respective assets, using the straight-line method based on the following useful lives:

      Non-gaming equipment, furniture and other                3 - 15 years
      Gaming Equipment                                          5 - 7 years
      Leasehold and land improvements, lake and golf
        course                                                 5 - 30 years
      Buildings, lifts and snowmaking equipment               10 - 50 years


FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses, bank financing facilities and capital lease obligations approximate fair value. The carrying amount of long-term debt also approximates fair value due to the contractual variable interest rate.

CONTRIBUTED CAPITAL

Contributed capital represents contributions from the Tribe and consists of (i) cash to fund certain construction and development of the Resort Project, (ii) forgiveness of debt from the Inn to the Tribe and (iii) allocated pension costs related to the Mescalero Apache Tribe Defined Benefit Plan.

REVENUES

In accordance with gaming industry practice, the Casino recognizes casino revenue as the net win from gaming activities, which is the difference between gaming wins and losses. Gaming revenues are net of accruals for anticipated payouts of progressive slot jackpots and table games. Such anticipated jackpot payments are reflected as current liabilities in the accompanying consolidated balance sheets.

Revenues from food and beverage, rooms, recreation and other are recognized at the time the related service or sale is completed. Revenues include the retail value of food and beverages and other items which are provided to customers on a reward basis.

PROMOTIONAL ALLOWANCES

The Casino periodically rewards rooms and other promotions, including players club's points and gift certificates, to their customers. The cost of these promotional allowances are recognized by the Casino as reduction from gross revenue. The total promotional allowances recognized by the Casino were approximately $233,500 and $472,700 for the quarters ended January 31, 2003 and 2004, respectively.

The Casino's players club allows customers to earn "points" based on the volume of their gaming activity. These points are redeemable for certain complimentary services or merchandise. Points are accrued based upon their historical redemption rate multiplied by the cash value or the cost of providing the applicable complimentary services. The players club points liability is included in accrued expenses and totaled approximately $131,000 at April 30, 2003 and $318,000 at January 31, 2004.

The Emerging Issues Task Force ("EITF") Issue No. 00-14, Accounting for Certain Sales Incentives requires that discounts which result in a reduction in or refund of the selling price of a product or service in a single exchange transaction be recorded as a reduction of revenues. The Resorts adopted EITF Issue No. 00-14 on April 30, 2001. The Casino's accounting policy related to free or discounted food and beverage and other services already complies with EITF Issue No. 00-14, and those free or discounted services are generally deducted from gross revenues as "promotional allowances."

In January 2001, the EITF reached a consensus on certain issues related to Issue No. 00-22, Accounting for Points and Certain Other Time-Based or Volume-Based Sales Incentive Offers. On October 1, 2001, the Resorts adopted EITF 00-22, which requires that cash or equivalent amounts provided or returned to customers as part of a transaction not be shown as an expense, but instead as an offset to the related revenue. The Resorts offer cash equivalent rewards in certain circumstances and have reflected approximately $187,000 and $394,000 for the quarters ended January 31, 2003 and 2004, respectively, and have included cash equivalent rewards in the promotional allowance as an offset to gaming revenues for these incentives.

The estimated cost of providing such complimentary allowances, as they relate to the casino department, was included in casino expenses as follows:


                                     For the Quarters Ended January 31,

                                            2003              2004
                                        ----------         ----------
     Rooms                              $  83,395          $    -
     Food and Beverage                       -               27,075
     Other                                  2,495            19,307
                                        ----------         ----------
        Total                           $  86,190          $ 46,382


COMPENSATED ABSENCES

Compensated absences are included in accrued expenses. The personnel policies allow the workforce to accrue annual leave as follows:

     o    One week of annual leave after one year of employment.
     o    Two weeks of annual leave after two years of employment.
     o    Three weeks of annual leave after three years of employment.
     o    Four weeks of annual leave after fifteen years of employment.

     Except for personnel at Ski Apache, annual leave may be accumulated by all personnel up to a maximum of 120 hours or 160 hours for fifteen-year employees. Any annual leave accrued above these limits is forfeited. Due to the seasonality of the Ski Apache's business, Ski Apache's policy requires all accrued annual leave to be taken by the end of the Tribe's fiscal year-end, or it is forfeited. Personnel may be compensated for accrued annual leave only upon termination.

     Sick leave is accrued at 2.1 hours per pay period after 90 days of employment and 3.1 hours after three years of employment. Personnel are not compensated for accrued sick leave on termination. Accordingly, the compensated absence accrual does not include a provision for sick leave.

     PRE-OPENING COSTS AND EXPENSES

     Pre-opening costs and expenses consist principally of direct incremental personnel costs, training costs and payroll costs related to the opening of the Travel Center in May 2003 and the current development of the new resort and casino. In accordance with the American Institute of Certified Public Accountants' Statement of Position 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES, pre-opening costs and expenses are expensed as incurred.

     ADVERTISING COSTS

     IMG Resort and Casino's advertising costs are expensed as incurred and are included as general and administrative expenses in the accompanying consolidated statements of income. Advertising costs for the quarters ended January 31, 2003 and 2004 were approximately $11,400 and $362,200, respectively.

     TRIBAL TAXES

     IMG Resort and Casino and the Resorts (except for Ski Apache) are subject to the following tribal gross receipts taxes: 10.75% of room revenue, 6.75% of food and beverage revenue, and 6.5% of other revenue. Ski Apache is not subject to the tribal gross receipts tax for so long as they remain subject to the gross receipts tax imposed by the State of New Mexico.

     IMG Resort and Casino and the Resorts have recorded approximately $0 and $284,500 for tax payable to the Tribe as of April 30, 2003 and January 31, 2004, respectively. The amounts are recorded as accrued expenses in the accompanying consolidated balance sheets.

     IMG Resort and Casino and the Resorts are subject to a tribal special assessment school tax effective November 1, 2003. The rate of the tax, for each month, is equal to the difference between $200,000 (the "Special Assessment") and all taxes imposed on or collected by and remitted by IMG Resort and Casino and the Resorts to the Tribe for that month. If the total taxes imposed on IMG Resort and Casino and the Resorts by the Tribe for any month is greater than the Special Assessment, then the special assessment tax for that month is zero. IMG Resort and Casino and the Resorts have recorded approximately $152,000 for the special assessment school tax payable to the Tribe as of January 31, 2004. The amounts are recorded as accrued expenses in the accompanying consolidated balance sheets.

     INCOME TAXES

     As an unincorporated enterprise of the Tribe, the IMG Resort and Casino and the Resorts are currently exempt from both federal and state income taxes.

     NEW ACCOUNTING PRONOUNCEMENTS

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements 4, 44 and 64, Amendment of FASB Statement 13, and Technical Corrections as of April 2002" ("SFAS 145"). The key provision of SFAS 145, which may affect IMG Resort and Casino and the Resorts, rescinds the existing rule that all gains or losses from the extinguishments of debt should be classified as extraordinary items. Instead, such gains and losses must be analyzed to determine if they meet the criteria for extraordinary item classification based on the event being both unusual and infrequent. Prior period gains and losses must be analyzed to determine if they meet the criteria to be classified as extraordinary items. If they fail the criteria, prior period gains and losses must be reclassified. IMG Resort and Casino and the Resorts adopted SFAS 145 on May 1, 2003 and they do not believe the adoption will have a material impact on the financial position, results of operations or cash flows.

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while the provisions of the disclosure requirements are effective for financial statements of interim or annual reports ending after December 15, 2002. At April 30, 2003, the IMG Resort and Casino had no indirect guarantees outstanding. The IMG Resort and Casino has adopted FIN 45, which has no material effect on the financial statements.


NOTE 2 - PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment is summarized as follows:


                                                         April 30,        January 31,
                                                            2003             2004
                                                        ------------      ------------
       Land                                             $    538,894      $    538,894
       Buildings, lifts and snowmaking equipment          25,702,414        39,039,750
       Non-gaming equipment, furniture and other          20,772,051        27,195,247
       Gaming equipment                                    7,250,967        10,336,622
       Leasehold and land improvements, lake and golf      5,541,108         5,598,113
       course
         Subtotal                                         59,805,434        82,708,627
       Less accumulated depreciation and amortization    (41,396,363)      (45,142,747)
             Property, plant and equipment, net           18,409,071        37,565,880
       Construction in progress                           29,847,569        92,113,824
       Total                                            $ 48,256,640      $ 129,679,70
                                                        =============    ==============


IMG Resort and Casino capitalized approximately $5.2 million of interest expense related to construction of the Resort Project during the quarter ended January 31, 2004. No such interest expense was capitalized during the quarter ended January 31, 2003.

NOTE 3 - LONG-TERM DEBT

On November 3, 2003, IMG Resort and Casino issued $200.0 million of its 12% Senior Notes (the "Notes"). IMG Resort and Casino is using the proceeds of these notes to pay, in part, construction cost of the Resort Project, to repay a $19.0 million revolving credit agreement with Citicorp North America, Inc. and to pay the costs of the offering. The Notes bear interest at 12% per year, payable on May 15 and November 15 of each year, beginning on May 15, 2004. The Notes will mature on November 15, 2010. The Notes may be redeemed at any time on or after November 15, 2007 at fixed redemption prices plus accrued and unpaid interest, if any. If a change in control occurs, holders of the notes will have the right to require the repurchase of their Notes at a price equal at 101% of the principal amount thereof, plus accrued and unpaid interest, if any. The Notes are guaranteed by the Resorts.

Until completion of the resort project, the Notes and guarantees are secured by a first priority security interest in certain collateral accounts and bank accounts of IMG Resort and the guarantors, which had an aggregate balance of approximately $152 million at January 31, 2004. The Notes will, after completion of the resort project, be the general unsecured obligations of IMG Resort and Casino and will rank equal in rights of payment to all of its existing future and senior unsecured obligations and senior in right of payment to any obligations that are by their terms subordinated to the Notes and are effectively subordinated to its secured obligations to the extent of the assets securing those obligations.

The indenture governing the Notes contains covenants that limit, among other things, IMG Resort and Casino and the guarantors' ability to pay dividends and make distributions to the Tribe; make investments; incur additional debt or types of debt; create liens; sell equity interests in subsidiaries; enter into transactions with affiliates; enter into sale and leaseback transactions; engage in other businesses; transfer or sell assets; and merge or consolidate with or into other entities

    Long-term debt is summarized as follows:

                                                      January 31,   January 31,
                                                           2003        2004

    Senior Notes, bearing interest at 12%,
      maturing in 2010                              $     -       $ 200,000,000

    Bureau of Indian Affairs, unsecured notes
    payable with payments of $27,100
    per month, including interest at 8.5%,
    maturing in 2011.                                 1,904,150       1,784,816

    Citicorp North America Inc., revolving
    credit agreement of $50 million,
    bearing interest at the 12 month LIBOR
   (2.42% as of April 30, 2003 and
    2.11%, 2.14%, and 2.12% as of January 31,
    2004) plus 1%, maturing on December 31, 2003.                          -

    Various notes payable with payments ranging
    from $3,603 to $219,031 per month, plus accrued
    interest ranging from 4.25% to 10%, maturing
    between 2003 and 2004.                              894,518         949,494
                                                      -----------   ------------
                                                      2,798,668     202,734,310

    Less current portion                               (721,578)     (1,001,412)
                                                      -----------   ------------
    Long-term portion                                $2,077,090    $201,732,898

NOTE 4 - GAMING REVENUE SHARING AND REGULATORY FEES

The Tribe regulates the Resorts gaming activities through the Mescalero Apache Tribe Gaming Regulatory Commission, an agency of the Tribe (the "Commission"). The Commission reports directly to the Tribal Council. A regulatory fee is paid to the Tribe as reimbursement for the cost of regulating the gaming activities. The Resorts also pay a federal regulatory fee. All tribal and federal regulatory fees have been paid when due.

On August 29, 1997, the Tribe and the State of New Mexico ("the State") entered into a Tribal-State Compact (the "Compact") to govern gaming on the Tribe's Reservation. The terms of the Compact subject the Casino to various regulatory fees and revenue sharing payable to the State of New Mexico. Among the provisions of the Compact are requirements for quarterly revenue sharing payments consisting of 16% of the net win from gaming machines and quarterly regulatory fees assessed on the number of gaming facilities, the number of gaming devices and the number of gaming tables and other devices.

The Tribe has challenged the legality of these fee arrangements, claiming them to be an illegal tax on Indian gaming under IGRA. The Tribe has invoked its right to seek dispute resolution of the issues involved through the arbitration process provided for in the Compact and no revenue sharing or regulatory fees have been remitted to the State. Pending resolution of this dispute, Resorts accrues for revenue sharing and regulatory fees at the rates provided for in the Compact. As of April 30, 2003 and January 31, 2004, the Resorts' have accrued approximately $39,821,000 and $47,492,000, respectively for the full amount of this obligation. To the extent the Tribe's claims are determined to be valid, the excess of amounts accrued over any required settlement payments would result in a gain to the Resorts and be included in income from operations in the period in which a favorable settlement was reached.

Prior to September 2001, the Resorts retained the funds and restricted its use for paying revenue sharing and regulatory fees. In September 2001, the Casino transferred the accumulated funds to the Tribe and continued to transfer funds on a quarterly basis prior to September 2003. Upon the closing of the sale of the Notes, IMG Resort and Casino deposited $35.7 million, consisting of $35.0 million of revenue sharing payments, the amount which had been accrued as of August 31, 2003, and $0.7 million of regulatory fees, into a reserve account, which may be used to fund a resolution of the Tribe's disagreement over the 1997 Compact. This account also secures the obligations of the Notes until the Resort Project is completed and is also available to fund any const overruns on the construction of the Resort Project. For all periods after August 31, 2003, IMG Resort and Casino deposits on a quarterly into a restricted cash account an amount equal to the full amount of required revenue payments provided by the 1997 Compact. Total revenue sharing and regulatory fees, included in gaming operating expenses in the consolidated statements of income, are summarized below for the quarters ended January 31:
                                                  2003            2004
                                               ------------    ------------

       Gaming revenue sharing fees              $1,427,174      $1,753,057
       State regulatory fees                       333,397         504,137
       Commission regulatory fees                  172,148         136,118
       State responsible gaming fees                26,479          32,411
       Federal regulatory fees                           0           6,624
                                               ------------    ------------

       Total revenue sharing and
       regulatory fees                          $1,959,197      $2,432,347
                                               ============    ============


Accrued revenue sharing and regulatory fees consists of the following:

                                                April 30,        January
                                                  2003          31, 2004
                                               ------------    ------------

       Gaming revenue sharing fees             $31,987,328     $ 38,058,904
       State regulatory fees                     7,319,172       8,806,803
       State responsible gaming fees               514,582         626,862
                                               ------------    ------------

       Total revenue sharing and               $39,821,082     $47,492,569
       regulatory fees                         ============    ============

See Note 9 for a discussion of the settlement agreement entered into between the Tribe and the State of New Mexico on April 20, 2004 regarding the 1997 Compact.

NOTE 5 - RISK MANAGEMENT

IMG Resort and Casino manages the exposure to the risk of most losses through various commercial insurance policies. There have been no reductions in insurance coverage. Settlement amounts have not exceeded insurance coverage for the quarters ended January 31, 2003 and 2004, respectively.

The Tribe is self-insured for employee health and accident insurance. IMG Resort and Casino's and the Resorts' employees are covered by this plan and remit amounts to the Tribe for their share of the self-insurance costs. The total amount reimbursed to the Tribe by the Resorts was approximately $278,000 and $311,000 for the quarters ended January 31, 2003 and 2004, respectively.

The Tribe maintains worker's compensation insurance coverage under a retrospective rated policy whereby premiums are accrued based on the loss experience of the Tribe and its various enterprises. IMG Resort and Casino's and the Resorts' employees are covered under this plan. Under this policy, premiums may be adjusted at the end of the coverage period based on loss experience for the coverage period. Management of the Tribe, IMG Resort and Casino and the Resorts have not provided an estimate for losses that may result in premium adjustments at the end of the coverage period.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

IMG Resort and Casino and the Resorts are involved in various legal actions incident to its operations that, in the opinion of management, will not materially affect IMG Resort and Casino's financial position or the results of its operations.

OCCUPANCY FEE

A special use permit was obtained from the United States Department of Agriculture Forest Service for Ski Apache's use of 80 acres of land in Lincoln National Forest. The permit is dated April 23, 1985, and has a term of 30 years with a quarterly occupancy fee based on revenue and gross fixed assets.

CONSTRUCTION AGREEMENT

On September 6, 2003, IMG Resort and Casino entered into a Second Amended Design/Build Construction Contract with Centex/Worthgroup, LLC, which provides for Centex to construct the Resort Project for a fixed price of $135,169,000. As of January 31, 2004, we had incurred approximately $84,800,000 of the total contract.

NOTE 7 - RELATED-PARTY TRANSACTIONS

The Tribe operates other entities and enterprises in various industries, including telecommunication, timber and forest products, gas and convenience store; in addition, the Tribe has a housing authority, school and nursing facility. Financial results of the Tribe and its other enterprises and entities are not included in these consolidated financial statements.

IMG Resort and Casino uses Mescalero Apache Telecommunications for all its telecommunications related services. IMG Resort and Casino paid Mescalero Apache Telecommunications $37,232, and $50,919 for the quarters ended and $105,062, and $240,632 for the nine months ended January 31, 2003, and 2004, respectively for such services.

The Tribe created IMG Resort and Casino to manage the Resorts as enterprises of the tribal government. As such, intertribal advances are treated as non-interest bearing loans with repayment to be made when, and if the recipient's financial condition so permits. If amounts advanced to the Resorts are not repaid, the effect would be to increase the Resort's equity by the amounts advanced.

In connection with the closing of the Notes, the Tribe (i) assumed approximately $10.0 million of the financing costs of the Notes offering, and (ii) contributed $19.0 million in cash to IMG Resort and Casino. These amounts, net of advances to the Tribe of $37.1 million are reflected on the financial statements of IMG Resort and Casino as an equity contribution from the Tribe.

NOTE 8 - OPERATING SEGMENTS

IMG Resort and Casino has five operating segments. Gaming, Hotel, Ski Apache, Resort Management and Travel Center. The Gaming segment information includes the activities of the Casino. The Hotel segment information includes the activities of the Inn, hunting, golf, fishing and horseback riding. The Ski Apache segment includes the activities of Ski Apache. Resort Management includes the activities of IMG Resort and Casino and the pre-opening activities of the Casino and the Inn. The Travel Center includes all activities of the Travel Center. These operating segments represent distinct business activities, which are managed separately.


                             For the Nine Months Ended January 31, 2004

                           Casino       Hotel,      Ski          Resort/     Travel    Eliminations  Total
                            Apache      Golf        Apache       Holding     Center
                                        and       Operations      Co.
                                        Other                  Operations
-------------------------- ---------- ---------- -----------   ----------  ----------  -----------   ------------
Revenue, net               25,793,301  2,054,180   3,856,214               27,095,592                58,799,287
Income (Loss) From
Operations                  8,208,790   (718,052)   (429,212) (8,006,544)  12,040,966         -      11,095,948
Segment Assets             18,054,833 10,746,540  11,503,089 268,048,581   29,874,825 (29,281,099)  308,946,769


                             For the Nine Months Ended January 31, 2003

                           Casino       Hotel,      Ski          Resort/     Travel    Eliminations   Total
                            Apache      Golf        Apache       Holding     Center
                                        and       Operations      Co.
                                        Other                  Operations
-------------------------- ---------- ---------- -----------   ----------  ----------  -----------   ------------
Revenue, net               37,111,064  7,702,542   6,189,735          -           -            -       51,003,341
Income (Loss)From
Operations                 16,832,025   473,533    1,628,377    (1,111,334)       -       (750,000)    17,072,601
Segment Assets             73,490,376 17,918,168  14,818,660         -            -    (12,443,420)    93,783,784


NOTE 9 -- SUBSEQUENT EVENTS

     On April 20, 2004, the Tribe and the State of New Mexico entered into a settlement agreement which resolved all of their disputes regarding the 1997 Compact.


     The settlement agreement with the State of New Mexico provides that the $25.0 million payment settles all revenue sharing and regulatory fees payable under the 1997 Compact as well as all revenue sharing fees payable under the 2001 Compact through March 2005. The 2001 Compact provides for a revenue sharing amount equal to 8% of "net win" from gaming machines, payable no later than 25 days after the last day of each calendar quarter and an annual regulatory fee of $100,000, payable on the first day of each calendar quarter. Pursuant to the terms of the settlement agreement, we will begin incurring revenue sharing payments to the State of New Mexico at the rate of 8% of "net win" pursuant to the 2001 Compact in March 2005, with our first revenue sharing payment under the 2001 Compact due in July 2005. In addition, pursuant to the terms of the settlement agreement, we will begin incurring regulatory fees, at the rate of $100,000 per year, from the date the approval of the 2001 Compact is published in the Federal Register with our first payment for regulatory fees under the 2001 Compact due on the first day of the first full calendar quarter thereafter.

     The settlement with the State of New Mexico will be reflected in operating costs and expenses as a settlement of revenue sharing and regulatory fees in the consolidated statements of income and regulatory fees paid in advance through 2005 will be recorded as a prepaid expense in the consolidated balance sheets.


NOTE 10 -- CONSOLIDATING INFORMATION

In connection with IMG Resort and Casino's issuance in November 2003 of $200,000,000 of 12% senior notes, IMG Resort and Casino and the Resorts (the "wholly owned Guarantors") have, jointly and severally, fully and unconditionally guaranteed the 12% senior notes. These guarantees are secured only until the completion of the Resort Project and thereafter unsecured and subordinated in right of payment to all existing and future indebtedness outstanding and any other indebtedness permitted to be incurred by IMG Resort and Casino under the terms of the indenture agreement for the 12% senior subordinated notes.

Pursuant to Rule 3-10 of Regulation S-X, the following consolidating information is for IMG Resort and Casino and the wholly owned Guarantors of the 12% senior notes. This consolidated financial information has been prepared from the books and records maintained by IMG Resort and Casino and the wholly owned Guarantors. The consolidated financial information may not necessarily be indicative of results of operations or financial position had the wholly owned Guarantors operated as independent entities. The separate financial statements of the wholly owned Guarantors are not presented because management has determined they would not be material to investors.

The Resorts are wholly owned subsidiaries of IMG Resort and Casino. IMG Resort and Casino was established on April 2, 2003 for the purpose of managing the Resorts. The following consolidating information is presented as of and for the nine months ended January 31, 2004 as the IMG Resort and Casino did not exist prior to April 2, 2003 (see Note 1).


                          CONSOLIDATING BALANCE SHEETS

                             AS OF JANUARY 31, 2004

                                         IMG Resort       Guarantor
                                         and Casino      Subsidiaries    Eliminations    Consolidated
                                         ------------    -------------   -------------   -------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents             $    447,712     $13,975,470    $        -        $ 14,417,182
  Restricted cash and cash
   equivalents                           151,595,160         504,830             -         152,099,990
  Accounts receivable                         96,571         322,660             -             419,231
  Inventories                                  4,161       1,053,662             -           1,057,823
  Prepaid expenses                            19,890         628,166             -             648,056
  Deferred financing costs                 1,515,541               -             -           1,515,541
                                         ------------    -------------   -------------   -------------
     Total current assets                153,673,035      16,484,788             -         170,157,823

NON CURRENT ASSETS:
  Advances to affiliates                  13,479,606       9,669,604     (23,149,210)               -
  Liquor license                                   -          16,000             -              16,000
  Deferred financing costs                 9,093,243                             -           9,093,243
     Property, plant and equipment, net   91,802,697      37,877,006             -         129,679,703

INVESTMENT IN SUBSIDIARIES               (7,103,600)               -       7,103,600                 -
                                         ------------    -------------   -------------   -------------

     Total assets                       $260,944,981    $ 64,047,398    $(16,045,610)    $ 308,946,769
                                         ============    =============   =============   =============

LIABILITIES AND EQUITY

                              CURRENT LIABILITIES:

  Accounts payable and other short
   term liabilities                     $         -     $  4,759,516    $          -     $  4,759,516
  Construction in progress accounts
   payable                                14,462,689               -               -       14,462,689
  Accrued expenses                           424,504       3,071,790               -        3,496,294
  Accrued revenue sharing and
   regulatory fees                                 -      47,492,569               -       47,492,569
  Accrued interest                         6,000,000               -               -        6,000,000
  Current portion of long-term debt          386,793         614,619               -        1,001,412
                                         ------------    -------------   -------------   -------------
     Total current liabilities            21,273,986      55,938,494               -       77,212,480

NON CURRENT LIABILITIES:
Advances from affiliates                   9,669,604      13,479,606     (23,149,210)               -
Long-term debt, net of current
 portion                                 200,000,000       1,732,898               -      201,732,898
                                         ------------    -------------   -------------   -------------
     Total long-term debt                209,669,604      15,212,504     (23,149,210)     201,732,898
                                                                                                    -
     Total liabilities                   230,943,590      71,150,998     (23,149,210)     278,945,378
                                         ============    =============   =============   =============
EQUITY:
  Contributed capital                     56,113,676      47,185,858    (47,,185,858)      56,113,676
  Current Year Net Income (Loss)          10,231,503      19,239,263     (19,239,263)      10,231,503
  Retained deficit                       (36,433,788)    (73,528,721)     73,528,721      (36,433,788)
                                         ------------    -------------   -------------   -------------
      Total equity                        30,001,391      (7,103,600)      7,103,600       30,001,391
                                         ============    =============   =============   =============

     Total liabilities and equity       $260,944,981     $64,047,398   $ (16,045,610)    $308,946,769




                       CONSOLIDATING STATEMENTS OF INCOME

                       NINE MONTHS ENDED JANUARY 31, 2004

                                             IMG Resort       Guarantor
                                             and Casino     Subsidiaries   Eliminations   Consolidated
Revenues:
  Gaming                                     $          -    $ 45,363,920    $         -   $ 45,363,920
  Food and beverage                                     -       4,055,599              -      4,055,599
  Rooms                                                 -              -               -              -
                                                        -              -               -              -
  Recreation and other                                  -     10,280,647               -     10,280,647
                                               -----------    -----------    ------------   ------------
     Gross revenues                                     -     59,700,166               -     59,700,166
     Less - promotional allowances                      -        900,879               -        900,879
                                               -----------    -----------    ------------   ------------
       Net revenue                                      -     58,799,287               -     58,799,287
Operating costs and expenses:                           -     20,070,696               -     20,070,696
  Food and beverage                               214,382      4,776,554               -      4,776,554
  Rooms                                                 -        128,130               -        128,130
  Recreation and other                                         7,112,328                      7,112,328
  General and administrative                    5,752,766        512,338                      6,265,104
  Pension cost                                    507,313        801,988               -      1,309,301
  Gaming regulatory cost allocated from
    the Tribe                                           -        529,782               -        529,782
  Self insurance cost allocated                   315,045        490,904               -        805,949
  Mescalero Apache Telecommunications             240,632              -               -        240,632
  Pre-opening costs and expenses                1,052,041      1,406,556               -      2,458,597
  Depreciation and amortization                         -      3,791,884               -      3,791,884
                                               -----------    -----------    ------------   ------------
     Total operating expenses                   8,082,179     39,621,160               -     47,703,339
                                               -----------    -----------    ------------   ------------
Income (loss) from operations                  (8,082,179)    19,178,127               -     11,095,948
Other income:
  Interest income                                 324,341          4,471               -        328,812
  Interest expense, net of amounts             (1,297,188)             -               -     (1,297,188)
   capitalized
  Income from subsidiaries                     19,239,263              -     (19,239,263)            -
  Other income                                    137,266         56,665               -        193,931
                                               -----------    -----------    ------------   ------------
     Total other income                        18,403,682         61,136     (19,239,263)      (774,445)
                                               -----------    -----------    ------------   ------------

     Net income                               $10,321,503    $19,239,263    $         -     $10,321,503
                                               ===========    ===========    ============   ============



                     CONSOLIDATING STATEMENTS OF CASH FLOWS

                         NINE MONTHS ENDED JANUARY 2004


                                                IMG Resort       Guarantor
                                                and Casino      Subsidiaries   Eliminations    Consolidated
                                              ---------------   ------------   -------------   ------------
Cash flows from operating activities:
  Net income                                    $ 10,321,503    $19,239,263    $(19,239,263)    $10,321,503
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                        -       3,791,884              -        3,791,884
  Changes in assets and liabilities:
     Restricted cash and cash equivalents                 -         (29,581)             -          (29,581)
     Accounts receivable, net of allowance           (20,936)      (222,633)             -         (243,569)
     Inventories                                      (4,161)      (198,133)             -         (202,294)
     Prepaid expenses                                (19,890)      (339,168)             -         (359,058)
     Accounts payable                                     -       3,349,046              -        3,349,046
     Accrued expenses                                      -      1,746,056              -        1,746,056
     Accrued revenue sharing and
      regulatory fees                                424,504      7,246,983              -        7,671,487
     Accrued interest payable                      6,000,000              -              -        6,000,000
     Deposits and advance payments                         -       (749,508)             -         (749,508)
                                               ---------------   ------------   -------------   ------------
       Net cash provided by operating
        activities                                16,701,020     33,834,209     (19,239,263)     31,295,966
                                               ---------------   ------------   -------------   ------------
Cash flows from investing activities:
    Investment in subsidiaries                   (19,239,263)             -      19,239,263               -
    Purchase of property, plant and equipment    (91,802,697)     6,587,750              -      (85,214,947)
     Construction in progress accounts
       payable                                     7,306,767              -              -        7,306,767
      Net cash used by investing activities      103,735,193      6,587,750      19,239,263      77,908,180
                                               ---------------   ------------   -------------   ------------
Cash flows from financing activities:
  Deferred financing costs                       (10,508,784)             -              -      (10,508,784)
  Construction in progress accounts payable     (151,595,160)             -              -     (151,595,160)
  Borrowings on 12% Senior Notes                 200,000,000              -              -      200,000,000
  Principal payments revolving line of credit              -     (4,719,149)             -       (4,719,149)
  Distributions to Mescalero Apache Tribe                       (12,749,032)             -      (12,749,032)
  Contributions from Mescalero Apache Tribe       49,568,542    (18,298,943)             -       31,269,599
                                               ---------------   ------------   -------------   ------------
      Net cash provided (used) by
       financing activities                       87,464,598    (35,767,124)             -       51,697,474
                                               ---------------   ------------   -------------   ------------
Net decrease in cash and cash equivalents            430,425      4,654,835              -        5,085,260

Cash and cash equivalents, beginning of
 quarter                                              11,287      9,320,635              -        9,331,922
                                               ---------------   ------------   -------------   ------------
Cash and cash equivalents, end of quarter        $   441,712    $13,975,470      $       -      $14,417,182
                                               ===============   ============   =============   ============
Supplemental cash flow information:
     Cash paid for interest                      $   192,340    $        -       $       -      $   192,340
                                               ===============   ============   =============   ============
Non-cash financing activities:
     Contributions from Mescalero Apache
      Tribe                                      $   104,565    $   354,430      $       -      $   458,995
                                               ===============   ============   =============   ============

PROSPECTUS


IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN SELLING EXCHANGE NOTES RECEIVED IN EXCHANGE FOR ORIGINAL NOTES HELD FOR THEIR OWN ACCOUNTS (SEE "PLAN OF DISTRIBUTION"), UNTIL , 2004 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. $200,000,000

                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

                                OFFER TO EXCHANGE
                           12% SENIOR NOTES DUE 2010,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
                           FOR ANY AND ALL OUTSTANDING
                            12% SENIOR NOTES DUE 2010

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Management Board Charter of the IMG Resort and Casino, the Management Board will arrange for the indemnification of current and former members of the Management Board and may elect to arrange for the indemnification of certain current and former officers, employees and agents of IMG Resort and Casino, which we refer to as the Indemnitees, against reasonable expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding in which the Indemnitee is made a party by reason of being, or having been an officer, employee, agent or member of the Management Board except in relation to matters as to which the Indemnitee is adjudged in the action, suit or proceeding to be liable for gross negligence or misconduct in the performance of duty, or except in relation to matters in which the Indemnitee was acting beyond the scope of his or her employment or duties or responsibilities. The Management Board will also arrange to reimburse any Indemnitee for the reasonable costs of settlements of any action, suit or proceeding if it is found by a majority of the Management Board members other than the member or members of the Management Board involved in the action, suit or proceeding (whether or not a quorum exists), that it is in the best interest of IMG Resort and Casino and the Tribe that a settlement be made and that the Indemnitee was not guilty of gross negligence or misconduct, or acting beyond the scope of his or her employment or duties and responsibilities. The rights of indemnification and reimbursement will not be deemed exclusive of any other rights which the Indemnitee may be entitled to receive.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS

     EXHIBIT NO. DESCRIPTION

     1.1* Purchase Agreement dated as of October 21, 2003, among Inn of the
          Mountain Gods Resort and Casino, Casino Apache Travel Center, Inn of the Mountain Gods, Casino Apache, Ski Apache, the Mescalero Apache Tribe and Citigroup Global Markets Inc., as the Initial Purchaser.

     3.1* Mescalero Apache Tribe Resolutions 03-05, 03-28 and 03-29 establishing and governing the Inn of the Mountain Gods Resort and Casino adopted and approved April 2, 2003, July 15, 2003 and July 15, 2003, respectively.

     3.2* Charter of the Management Board of IMG Resort and Casino.

     4.1* Indenture, dated as of November 3, 2003, among the Mescalero Apache
          Tribe, Inn of the Mountain Gods Resort and Casino, Casino Apache, Inn of the Mountain Gods, Casino Apache Travel Center, Ski Apache and U.S. Bank National Association, as Trustee, relating to the 12% Senior Notes due 2010 of the Inn of the Mountain Gods Resort and Casino.


     4.2* Form of 12% Senior Note Due 2010 of the Inn of the Mountain Gods
          Resort and Casino.


     4.3* Registration Rights Agreement, dated as of November 3, 2003, among the
          Mescalero Apache Tribe, Inn of the Mountain Gods Resort and Casino, Casino Apache, Inn of the Mountain Gods, Casino Apache Travel Center, Ski Apache and Citigroup Global Markets Inc, as the Initial Purchaser.

     5.1** Opinion of Akin Gump Strauss Hauer & Feld LLP regarding legality.


     10.1* Compact between the Mescalero Apache Tribe and the State of New
          Mexico, effective August 29, 1997.

     10.2* Revenue Sharing Agreement between the Mescalero Apache Tribe and the
          State of New Mexico, effective August 29, 1997.

     10.3* Second Amended Design/Build Construction Contract, by and among Inn of the Mountain Gods Resort and Casino, Centex/WorthGroup, LLC, as Design/Builder, and

          Rider Hunt Levett & Bailey, as Construction Manager, dated as of September 6, 2003, and Change Order No. 9 thereto, dated October 24, 2003.

     10.4* Cash Collateral and Disbursement Agreement, dated as of November 3,
          2003, among Inn of the Mountain Gods Resort and Casino, Casino Apache, Inn of the Mountain Gods, Casino Apache Travel Center, Ski Apache, U.S. Bank National Association, as Disbursement Agent, Professional Associates Construction Services, Inc., as Independent Construction Consultant and U.S. Bank National Association, as Trustee.

     10.5* Ski Apache Special Use Permit received from the United States
          Department of Agriculture, Forest Service dated April 23, 1985.

     10.6* Employment Agreement dated December 5, 2002, between the Mescalero
          Apache Tribe and Michael French.

     10.7* Employment Agreement dated September 22, 2003, between the Mescalero
          Apache Tribe and Richard Williams.

     12.1* Statement regarding Computation of Ratios.

     21.1* Subsidiaries of the Registrant.

     23.1 Consents of Experts and Counsel.

     25.1**Statement of Eligibility of Trustee.


     * Incorporated by reference to IMG Resort and Casino's Registration Statement on Form S-4 filed with the SEC on February 27, 2004 (SEC File No. 333-113140).


     **Incorporated by reference to IMG Resort and Casino's Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on April 22, 2004 (SEC File No. 333-113140)


(B)  FINANCIAL STATEMENT SCHEDULES

Valuation and Qualifying Accounts

           COLUMN A             COLUMN B         COLUMN C            COLUMN D        COLUMN E
           --------             --------         --------            --------        --------
                                                Additions
Description                     Balance    (1)        (2)          Deductions -     Balance at
                                at         Charged    Charged        describe         end of
                                Beginning  to Costs   to other                        period
                                of Period  and        accounts
                                           expenses   - describe

Allowance for Doubtful          $3,448     $16,548                      ($16,548)    $3,448
 Accounts

Fiscal Year Ended April 30,
 2003

Allowance for Doubtful          $    0     $49,759                      ($46,311)    $3,448
 Accounts

Fiscal Year Ended April 30,
 2002

Allowance for Doubtful          $    0                                                  $0
 Accounts Fiscal Year Ended
 April 30, 2001


ITEM 22.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (c) The registrant undertakes that every prospectus: (a) that is filed pursuant to the paragraph immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the Reservation of the Mescalero Apache Tribe, State of New Mexico, on May 18, 2004.


                             INN OF THE MOUNTAIN GODS RESORT AND CASINO



                              /s/ Michael French
                              -------------------------------------------
                              By  Michael French
                                 Its: Chief Operating Officer and
                                      Management Board Member

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                TITLE                        DATE



     /s/ Mark Chino                 Management Board Member (Chairperson)    May 18, 2004
     ----------------------
         Mark Chino


     /s/ Ferris Palmer              Management Board Member                  May 18, 2004
     ----------------------
         Ferris Palmer


     /s/ Glenda Brusuelas           Management Board Member                  May 18, 2004
     ----------------------
         Glenda Brusuelas


     /s/ Manuel Lujan, Jr.          Management Board Member                  May 18, 2004
     ----------------------
         Manuel Lujan, Jr.


     /s/ R. Miles Ledgerwood        Management Board Member                  May 18, 2004
     ----------------------
      R. Miles Ledgerwood


                                    Chief Operating Officer and Management   May 18, 2004
     /s/ Michael French                      Board Member
     -----------------------            (Chief Executive Officer)
         Michael French


     /s/ Richard Williams           Chief Financial Officer                  May 18, 2004
     -----------------------
         Richard Williams


     /s/ Wayne Marks                Director of Finance                      May 18, 2004
     -----------------------        (Chief Accounting Officer)
         Wayne Marks



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the Reservation of the Mescalero Apache Tribe, State of New Mexico, on May 18, 2004.

                                             CASINO APACHE



                                             By  /s/  Michael French
                                                 -------------------------------
                                                      Michael French
                                                 Its: Chief Operating Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE                           DATE


     /s/ Michael French              Chief Operating Officer                 May 18, 2004
     ----------------------         and Management Board Member
         Michael French             (Chief Executive Officer)


     /s/ Richard Williams           Chief Financial Officer                  May 18, 2004
     -----------------------
         Richard Williams


     /s/ Wayne Marks                Director of Finance                      May 18, 2004
     -----------------------        (Chief Accounting Officer)
         Wayne Marks




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the Reservation of the Mescalero Apache Tribe, State of New Mexico, on May 18, 2004.

                                             CASINO APACHE



                                             By  /s/  Michael French
                                                 -------------------------------
                                                      Michael French
                                                 Its: Chief Operating Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE                           DATE


     /s/ Michael French              Chief Operating Officer                 May 18, 2004
     ----------------------         and Management Board Member
         Michael French             (Chief Executive Officer)


     /s/ Richard Williams           Chief Financial Officer                  May 18, 2004
     -----------------------
         Richard Williams


     /s/ Wayne Marks                Director of Finance                      May 18, 2004
     -----------------------        (Chief Accounting Officer)
         Wayne Marks




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the Reservation of the Mescalero Apache Tribe, State of New Mexico, on May 18, 2004.

                                             CASINO APACHE



                                             By  /s/  Michael French
                                                 -------------------------------
                                                      Michael French
                                                 Its: Chief Operating Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE                           DATE


     /s/ Michael French              Chief Operating Officer                 May 18, 2004
     ----------------------         and Management Board Member
         Michael French             (Chief Executive Officer)


     /s/ Richard Williams           Chief Financial Officer                  May 18, 2004
     -----------------------
         Richard Williams


     /s/ Wayne Marks                Director of Finance                      May 18, 2004
     -----------------------        (Chief Accounting Officer)
         Wayne Marks




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the Reservation of the Mescalero Apache Tribe, State of New Mexico, on May 18, 2004.

                                             CASINO APACHE



                                             By  /s/  Michael French
                                                 -------------------------------
                                                      Michael French
                                                 Its: Chief Operating Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE                           DATE


     /s/ Michael French              Chief Operating Officer                 May 18, 2004
     ----------------------         and Management Board Member
         Michael French             (Chief Executive Officer)


     /s/ Richard Williams           Chief Financial Officer                  May 18, 2004
     -----------------------
         Richard Williams


     /s/ Wayne Marks                Director of Finance                      May 18, 2004
     -----------------------        (Chief Accounting Officer)
         Wayne Marks


